As filed with the Securities and Exchange Commission on August 30, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Renasant Corporation

(Exact name of registrant as specified in its charter)

Mississippi (State or other jurisdiction of incorporation or organization	6022 (Primary Standard Industrial Classification Code Number)	64-0676974 (IRS Employer Identification Number)

209 Troy Street

Tupelo, Mississippi 38804-4827

(662) 680-1001

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

C. Mitchell Waycaster

Chief Executive Officer

Renasant Corporation

209 Troy Street

Tupelo, Mississippi 38804-4827

(662) 680-1001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Frank M. Conner III Michael P. Reed Charlotte May Covington & Burling LLP The New York Times Building 620 Eighth Avenue New York, New York 10018 (212) 841 1000	M. Ray Cole, Jr., President and Chief Executive Officer The First Bancshares, Inc. 6480 U.S. Hwy. 98 West, Suite A Hattiesburg, Mississippi 39402 (601) 268-8998	Mark C. Kanaly William W. Hooper Alston & Bird LLP One Atlantic Center 1201 West Peachtree Street NE Atlanta, Georgia 30305 (404) 881-7000

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and upon completion of the merger described in the enclosed document.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such dates as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This joint proxy statement/prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY—SUBJECT TO COMPLETION—DATED AUGUST 30, 2024

PROPOSED MERGER—YOUR VOTE IS VERY IMPORTANT

Dear Shareholders of Renasant Corporation and The First Bancshares, Inc.:

On July 29, 2024, Renasant Corporation, which we refer to as Renasant, a Mississippi corporation and the parent holding company of Renasant Bank, a Mississippi state-chartered bank and wholly-owned subsidiary of Renasant, and The First Bancshares, Inc., which we refer to as FBMS, a Mississippi corporation and the parent holding company of The First Bank, a Mississippi state-chartered bank and wholly-owned subsidiary of FBMS, entered into an Agreement and Plan of Merger, which we refer to as the merger agreement. Under the terms and subject to the conditions of the merger agreement, among other things, (1) FBMS will merge with and into Renasant, with Renasant continuing as the surviving corporation, which we refer to as the merger, and (2) immediately following the merger, The First Bank will merge with and into Renasant Bank, with Renasant Bank continuing as the surviving bank, which we refer to as the bank merger and, together with the merger, as the mergers.

If the merger is completed, each share of common stock, par value $1.00 per share, of FBMS, which we refer to as FBMS common stock, excluding certain specified shares owned by Renasant or FBMS, that is issued and outstanding immediately prior to the completion of the merger, will be converted into the right to receive 1.00 share, or the exchange ratio, of common stock par value $5.00 per share, of Renasant, which we refer to as Renasant common stock, with cash paid in lieu of fractional shares. We refer to the 1.00 share of Renasant common stock into which each share of FBMS common stock will convert in the merger as the merger consideration.

Although the exchange ratio is fixed, the market value of the merger consideration will fluctuate with the price of Renasant common stock. Shares of Renasant common stock are listed on the New York Stock Exchange, which we refer to as the NYSE, under the ticker symbol “RNST,” and shares of FBMS common stock are listed on the NYSE under the ticker symbol “FBMS.” The following table sets forth the closing sale prices per share of Renasant common stock and FBMS common stock on July 29, 2024, the last trading day before the public announcement of the signing of the merger agreement, and on [ ], 2024, the latest practicable trading day before the printing date of this joint proxy statement/prospectus. The table also shows the implied value of the merger consideration payable for each share of FBMS common stock on July 29, 2024 and on [ ], 2024, the latest practicable trading day before the printing date of this joint proxy statement/prospectus, determined by multiplying the closing price of Renasant common stock on such dates by the exchange ratio of 1.00. We urge you to obtain current market quotations for Renasant common stock and FBMS common stock.

	Renasant Common Stock	FBMS Common Stock	Implied Value of Merger Consideration

July 29, 2024	$35.95	$30.63	$35.95
[ ], 2024	$ [ ]	$ [ ]	$ [ ]

Based on the number of shares of FBMS common stock outstanding (which includes the shares of FBMS common stock underlying FBMS restricted stock awards) as of [ ], 2024, Renasant currently expects to issue approximately [ ] shares of Renasant common stock in connection with the merger. However, an increase or decrease in the number of outstanding shares of FBMS common stock prior to completion of the merger, including as a result of the exercise of options to acquire FBMS common stock (of which there are [ ] outstanding as of [ ], 2024), could cause the actual number of shares issued in connection with the merger to change.

Renasant and FBMS will each hold a special meeting of their respective shareholders in connection with the proposed merger. In addition to other conditions to the completion of the merger, Renasant and FBMS cannot complete the proposed mergers unless (1) Renasant shareholders vote to approve the merger agreement and the transactions contemplated thereby, including the merger and the issuance of shares of Renasant common stock in connection with the merger, and (2) FBMS shareholders vote to approve the merger agreement and the transactions contemplated thereby, including the merger. Our respective boards of directors are providing this document to solicit your proxy to vote in connection with the merger agreement and related matters. In addition, this document is also being delivered to FBMS shareholders as Renasant’s prospectus for its offering of Renasant common stock in connection with the merger.

The Renasant special meeting will be held on [ ], 2024 at [ ], Central Time, at [ ].

The FBMS special meeting will be held on [ ], 2024 at [ ], Central Time, at [ ].

Your vote is very important. To ensure your representation at the special meeting of Renasant or FBMS, as applicable, please complete, sign, date and return the enclosed proxy card (or submit your proxy by telephone or through the internet). Whether or not you expect to attend the special meeting of Renasant or FBMS, as applicable, please vote promptly. Submitting a proxy now will not prevent you from being able to vote in person at the applicable special meeting.

Each of the Renasant and the FBMS boards of directors has unanimously adopted the merger agreement and approved the transactions contemplated thereby and unanimously recommends to its shareholders to vote “FOR” approval of its respective proposals.

The enclosed joint proxy statement/prospectus provides a detailed description of the mergers, the merger agreement and related matters. We urge you to read the joint proxy statement/prospectus, including any documents incorporated in the joint proxy statement/prospectus by reference, and its annexes carefully and in their entirety, including “Risk Factors,” beginning on page 35, for a discussion of the risks relating to the mergers. You also can obtain information about Renasant and FBMS from documents that they have filed with the Securities and Exchange Commission.

Sincerely,

[ ] C. Mitchell Waycaster Chief Executive Officer Renasant Corporation	[ ] M. Ray Cole, Jr. President and Chief Executive Officer The First Bancshares, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the merger or passed upon the adequacy or accuracy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either Renasant or FBMS, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this joint proxy statement/prospectus is [ ], 2024, and it is first being mailed or otherwise delivered to the shareholders of Renasant and FBMS on or about [ ], 2024.

209 Troy Street

Tupelo, Mississippi 38802

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [ ], 2024

To the Shareholders of Renasant Corporation:

Notice is hereby given that Renasant Corporation, which we refer to as Renasant, will hold a special meeting of shareholders, which we refer to as the Renasant special meeting, to be held on [ ], 2024, at [ ], Central Time, at [ ]. The Renasant special meeting will be held for the purposes of allowing Renasant shareholders to consider and vote upon the following matters:

•

a proposal to approve the Agreement and Plan of Merger, dated as of July 29, 2024, which we refer to as the merger agreement, by and between Renasant and The First Bancshares, Inc., which we refer to as FBMS, pursuant to which, among other things, (1) FBMS will merge with and into Renasant, with Renasant continuing as the surviving corporation, which we refer to as the merger, and (2) immediately following the merger, The First Bank, the wholly-owned bank subsidiary of FBMS, will merge with and into Renasant Bank, the wholly-owned bank subsidiary of Renasant, with Renasant Bank continuing as the surviving bank, which we refer to as the bank merger and, together with the merger, as the mergers, and to approve the transactions contemplated by the merger agreement, including the merger and the issuance of shares of common stock, par value of $5.00 per share, of Renasant, or Renasant common stock, as consideration under the merger agreement, which we refer to as the Renasant share issuance, each as more fully described in the attached joint proxy statement/prospectus, which we refer to as the Renasant merger and share issuance proposal; and

•

a proposal to approve one or more adjournments of the Renasant special meeting, if necessary or appropriate, to solicit additional proxies in favor of approval of the Renasant merger and share issuance proposal, which we refer to as the Renasant adjournment proposal.

These proposals are described in greater detail in the accompanying joint proxy statement/prospectus. Renasant will transact no other business at the Renasant special meeting, except for the business properly brought before the Renasant special meeting or any adjournment or postponement thereof.

Renasant has fixed the close of business on [ ], 2024 as the record date for the Renasant special meeting, which we refer to as the Renasant record date. Only Renasant shareholders of record at the close of business on the Renasant record date are entitled to notice of, and to vote at, the Renasant special meeting, or any adjournment or postponement thereof. Approval of the Renasant merger and share issuance proposal and the Renasant adjournment proposal each requires the affirmative vote of a majority of the votes cast by holders of Renasant common stock (including shares underlying unvested Renasant restricted stock awards) that are present in person or by proxy at the Renasant special meeting and entitled to vote on such proposal. At the close of business on the record date, [ ] shares of Renasant common stock (including shares underlying unvested Renasant restricted stock) were outstanding and entitled to vote.

Your vote is very important. Renasant and FBMS cannot complete the mergers unless Renasant shareholders approve the Renasant merger and share issuance proposal.

To ensure your representation at the Renasant special meeting, please complete, sign, date and return the enclosed proxy card or submit your proxy by telephone or on the internet. If your shares of

Renasant common stock are held in “street name” by a bank, broker or other nominee, please follow the instructions on the voting instruction form provided by the record holder. Whether or not you expect to attend the Renasant special meeting, please vote promptly. Submitting a proxy now will not prevent you from being able to vote in person at the Renasant special meeting.

The enclosed joint proxy statement/prospectus provides a detailed description of the mergers, merger agreement and related matters. We urge you to read the joint proxy statement/prospectus, including any documents incorporated in the joint proxy statement/prospectus by reference, and its annexes carefully and in their entirety.

The Renasant board of directors has unanimously adopted the merger agreement and approved the transactions contemplated thereby and unanimously recommends that Renasant shareholders vote “FOR” the Renasant merger and share issuance proposal and “FOR” the Renasant adjournment proposal.

BY ORDER OF THE BOARD OF DIRECTORS

[ ]

C. Mitchell Waycaster Chief Executive Officer

Tupelo, Mississippi

[ ]. 2024

6480 U.S. Highway 98 West, Suite A

Hattiesburg, Mississippi 39402

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [ ], 2024

To the Shareholders of The First Bancshares, Inc.:

Notice is hereby given that The First Bancshares, Inc., which we refer to as FBMS, will hold a special meeting of shareholders, which we refer to as the FBMS special meeting, to be held on [ ], 2024, at [ ], Central Time, at [ ]. The FBMS special meeting will be held for the purposes of allowing FBMS shareholders to consider and vote upon the following matters:

•

a proposal to approve the Agreement and Plan of Merger, dated as of July 29, 2024, which we refer to as the merger agreement, by and between Renasant Corporation, which we refer to as Renasant, and FBMS, pursuant to which, among other things, (1) FBMS will merge with and into Renasant, with Renasant continuing as the surviving corporation, which we refer to as the merger, and (2) immediately following the merger, The First Bank, the wholly-owned bank subsidiary of FBMS, will merge with and into Renasant Bank, the wholly-owned bank subsidiary of Renasant, with Renasant Bank continuing as the surviving bank, which we refer to as the bank merger and, together with the merger, as the mergers, each as more fully described in the attached joint proxy statement/prospectus, which we refer to as the FBMS merger proposal;

•

a proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of FBMS in connection with the merger, which we refer to as the FBMS advisory proposal on specified compensation; and

•

a proposal to approve one or more adjournments of the FBMS special meeting, if necessary or appropriate, to solicit additional proxies in favor of approval of the FBMS merger proposal, which we refer to as the FBMS adjournment proposal.

These proposals are described in greater detail in the accompanying joint proxy statement/prospectus. FBMS will transact no other business at the FBMS special meeting, except for business properly brought before the FBMS special meeting or any adjournment or postponement thereof.

FBMS has fixed the close of business on [ ], 2024 as the record date for the FBMS special meeting, which we refer to as the FBMS record date. Only FBMS shareholders of record at the close of business on the FBMS record date are entitled to notice of, and to vote at, the FBMS special meeting, or any adjournment or postponement thereof. Approval of the FBMS merger proposal, the FBMS advisory proposal on specified compensation and the FBMS adjournment proposal each requires the affirmative vote of a majority of the votes cast by holders of FBMS common stock that are present in person or by proxy at the FBMS special meeting and entitled to vote thereon. At the close of business on the record date, [ ] shares of FBMS common stock were outstanding and entitled to vote.

Your vote is very important. Renasant and FBMS cannot complete the mergers unless FBMS shareholders approve the FBMS merger proposal.

To ensure your representation at the FBMS special meeting, please complete, sign, date and return the enclosed proxy card or submit your proxy by telephone or through the internet. If your shares

v

of FBMS common stock are held in “street name” by a bank, broker or other nominee, please follow the instructions on the voting instruction form provided by the record holder. Whether or not you expect to attend the FBMS special meeting, please vote promptly. Submitting a proxy now will not prevent you from being able to vote in person at the FBMS special meeting.

The enclosed joint proxy statement/prospectus provides a detailed description of the mergers, the merger agreement and related matters. We urge you to read the joint proxy statement/prospectus, including any documents incorporated in the joint proxy statement/prospectus by reference, and its annexes carefully and in their entirety.

The FBMS board of directors has unanimously adopted the merger agreement and approved the transactions contemplated thereby and unanimously recommends that FBMS shareholders vote “FOR” the FBMS merger proposal, “FOR” the FBMS advisory proposal on specified compensation and “FOR” the FBMS adjournment proposal.

BY ORDER OF THE BOARD OF DIRECTORS

[ ]

M. Ray Cole, Jr. President and Chief Executive Officer

Hattiesburg, Mississippi

[ ], 2024

ADDITIONAL INFORMATION

This joint proxy statement/prospectus incorporates by reference important business and financial information about Renasant and FBMS from documents that have been filed with the United States Securities and Exchange Commission, or the SEC, that are not included in or delivered with this joint proxy statement/prospectus. You may also obtain these documents, free of charge, from Renasant at www.renasantbank.com or from FBMS at www.thefirstbank.com. These documents are also available without charge on the SEC’s website at www.sec.gov and upon written or oral request to the applicable company’s principal executive offices. The respective addresses and telephone numbers of such principal executive offices are listed below:

Renasant Corporation 209 Troy Street Tupelo, Mississippi 38802 Attention: Secretary Telephone: (662) 680-1001	The First Bancshares, Inc. 6480 U.S. Highway 98 West, Suite A Hattiesburg, Mississippi 39402 Attention: Corporate Secretary Telephone: (601) 268-8998

The website addresses listed above are inactive textual references only, and the information provided on the websites listed above is not a part of the accompanying joint proxy statement/prospectus and, therefore, is not incorporated by reference into the accompanying joint proxy statement/prospectus.

You will not be charged for any of these documents that you request. To receive timely delivery of these documents in advance of your special meeting, you must make your request no later than [ ], 2024 in order to receive them before the Renasant special meeting or the FBMS special meeting, as appropriate.

For a more detailed description of the information incorporated by reference into the accompanying joint proxy statement/prospectus and how you may obtain it, please see the section entitled “Where You Can Find More Information.”

This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make any such offer or solicitation in that jurisdiction. Renasant and FBMS have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated [ ], 2024. You should assume that the information contained in this joint proxy statement/prospectus is accurate only as of such date. Neither the mailing of this joint proxy statement/prospectus to FBMS shareholders or Renasant shareholders nor the issuance by Renasant of shares of Renasant common stock in connection with the merger will create any implication to the contrary.

Except where the context otherwise indicates, information contained in this joint proxy statement/prospectus regarding Renasant has been provided by Renasant and information contained in this joint proxy statement/prospectus regarding FBMS has been provided by FBMS.

Annex Index

Annex A:	Agreement and Plan of Merger, dated as of July 29, 2024, by and between Renasant Corporation and The First Bancshares, Inc.

Annex B-1:	Form of FBMS Voting Agreement, dated as of July 29, 2024, by and among Renasant Corporation, The First Bancshares, Inc. and certain shareholders of The First Bancshares, Inc.

Annex B-2:	Form of Renasant Voting Agreement, dated as of July 29, 2024, by and among Renasant Corporation, The First Bancshares, Inc. and certain shareholders of Renasant Corporation

Annex C:	Opinion of Keefe, Bruyette & Woods, Inc.

Annex D:	Opinion of Stephens Inc.

x

QUESTIONS AND ANSWERS ABOUT THE PROPOSED MERGERS, THE RENASANT SPECIAL MEETING AND THE FBMS SPECIAL MEETING

The following are some questions that you may have regarding the mergers, the Renasant special meeting of shareholders, or the Renasant special meeting, and the FBMS special meeting of shareholders, or the FBMS special meeting, and brief answers to those questions. We urge you to read carefully the remainder of this joint proxy statement/prospectus because the information in this section does not provide all of the information that might be important to you with respect to the mergers, the Renasant special meeting and the FBMS special meeting. Additional important information is also contained in the documents incorporated by reference into this joint proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information.”

Unless otherwise indicated, references in this joint proxy statement/prospectus to “Renasant” refer to Renasant Corporation and references to “FBMS” refer to The First Bancshares, Inc., and references to “we,” “our” and “us” refer to Renasant and FBMS together. References in this joint proxy statement/prospectus to “Renasant common stock” refer to the common stock of Renasant, par value $5.00 per share, and references to “FBMS common stock” refer to the common stock of FBMS, par value $1.00 per share.

Q:	What are the mergers?

A:

Renasant and FBMS have entered into an Agreement and Plan of Merger, dated as of July 29, 2024, which we refer to as the merger agreement, pursuant to which, among other things, (1) FBMS will merge with and into Renasant, with Renasant continuing as the surviving corporation, which we refer to as the merger, and (2) simultaneously with the merger, The First Bank will merge with and into Renasant Bank, with Renasant Bank continuing as the surviving bank, which we refer to as the bank merger and, together with the merger, as the mergers. A copy of the merger agreement is attached as Annex A to this joint proxy statement/prospectus. Following the merger, FBMS common stock will be delisted from the New York Stock Exchange, which we refer to as the NYSE, and thereafter will be deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act.

Q:	Why am I receiving this joint proxy statement/prospectus?

A:

Each of Renasant and FBMS is sending these materials to its shareholders to help them decide how to vote their shares of Renasant common stock and/or FBMS common stock, as the case may be, with respect to the matters to be considered at the Renasant special meeting and/or the FBMS special meeting.

The mergers cannot be completed unless Renasant shareholders approve the merger agreement and the transactions contemplated thereby, including the issuance of shares of Renasant common stock in connection with the merger, which we refer to as the Renasant share issuance, and FBMS shareholders approve the merger agreement and the transactions contemplated thereby, including the merger. Each of Renasant and FBMS is holding a special meeting of its shareholders to vote on the proposals necessary to complete the mergers as well as other related matters. Information about these special meetings, the mergers and the other business to be considered by shareholders at each of the special meetings is contained in this joint proxy statement/prospectus.

This document constitutes both a joint proxy statement of Renasant and FBMS and a prospectus of Renasant. It is a joint proxy statement because each of the boards of directors of Renasant and FBMS is soliciting proxies from its respective shareholders using this document. It is a prospectus because Renasant, in connection with the merger, is offering shares of Renasant common stock in exchange for outstanding shares of FBMS common stock.

Q:	What will FBMS shareholders receive in the merger?

A:

At the time the merger is completed, which we refer to as the effective time, each share of FBMS common stock, excluding certain specified shares owned by Renasant or FBMS, that is issued and outstanding immediately prior to the effective time will be converted into the right to receive 1.00 share, or the exchange ratio, of Renasant common stock. We refer to the 1.00 share of Renasant common stock into which each share of FBMS common stock will convert in the merger as the merger consideration.

Renasant will not issue any fractional shares of Renasant common stock in the merger. Instead, a FBMS shareholder who would otherwise be entitled to receive a fraction of a share of Renasant common stock will receive, in lieu thereof, an amount in cash, rounded up to the nearest cent (without interest), determined by multiplying (1) the fraction of a share (rounded to the nearest thousandth when expressed as a decimal form) of Renasant common stock that such holder would otherwise be entitled to receive by (2) the average of the daily closing prices for a share of Renasant common stock for the 20 consecutive full trading days on which such shares are actually traded on the NYSE, ending at the close of trading on the tenth business day prior to the date on which the merger becomes effective (or if the Renasant common stock is not actually traded on the NYSE on such day, the day immediately preceding such date), which we refer to as the average closing price.

It is currently expected that the former shareholders of FBMS as a group will receive shares in the merger constituting approximately [ ]% of the outstanding shares of the combined company’s common stock immediately after the consummation of the merger.

Q:	Will the value of the merger consideration change between the date of this joint proxy statement/prospectus and the effective time?

A:

Yes. Although the exchange ratio is fixed, the market value of the merger consideration will fluctuate between the date of this joint proxy statement/prospectus and the completion of the merger based on the market value of Renasant common stock. Any change in the market price of Renasant common stock after the date of this joint proxy statement/prospectus will change the value of the merger consideration that FBMS shareholders will receive.

Q:	What will happen to FBMS equity awards in the merger?

A:

FBMS Restricted Stock Awards. At the effective time, each restricted stock award of FBMS, which we refer to as a FBMS restricted stock award, will be converted into a restricted stock award in respect of shares of Renasant common stock, which we refer to as a new Renasant restricted stock award, with the number of shares underlying such new Renasant restricted stock award adjusted based on the exchange ratio, except that if the FBMS restricted stock award is subject to performance metrics, such performance metrics will be assumed to have been achieved at the target levels applicable to such award. Otherwise, such new Renasant restricted stock awards will be subject to the same terms and conditions as were applicable under such FBMS restricted stock award immediately prior to the effective time (including vesting terms).

FBMS Stock Options. At the effective time, each stock option of FBMS, which we refer to as a FBMS stock option, will be cancelled and converted into the right to receive from Renasant a cash payment equal to the product of (a) the difference, if positive, between (1) the average closing price multiplied by the exchange ratio, which we refer to as per share cash equivalent consideration, and (2) the exercise price of the FBMS stock option, multiplied by (b) the number of shares of FBMS common stock underlying such FBMS stock option immediately prior to the effective time, rounding up to the nearest cent. Any FBMS stock option with an exercise price that equals or exceeds the per share cash equivalent consideration will be canceled with no consideration being paid to the optionholder with respect to such FBMS stock option. Renasant will be entitled to deduct and withhold, or cause the exchange agent to deduct and withhold, from the cash payable in respect of FBMS stock options all such amounts as it is required to deduct and withhold under the Internal Revenue Code of 1986, as amended, which we refer to as the Code, or any provision of applicable tax law.

Q:	When do you expect to complete the mergers?

A:

We expect to complete the mergers in the first half of 2025. However, we cannot assure you of when or if the mergers will be completed. We must first obtain the approval of our respective shareholders, as well as obtain necessary regulatory approvals and satisfy certain other closing conditions. For further information, please see the section entitled “The Merger Agreement—Conditions to Consummation of the Merger.”

Q:	What am I being asked to vote on?

A:	FBMS Special Meeting. FBMS shareholders are being asked to vote on the following:

•	a proposal to approve the merger agreement, a copy of which is attached as Annex A, and the transactions contemplated thereby, including the merger, which we refer to as the FBMS merger proposal;

•

a proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to FBMS’s named executive officers in connection with the merger, which we refer to as the FBMS advisory proposal on specified compensation; and

•

a proposal to approve one or more adjournments of the FBMS special meeting, if necessary or appropriate, to solicit additional proxies in favor of the FBMS merger proposal, which we refer to as the FBMS adjournment proposal.

Shareholder approval of the FBMS merger proposal is required to complete the mergers. FBMS will transact no other business at the FBMS special meeting, except for business properly brought before the FBMS special meeting or any adjournment or postponement thereof.

Renasant Special Meeting. Renasant shareholders are being asked to vote on the following:

•

a proposal to approve the merger agreement, a copy of which is attached as Annex A, and the transactions contemplated thereby, including the merger and the Renasant share issuance, which we refer to as the Renasant merger and share issuance proposal; and

•

a proposal to approve one or more adjournments of the Renasant special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Renasant merger and share issuance proposal, which we refer to as the Renasant adjournment proposal.

Shareholder approval of the Renasant merger and share issuance proposal is required to complete the mergers. Renasant will transact no other business at the Renasant special meeting, except for business properly brought before the Renasant special meeting or any adjournment or postponement thereof.

Q:	How does the FBMS board of directors recommend that FBMS shareholders vote at the FBMS special meeting?

A:

The FBMS board of directors has unanimously adopted the merger agreement and approved the transactions contemplated thereby and unanimously recommends that FBMS shareholders vote “FOR” the FBMS merger proposal, “FOR” the FBMS advisory proposal on specified compensation and “FOR” the FBMS adjournment proposal.

Q:	How does the Renasant board of directors recommend that Renasant shareholders vote at the Renasant special meeting?

A:

The Renasant board of directors has unanimously adopted the merger agreement and approved the transactions contemplated thereby and unanimously recommends that Renasant shareholders vote “FOR” the Renasant merger and share issuance proposal and “FOR” the Renasant adjournment proposal.

Q:	When and where are the special meetings?

A:	FBMS will hold the FBMS special meeting at [ ], commencing at [ ], Central Time, on [ ], 2024.

Renasant will hold the Renasant special meeting at [ ], commencing at [ ], Central Time, on [ ], 2024.

Q:	Who is entitled to vote?

A:

FBMS Special Meeting. Holders of record of FBMS common stock at the close of business on [ ], 2024, which is the date that the FBMS board of directors has fixed as the FBMS record date, will be entitled to vote at the FBMS special meeting.

Renasant Special Meeting. Holders of record of Renasant common stock (including shares underlying unvested Renasant restricted stock awards) at the close of business on [ ], 2024, which is the date that the Renasant board of directors has fixed as the Renasant record date, will be entitled to vote at the Renasant special meeting.

Q:	What constitutes a quorum?

A:

FBMS Special Meeting. The presence at the FBMS special meeting, in person or by proxy, of a majority of the shares of FBMS common stock outstanding and entitled to vote as of the close of business on FBMS record date will constitute a quorum for the purposes of the FBMS special meeting. All shares of FBMS common stock entitled to vote and present in person or represented by proxy, including abstentions, if any, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the FBMS special meeting. Broker non-votes, if any, will not be included in determining whether a quorum exists.

Renasant Special Meeting. The presence at the Renasant special meeting, in person or by proxy, of a majority of the outstanding shares of Renasant common stock (including shares underlying unvested Renasant restricted stock awards) entitled to vote as of the close of business on the Renasant record date will constitute a quorum for the purposes of the Renasant special meeting. All shares of Renasant common stock (including shares underlying unvested Renasant restricted stock awards) entitled to vote and present in person or represented by proxy, including abstentions, if any, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the Renasant special meeting. Broker non-votes, if any, will not be included in determining whether a quorum exists.

Q:	What if I hold shares in both Renasant and FBMS?

A:

If you are both a Renasant shareholder and a FBMS shareholder, you will receive two separate packages of proxy materials. A vote cast as a Renasant shareholder will not count as a vote cast as a FBMS shareholder, and a vote cast as a FBMS shareholder will not count as a vote cast as a Renasant shareholder. Therefore, please separately submit a proxy for each of your Renasant shares and your FBMS shares.

Q:	What is the vote required to approve each proposal at the FBMS special meeting?

A:

Standard: Approval of the FBMS merger proposal, the FBMS advisory proposal on specified compensation and the FBMS adjournment proposal each requires the affirmative vote of a majority of the votes cast by holders of FBMS common stock that are present in person or by proxy at the FBMS special meeting and entitled to vote thereon.

Effect of abstentions and broker non-votes: For purposes of the FBMS special meeting, an abstention occurs when a shareholder attends the FBMS special meeting, either in person or represented by proxy, but abstains from voting. With respect to the FBMS merger proposal, the FBMS advisory proposal on specified compensation and the FBMS adjournment proposal, if you mark “ABSTAIN” on your proxy card, fail to either submit a proxy card or vote by telephone or the internet or in person at the FBMS special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, you will not be deemed to have cast a vote with respect to such proposal, and it will have no effect on such proposals.

Q:	What is the vote required to approve each proposal at the Renasant special meeting?

A:

Standard: Approval of the Renasant merger and share issuance proposal and the Renasant adjournment proposal each requires the affirmative vote of a majority of the votes cast by holders of Renasant common stock (including shares underlying unvested Renasant restricted stock awards) that are present in person or by proxy at the Renasant special meeting and entitled to vote thereon.

Effect of abstentions and broker non-votes: For purposes of the Renasant special meeting, an abstention occurs when a shareholder attends the Renasant special meeting, either in person or represented by proxy, but abstains from voting. With respect to the Renasant merger and share issuance proposal and the Renasant adjournment proposal, if you mark “ABSTAIN” on your proxy card, fail to either submit a proxy card or vote by telephone or the internet or in person at the Renasant special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, you will not be deemed to have cast a vote with respect to such proposal, and it will have no effect on such proposals.

Q:	Are there any voting agreements with existing shareholders?

A:

Yes. In connection with entering into the merger agreement, each member of the FBMS board of directors and certain of the executive officers of FBMS and each member of the Renasant board of directors and certain executive officers of Renasant, in their capacities as shareholders of FBMS and Renasant, respectively, have separately entered into the voting agreements. The voting agreements require, among other things, that the shareholder party thereto vote all of his or her shares of FBMS common stock and Renasant common stock, as applicable, in favor of the merger and the other transactions contemplated by the merger agreement and against alternative transactions and not to transfer any of his or her shares of FBMS common stock and Renasant common stock, as applicable, subject to certain exceptions. For further information, please see the section entitled “The Merger Agreement—Voting Agreements.”

Q:	Why is my proxy important?

A:

If you do not attend the meeting in person or by proxy, it will be more difficult for FBMS or Renasant to obtain the necessary quorums to hold the FBMS special meeting or Renasant special meeting, respectively. The FBMS board of directors has unanimously adopted the merger agreement and approved the transactions contemplated thereby and unanimously recommends that FBMS shareholders vote “FOR” the FBMS merger proposal, “FOR” the FBMS advisory proposal on specified compensation and “FOR” the FBMS adjournment proposal, and the Renasant board of directors has unanimously adopted the merger agreement and approved the transactions contemplated thereby and unanimously recommends that Renasant shareholders vote “FOR” the Renasant merger and share issuance proposal and “FOR” the Renasant adjournment proposal.

Q:	How many votes do I have?

A:

FBMS Shareholders. Each holder of shares of FBMS common stock outstanding on the FBMS record date will be entitled to one vote for each share held of record. As of the close of business on the FBMS record date, there were [ ] shares of FBMS common stock outstanding and entitled to notice of, and to vote at, the FBMS special meeting. As of the close of business on the FBMS record date, the directors and executive officers of FBMS and their affiliates beneficially owned and were entitled to vote approximately [ ] shares of FBMS common stock, representing approximately [ ]% of the shares of FBMS common stock outstanding on that date.

Renasant Shareholders. Each holder of shares of outstanding Renasant common stock (including shares underlying unvested Renasant restricted stock awards) on the Renasant record date will be entitled to one vote for each share held of record. As of the close of business on the Renasant record date, there were [ ] shares of Renasant common stock outstanding (including shares underlying unvested Renasant restricted stock awards) and entitled to notice of, and to vote at, the Renasant special meeting. As of the close of business on the Renasant record date, the directors and executive officers of Renasant and their affiliates beneficially owned and were entitled to vote approximately [ ] shares of Renasant common stock, representing approximately [ ]% of the shares of Renasant common stock outstanding on that date.

Q:	What do I need to do now?

A:

After carefully reading and considering the information contained in this joint proxy statement/prospectus, including any documents incorporated in this joint proxy statement/prospectus by reference, and its annexes, please complete, sign and date the enclosed proxy card and return it in the enclosed envelope (or vote by telephone or on the internet) as soon as possible so that your shares will be represented at FBMS special meeting or the Renasant special meeting, as applicable.

Please follow the instructions set forth on the proxy card or on the voting instruction form provided by the record holder if your shares are held in “street name” by a bank, broker or other nominee.

Q:	How do I vote?

A:

If you hold your shares of FBMS common stock or Renasant common stock in your name as a shareholder of record, to submit a proxy, you, as a FBMS shareholder or a Renasant shareholder, as applicable, may vote using one of the following methods:

•	through the internet by visiting the website specified on your proxy card and following the instructions, using the control number provided on your proxy card;

•	by telephone by calling the toll free number specified on your proxy card and following the recorded instructions, using the control number provided on your proxy card;

•	by mail by completing, signing, dating and returning the proxy card in the enclosed envelope, which requires no additional postage if mailed in the United States;

•	if you are a FBMS shareholder, casting your vote in person at the FBMS special meeting; or

•	if you are a Renasant shareholder, casting your vote in person at the Renasant special meeting.

If your shares are held in “street name” by a bank, broker or other nominee, you should check the voting form used by that firm to determine how to vote. You may not vote shares held in “street name” by returning a proxy card directly to FBMS or Renasant, as applicable, or by voting through participation at the FBMS special meeting or the Renasant special meeting, as applicable, unless you provide a “legal proxy,” which you must obtain from your bank, broker or other nominee.

Q:	If my shares of FBMS or RNST common stock are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee automatically vote my shares for me?

A:

No. If your shares are held in “street name” by a bank, broker or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. You may not vote shares held in “street name” by returning a proxy card directly to FBMS or Renasant, as applicable, or by voting through participation at the FBMS special meeting or the Renasant special meeting, as applicable, unless you provide a “legal proxy,” which you must obtain from your bank, broker or other nominee.

Under NYSE rules, banks, brokers and other nominees who hold shares of FBMS common stock or Renasant common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are not allowed to exercise voting discretion with respect to the approval of matters determined to be “non-routine” without specific instructions from the beneficial owner. FBMS and Renasant expect that all proposals to be voted on at the FBMS special meeting and the Renasant special meeting, as applicable, will be “non-routine” matters. Broker non-votes are shares held by a bank, broker or other nominee with respect to which such entity is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. If your bank, broker or other nominee holds your shares of FBMS common stock or Renasant common stock in “street name,” such entity will vote your shares of FBMS common stock or Renasant common stock, as applicable, only if you provide instructions on how to vote by complying with the voter instruction form sent to you by your bank, broker or other nominee with this joint proxy statement/prospectus.

If you are a FBMS shareholder and you do not instruct your bank, broker or other nominee on how to vote your shares, your bank, broker or other nominee may not vote your shares on the FBMS merger proposal, the FBMS advisory proposal on specified compensation or the FBMS adjournment proposal, which broker non-votes will have no effect on such proposal.

If you are a Renasant shareholder and you do not instruct your bank, broker or other nominee on how to vote your shares, your bank, broker or other nominee may not vote your shares on the Renasant merger and share issuance proposal or the Renasant adjournment proposal, which broker non-votes will have no effect on such proposal.

Q:	What will happen if I return my proxy without indicating how to vote?

A:

If you sign and return your proxy or the voting instruction card sent by your bank, broker or other nominee without indicating how to vote on any particular proposal, FBMS common stock represented by your proxy will be voted as recommended by the FBMS board of directors with respect to each FBMS proposal and the Renasant common stock represented by your proxy will be voted as recommended by the Renasant board of directors with respect to each Renasant proposal.

Q:	May I change or revoke my vote after I have delivered my proxy?

A:

Yes. If you hold stock in your name as a shareholder of record, you may change your vote or revoke any proxy at any time before it is voted by (1) completing, signing, dating and returning a proxy card with a later date, (2) delivering a written revocation letter to FBMS’s corporate secretary or Renasant’s secretary, as applicable, (3) attending the FBMS special meeting or the Renasant special meeting, as applicable, in person and asking to withdraw the proxy prior to its use for any purpose, or (4) voting by telephone or the internet at a later time (but prior to the internet and telephone voting deadline). If you choose to send a completed proxy card bearing a later date than your original proxy card, the new proxy card must be received before the beginning of the FBMS special meeting or the Renasant special meeting, as applicable.

If your shares are held in “street name” by a bank, broker or other nominee, you should follow the instructions of your broker, bank or other nominee regarding the revocation of proxies.

Q:	Are Renasant shareholders or FBMS shareholders entitled to appraisal rights?

A:

No. Under the Mississippi law, neither Renasant nor FBMS shareholders will be entitled to exercise any appraisal rights in connection with the merger. Please see the section entitled “The Merger—Appraisal Rights.”

Q:	What are the material U.S. federal income tax consequences of the merger to FBMS shareholders?

A:

FBMS and Renasant intend for the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to the obligations of FBMS and Renasant to complete the merger that they each receive an opinion from Alston & Bird, LLP, which we refer to as Alston & Bird, and Covington & Burling LLP, which we refer to as Covington & Burling, respectively, in form and substance reasonably satisfactory to FBMS and Renasant, as appropriate, to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Neither FBMS nor Renasant currently intends to waive this condition to the consummation of the merger. In the event that either FBMS or Renasant waives the condition to receive such tax opinion and the tax consequences of the merger materially change, FBMS and Renasant will recirculate appropriate soliciting materials and seek new approval of the merger from FBMS and Renasant shareholders.

Subject to the limitations and qualifications set forth herein and in the forms of opinion of Covington & Burling and Alston & Bird, filed as Exhibits 8.1 and 8.2, respectively, to the registration statement of which this joint proxy statement/prospectus is part, if the merger qualifies as a reorganization for U.S. federal income tax purposes, when a U.S. holder, as described herein, of FBMS common stock receives Renasant common stock in the merger, such U.S. holder will not recognize any gain or loss upon surrendering its FBMS common stock. U.S. holders of FBMS common stock receiving cash in lieu of fractional shares of Renasant common stock will generally recognize gain or loss equal to the difference between the amount of cash received instead of a fractional share and the basis in its fractional share of Renasant common stock.

For further information, please see the section entitled “Material U.S. Federal Income Tax Consequences Relating to the Merger.”

The U.S. federal income tax consequences described above may not apply to all holders of FBMS common stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your independent tax advisor for a full understanding of the particular tax consequences of the merger to you.

Q:	If I am a FBMS shareholder, should I send in my stock certificates now?

A:

No. FBMS shareholders SHOULD NOT send in any stock certificates now. If the merger is consummated, transmittal materials with instructions for its completion will be provided to FBMS shareholders under separate cover and the stock certificates should be sent at that time.

Q:	What should I do if I have my shares of FBMS common stock in book-entry form?

A:

If the merger is consummated, you are not required to take any special additional action to receive the merger consideration if your shares of FBMS common stock are held in book-entry form. After the completion of the merger, shares of FBMS common stock held in book-entry form will be exchanged automatically for the merger consideration, including shares of Renasant common stock in book-entry form, and any cash to be paid in exchange for fractional shares in the merger.

Q:	Whom may I contact if I cannot locate my FBMS stock certificate(s)?

A:	If you are unable to locate your original FBMS stock certificate(s), you should contact Computershare, FBMS’s transfer agent, at 1-800-368-5948.

Q:	What should I do if I receive more than one set of voting materials?

A:

Renasant shareholders and FBMS shareholders may receive more than one set of voting materials, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold shares of Renasant and/or FBMS common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold such shares. If you are a holder of record of Renasant common stock or FBMS common stock and your shares are registered in more than one name, you will receive more than one proxy card. In addition, if you are a holder of both Renasant common stock and FBMS common stock, you will receive one or more separate proxy cards or voting instruction cards for each company. Please complete, sign, date and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this joint proxy statement/prospectus to ensure that you vote every share of FBMS common stock and/or Renasant common stock that you own.

Q:	What happens if I sell my shares of FBMS common stock after the FBMS record date but before the FBMS special meeting?

A:

The FBMS record date is earlier than the date of the FBMS special meeting and the date that the merger is expected to be completed. If you transfer your shares of FBMS common stock after the FBMS record date but before the date of the FBMS special meeting, you will retain your right to vote at such meeting (provided that such shares remain outstanding on the date of such meeting), but you will not have the right to receive any merger consideration for the transferred shares of FBMS common stock. You will only be entitled to receive the merger consideration in respect of shares of FBMS common stock that you hold at the effective time.

Q:	Are there risks involved in undertaking the merger?

A:	Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page 35.

Q:	What happens if the merger is not completed?

A:

If the merger is not completed, FBMS shareholders will not receive the merger consideration. Instead, each of FBMS and Renasant will remain an independent public company and shares of common stock of each will continue to be listed and traded on the NYSE.

Q:	Whom should I contact if I have questions?

A:

If you are a FBMS shareholder and have any questions about the proxy materials or if you need assistance submitting your proxy or voting your shares or need additional copies of this document or the enclosed proxy card, you should contact FBMS’s Corporate Secretary at (601) 268-8998.

If you are a Renasant shareholder and have any questions about the proxy materials or if you need assistance submitting your proxy or voting your shares or need additional copies of this document or the enclosed proxy card, you should contact Renasant’s Secretary at (662) 680-1001.

Q:	Where can I find more information about Renasant and FBMS?

A:	You can find more information about Renasant and FBMS from the various sources described under the section entitled “Where You Can Find More Information.”

SUMMARY

The following summary highlights selected information in this joint proxy statement/prospectus and may not contain all the information that may be important to you in determining how to vote. You should read carefully this entire joint proxy statement/prospectus, including any document incorporated by reference in this joint proxy statement/prospectus, and its annexes. For a description of, and instructions as to how to obtain, this information, please see the section entitled “Where You Can Find More Information.” Each item in this summary refers to the page of this joint proxy statement/prospectus on which that subject is discussed in more detail.

Information About the Companies (page 54)

Renasant Corporation

209 Troy Street

Tupelo, Mississippi 38804-4827

Telephone: (662) 680-1001

Renasant, a Mississippi corporation incorporated in 1982, owns and operates Renasant Bank, a Mississippi banking corporation with operations throughout the Southeast as well as offering factoring and asset-based lending on a nationwide basis. Renasant Bank, in turn, owns and operates Park Place Capital Corporation, a Tennessee corporation with operations across its footprint, and Continental Republic Capital, LLC (doing business as “Republic Business Credit”), a Louisiana limited liability company with nationwide operations. Renasant common stock is traded on the NYSE under the symbol “RNST.”

The First Bancshares, Inc.

6480 U.S. Highway 98 West, Suite A

Hattiesburg, Mississippi 39402

Telephone: (601) 268-8998

FBMS was incorporated in 1995 and serves as the bank holding company for The First Bank. FBMS is a Mississippi corporation and is a registered bank holding company. The First Bank is a community-focused financial institution headquartered in Hattiesburg, Mississippi and operating in Mississippi, Alabama, Florida, Georgia and Louisiana. It offers a full range of financial services to individuals, businesses, municipal entities, and nonprofit organizations in the communities that it serves. These services include consumer and commercial loans, deposit accounts and safe deposit services. FBMS common stock is traded on the NYSE under the symbol “FBMS.”

The Merger (page 55)

The terms and conditions of the merger are contained in the merger agreement, which is attached to this joint proxy statement/prospectus as Annex A. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger. All descriptions in this summary and elsewhere in this joint proxy statement/prospectus of the terms and conditions of the merger are subject to, and qualified in their entirety by reference to, the merger agreement.

The Renasant board of directors and the FBMS board of directors each unanimously adopted the merger agreement. The merger agreement provides that, among other things, (1) FBMS will merge with and into Renasant with Renasant continuing as the surviving corporation in the merger, and (2) immediately following the merger, The First Bank will merge with and into Renasant Bank with Renasant Bank continuing as the surviving bank in the bank merger.

At the effective time, each share of FBMS common stock, excluding certain specified shares owned by Renasant or FBMS, that is issued and outstanding immediately prior to the effective time will be converted into the right to receive 1.00 share of Renasant common stock.

Renasant will not issue any fractional shares of Renasant common stock in the merger. Instead, a FBMS shareholder who would otherwise be entitled to receive a fraction of a share of Renasant common stock will receive, in lieu thereof, an amount in cash, rounded up to the nearest cent (without interest), determined by multiplying (1) the fraction of a share (rounded to the nearest thousandth when expressed as a decimal form) of Renasant common stock that such holder would otherwise be entitled to receive by (2) the average closing price.

Although the exchange ratio is fixed, the market value of the merger consideration will fluctuate with the price of Renasant common stock. Based on the closing sale price of Renasant common stock of $35.95 on July 29, 2024, the last trading day before the public announcement of the signing of the merger agreement, the implied value of the merger consideration payable to holders of FBMS common stock was $35.95. Based upon the closing sale price of Renasant common stock of $[ ] on [ ], 2024, the latest practicable trading day before the printing of this joint proxy statement/prospectus, the implied value of the merger consideration was $[ ].

Treatment of FBMS Equity Awards (page 106)

FBMS Restricted Stock Awards. At the effective time, each FBMS restricted stock award will be converted into a restricted stock award in respect of shares of Renasant common stock with the number of shares underlying such new Renasant restricted stock award adjusted based on the exchange ratio, except that if the FBMS restricted stock award is subject to performance metrics, such performance metrics will be assumed to have been achieved at the target levels applicable to such award. Otherwise, such new Renasant restricted stock awards will be subject to the same terms and conditions as were applicable under such FBMS restricted stock awards immediately prior to the effective time (including vesting terms).

FBMS Stock Options. At the effective time, each FBMS stock option will be cancelled and converted into the right to receive from Renasant a cash payment equal to the product of (a) the difference, if positive, between (1) the per share cash equivalent consideration and (2) the exercise price of the FBMS stock option, multiplied by (b) the number of shares of FBMS common stock underlying such FBMS stock option immediately prior to the effective time, rounding up to the nearest cent. Any FBMS stock option with an exercise price that equals or exceeds the per share cash equivalent consideration will be canceled with no consideration being paid to the optionholder with respect to such FBMS stock option. Renasant will be entitled to deduct and withhold, or cause the exchange agent to deduct and withhold, from the cash payable in respect of FBMS stock options all such amounts as it is required to deduct and withhold under the Code or any provision of applicable tax law.

FBMS’s Reasons for the Merger and Recommendation of the FBMS Board of Directors (page 61)

The FBMS board of directors has unanimously adopted the merger agreement and approved the transactions contemplated thereby and unanimously recommends that FBMS shareholders vote “FOR” the FBMS merger proposal, “FOR” the FBMS advisory proposal on specified compensation and “FOR” the FBMS adjournment proposal. Please see the section entitled “The Merger—FBMS’s Reasons for the Merger and Recommendation of the FBMS Board of Directors” for a more detailed discussion of the factors considered by the FBMS board of directors in reaching its decision to adopt the merger agreement and approve the transactions contemplated thereby.

Opinion of FBMS’s Financial Advisor (page 64)

In connection with the merger, FBMS’s financial advisor, Keefe, Bruyette & Woods, Inc., which we refer to as KBW, delivered a written opinion, dated July 29, 2024, to the FBMS board of directors as to the fairness, from a financial point of view and as of the date of such opinion, to the holders of FBMS common stock of the exchange ratio in the proposed merger. The full text of KBW’s opinion, which describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion, is attached as Annex C to this joint proxy statement/prospectus.

The opinion was for the information of, and was directed to, the FBMS board of directors (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion did not address the underlying business decision of FBMS to engage in the merger or enter into the merger agreement or constitute a recommendation to the FBMS board of directors in connection with the merger, and it does not constitute a recommendation to any FBMS shareholder or any shareholder of any other entity as to how to vote in connection with the merger or any other matter.

Renasant’s Reasons for the Merger and Recommendation of the Renasant Board of Directors (page 78)

The Renasant board of directors has unanimously adopted the merger agreement and approved the transactions contemplated thereby and unanimously recommends that Renasant shareholders vote “FOR” the Renasant merger and share issuance proposal and “FOR” the Renasant adjournment proposal. Please see the section entitled “The Merger—Renasant’s Reasons for the Merger and Recommendation of the Renasant Board of Directors” for a more detailed discussion of the factors considered by the Renasant board of directors in reaching its decision to adopt the merger agreement and approve the transactions contemplated thereby.

Opinion of Renasant’s Financial Advisor (page 81)

In connection with the merger, Renasant’s financial advisor, Stephens Inc., which we refer to as Stephens, delivered a written opinion, dated July 29, 2024, to the Renasant board of directors as to the fairness, from a financial point of view and as of the date of such opinion, to Renasant of the consideration to be given by Renasant in connection with the proposed acquisition of FBMS. The full text of Stephens’ opinion, which describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Stephens in preparing the opinion, is attached as Annex D to this joint proxy statement/prospectus.

The opinion was directed to the Renasant board of directors (solely in its capacity as such) in connection with, and for purposes of, its consideration of the proposed acquisition of FBMS. The opinion does not address the underlying business decision of Renasant to engage in the proposed acquisition of FBMS or any other term or aspect of the merger agreement or the transactions contemplated thereby. Stephens’ opinion does not constitute a recommendation to the Renasant board of directors or any of Renasant shareholders as to how such person should vote or otherwise act with respect to the proposed acquisition of FBMS or any other matter.

FBMS Special Meeting (page 42)

FBMS will hold the FBMS special meeting at [ ], commencing at [ ], Central Time, on [ ], 2024. On or about [ ], 2024, FBMS commenced mailing this joint proxy statement/prospectus and the enclosed form of proxy card to its shareholders entitled to vote at the FBMS special meeting.

FBMS has fixed the close of business on [ ], 2024 as the FBMS record date for the FBMS special meeting. Only FBMS shareholders of record at the close of business on that date are entitled to notice of and vote at FBMS special meeting or any adjournment or postponement of the FBMS special meeting. As of the close of business on the FBMS record date, there were [ ] shares of FBMS common stock outstanding and entitled to notice of, and to vote at, the FBMS special meeting, held by approximately [ ] shareholders of record. Each holder of shares of FBMS common stock outstanding on the FBMS record date will be entitled to one vote for each share held of record.

The presence at the FBMS special meeting, in person or by proxy, of a majority of the shares of FBMS common stock outstanding and entitled to vote as of the close of business on the FBMS record date will constitute a quorum for purposes of the FBMS special meeting. All shares of FBMS common stock entitled to vote and present in person or represented by proxy, including abstentions, if any, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the FBMS special meeting. Broker non-votes, if any, will not be included in determining whether a quorum exists.

Approval of the FBMS merger proposal, the FBMS advisory proposal on specified compensation and the FBMS adjournment proposal each requires the affirmative vote of a majority of the votes cast by holders of FBMS common stock that are present in person or by proxy at the FBMS special meeting and entitled to vote thereon.

With respect to the FBMS merger proposal, the FBMS advisory proposal on specified compensation and the FBMS adjournment proposal, if you mark “ABSTAIN” on your proxy card, fail to either submit a proxy card or vote by telephone or the internet or in person at the FBMS special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, you will not be deemed to have cast a vote with respect to such proposal, and it will have no effect on such proposals.

Renasant Special Meeting (page 48)

Renasant will hold the special meeting at [ ], commencing at [ ], Central Time, on [ ], 2024. On or about [ ], 2024, Renasant commenced mailing this joint proxy statement/prospectus and the enclosed form of proxy card to its shareholders entitled to vote at the Renasant special meeting.

Renasant has fixed the close of business on [ ], 2024 as the Renasant record date for the Renasant special meeting. Only Renasant shareholders of record at the close of business on that date are entitled to notice of, and vote at, the Renasant special meeting, or any adjournment or postponement thereof. As of the close of business on the Renasant record date, there were [ ] shares of Renasant common stock outstanding (including shares underlying unvested Renasant restricted stock awards) and entitled to notice of, and to vote at, the Renasant special meeting, held by approximately [ ] shareholders of record. Each holder of shares of outstanding Renasant common stock (including shares underlying unvested Renasant restricted stock awards) on the Renasant record date will be entitled to one vote for each share held of record.

The presence at the Renasant special meeting, in person or by proxy, of a majority of the outstanding shares of Renasant common stock (including shares underlying unvested Renasant restricted stock awards) entitled to vote as of the close of business on the Renasant record date will constitute a quorum for purposes of the Renasant special meeting. All shares of Renasant common stock entitled to vote and present in person or represented by proxy, including abstentions, if any, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the Renasant special meeting. Broker non-votes, if any, will not be included in determining whether a quorum exists.

Approval of the Renasant merger and share issuance proposal and the Renasant adjournment proposal each requires the affirmative vote of a majority of the votes cast by holders of Renasant common stock (including shares underlying unvested Renasant restricted stock awards) that are present in person or by proxy at the Renasant special meeting and entitled to vote thereon.

With respect to the Renasant merger and share issuance proposal and the Renasant adjournment proposal, if you mark “ABSTAIN” on your proxy card, fail to either submit a proxy card or vote by telephone or the internet or in person at the Renasant special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, you will not be deemed to have cast a vote with respect to such proposal, and it will have no effect on such proposals.

Interests of FBMS’s Directors and Executive Officers in the Merger (page 98)

In considering the recommendations of the FBMS board of directors, FBMS shareholders should be aware that FBMS’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of FBMS shareholders generally. The FBMS board of directors was aware of these interests and considered them, among other matters, in adopting the merger agreement and approving the transactions contemplated by the merger agreement and in determining to recommend to FBMS shareholders that they vote to approve the FBMS merger proposal.

These interests are described in more detail under the section entitled “The Merger—Interests of FBMS’s Directors and Executive Officers in the Merger.”

Governance of Renasant and Renasant Bank After the Completion of the Merger (page 98)

After the completion of the merger, the Renasant board of directors and the Renasant Bank board of directors will be increased in size by four and six positions, respectively. The merger agreement provides that the President, Chief Executive Officer and Chairman of FBMS, M. Ray (Hoppy) Cole, Jr., and three independent directors of FBMS (as determined under NYSE listing standards) will be appointed to the Renasant board of directors, and that those four individuals, along with two additional independent directors of The First Bank, will be appointed to the Renasant Bank board of directors.

Regulatory Approvals Required for the Mergers (page 104)

The completion of the mergers is subject to prior receipt of certain approvals and consents required to be obtained from applicable governmental and regulatory authorities. These approvals include approvals from the Federal Deposit Insurance Corporation, or the FDIC, the Board of Governors of the Federal Reserve System or a Federal Reserve Bank acting under the appropriately delegated authority thereof, as applicable, which we refer to as the Federal Reserve, and the Mississippi Department of Banking and Consumer Finance, or the DBCF.

Subject to the terms of the merger agreement, both Renasant and FBMS have agreed to cooperate with each other and use their reasonable best efforts to prepare all documentation, to effect all applications, notices, petitions and filings, and to obtain all permits, consents, orders, approvals, waivers, non-objections and authorizations of all third parties and governmental entities that are necessary or advisable to consummate the transactions contemplated by the merger agreement, including the mergers.

The merger requires the approval of the Federal Reserve under the Bank Holding Company Act of 1956, as amended. The bank merger requires the approval of the FDIC under the Bank Merger Act, and the approval of the DBCF under the Mississippi Code. Additionally, The First Bank must notify the Florida Office of Financial Regulation and the Alabama State Banking Department of the acquisition of control of The First Bank by Renasant.

The United States Department of Justice, which we refer to as the DOJ, has between 15 and 30 days following approval of the merger or the bank merger by the Federal Reserve and the FDIC to challenge the approval on antitrust grounds. While Renasant and FBMS do not know of any basis on which the DOJ would challenge regulatory approval by the Federal Reserve and the FDIC and believe that the likelihood of such action is remote, there can be no assurance that the DOJ will not initiate such a proceeding, or if such a proceeding is initiated, as to the result of any such challenge.

Renasant and FBMS are not aware of any material governmental approvals or actions that are required before the completion of the mergers other than those described in this joint proxy statement/prospectus. If any additional governmental approvals or actions are required other than those described in this joint proxy statement/prospectus, Renasant and FBMS presently intend to seek those approvals or actions. However, Renasant and FBMS cannot assure you that any of these additional approvals or actions will be obtained.

Accounting Treatment (page 105)

The merger will be accounted for as an acquisition by Renasant using the acquisition method of accounting in accordance with the Financial Accounting Standards Board Accounting Standards Codification, which we refer to as the FASB ASC, Topic 805, “Business Combinations.” Accordingly, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of FBMS as of the date of acquisition will be recorded at their respective fair values. Any excess of the total consideration paid in connection with the merger over the net fair values is recorded as goodwill. Consolidated financial statements of Renasant issued after the date of acquisition would reflect these fair values and would not be restated retroactively to reflect the historical financial position or results of operations of FBMS.

Public Trading Markets (page 105)

Renasant common stock trades on the NYSE under the symbol “RNST.” FBMS common stock trades on the NYSE under the symbol “FBMS.” Upon completion of the merger, FBMS common stock will be delisted from the NYSE and thereafter will be deregistered under the Exchange Act. The Renasant common stock issuable in the merger will be listed on the NYSE.

Appraisal Rights (page 105)

Under Mississippi law, neither Renasant nor FBMS shareholders will be entitled to exercise any appraisal rights in connection with the merger.

Agreement Not to Solicit Other Offers (page 117)

FBMS has agreed that it and its subsidiaries will not, and will cause their respective representatives not to, directly or indirectly:

•

solicit, initiate, seek, encourage (including by providing information or assistance), facilitate or induce any acquisition proposal (as defined in “The Merger Agreement—Agreement Not to Solicit Other Offers”);

•

engage or participate in any discussions or negotiations regarding, or furnish or cause to be furnished to any person any information or data with respect to, or afford access to the business, personnel, assets or books and records of FBMS or its subsidiaries in connection with, or take any other action to solicit, facilitate or induce the making of any inquiry, offer or proposal that constitutes, or may reasonably be expected to lead to, an acquisition proposal;

•

grant any waiver, amendment or release of or under, or fail to enforce, any confidentiality, standstill or similar agreement (or any confidentiality, standstill or similar provision of any other contract);

•	adopt, approve, agree to, accept, endorse or recommend any acquisition proposal;
•

approve, agree to, accept, endorse or recommend, or propose to approve, agree to, accept, endorse or recommend any acquisition agreement (as defined in “The Merger Agreement—Agreement Not to Solicit Other Offers”) contemplating or otherwise relating to any acquisition transaction (as defined in “The Merger Agreement—Agreement Not to Solicit Other Offers”); or

•	otherwise cooperate in any way with, or assist or participate in, or facilitate or encourage any effort or attempt by any person to do or seek to do any of the foregoing.

FBMS and its subsidiaries have agreed to, and to direct its representatives to, immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any persons conducted prior to the date of the merger agreement, with respect to any offer or proposal that constitutes, or may reasonably be expected to lead to, an acquisition proposal, to immediately terminate access to any physical or electronic data rooms relating to a possible acquisition proposal, and to request the prompt return or destruction of all confidential information previously furnished to any person (other than Renasant and its subsidiaries) that has made or indicated an intention to make an acquisition proposal.

Notwithstanding FBMS’s non-solicitation obligations described above, if FBMS or any of its representatives receives an unsolicited written bona fide acquisition proposal by any person at any time prior to FBMS shareholder approval in circumstances that did not involve a breach of its non-solicitation obligations, then FBMS and its representatives may, prior to (but not after) the FBMS special meeting, furnish information or data to and enter into discussions and negotiations with respect to such acquisition proposal if the FBMS board of directors (or any committee thereof) has (1) determined, in its good faith judgment (after consultation with its financial advisors of national reputation and outside legal counsel) that such acquisition proposal constitutes, or could reasonably be expected to lead to a superior proposal (as defined in the section entitled “The Merger Agreement—Agreement Not to Solicit Other Offers”) and that the failure to take such actions would reasonably likely cause it to violate its fiduciary duties under applicable law, (2) provided Renasant with at least five business days prior notice of such determination, and (3) obtained from such person an executed confidentiality agreement containing terms at least as restrictive with respect to such person as the terms of the confidentiality agreement is in each provision with respect to Renasant. However, FBMS may not terminate the merger agreement pursuant to these provisions and is required to call a shareholder meeting to consider and vote upon the merger notwithstanding negotiations with such third parties.

Shareholder Meetings and Recommendation of Renasant and FBMS Boards of Directors (page 119)

Each of Renasant and FBMS has agreed to hold a meeting of its shareholders as promptly as reasonably practicable after this joint proxy statement/prospectus is declared effective for the purpose of obtaining FBMS shareholder approval, in the case of FBMS shareholders, and obtaining Renasant shareholder approval, in the case of Renasant shareholders.

The board of directors of each of FBMS and Renasant has agreed to unanimously recommend its shareholders approve the FBMS merger proposal, in the case of FBMS, and the Renasant merger and share issuance proposal, in the case of Renasant, and to include such recommendations in this joint proxy statement/prospectus and to use their respective reasonable best efforts to obtain, in the case of FBMS, FBMS shareholder approval and, in the case of Renasant, Renasant shareholder approval. The board of directors of each of FBMS and Renasant and any committee thereof agreed to not (1) withhold, withdraw, qualify or modify such recommendation in any manner adverse to such recommendation, (2) fail to make such recommendation in this joint proxy statement/prospectus, or otherwise submit the merger agreement to its shareholders without recommendation, (3) take any action or make any public statement, filing or release inconsistent with such recommendation, or (4) publicly propose to do any of the foregoing (which we refer to as a change in recommendation). In addition, the FBMS board of directors and any committee thereof agreed to not (1) fail to publicly and without qualification (x) recommend against any acquisition proposal or (y) reaffirm such recommendation, in each case within five business days (or such fewer number of days as remains prior to the FBMS special meeting) after an acquisition proposal is made public or any request by the other party to do so, (2) take any action to exempt any person (other than Renasant or its subsidiaries) or any action taken by any person (other than Renasant or its subsidiaries) from any takeover statute or (3) adopt, approve, agree to, accept, recommend, submit to its shareholders, or endorse an acquisition proposal.

However, prior to FBMS special meeting, the FBMS board of directors may submit the merger agreement to its shareholders without recommendation if FBMS has received a superior proposal (after giving effect to the terms of any revised offer from Renasant) and the FBMS board of directors has determined in good faith, after consultation with outside legal counsel and, in the case of financial matters, with its financial advisors of national reputation, that it would be reasonably likely to be a violation of the directors’ fiduciary duties under applicable law to make or continue to make the recommendation; provided, that the FBMS board of directors may not take the actions set forth above unless:

•	FBMS has complied in all respects with its non-solicitation obligations described above;

•

FBMS gives Renasant at least five business days’ prior written notice of its intention to take such action and a reasonable description of the events or circumstances giving rise to its determination to take such action;

•

during such five business day period, FBMS has, and has caused its financial advisors of national reputation and outside legal counsel to, consider and negotiate with Renasant (to the extent Renasant desires to so negotiate) in good faith regarding any proposals, adjustments or modifications to the terms and conditions of the merger agreement proposed by Renasant; and

•

the FBMS board of directors has determined in good faith, after consultation with its financial advisors of national reputation and outside legal counsel and considering the results of such negotiations described above and giving effect to any proposals, amendments or modifications proposed by Renasant, if any, that such superior proposal remains a superior proposal and that it would nevertheless be reasonably likely to be a violation of the directors’ fiduciary duties under applicable law to make or continue to make the recommendation.

Any material amendment to any acquisition proposal will require a new determination and notice period.

In addition, the Renasant board of directors may submit the merger agreement to its shareholders without recommendation if the Renasant board of directors has determined in good faith, after consultation with outside legal counsel, that it would be reasonably likely to be a violation of the directors’ fiduciary duties under applicable law to make or continue to make the recommendation; provided, that the Renasant board of directors may not make a change in recommendation unless:

•

Renasant gives FBMS at least five business days’ prior written notice of its intention to take such action and a reasonable description of the events or circumstances giving rise to its determination to take such action;

•

during such five business day period, Renasant has, and has caused its financial advisors of national reputation and outside legal counsel to, consider and negotiate with FBMS (to the extent FBMS desires to so negotiate) in good faith regarding any proposals, adjustments or modifications to the terms and conditions of the merger agreement proposed by FBMS; and

•

the Renasant board of directors has determined in good faith, after consultation with its financial advisors of national reputation and outside legal counsel and considering the results of such negotiations described above and giving effect to any proposals, amendments or modifications proposed by FBMS, if any, that it would nevertheless be reasonably likely to be a violation of the directors’ fiduciary duties under applicable law to make or continue to make the recommendation.

However, Renasant must submit the merger agreement to its shareholders with a recommendation if the proposed basis for submitting it without a recommendation would be a proposed acquisition (1) by Renasant of 20% or more of the equity or 25% or more of the assets of an unaffiliated depository institution or (2) by an unaffiliated depository institution of 20% or more of the equity or 25% or more of the assets of Renasant.

Conditions to Consummation of the Merger (page 120)

The respective obligation of each party to consummate the merger and the other transactions contemplated thereby is subject to the satisfaction or waiver at or prior to the effective time of the following conditions:

•	the approval of the FBMS merger proposal by FBMS shareholders and the approval of the Renasant merger and share issuance proposal by Renasant shareholders;
•	the receipt of all requisite regulatory approvals;
•

the absence of any law or order (whether temporary, preliminary or permanent) by any court or regulatory authority of competent jurisdiction prohibiting, restricting or making illegal the consummation of the transactions contemplated by the merger agreement (including the merger);

•

the effectiveness of the registration statement of which this joint proxy statement/prospectus is a part under the Securities Act and there being no stop order, action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the registration statement;

•	the authorization of the listing on the NYSE of the Renasant common stock to be issued pursuant to the merger, subject to official notice of issuance; and
•

the receipt by Renasant and FBMS of a written opinion of Covington & Burling and Alston & Bird, respectively, in form and substance reasonably satisfactory to Renasant and FBMS to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code for federal income tax purposes.

Each party’s obligation to consummate the merger and the other transactions contemplated thereby is also subject to the satisfaction or waiver at or prior to the effective time of the following conditions:

•

the accuracy of the representations and warranties of the other party in the merger agreement as of the date of the merger agreement and as of the effective time, subject to the materiality standards provided in the merger agreement;

•

the performance by the other party in all material respects of all obligations, covenants and agreements of such party required to be performed by it under the merger agreement at or prior to the effective time;

•

the receipt of (1) a certificate from the other party to the effect that the conditions described above have been satisfied and (2) certified copies of resolutions duly adopted by the other party’s board of directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of the merger agreement, and the consummation of the transactions contemplated thereby, all in such reasonable detail as the other party and its counsel may request;

•

in the case of Renasant, the receipt of requisite regulatory approvals without the imposition of any burdensome conditions (as defined in “the Merger Agreement—Covenants and Agreements—Regulatory Matters”); and

•	in the case of Renasant, the absence of a material adverse effect (as defined in “The Merger Agreement—Representations and Warranties”) on FBMS since the date of the merger agreement.

We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed in the first half of 2025 or at all. As of the date of this joint proxy statement/prospectus, we have no reason to believe that any of these conditions will not be satisfied.

Termination of the Merger Agreement (page 121)

The merger agreement may be terminated and the merger abandoned at any time prior to the effective time (notwithstanding the approval of the merger agreement by FBMS shareholders or by Renasant shareholders) by mutual written agreement, or by either party in the following circumstances:

•

any regulatory authority (1) denies a requisite regulatory approval and such denial is final, or has advised either party that it will not grant (or intends to rescind or revoke if previously approved) requisite regulatory approval, or (2) requests that Renasant, FBMS, or any of their respective affiliates withdraw (other than for technical reasons), and not be permitted to resubmit within 60 days, any application with respect to any requisite regulatory approval, so long as such denial, lack of grant or request in (1) or (2) is not materially caused by, or a result of, a failure of the terminating party to comply with its obligations under the merger agreement;

•

FBMS shareholders fail to vote their approval of the FBMS merger proposal, so long as such failure is not materially caused by, or a result of, a failure of the terminating party to comply with its obligations under the merger agreement, which we refer to as a no-vote termination;

•

Renasant shareholders fail to vote their approval of the Renasant merger and share issuance proposal, so long as such failure is not materially caused by, or a result of, a failure of the terminating party to comply with its obligations under merger agreement;

•

if any law or order permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement has become final and nonappealable, so long as the terminating party used its reasonable best efforts to contest, appeal and remove such law or order;

•

the merger has not been consummated by June 5, 2025 (provided that this date will be automatically extended to September 5, 2025, if the only outstanding closing condition is the receipt of all required regulatory approvals), which we refer to as the termination date, if the failure to consummate the transactions contemplated by the merger agreement on or before the termination date is not caused by the terminating party’s breach of such merger agreement, which we refer to as an outside date termination; or

•

if there was a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty ceases to be true, complete and correct) set forth in the merger agreement on the part of FBMS, in the case of a termination by Renasant, or Renasant, in the case of a termination by FBMS, which breach, either individually or in the aggregate with all other breaches by such party, would constitute, if occurring or continuing on the closing date, the failure of a Renasant or FBMS condition to closing, respectively, and is not cured within 45 days following written notice or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the termination date), which we refer to as a breach termination.

In addition, Renasant may terminate the merger agreement if:

•

the FBMS board of directors effects a change in its recommendation, breaches its non-solicitation obligations with respect to an acquisition proposal, or fails to call, give notice of, convene or hold the FBMS special meeting; or

•

if any regulatory authority grants a requisite regulatory approval but such requisite regulatory approval contains, results or would reasonably be expected to result in, the imposition of a burdensome condition.

In addition, FBMS may terminate the merger agreement if:

•	the Renasant board of directors effects a change in its recommendation, or fails to call, give notice of, convene or hold the Renasant special meeting.

Termination Fee (page 122)

FBMS will pay Renasant a $40,000,000 termination fee if:

•

either (1) Renasant or FBMS effects a no-vote termination or either FBMS or Renasant effects an outside date termination (and the approval of the FBMS merger proposal has not been obtained), or (2) Renasant effects a breach termination and, in each case, prior to such termination, an acquisition proposal for FBMS has been made or an intention to make an acquisition proposal has been publicly announced, and, within 12 months of such termination, any acquisition proposal results in a definitive agreement or a completed transaction; or

•

Renasant terminates the merger agreement because the FBMS board of directors effects a change in its recommendation, breaches its non-solicitation obligations with respect to an acquisition proposal or fails to call, give notice of, convene or hold the FBMS special meeting.

If FBMS fails to pay any fee payable when due, then FBMS must pay to Renasant its costs and expenses incurred (including attorneys’ fees) in connection with collecting such fee, together with interest on the amount of such fee at the “prime rate” (as announced by Citibank, N.A.) from the date such payment was due under the merger agreement until the date of payment.

Voting Agreements (page 123)

Each of the members of the FBMS board of directors and certain of the executive officers of FBMS and each of the members of the Renasant board of directors and certain executive officers of Renasant, in their capacities as shareholders of FBMS and Renasant, respectively, have separately entered into voting agreements with Renasant and FBMS, which we refer to as the voting agreements. The voting agreements require, among other things, that the shareholder party thereto vote all of his or her shares of FBMS common stock and Renasant common stock, as applicable, in favor of the merger and the other transactions contemplated by the merger agreement and against alternative transactions and not to transfer any of his or her shares of FBMS common stock and Renasant common stock, as applicable, subject to certain exceptions.

Material U.S. Federal Income Tax Consequences of the Merger (page 124)

FBMS and Renasant intend for the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to the obligations of FBMS and Renasant to complete the merger that they each receive an opinion from Alston & Bird and Covington & Burling, respectively, in form and substance reasonably satisfactory to FBMS and Renasant, as appropriate, to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Neither FBMS nor Renasant currently intends to waive this condition to the consummation of the merger. In the event that either FBMS or Renasant waives the condition to receive such tax opinion and the tax consequences of the merger materially change, FBMS and Renasant will recirculate appropriate soliciting materials and seek new approval of the merger from FBMS and Renasant shareholders.

Subject to the limitations and qualifications set forth herein and in the opinions of Covington & Burling and Alston & Bird, forms of which have been filed as Exhibits 8.1 and 8.2, respectively, to the registration statement of which this joint proxy statement/prospectus is part, if the merger qualifies as a reorganization for U.S. federal income tax purposes, when a U.S. holder, as described herein, of FBMS common stock receives Renasant common stock in the merger, such U.S. holder will not recognize any gain or loss upon surrendering its FBMS common stock. U.S. holders of FBMS common stock receiving cash in lieu of fractional shares of Renasant common stock will generally recognize gain or loss equal to the difference between the amount of cash received instead of a fractional share and the basis in its fractional share of Renasant common stock.

Comparison of Shareholders’ Rights (page 127)

Upon completion of the merger, the rights of former FBMS shareholders will be governed by the articles of incorporation of Renasant, as amended, which we refer to as the Renasant charter, and the amended and restated bylaws of Renasant, as amended, which we refer to as the Renasant bylaws, respectively. The rights associated with FBMS common stock are different in certain respects from the rights associated with Renasant common stock. Please see the section entitled “Comparison of Shareholders’ Rights” for a discussion of the different rights associated with Renasant common stock.

Risk Factors (page 35)

Before voting at the FBMS special meeting or the Renasant special meeting, you should carefully consider all of the information contained in or incorporated by reference into this joint proxy statement/prospectus, including the risk factors set forth in the section entitled “Risk Factors” and described in FBMS’s and Renasant’s Annual Reports on Form 10-K for the fiscal year ended on December 31, 2023, and other reports filed with the SEC, which are incorporated by reference into this joint proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information.”

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements are based on the separate historical financial statements of Renasant and FBMS and give effect to the merger, including pro forma assumptions and adjustments related to the merger, as described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet as of June 30, 2024 is presented as if the merger occurred on June 30, 2024. The unaudited pro forma condensed combined income statements for the year ended December 31, 2023 and the six months ended June 30, 2024 are presented as if the merger occurred on January 1, 2023. The historical consolidated financial information has been adjusted on a pro forma basis to reflect factually supportable items that are directly attributable to the merger and, with respect to the income statements only, expected to have a continuing impact on consolidated results of operations. The unaudited pro forma condensed combined financial statements do not give effect to other occurrences since June 30, 2024, other than the previously announced sale by Renasant of the assets of its insurance subsidiary, effective July 1, 2024, which we refer to as the insurance divestiture, and Renasant’s previously announced offering of 7,187,500 shares of Reanasant common stock, which closed on July 31, 2024, which we refer to as the common stock issuance, assuming, in each case, they occurred on June 30, 2024.

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting for business combinations under generally accepted accounting principles in the United States, which we refer to as GAAP. Renasant is the acquiror for accounting purposes. Certain reclassifications have been made to the historical financial statements of FBMS to conform to the presentation in Renasant’s financial statements.

A final determination of the fair values of FBMS’s assets and liabilities, which cannot be made prior to the completion of the merger, will be based on the actual net tangible and intangible assets of FBMS that exist as of the closing date of the merger. Consequently, fair value adjustments and amounts preliminarily allocated to goodwill and other identifiable intangibles, such as the core deposit intangible, could change significantly from those allocations used in the unaudited pro forma condensed combined financial statements presented herein and could result in a material change in amortization of acquired intangible assets. In addition, the value of the final consideration paid in the merger will be based on the closing price of Renasant common stock on the date the merger becomes effective. The closing price of Renasant common stock on August 27, 2024 was used for purposes of presenting the pro forma condensed combined financial information.

In connection with the plan to integrate the operations of Renasant and FBMS following the completion of the merger, Renasant anticipates that nonrecurring charges, such as costs associated with systems implementation, severance, and other costs related to exit or disposal activities, will be incurred. Renasant is not able to determine the timing, nature and amount of these charges as of the date of this joint proxy statement/prospectus. However, these charges will affect the results of operations of Renasant and FBMS, as well as those of the combined company following the completion of the merger, in the period in which they are recorded. The unaudited pro forma condensed combined income statements do not include the effects of the costs associated with any restructuring or integration activities resulting from the merger, as they are nonrecurring in nature and not factually supportable at this time. Additionally, the unaudited pro forma adjustments do not give effect to any nonrecurring or unusual restructuring charges that may be incurred as a result of the integration of the two companies or any anticipated disposition of assets that may result from such integration.

The actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma condensed combined financial statements as a result of:

•	changes in the trading price of Renasant common stock;
•	net cash used or generated in Renasant’s or FBMS’s operations between the signing of the merger agreement and completion of the merger;

•	changes in the fair values of Renasant’s or FBMS’s assets and liabilities;
•	other changes in Renasant’s or FBMS’s net assets that occur prior to the completion of the merger; and
•	the actual financial results of the combined company.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only. The unaudited pro forma condensed combined financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the merger been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma condensed combined financial statements and related adjustments required management to make certain assumptions and estimates.

The unaudited pro forma condensed combined financial statements should be read together with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;
•

Renasant’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2023, included in Renasant’s Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein;

•

FBMS’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2023, included in FBMS’s Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein;

•

Renasant’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the three and six months ended June 30, 2024, included in Renasant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, which is incorporated by reference herein;

•

FBMS’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the three and six months ended June 30, 2024, included in FBMS’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, which is incorporated by reference herein; and

•	the information pertaining to Renasant and FBMS contained in or incorporated by reference into this joint proxy statement/prospectus.

Renasant Corporation and The First Bancshares, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

(in thousands; except share and per share data)

	As of June 30, 2024
	Renasant (as reported)	FBMS (as reported)	Pro Forma Adjustments							Pro Forma Company Combined
			Merger Pro Forma Adjustments	Notes	Insurance Divestiture	Notes		Common Stock Issuance	Notes
ASSETS
Cash and due from banks	$851,906	$207,606	$(91,597)	(1)	$50,044	(17)		$217,000	(21)	$1,234,959
Securities	1,924,348	1,771,257	(49,755)	(2)						3,645,850
Loans held for sale	266,406	5,892	—							272,298
Loans, net of unearned income	12,604,755	5,250,893	(218,826)	(3)						17,636,822
Allowance for loan losses	(199,871)	(55,133)	(23,630)	(4)						(278,634)

Net loans	12,404,884	5,195,760	(242,456)		—			—		17,358,188
Premises and equipment	280,966	179,289	18,500	(5)	(50)	(18)				478,705
Other real estate owned	7,366	6,356	(500)	(6)						13,222
Goodwill	991,665	272,520	169,083	(7)	(2,767)	(18)				1,430,501
Core deposit intangibles	16,397	64,041	102,089	(8)						182,527
Bank-owned life insurance	387,791	135,684								523,475
Mortgage servicing rights	72,092	—								72,092
Net deferred tax assets										—
Other assets	306,570	127,395	50,935	(9)	(13,138)	(18	)(19)			471,762

Total assets	$17,510,391	$7,965,800	$(43,701)		$34,089			$217,000		$25,683,579

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Non-interest bearing	$3,539,453	$1,870,305	$—		$—			$—		$5,409,758
Interest bearing	10,715,760	4,755,812	(2,905)	(10)	—			—		15,468,667

Total deposits	14,255,213	6,626,117	(2,905)		—			—		20,878,425
Short-term borrowings	232,741	182,400								415,141
Long-term debt	428,677	123,558	(11,642)	(11)						540,593
Other liabilities	239,059	61,840			(1,818)	(18)				299,081

Total liabilities	15,155,690	6,993,915	(14,547)		(1,818)			—		22,133,240
Shareholders’ equity:
Preferred stock	—	—	—
Common stock	296,483	32,464	123,563	(12)				35,938	(22)	488,448
Surplus	1,304,782	776,098	126,051	(13)				181,062	(23)	2,387,993
Retained earnings	1,005,086	324,899	(440,344)	(14)	35,907	(20)				925,548
Treasury stock, at cost	(97,534)	(41,111)	41,111	(15)						(97,534)
Accumulated other comprehensive income	(154,116)	(120,465)	120,465	(16)						(154,116)

Total shareholders’ equity	2,354,701	971,885	(29,158)		35,907			217,000		3,550,339

Total liabilities and shareholders’ equity	$17,510,391	$7,965,800	$(43,705)		$34,089			$217,000		$25,683,579

Balance Sheet Pro Forma Adjustments as of June 30, 2024:

Merger Pro Forma Adjustments:

(1) Adjustments to cash and cash equivalents

To reflect Renasant’s estimated transaction costs including investment banking fees, legal fees, accounting fees, and registration fees	$(45,072)
To reflect FBMS’s estimated transaction costs including investment banking fees, legal fees, accounting fees, and registration fees	(45,072)
To reflect cash consideration to holders of options on the FBMS common stock	(1,453)

$(91,597)

(2) Adjustments to securities:

To reflect estimated fair value of FBMS’s held-to-maturity securities	$(46,755)
To reflect the redemption of FBMS’s subordinated debt currently held by Renasant	(3,000)

$(49,755)

(3) Adjustments to loans, net of unearned income:

To reflect the estimated fair value of FBMS’s loan portfolio comprised of an interest rate mark of $189,000 and a credit mark of
$78,763, which includes a purchase credit deteriorated, or PCD, credit mark of $27,567 and a non-PCD credit mark of $51,196	$(267,763)
To gross up acquired PCD loans and leases for the PCD allowance for credit losses, or ACL	27,567
To eliminate The First’s historical fair value adjustments on previously acquired loans	21,370

$(218,826)

(4) Adjustments to allowance for credit losses:

To eliminate FBMS’s ACL	$55,133
To establish the initial ACL reserve	(78,763)

$(23,630)

(5) Adjustments to premises and equipment:

To reflect the estimated fair value of acquired premises and equipment	$18,500

(6) Adjustments to other real estate owned

To reflect the estimated fair value of FBMS’s other real estate owned	$(500)

(7) Adjustments to goodwill:

To eliminate FBMS’s goodwill	$(272,520)
To recognize goodwill for amount of consideration paid in excess of fair value of assets received and liabilities assumed	441,603

$169,083

(8) Adjustments to intangible assets

To eliminate FBMS’s historical core deposit intangible	$(64,041)
To record an estimate of core deposit intangible assets expected to be amortized over 10 years using the sum of the years digits method	166,130

$102,089

The following table reflects after-tax amortization on the acquired core deposit intangible for the first five years following the date of acquisition
Year 1	$23,862
Year 2	22,669
Year 3	20,283
Year 4	17,897
Year 5	15,511

$100,222

(9) Adjustments to other assets:

To reflect the deferred tax effects from fair value adjustments and other purchase accounting adjustments, including transaction costs, provision for credit losses on non-PCD loans and the gain on the divestiture of deposits; deferred tax adjustments were calculated using the federal statutory rate of 21% adjusted for eligible deductions	$50,935

(10) Adjustment to interest-bearing deposits:

To eliminate FBMS’s historical fair value adjustments on previously acquired deposits	$649
To reflect the estimated fair value adjustments on acquired certificates of deposits	(3,554)

$(2,905)

(11) Adjustments to long-term borrowings:

To reflect the fair value adjustment on FBMS’s trust preferred securities	$(4,734)
To eliminate the historical discount on FBMS’s previously acquired trust preferred securities	1,742
To reflect the fair value adjustment on FBMS’s subordinated debt	(4,144)
To reflect the redemption of FBMS’s subordinated debt held by Renasant	(3,000)
To eliminate FBMS’s issuance costs on subordinated debt	(1,506)

$(11,642)

(12) Adjustments to common stock:

To eliminate FBMS common stock	$(32,464)
To record the issuance of Renasant common stock to the FBMS shareholders at aggregate par value	156,027

$123,563

(13) Adjustments to capital surplus:

To eliminate the FBMS capital surplus	$(776,098)
To reflect the issuance of Renasant capital in excess of par value to the FBMS shareholders	902,149

$126,051

(14) Adjustments to retained earnings

To eliminate FBMS’s retained earnings	$(324,899)
To reflect Renasant’s estimated after-tax transaction costs	(37,500)
To reflect FBMS’s estimated after-tax transaction costs	(37,500)
To reflect the after-tax provision for credit losses on non-PCD loans	(40,445)

$(440,344)

(15) Adjustment to eliminate FBMS’s treasury stock	$41,111

(16) Adjustment to eliminate FBMS’s accumulated other comprehensive income	$120,465

Insurance Divestiture Pro Forma Adjustments:

(17) To record the receipt of cash less estimated transaction-related expenses	$50,044

(18) To record the net assets sold as part of the divestiture of the insurance agency	$(1,911)

(19) To record the tax effects of the gain recognized on the sale and estimated transaction-related expenses	$(12,226)

(20) To record the after-tax gain recognized on the sale and estimated transaction-related expenses	$35,907

Common Stock Issuance Pro Forma Adjustments:

(21) To record the proceeds from the common stock issuance, less estimated issuance costs	$217,000

(22) To record the issuance of 7,187,500 shares of Renasant common stock at par value	$35,938

(23) To record the excess of the offering price over par value of Renasant common stock issued, net of issuance costs	$181,062

Preliminary Purchase Price Allocation (in thousands, except per share data):
Shares of FBMS common stock outstanding at August 27, 2024 (including unvested restricted stock)				31,205,432
Exchange ratio				1.00

Shares of Renasant common stock to be issued for shares of FBMS common stock				31,205,432
Price per share, based on Renasant prices as of August 27, 2024				$33.91

Pro forma value of Renasant common stock to be issued				$1,058,176

Cash consideration for FBMS stock options outstanding				1,453

Total value of consideration				$1,059,629

	June 30, 2024 (as reported)	Merger Pro Forma Adjustments	June 30, 2024 (as adjusted)
Net Assets Acquired:
ASSETS
Cash and cash equivalents	$207,606	$—	$207,606
Securities	1,771,257	(46,755)	1,724,502
Mortgage loans HFS	5,892	—	5,892
Loans, net	5,195,760	(191,260)	5,004,500
Premises and equipment	179,289	18,500	197,789
Other real estate owned	6,356	(500)	5,856
Other intangible assets	64,041	102,089	166,130
Other assets	263,079	25,040	288,119

Total Assets	$7,693,280	$(92,886)	$7,600,394

LIABILITIES
Deposits:
Non-interest bearing	$1,870,305	$—	$1,870,305
Interest bearing	4,755,812	(2,905)	4,752,907

Total deposits	6,626,117	(2,905)	6,623,212
Short-term borrowings	182,400	—	182,400
Long-term debt	123,558	(8,642)	114,916
Other liabilities	61,840	—	61,840

Total Liabilities	$6,993,915	$(11,547)	$6,982,368

Net Assets Acquired				618,026

Preliminary Pro Forma Goodwill				$441,603

Renasant Corporation and The First Bancshares, Inc.

Unaudited Pro Forma Condensed Combined Income Statements

(in thousands; except share and per share data)

	Six months ended June 30, 2024
			Pro Forma Adjustments
	Renasant (as reported)	FBMS (as reported)	Merger Pro Forma Adjustments	Notes	Insurance Divestiture	Notes	Common Stock Issuance	Notes	Pro Forma Company Combined
Interest income
Loans	$396,625	$157,135	$26,913	(a)	$—		$—		$580,673
Securities	21,110	23,081	19,302	(b)	—		—		63,493
Other	15,655	2,474	—		—		5,425	(n)	23,554

Total interest income	433,390	182,690	46,215		—		5,425		667,720
Interest expense
Deposits	170,234	58,876	(447)	(c)	—		—		228,663
Borrowings	14,840	8,679	745	(d)	—		—		24,264

Total interest expense	185,074	67,555	298		—		—		252,927

Net interest income	248,316	115,135	45,917		—		5,425		414,793

Provision for credit losses	5,738	1,650	—		—		—		7,388

Net interest income after provision for credit losses	242,578	113,485	45,917		—		5,425		407,405

Noninterest income
Service charges on deposit accounts	20,792	6,701	(500)	(e)	—		—		26,993
Fees and commissions	7,893	5,953	(4,556)	(f)	—		—		9,290
Insurance commissions	5,474	—	—		(5,474)	(k)	—		—
Wealth management revenue	11,353	—	—		—		—		11,353
Mortgage banking income	21,068	1,676	—		—		—		22,744
Gain on debt extinguishment	56	—	—		—		—		56
Loss on securities	—	(34)	—		—		—		(34)
BOLI income	5,392	1,880	—		—		—		7,272
Other	8,115	6,692	—		(999)	(k)	—		13,808

Total noninterest income	80,143	22,868	(5,056)		(6,473)	(k)	—		91,482
Noninterest expense
Salaries and employee benefits	142,201	49,553	—		(3,619)	(l)	—		188,135
Data processing	7,752	1,610	—		(133)	(l)	—		9,229
Net occupancy and equipment	23,233	11,041	231	(g)	(221)	(l)	—		34,284
Other real estate owned	212	229	—		—		—		441
Professional fees	6,543	3,861	—		(47)	(l)	—		10,357
Advertising and public relations	8,693	198	—		(27)	(l)	—		8,864
Intangible amortization	2,398	4,770	9,577	(h)	—		—		16,745
Communications	4,136	1,164	—		(81)	(l)	—		5,219
Other	29,720	11,958	—		(264)	(l)	—		41,414

Total noninterest expense	224,888	84,384	9,808		(4,392)	(l)	—		314,688

Income before income taxes	97,833	51,969	31,053		(2,081)		5,425		184,199
Income taxes	19,578	11,644	6,521	(i)	(437)	(m)	1,139	(o)	38,445

Net income	$78,255	$40,325	$24,532		$(1,644)		$4,286		$145,754

Basic earnings per share	$1.39	$1.28							$1.53

Diluted earnings per share	$1.38	$1.27							$1.53

Cash dividends per common share	$0.44	$0.50							$0.44

Weighted-average commons shares outstanding:
Basic	56,275,628	31,501,423	—	(j)	—		7,187,500	(p)	94,964,551
Diluted	56,607,947	31,659,498	—	(j)	—		7,187,500	(p)	95,454,945

Income Statement Merger Pro Forma Adjustments for the Six Months Ended June 30, 2024:

Merger Pro Forma Adjustments:

(a) Adjustments to interest income on loans:

To eliminate FBMS’s discount accretion on previously acquired loans	$(4,694)
To reflect estimated accretion of the net discount on acquired loans	31,607

$26,913

(b) Adjustments to interest income on securities:

To reflect the reinvestment of securities in higher yielding investments at an estimated rate of 5.0%	$19,302

(c) Adjustments to interest expense on deposits:

To eliminate FBMS’s historical amortization on previously acquired time deposits	$(447)

(d) Adjustments to interest expense on borrowings:

To eliminate FBMS’s premium on previously acquired trust preferred securities	$(49)
To reflect estimated amortization of the fair value adjustment on acquired trust preferred securities	215
To eliminate of FBMS’s historical issuance costs on subordinated debt	(393)
To eliminate interest expense on subordinated debt redeemed by Renasant acquisition on subordinated debt	(64)
To reflect the estimated amortization of the fair value adjustment on acquired subordinated debt	1,036

$745

(e) Adjustment to service charges on deposit accounts:

To reflect the estimated loss of fee income from the elimination of consumer nonsufficient funds fees and certain consumer overdraft fees	$(500)

(f) Adjustment to fees and commissions:

To reflect the estimated loss of pre-tax income resulting from the application of the Durbin amendment to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010	$(4,556)

(g) Adjustment to net occupancy and equipment:

To reflect estimated incremental depreciation expense for acquired real estate	$231

(h) Adjustments to intangible amortization:

To eliminate amortization of FBMS’s core deposit intangible	$(4,770)
To reflect the amortization of the core deposit intangible created as a result of Renasant’s acquisition of FBMS	14,347

$9,577

(i) Adjustment to income taxes:

To reflect the income tax effects of pro forma adjustments at the estimated statutory federal corporate tax rate of 21%	$6,521

(j) Adjustments to basic and diluted weighted average common share outstanding:

To reflect the elimination of all shares of FBMS common stock outstanding and issuance of Renasant common stock calculated using an exchange ratio of 1:1
Basic:	31,501,423
Diluted:	31,659,498

Insurance Divestiture Pro Forma Adjustments:

(k) Reflects lost commission and contingency income from the divestiture of insurance	$(6,473)

(l) Reflects commission expense and other noninterest expense foregone from the divestiture of insurance	$(4,392)

(m) Reflects the income tax effects of pro forma adjustments at the estimated statutory federal corporate rate of 21%	$(437)

Common Stock Issuance Pro Forma Adjustments:

(n) Reflects interest income earned from the reinvestment of net offering proceeds	$5,425

(o) Reflects the income tax effects of pro forma adjustments at the estimated statutory federal corporate rate of 21%	$1,139

(p) Reflects the issuance of 7,187,500 shares of Renasant common stock as part of the offering	7,187,500

Renasant Corporation and The First Bancshares, Inc.

Unaudited Pro Forma Condensed Combined Income Statements

(in thousands; except share and per share data)

	Twelve months ended December 31, 2023
			Pro Forma Adjustments
	Renasant (as reported)	FBMS (as reported)	Merger Pro Forma Adjustments	Notes	Insurance Divestiture	Notes	Common Stock Issuance	Notes	Pro Forma Company Combined
Interest income
Loans	$716,456	$294,541	$51,448	(a)	$—		$—		$1,062,445
Securities	50,488	43,939	38,602	(b)	—		—		133,029
Other	30,375	2,453	—		—		10,850	(o)	43,678

Total interest income	797,319	340,933	90,050		—		10,850		1,239,152
Interest expense
Deposits	232,331	71,359	2,794	(c)	—		—		306,484
Borrowings	45,661	20,249	1,492	(d)	—		—		67,402

Total interest expense	277,992	91,608	4,286		—		—		373,886

Net interest income	519,327	249,325	85,764		—		10,850		865,266

Provision for credit losses	15,593	14,500	51,196	(e)	—		—		81,289

Net interest income after provision for credit losses	503,734	234,825	34,568		—		10,850		783,977

Noninterest income
Service charges on deposit accounts	39,199	14,175	(1,000)	(f)	—		—		52,374
Fees and commissions	17,901	16,270	(9,114)	(g)	—		—		25,057
Insurance commissions	11,102	—	—		(11,586)	(l)	—		(484)
Wealth management revenue	22,132	—	—		—		—		22,132
Mortgage banking income	32,413	2,866	—		—		—		35,279
Gain on debt extinguishment	620	—	—		—		—		620
Loss on securities	(22,438)	(9,716)	—		—		—		(32,154)
Impairment losses on securities	(19,352)	—	—		—		—		(19,352)
BOLI income	10,463	3,319	—		—		—		13,782
Other	21,035	13,929	—		(992)	(l)	—		33,972

Total noninterest income	113,075	40,843	(10,114)		(12,578)	(l)	—		131,226
Noninterest expense
Salaries and employee benefits	281,768	93,412	—		(7,036)	(m)	—		368,144
Data processing	15,195	2,771	—		(254)	(m)	—		17,712
Net occupancy and equipment	46,471	21,333	463	(h)	(415)	(m)	—		67,852
Other real estate owned	267	1,031	—		—		—		1,298
Professional fees	13,671	6,446	—		(47)	(m)	—		20,070
Advertising and public relations	14,726	833	—		(75)	(m)	—		15,484
Intangible amortization	5,380	9,563	20,642	(i)	—		—		35,585
Communications	8,238	3,579	—		(148)	(m)	—		11,669
Other	53,906	39,896	—		(651)	(m)	—		93,151

Total noninterest expense	439,622	178,864	21,105		(8,626)	(m)	—		630,965

Income before income taxes	177,187	96,804	3,349		(3,952)		10,850		284,238
Income taxes	32,509	21,347	703	(j)	(830)	(n)	2,279	(p)	56,008

Net income	$144,678	$75,457	$2,646		$(3,122)		$8,572		$228,230

Basic earnings per share	$2.58	$2.41							$2.41

Diluted earnings per share	$2.56	$2.39							$2.40

Cash dividends per common share	$0.88	$0.90							$0.88

Weighted-average commons shares outstanding:
Basic	56,009,689	31,373,718	—	(k)	—		7,187,500	(q)	94,570,907
Diluted	56,448,163	31,565,791	—	(k)	—		7,187,500	(q)	95,201,454

Income Statement Merger Pro Forma Adjustments for the Twelve Months Ended December 31, 2023:

Merger Pro Forma Adjustments:

(a) Adjustments to interest income on loans:

To eliminate FBMS’s discount accretion on previously acquired loans	$(17,514)
To reflect estimated accretion of the net discount on acquired loans	68,962

$51,448

(b) Adjustments to interest income on securities:

To reflect the reinvestment of securities in higher yielding investments at an estimated rate of 5.0%	$38,602

(c) Adjustments to interest expense on deposits:

To eliminate FBMS’s historical amortization on previously acquired time deposits	$(760)
To reflect estimated amortization of the fair value adjustment on acquired time deposits	3,554

$2,794

(d) Adjustments to interest expense on borrowings:

To eliminate FBMS’s premium on previously acquired trust preferred securities	$(97)
To reflect estimated amortization of the fair value adjustment on acquired trust preferred securities	430
To eliminate of FBMS’s historical issuance costs on subordinated debt	(785)
To eliminate interest expense on subordinated debt redeemed by Renasant acquisition on subordinated debt	(127)
To reflect the estimated amortization of the fair value adjustment on acquired subordinated debt	2,071

$1,492

(e) Adjustment to provision expense:

To reflect estimated provision expense for non-PCD loans at the date of acquisition	$51,196

(f) Adjustment to service charges on deposit accounts:

To reflect the estimated loss of fee income from the elimination of consumer nonsufficient funds fees and certain consumer overdraft fees	$(1,000)

(g) Adjustment to fees and commissions:

To reflect the estimated loss of pre-tax income resulting from the application of the Durbin amendment to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010	$(9,114)

(h) Adjustment to net occupancy and equipment:

To reflect estimated incremental depreciation expense for acquired real estate	$463

(i) Adjustments to intangible amortization:

To eliminate amortization of FBMS’s core deposit intangible	$(9,563)

To reflect the amortization of the core deposit intangible created as a result of Renasant’s acquisition of FBMS	30,205

$20,642

(j) Adjustment to income taxes:

To reflect the income tax effects of pro forma adjustments at the estimated statutory federal corporate tax rate of 21%	$703

(k) Adjustments to basic and diluted weighted average common share outstanding:

To reflect the elimination of all shares of FBMS common stock outstanding and issuance of Renasant common stock calculated using an exchange ratio of 1:1

Basic:	31,373,718

Diluted:	31,565,791

Insurance Divestiture Pro Forma Adjustments:

(l) Reflects lost commission and cotingency income from the divestiture of insurance	$(12,578)

(m) Reflects commission expense and other noninterest expense foregone from the divestiture of insurance	$(8,626)

(n) Reflects the income tax effects of pro forma adjustments at the estimated statutory federal corporate rate of 21%	$(830)

Common Stock Issuance Pro Forma Adjustments:

(o) Reflects interest income earned from the reinvestment of net offering proceeds	$10,850

(p) Reflects the income tax effects of pro forma adjustments at the estimated statutory federal corporate rate of 21%	$2,279

(q) Reflects the issuance of 7,187,500 shares of Renasant common stock as part of the offering	7,187,500

COMPARATIVE MARKET PRICE INFORMATION

Renasant common stock trades on the NYSE under the symbol “RNST.” FBMS common stock trades on the NYSE under the symbol “FBMS.” As of August 26, 2024, there were approximately 3,933 registered Renasant shareholders and approximately 1,908 registered FBMS shareholders.

The following table sets forth the closing sale prices per share of Renasant common stock and FBMS common stock on July 29, 2024, the last trading day before the public announcement of the signing of the merger agreement, and on [ ], 2024, the latest practicable trading day before the printing date of this joint proxy statement/prospectus. The table also shows the implied value of the merger consideration payable for each share of FBMS common stock on July 29, 2024 and on [ ], 2024, the latest practicable trading day before the printing date of this joint proxy statement/prospectus, determined by multiplying the closing price of the Renasant common stock on such dates by the exchange ratio of 1.00.

	Renasant Common Stock	FBMS Common Stock	Implied Value of Merger Consideration

July 29, 2024	$35.95	$30.63	$35.95
[ ], 2024	$ [ ]	$ [ ]	$ [ ]

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This joint proxy statement/prospectus contains statements which are not historical in nature or do not relate to current facts and are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements may include projections of, or guidance on, Renasant’s, FBMS’s or the combined company’s future financial performance, asset quality, liquidity, capital levels, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in Renasant’s and FBMS’s business or financial results. Forward-looking statements are based on, among other things, Renasant management’s and FBMS management’s beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and Renasant and FBMS. Words and phrases such as “may,” “approximately,” “continue,” “should,” “expects,” “projects,” “anticipates,” “is likely,” “look ahead,” “look forward,” “believes,” “will,” “intends,” “estimates,” “strategy,” “plan,” “could,” “potential,” “possible” and variations of such words and similar expressions are intended to identify such forward-looking statements. We caution readers that forward-looking statements are subject to certain risks and uncertainties that are difficult to predict with regard to, among other things, timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results.

In addition to factors previously disclosed in Renasant’s and FBMS’s reports filed with the SEC, and those identified elsewhere in this joint proxy statement/prospectus (including in the section entitled “Risk Factors”), the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance:

•	the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement;

•	failure to close or delay in closing the mergers;

•	the outcome of any legal proceedings that may be instituted against Renasant or FBMS;

•

the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the business combination transaction) and shareholder approvals or to satisfy any of the other conditions to the mergers on a timely basis or at all;

•

the possibility that the anticipated benefits of the mergers are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Renasant and FBMS do business;

•	the possibility that the cost savings, synergies or other anticipated benefits from the mergers may not be fully realized or may take longer to realize than expected;

•	the possibility that the mergers may be more expensive to complete than anticipated;

•	diversion of management’s attention from ongoing business operations and opportunities;

•	potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the mergers;

•	changes in Renasant’s or FBMS’s share price before the closing of the merger;

•	the potential dilutive effect of shares of Renasant common stock to be issued in the merger;

•	the sufficiency of the assumptions and estimates Renasant or FBMS make in establishing reserves for potential credit losses; and

•	other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of each of the Annual Report on Form 10-K filed by Renasant for the year ended December 31, 2023, and the Annual Report on Form 10-K filed by FBMS for the year ended December 31, 2023 and any updates to those risk factors set forth in Renasant’s and FBMS’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by the cautionary statements contained or referred to herein. If one or more events related to these or other risks or uncertainties materialize, or if Renasant’s or FBMS’s underlying assumptions prove to be incorrect, actual results may differ materially from what Renasant and FBMS anticipate. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and are based on information available at that time. Neither Renasant nor FBMS assumes any obligation to update or otherwise revise any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws.

RISK FACTORS

In addition to the other information contained in or incorporated by reference into this document, including the matters addressed under the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” and the matters discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of each of Renasant’s Annual Report on Form 10-K for the year ended December 31, 2023, and FBMS’s Annual Report on Form 10-K for the year ended December 31, 2023 and any updates to those risk factors set forth in Renasant’s and FBMS’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings, which have been filed with the SEC, Renasant shareholders and FBMS shareholders should carefully consider the following factors in deciding whether to vote for each company’s respective proposals. Please also see the section entitled “Where You Can Find More Information.”

Risks Relating to the Mergers

Because the exchange ratio is fixed and the market price of Renasant common stock will fluctuate, the value of the merger consideration to be received by FBMS shareholders may change.

Pursuant to the merger agreement, upon completion of the merger, each outstanding share of FBMS common stock, except for certain specified shares of FBMS common stock owned by FBMS or Renasant, will be converted into the right to receive 1.00 share of Renasant common stock. The closing price of Renasant common stock on the date that the merger is completed may vary from the closing price of Renasant common stock on the date Renasant and FBMS announced the signing of the merger agreement, the date that this document is being mailed to Renasant shareholders and FBMS shareholders and the date of the special meetings of Renasant shareholders and FBMS shareholders. Because the merger consideration is determined by a fixed exchange ratio, at the time of the FBMS special meeting, FBMS shareholders will not know or be able to calculate the value of the Renasant common stock they will receive upon completion of the merger. Any change in the market price of Renasant common stock prior to completion of the merger may affect the value of the merger consideration that FBMS shareholders will receive upon completion of the merger. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in our respective businesses, operations and prospects, and regulatory considerations, among other things. Many of these factors are beyond the control of Renasant and FBMS. FBMS shareholders should obtain current market quotations for shares of Renasant common stock and FBMS common stock before voting their shares at the FBMS special meeting.

There will be no adjustment to the merger consideration based upon changes in the market price of Renasant common stock or FBMS common stock prior to the time the merger is completed. In addition, the merger agreement cannot be terminated due to a change in the price of Renasant common stock.

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated, cannot be met, or that could have an adverse effect on the combined company following the consummation of the mergers.

Before the mergers may be completed, various approvals, consents and/or non-objections must be obtained from bank regulatory authorities. In determining whether to grant these approvals, the applicable regulatory authorities consider a variety of factors, including the regulatory standing of each party. These approvals could be delayed or not obtained at all, including due to an adverse development in either party’s regulatory standing or in any other factors considered by regulators in granting such approvals; governmental, political or community group inquiries, investigations or opposition; or changes in legislation or the political or regulatory environment generally. The approvals that are granted may impose terms and conditions, limitations, obligations or costs, or place restrictions on the conduct of the combined company’s business or require changes to the terms of the mergers. There can be no assurance that regulators will not impose any such conditions, limitations, obligations or restrictions and that such conditions, limitations, obligations or restrictions will not have the effect of delaying the completion of any of the mergers, imposing additional material costs on or materially limiting the revenues of the combined company following the mergers or otherwise reduce the anticipated benefits of the mergers if the mergers were consummated successfully within the expected timeframe. In addition, there can be no assurance that any such conditions, terms, obligations or restrictions will not result in the delay or abandonment of the mergers. The completion of the mergers are conditioned on the receipt of the requisite regulatory approvals without the imposition of any burdensome conditions and the expiration of all statutory waiting periods. Additionally, the completion of the mergers are conditioned on the absence of certain laws, orders, injunctions or decrees issued by any court or governmental entity of competent jurisdiction that would prevent, prohibit or make illegal the consummation of the mergers or any of the other transactions contemplated by the merger agreement.

The federal banking agencies are in the process of revising their merger policies. In March 2024, the FDIC published proposed revisions to its Statement of Policy on Bank Merger Transactions that may change the way the FDIC reviews bank merger applications. While the Federal Reserve has not issued a similar proposal, Federal Reserve Vice Chair for Supervision Michael Barr has stated that the Federal Reserve is working with the DOJ to update guidelines setting forth standards for the review of the competitive impact of a transaction. These pending regulatory revisions create uncertainty regarding the standards that the agencies may apply to their review of bank mergers and may make it more difficult and/or costly to obtain regulatory approval or otherwise result in more onerous conditions in approval orders than the agencies have previously imposed. Additionally, the agencies may begin to apply new standards before they formally finalize the changes to their merger policies.

If the consummation of the mergers is delayed, including by a delay in receipt of necessary regulatory approvals, a denial of a regulatory application, or the imposition of a burdensome condition, the ongoing business and financial results of each company may also be adversely affected. Please see the section entitled “The Merger—Regulatory Approvals Required for the Mergers.”

Failure to complete the merger could negatively affect the share prices, future business and financial results of Renasant and FBMS.

The completion of the merger is subject to a number of customary conditions which must be fulfilled in order to complete the merger. Please see the section entitled “The Merger Agreement—Conditions to Consummation of the Merger.” These conditions to the consummation of the merger may not be fulfilled and, accordingly, the merger may not be completed. In addition, if the merger is not completed by June 5, 2025 (or September 5, 2025, if the only outstanding closing condition on June 5, 2025 is the receipt of all required regulatory approvals), either Renasant or FBMS may choose to terminate the merger agreement at any time after that date if the failure to consummate the transactions contemplated by the merger agreement is not caused by any breach of the merger agreement by the party electing to terminate the merger agreement, before or after shareholder approval.

If the merger is not consummated, the ongoing business and financial results of each company may be adversely affected and each company will be subject to several risks, including significant declines in its share price to the extent that the current market prices reflect an assumption by the market that the merger will be completed and litigation related to any failure to complete the merger. If the consummation of the merger is delayed, including by the receipt of a competing acquisition proposal, the business, financial condition and results of operations of each company may be adversely affected.

In addition, each company has incurred and will incur substantial expenses in connection with the negotiation and completion of the transactions contemplated by the merger agreement. If the merger is not completed, the companies would have to recognize these expenses without realizing the expected benefits of the merger. Any of the foregoing, or other risks arising in connection with the failure of or delay in consummating the merger, including the diversion of management attention from pursuing other opportunities and the constraints in the merger agreement on the ability to make significant changes to each company’s ongoing business during the pendency of the merger, could have an adverse effect on each company’s business, financial condition and results of operations.

Additionally, Renasant’s or FBMS’s business may have been adversely impacted by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger, and the market price of Renasant common stock or FBMS common stock might decline to the extent that the current market price reflects a market assumption that the merger will be completed. If the merger agreement is terminated and a company’s board of directors seeks another merger or business combination, such company’s shareholders cannot be certain that such company will be able to find a party willing to engage in a transaction on more attractive terms than the merger.

Some of the conditions to the merger may be waived by FBMS or Renasant without resoliciting shareholder approval of the merger agreement.

Some of the conditions to the merger set forth in the merger agreement may be waived by FBMS or Renasant, subject to the agreement of the other party in specific cases. See the section entitled “The Merger Agreement—Conditions to Consummation of the Merger.” If any such conditions are waived, FBMS and Renasant will evaluate whether an amendment of this joint proxy statement/prospectus and resolicitation of proxies is warranted. In the event that FBMS board of directors or the Renasant board of directors, as applicable, determines that resolicitation of shareholders is not warranted, FBMS and Renasant will have the discretion to complete the merger without seeking further FBMS and Renasant shareholder approval.

Renasant and FBMS will be subject to business uncertainties and contractual restrictions while the mergers are pending.

Uncertainty about the effect of the mergers on counterparties to contracts, employees, customers (including depositors and borrowers), suppliers, vendors and other parties may have an adverse effect on the business, financial condition and results of operations of FBMS and Renasant. These uncertainties may impair Renasant’s or FBMS’s ability to attract, retain and motivate key personnel and customers (including depositors and borrowers) pending the consummation of the mergers, as such personnel and customers may experience uncertainty about their future roles and relationships following the consummation of the mergers. Additionally, these uncertainties could cause contract counterparties, customers (including depositors and borrowers), suppliers, vendors and others who deal with FBMS and/or Renasant to seek to change existing business relationships with FBMS and/or Renasant or fail to extend an existing relationship with FBMS and/or Renasant. In addition, competitors may target each party’s existing customers by highlighting potential uncertainties and integration difficulties that may result from the mergers.

The pursuit of the mergers and the preparation for the integration of the two companies may place a significant burden on each company’s management and internal resources. Any significant diversion of management attention away from ongoing business concerns and any difficulties encountered in the transition and integration process could have an adverse effect on each company’s business, financial condition and results of operations.

In addition, the merger agreement restricts each party from taking certain actions without the other party’s consent while the merger is pending. These restrictions could have an adverse effect on each party’s business, financial condition and results of operations. Please see the section entitled “The Merger Agreement—Covenants and Agreements—Conduct of Business Prior to the Effective Time” for a description of the restrictive covenants applicable to FBMS and Renasant.

FBMS’s directors and executive officers have interests in the merger that may be different from the interests of other FBMS shareholders.

FBMS’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of FBMS shareholders generally. The FBMS board of directors was aware of these interests and considered them, among other matters, in adopting the merger agreement and approving the transactions contemplated by the merger agreement and in determining to recommend to FBMS shareholders that they vote to approve the FBMS merger proposal. These interests are described in more detail under the section entitled “The Merger—Interests of FBMS’s Directors and Executive Officers in the Merger.”

Shares of Renasant common stock to be received by FBMS shareholders as a result of the merger will have rights different from the shares of FBMS common stock.

The rights of FBMS shareholders are currently governed by the articles of incorporation of FBMS, which we refer to as the FBMS charter, and the amended and restated bylaws of FBMS, which we refer to as the FBMS bylaws. Upon completion of the merger, the rights of former FBMS shareholders will be governed by the Renasant charter and the Renasant bylaws. Although Renasant and FBMS are both organized under Mississippi law, the rights associated with FBMS common stock are different in certain respects from the rights associated with Renasant common stock. Please see the section entitled “Comparison of Shareholders’ Rights” for a discussion of the different rights associated with Renasant common stock.

The merger agreement contains provisions that may discourage other companies from pursuing, announcing or submitting a business combination proposal to FBMS that might result in greater value to FBMS shareholders.

The merger agreement contains provisions that may discourage a third party from pursuing, announcing or submitting a business combination proposal to FBMS that might result in greater value to FBMS shareholders than the merger. These provisions include a general prohibition on FBMS from soliciting, or, subject to certain exceptions, entering into discussions with any third party regarding any acquisition proposal or offers for competing transactions, as described under the section entitled “The Merger Agreement—Agreement Not to Solicit Other Offers.” Furthermore, if the merger agreement is terminated, under certain circumstances FBMS may be required to pay Renasant a termination fee equal to $40,000,000, as described under the section entitled “The Merger Agreement—Termination Fee.” Each party also has an unqualified obligation to submit its respective merger-related proposals to a vote by such party’s shareholders, including if FBMS receives an unsolicited proposal that FBMS board of directors believes is superior to the merger. For further information, please see the section entitled “The Merger Agreement— Shareholder Meetings and Recommendation of Renasant and FBMS Boards of Directors.”

In connection with entering into the merger agreement, each member of the FBMS board of directors and certain of the executive officers of FBMS, in their capacities as FBMS shareholders, have entered into the voting agreements. The voting agreements require, among other things, that the shareholder party thereto vote all of his or her shares of FBMS common stock in favor of the merger and the other transactions contemplated by the merger agreement and against alternative transactions and not to, directly or indirectly, assign, sell, transfer or otherwise dispose of his or her shares of FBMS common stock, subject to certain exceptions. For further information, please see the section entitled “The Merger Agreement—Voting Agreements.”

The merger is expected to, but may not, qualify as a reorganization under Section 368(a) of the Code.

The parties expect the merger to be treated as a “reorganization” within the meaning of Section 368(a) of the Code, and the obligations of Renasant and FBMS to complete the merger is conditioned upon the receipt of a U.S. federal income tax opinion to that effect from Covington & Burling and Alston & Bird, respectively. A tax opinion represents the legal judgment of counsel rendering the opinion and is not binding on the United States Internal Revenue Service, or the IRS, or the courts. The tax opinions that the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code reflect customary assumptions and were prepared based on representations from Renasant and FBMS, as well as certain covenants, undertakings, and statements of intention by the parties (which the tax opinions have assumed will be realized at the effective time of the merger). If any of these assumptions and representations is incorrect, incomplete or inaccurate, or is violated or not fulfilled, the validity of the tax opinions described above may be affected and the tax consequences of the merger could differ from those described herein. Renasant and FBMS have not sought, and do not intend to seek, any ruling from the IRS regarding the qualification of the merger as a “reorganization”

within the meaning of Section 368(a) of the Code. Furthermore, such expectation constitutes a forward- looking statement. For information on forward-looking statements, please see the section entitled “Cautionary Statement Regarding Forward-Looking Statements.” If the IRS or a court determines that the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, then a FBMS shareholder may be required to recognize any gain or loss equal to the difference between (1) the fair market value of Renasant common stock received by the FBMS shareholder in the merger and (2) the FBMS shareholder’s adjusted tax basis in the shares of FBMS common stock exchanged therefor. For further information, please refer to the section entitled “Material U.S. Federal Income Tax Consequences Relating to the Merger.” You should consult your tax advisor to determine the particular tax consequences to you.

The opinions of KBW and Stephens delivered to the respective boards of directors of FBMS and Renasant prior to the signing of the merger agreement will not reflect changes in circumstances after the dates of the opinions.

Prior to the execution of the merger agreement, each of the FBMS and Renasant boards of directors received an opinion to address the fairness of the exchange ratio or the merger consideration from a financial point of view as of their respective dates and subject to the limitations and assumptions contained therein. Subsequent changes in the operations and prospects of FBMS or Renasant, general market and economic conditions and other factors that may be beyond the control of FBMS or Renasant may significantly alter the value of FBMS or Renasant or the prices of the shares of FBMS common stock or Renasant common stock by the time the merger is completed. The opinions do not speak as of the effective time or as of any other date other than the date of such opinions. For a description of the opinions received by the respective boards of directors of FBMS and Renasant, please refer to the sections entitled, respectively, “The Merger—Opinion of FBMS’s Financial Advisor” and “The Merger—Opinion of Renasant’s Financial Advisor.”

Litigation relating to the merger could result in significant costs, management distraction, and/or a delay of or injunction against the merger.

While FBMS and Renasant believe that any claims that may be asserted by purported shareholder plaintiffs related to the merger would be without merit, the results of any such potential legal proceedings are difficult to predict and could delay or prevent the merger from being competed in a timely manner. The existence of litigation related to the merger could affect the likelihood of obtaining the required approvals from FBMS and Renasant shareholders. Moreover, any litigation could be time consuming and expensive and divert FBMS and Renasant management’s attention away from their regular business. Further, any lawsuit adversely resolved against FBMS, Renasant or members of FBMS or Renasant board of directors, could have an adverse effect on each party’s business, financial condition and results of operations.

If any action remains unresolved, it could prevent or delay the completion of the merger. One of the conditions to the consummation of the merger is that no law, order, injunction or decree issued by any court or governmental entity of competent jurisdiction would restrict, prohibit or make illegal the completion of the merger or any of the other transactions contemplated by the merger agreement be in effect. Consequently, if a settlement or other resolution is not reached in any lawsuit that is filed or any regulatory proceeding and a claimant secures injunctive or other relief or a regulatory authority issues an order or other directive restricting, prohibiting or making illegal the consummation of the transactions contemplated by the merger agreement (including the merger), then such injunctive or other relief may delay or prevent the merger from becoming effective in a timely manner or at all.

Risks Relating to the Combined Company’s Business Following the Mergers

The market price of the common stock of the combined company after the merger may be affected by factors different from those currently affecting the shares of Renasant or FBMS common stock.

Upon the completion of the merger, Renasant shareholders and FBMS shareholders will become shareholders of the combined company. Renasant’s business differs from that of FBMS, and, accordingly, the results of operations of the combined company and the market price of the combined company’s shares of common stock may be affected by factors different from those currently affecting the independent results of operations of each of FBMS and Renasant. For a discussion of the businesses of Renasant and FBMS, please see the section entitled “Information About the Companies.” For a discussion of the businesses of Renasant and FBMS and of certain factors to consider in connection with such businesses, please see the documents incorporated by reference in this joint proxy statement/prospectus and referred to in the section entitled “Where You Can Find More Information.”

Sales of substantial amounts of Renasant common stock in the open market by former FBMS shareholders could depress Renasant’s stock price.

Shares of Renasant common stock that are issued to FBMS shareholders in the merger will be freely tradable without restrictions or further registration under the Securities Act. Based on the number of shares of FBMS common stock that are outstanding (which includes the shares of FBMS common stock underlying FBMS restricted stock awards), Renasant currently expects to issue approximately [ ] shares of Renasant common stock in connection with the merger. If the merger is completed and if FBMS’s former shareholders sell substantial amounts of Renasant common stock in the public market following completion of the merger, the market price of Renasant common stock may decrease. These sales might also make it more difficult for Renasant to sell equity or equity-related securities at a time and price that it otherwise would deem appropriate.

Combining the two companies may be more difficult, costly or time consuming than expected, and the anticipated benefits and cost savings of the merger may not be realized.

The success of the merger will depend on, among other things, the combined company’s ability to combine the businesses of Renasant and FBMS. If the combined company is not able to successfully achieve this objective, the anticipated benefits of the merger may not be realized fully, or at all, or may take longer to realize than expected. In addition, the actual cost savings and anticipated benefits of the merger could be less than anticipated, and integration may result in additional unforeseen expenses.

Renasant and FBMS have operated and, until the completion of the merger, will continue to operate, independently. The success of the merger, including anticipated benefits and cost savings, will depend, in part, on the successful combination of the businesses of Renasant and FBMS. To realize these anticipated benefits and cost savings, after the completion of the merger, Renasant expects to integrate FBMS’s business into its own. It is possible that the integration process could result in the loss of key employees, the disruption of the combined company’s ongoing businesses or inconsistencies in technologies, standards, controls, procedures and policies that adversely affect the combined company’s ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits and cost savings of the merger. The loss of key employees could have an adverse effect on the combined company’s financial results and the value of Renasant common stock. If Renasant experiences difficulties with the integration process, the anticipated benefits of the merger may not be realized fully, or at all, or may take longer to realize than expected. As with any merger of financial institutions, there also may be business disruptions that cause FBMS or Renasant to lose current customers or cause current customers to remove their accounts from FBMS or Renasant and move their business to competing financial institutions. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on each of FBMS and Renasant during this transition period and for an undetermined period after consummation of the merger.

The combined company expects to incur substantial expenses related to the mergers.

The combined company expects to incur substantial expenses in connection with consummation of the mergers and combining the business, operations, networks, systems, technologies, policies and procedures of the two companies. Although Renasant and FBMS have assumed that a certain level of transaction and combination expenses would be incurred, there are a number of factors beyond their control that could affect the total amount or the timing of their combination expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. Due to these factors, the transaction and combination expenses associated with the mergers could, particularly in the near term, exceed the savings that the combined company expects to achieve from the elimination of duplicative expenses and the realization of economies of scale and cost savings related to the combination of the businesses following the consummation of the mergers. As a result of these expenses, both Renasant and FBMS expect to take charges against their earnings before and after the completion of the merger. The charges taken in connection with the mergers are expected to be significant, although the aggregate amount and timing of such charges are uncertain at present. There can be no assurance that the anticipated benefits and cost savings related to the integration of the businesses will be realized to offset these transaction and integration expenses over time.

Holders of Renasant and FBMS common stock will have a reduced ownership and voting interest after the merger and will exercise less influence over management.

Holders of Renasant and FBMS common stock currently have the right to vote for the election of the directors and on other matters affecting Renasant and FBMS, respectively. Upon the completion of the merger, each FBMS shareholder will become a shareholder of Renasant with a percentage ownership of Renasant common stock that is smaller than such shareholder’s percentage ownership of FBMS common stock. Following completion of the merger, it is currently expected that former holders of FBMS common stock as a group will own approximately [ ]% of the combined company’s common stock and existing Renasant shareholders as a group will own approximately [ ]% of the combined company’s common stock. As a result, holders of Renasant and FBMS common stock will have less influence on the management and policies of the combined company than they now have on the management and policies of Renasant or FBMS, as applicable.

The mergers will result in changes to the board of directors of the combined company and the surviving bank.

Upon completion of the merger, the composition of the combined company boards of directors will be different than the current Renasant and FBMS boards of directors. Upon the completion of the merger, the Renasant board of directors and the Renasant Bank board of directors will consist of: (1) the current members of the Renasant board of directors and four current members of FBMS board of directors (including Mr. Cole and three other current independent members of the FBMS board of directors as mutually agreed by FBMS and Renasant) and (2) the current members of the Renasant Bank board of directors and six current members of The First Bank board of directors (including the four members of the FBMS board of directors appointed to the Renasant board of directors as described in (1) and two additional independent members of The First Bank board of directors as mutually agreed by FBMS and Renasant), respectively. This new composition of the combined company boards of directors may affect the future decisions of the combined company.

The unaudited pro forma condensed combined financial information included in this document is illustrative only, and the actual financial condition and results of operations after the merger may differ materially.

The unaudited pro forma condensed combined financial statements in this document are presented for illustrative purposes only. The unaudited pro forma condensed combined financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the merger been completed as of the dates indicated or that may be achieved in the future. A final determination of the fair values of FBMS’s assets and liabilities, which cannot be made prior to the completion of the merger, will be based on the actual net tangible and intangible assets of FBMS that exist as of the date the merger becomes effective. Consequently, fair value adjustments and amounts preliminarily allocated to goodwill and identifiable intangibles could change significantly from those allocations used in the unaudited pro forma condensed combined financial statements presented herein and could result in a material change in amortization of acquired intangible assets. In addition, the value of the final merger consideration will be based on the closing price of Renasant common stock on the date the merger becomes effective. For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements.”

THE FBMS SPECIAL MEETING

This section contains information for FBMS shareholders about the FBMS special meeting. FBMS is mailing this joint proxy statement/prospectus to you, as a FBMS shareholder, on or about [ ], 2024. This joint proxy statement/prospectus is also being delivered to FBMS shareholders as Renasant’s prospectus for its offering of Renasant common stock in connection with the merger. This joint proxy statement/prospectus is accompanied by a notice of the FBMS special meeting and a proxy card that the FBMS board of directors is soliciting for use at the FBMS special meeting and at any adjournments or postponements of the FBMS special meeting. References to “you” and “your” in this section are to FBMS shareholders.

Date, Time and Place of the FBMS Special Meeting

FBMS will hold the FBMS special meeting at [ ], commencing at [ ], Central Time, on [ ], 2024. On or about [ ], 2024, FBMS commenced mailing this joint proxy statement/prospectus and the enclosed form of proxy card to its shareholders entitled to vote at the FBMS special meeting.

Purpose of the FBMS Special Meeting

At the FBMS special meeting, FBMS shareholders will be asked to consider and vote on the following matters:

•	The FBMS merger proposal;

•	The FBMS advisory proposal on specified compensation; and

•	The FBMS adjournment proposal, if necessary or appropriate.

Recommendation of the FBMS Board of Directors

The FBMS board of directors unanimously adopted the merger agreement and unanimously recommends that the shareholders of FBMS vote “FOR” the FBMS merger proposal, “FOR” the FBMS advisory proposal on specified compensation and “FOR” the FBMS adjournment proposal. Please see the section entitled “The Merger—FBMS’s Reasons for the Merger and Recommendation of the FBMS Board of Directors” for a more detailed discussion of the factors considered by the FBMS board of directors in reaching its decision to adopt the merger agreement.

Completion of the mergers is conditioned upon the approval of the FBMS merger proposal, but is not conditioned upon the approval of the FBMS advisory proposal on specified compensation or, if necessary or appropriate, the FBMS adjournment proposal.

Record Date and Quorum

FBMS has fixed the close of business on [ ], 2024 as the FBMS record date for the FBMS special meeting. Only FBMS shareholders of record at the close of business on that date are entitled to notice of and vote at the FBMS special meeting or any adjournment or postponement of the FBMS special meeting. As of the close of business on the FBMS record date, there were [ ] shares of FBMS common stock outstanding and entitled to notice of, and to vote at, the FBMS special meeting, held by approximately [ ] shareholders of record. Each holder of shares of FBMS common stock outstanding on the FBMS record date will be entitled to one vote for each share held of record.

The presence at the FBMS special meeting, in person or by proxy, of a majority of the shares of FBMS common stock outstanding and entitled to vote as of the close of business on the FBMS record date will constitute a quorum for purposes of the FBMS special meeting. All shares of FBMS common stock entitled to vote and present in person or represented by proxy, including abstentions, if any, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the FBMS special meeting. Broker non-votes, if any, will not be included in determining whether a quorum exists.

If a quorum is not present at the FBMS special meeting, it will be postponed until the holders of the number of shares of FBMS common stock required to constitute a quorum attend. If additional votes must be solicited in order for FBMS shareholders to approve the FBMS merger proposal and the FBMS adjournment proposal is approved, the FBMS special meeting will be adjourned to solicit additional proxies.

Vote Required; Treatment of Abstentions and Failure to Vote

Approval of the FBMS merger proposal, the FBMS advisory proposal on specified compensation and the FBMS adjournment proposal each requires the affirmative vote of a majority of the votes cast by holders of FBMS common stock that are present in person or by proxy at the FBMS special meeting and entitled to vote thereon.

With respect to the FBMS merger proposal, the FBMS advisory proposal on specified compensation and the FBMS adjournment proposal, if you mark “ABSTAIN” on your proxy card, fail to either submit a proxy card or vote by telephone or the internet or in person at the FBMS special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, you will not be deemed to have cast a vote with respect to such proposals, and it will have no effect on such proposals.

Shares Held by Directors and Executive Officers

As of the close of business on the FBMS record date, there were [ ] shares of FBMS common stock outstanding and entitled to notice of, and to vote at, the FBMS special meeting. As of the close of business on FBMS record date, the directors and executive officers of FBMS and their affiliates beneficially owned and were entitled to vote approximately [ ] shares of FBMS common stock, representing approximately [ ]% of the shares of FBMS common stock on that date. FBMS currently expects that each of its directors and executive officers will vote his or her shares of FBMS common stock in favor of the FBMS merger proposal and the FBMS adjournment proposal. In connection with entering into the merger agreement, each member of the FBMS board of directors and certain of the executive officers of FBMS, in their capacities as shareholders of FBMS, have entered into the voting agreements. The voting agreements require, among other things, that the shareholder party thereto vote all of his or her shares of FBMS common stock in favor of the merger and the other transactions contemplated by the merger agreement and against alternative transactions and not to transfer any of his or her shares of FBMS common stock, subject to certain exceptions. For further information, please see the section entitled “The Merger Agreement—Voting Agreements.”

Voting of Proxies; Incomplete Proxies

A FBMS shareholder may vote by proxy or in person at the FBMS special meeting. If you hold your shares of FBMS common stock in your name as a shareholder of record, to submit a proxy, you, as a FBMS shareholder, may use one of the following methods:

•	through the internet by visiting [ ] and following the instructions, using the control number provided on your proxy card;

•	by telephone by calling [ ] and following the recorded instructions, using the control number provided on your proxy card; or

•	by mail by completing, signing, dating and returning the proxy card in the enclosed envelope, which requires no additional postage if mailed in the United States.

When a properly executed proxy card is returned, the shares of FBMS common stock represented by it will be voted at the FBMS special meeting in accordance with the instructions contained on the proxy card. If any proxy card is returned without indication as to how to vote on a proposal, the shares of FBMS common stock represented by the proxy card will be voted as recommended by the FBMS board of directors.

The deadline for voting by telephone or through the internet as a FBMS shareholder of record is [ ], Central Time, on [ ], 2024. For FBMS shareholders whose shares are registered in the name of a bank, broker or other nominee, please consult the voting instructions provided by your bank, broker or other nominee for information about the deadline for voting by telephone or through the internet.

If a FBMS shareholder’s shares are held in “street name” by a bank, broker or other nominee, FBMS shareholder should check the voting form used by that firm to determine how to vote. You may not vote shares held in “street name” by returning a proxy card directly to FBMS or by voting through participation at the FBMS special meeting unless you provide a “legal proxy,” which you must obtain from your bank, broker or other nominee.

Every FBMS shareholder’s vote is important. Accordingly, you should complete, sign, date and return the enclosed proxy card, or vote via the internet or by telephone, whether or not you plan to attend the FBMS special meeting. Sending in your proxy card will not prevent you from voting your shares at the FBMS special meeting.

Shares Held in “Street Name”

If your shares are held in “street name” by a bank, broker or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Under NYSE rules, banks, brokers and other nominees who hold shares of FBMS common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are not allowed to exercise voting discretion with respect to the approval of matters determined to be “non-routine” without specific instructions from the beneficial owner. FBMS expects that all proposals to be voted on at the FBMS special meeting will be “non-routine” matters. Broker non-votes are shares held by a bank, broker or other nominee with respect to which such entity is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. If your bank, broker or other nominee holds your shares of FBMS common stock in “street name,” such entity will vote your shares of FBMS common stock only if you provide instructions on how to vote by complying with the voter instruction form sent to you by your bank, broker or other nominee with this joint proxy statement/prospectus.

Revocability of Proxies and Changes to a FBMS Shareholder’s Vote

If you hold stock in your name as a shareholder of record, you may change your vote or revoke any proxy at any time before it is voted by (1) completing, signing, dating and returning a proxy card with a later date, (2) delivering a written revocation letter to FBMS’s corporate secretary, (3) attending the FBMS special meeting in person and asking to withdraw the proxy prior to its use for any purpose, or (4) voting by telephone or the internet at a later time (but prior to the internet and telephone voting deadline). If you choose to send a completed proxy card bearing a later date than your original proxy card, the new proxy card must be received before the beginning of the FBMS special meeting.

Any FBMS shareholder entitled to vote in person at the FBMS special meeting may vote in person regardless of whether a proxy has been previously given, but the mere presence (without notifying FBMS’s corporate secretary) of a shareholder at the FBMS special meeting will not constitute revocation of a previously given proxy.

Written notices of revocation and other communications about revoking your proxy card should be addressed to:

The First Bancshares, Inc.

Post Office Box 15549

Hattiesburg, Mississippi 39404

Attention: Corporate Secretary

If your shares are held in “street name” by a bank, broker or other nominee, you should follow the instructions of your bank, broker or other nominee regarding the revocation of proxies.

Solicitation of Proxies

FBMS is soliciting proxies from its shareholders in conjunction with the merger. FBMS will bear the entire cost of soliciting proxies from its shareholders. In addition to solicitation of proxies by mail, FBMS will request that banks, brokers and other record holders send proxies and proxy material to the owners of FBMS common stock and secure their voting instructions. FBMS will reimburse the record holders for their reasonable expenses in taking those actions. If necessary, FBMS may use its directors and several of its regular employees, who will not be specially compensated, to solicit proxies from FBMS shareholders, either personally or by telephone, facsimile, letter or electronic means.

Attending The FBMS Special Meeting

All FBMS shareholders as of the close of business on the FBMS record date, or their duly appointed proxies, may attend the FBMS special meeting. Only FBMS shareholders of record, or those holding shares of FBMS common stock in street name who have a legal proxy to vote their shares, will be permitted to attend the FBMS special meeting. Registration will begin at [ ], Central Time.

We encourage you to register your vote through the internet or by telephone whenever possible. When a shareholder submits a proxy through the internet or by telephone, his or her proxy is recorded immediately. If you attend the FBMS special meeting, you may also submit your vote in person. Any votes that you previously submitted—whether through the internet, by telephone or by mail—will be superseded by any vote that you cast at the FBMS special meeting.

If you are not a FBMS shareholder of record or if you hold shares of FBMS in “street name” through a bank, broker or other nominee, please bring a letter from the record holder of your shares confirming your beneficial ownership and a valid photo identification in order to be admitted to the meeting. A copy or printout of a brokerage statement will not be sufficient without a signed letter from the bank, broker or other nominee through which you beneficially own FBMS common stock. FBMS reserves the right to refuse admittance to anyone without proper proof of share ownership and without valid photo identification.

The use of cameras, sound recording equipment, communications devices or any similar equipment during FBMS special meeting is prohibited without the express written consent of FBMS.

Delivery of Proxy Materials

As permitted by applicable law, only one copy of this joint proxy statement/prospectus is being delivered to FBMS shareholders residing at the same address, unless such shareholders have notified FBMS of their desire to receive multiple copies of this joint proxy statement/prospectus.

FBMS will promptly deliver, upon oral or written request, a separate copy of this joint proxy statement/prospectus to any shareholder residing at an address to which only one copy of such document was mailed. Requests for additional copies should be directed to FBMS’s Corporate Secretary at (601) 268-8998.

Assistance

If you need assistance in completing your proxy card, have questions regarding the FBMS special meeting, or would like additional copies of this joint proxy statement/prospectus, please contact FBMS’s Corporate Secretary at (601) 268-8998.

THE FBMS PROPOSALS

Proposal 1: FBMS Merger Proposal

FBMS is asking its shareholders to approve the merger agreement. For a detailed discussion of the terms and conditions of the merger agreement, please see the section entitled “The Merger Agreement.” FBMS shareholders should read this joint proxy statement/prospectus, including any documents incorporated in this joint proxy statement/prospectus by reference, and its annexes carefully and in its entirety for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A.

As discussed in the section entitled “The Merger—FBMS’s Reasons for the Merger and Recommendation of the FBMS Board of Directors,” after careful consideration, the FBMS board of directors unanimously adopted the merger agreement and declared the merger agreement and the transactions contemplated thereby, including the merger, to be advisable and in the best interest of FBMS and FBMS shareholders.

Required Vote

Approval of the FBMS merger proposal requires the affirmative vote of a majority of the votes cast by holders of FBMS common stock that are present in person or by proxy at the FBMS special meeting and entitled to vote thereon. If you mark “ABSTAIN” on your proxy card, fail to either submit a proxy card or vote by telephone or the internet or in person at the FBMS special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have no effect on the FBMS merger proposal.

The FBMS board of directors unanimously recommends that FBMS shareholders vote “FOR” the FBMS merger proposal.

Proposal 2: FBMS Advisory Proposal on Specified Compensation

In accordance with Section 14A of the Exchange Act, FBMS is providing its shareholders with the opportunity to cast an advisory (non-binding) vote on the compensation that may be payable to its named executive officers in connection with the merger, the value of which is set forth in the table included in the section of this document entitled “The Merger—Merger-Related Compensation for FBMS’s Named Executive Officers.” As required by Section 14A of the Exchange Act, FBMS is asking its shareholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to FBMS’s named executive officers in connection with the merger, as disclosed in the table in the section of the joint proxy statement/prospectus statement entitled “The Merger— Merger-Related Compensation for FBMS’s Named Executive Officers,” including the associated narrative discussion, are hereby APPROVED.”

The vote on executive compensation payable in connection with the merger is a vote separate and apart from the vote to approve the merger agreement. Accordingly, a shareholder may vote to approve the merger agreement and not approve the executive compensation and vice versa. Because the vote is advisory in nature only, it will not be binding on either FBMS or Renasant. Accordingly, because FBMS is contractually obligated to pay the compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the merger agreement is approved and regardless of the outcome of the advisory vote.

Required Vote

Approval of the FBMS advisory proposal on specified compensation requires the affirmative vote of a majority of the votes cast by holders of FBMS common stock that are present in person or by proxy at the FBMS special meeting and entitled to vote thereon. If you mark “ABSTAIN” on your proxy card, fail to either submit a proxy card or vote by telephone or the internet or in person at the FBMS special meeting, or are a “street name”

holder and fail to instruct your bank, broker or other nominee how to vote, it will have no effect on the FBMS advisory proposal on specified compensation.

The FBMS board of directors unanimously recommends that FBMS shareholders vote “FOR” the FBMS advisory proposal on specified compensation.

Proposal 3: FBMS Adjournment Proposal

FBMS is asking its shareholders to approve the adjournment of the FBMS special meeting to another date and place if necessary or appropriate to solicit additional votes in favor of the FBMS merger proposal if there are insufficient votes at the time of such adjournment to approve the FBMS merger proposal.

If, at the FBMS special meeting, there is an insufficient number of shares of FBMS common stock present in person or represented by proxy and voting in favor of the FBMS merger proposal, FBMS will move to adjourn the FBMS special meeting in order to enable the FBMS board of directors to solicit additional proxies for approval of the FBMS merger proposal. If FBMS shareholders approve the FBMS adjournment proposal, FBMS may adjourn the FBMS special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from FBMS shareholders who have previously voted. If the date of the adjournment is not announced at the FBMS special meeting or a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the adjourned meeting.

Required Vote

Approval of the FBMS adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of FBMS common stock that are present in person or by proxy at the FBMS special meeting and entitled to vote thereon. If you mark “ABSTAIN” on your proxy card, fail to either submit a proxy card or vote by telephone or the internet or in person at the FBMS special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have no effect on the FBMS adjournment proposal.

The FBMS board of directors unanimously recommends that FBMS shareholders vote “FOR” the FBMS adjournment proposal.

Other Matters to Come Before the FBMS Special Meeting

As of the date of this joint proxy statement/prospectus, the FBMS board of directors is not aware of any matters that will be presented for consideration at the FBMS special meeting other than as described in this joint proxy statement/prospectus. If, however, the FBMS board of directors properly brings any other matters before the FBMS special meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the recommendation of the FBMS board of directors on any such matter (unless the FBMS shareholder checks the box on the proxy card to withhold discretionary voting authority).

THE RENASANT SPECIAL MEETING

This section contains information for Renasant shareholders about the Renasant special meeting. Renasant is mailing this joint proxy statement/prospectus to you, as a Renasant shareholder, on or about [ ], 2024. This joint proxy statement/prospectus is accompanied by a notice of the Renasant special meeting and a form of proxy card that the Renasant board of directors is soliciting for use at the Renasant special meeting and at any adjournments or postponements of the Renasant special meeting. References to “you” and “your” in this section are to Renasant shareholders.

Date, Time and Place of the Renasant Special Meeting

Renasant will hold the special meeting at [ ], commencing at [ ], Central Time, on [ ], 2024. On or about [ ], 2024, Renasant commenced mailing this joint proxy statement/prospectus and the enclosed form of proxy card to its shareholders entitled to vote at the Renasant special meeting.

Purpose of the Renasant Special Meeting

At the Renasant special meeting, Renasant shareholders will be asked to consider and vote on the following matters:

•	the Renasant merger and share issuance proposal; and

•	the Renasant adjournment proposal, if necessary or appropriate.

Recommendation of the Renasant Board of Directors

The Renasant board of directors unanimously adopted the merger agreement and unanimously recommends that Renasant shareholders vote “FOR” the Renasant merger and share issuance proposal and “FOR” the Renasant adjournment proposal. Please see the section entitled “The Merger—Renasant’s Reasons for the Merger and Recommendation of the Renasant Board of Directors” for a more detailed discussion of the factors considered by the Renasant board of directors in reaching its decision to adopt the merger agreement.

Completion of the mergers is conditioned upon the approval of the Renasant merger and share issuance proposal, but is not conditioned upon the approval of, if necessary or appropriate, the Renasant adjournment proposal.

Record Date and Quorum

Renasant has fixed the close of business on [ ], 2024 as the Renasant record date for the Renasant special meeting. Only Renasant shareholders of record at the close of business on that date are entitled to notice of, and vote at, the Renasant special meeting, or any adjournment or postponement thereof. As of the close of business on the Renasant record date, there were [ ] shares of Renasant common stock outstanding (including shares underlying unvested Renasant restricted stock awards) and entitled to notice of, and to vote at, the Renasant special meeting, held by approximately [ ] shareholders of record. Each holder of shares of outstanding Renasant common stock (including shares underlying unvested Renasant restricted stock awards) on the Renasant record date will be entitled to one vote for each share held of record.

The presence at the Renasant special meeting, in person or by proxy, of a majority of the outstanding shares of Renasant common stock (including shares underlying unvested Renasant restricted stock awards) entitled to vote as of the close of business on the Renasant record date will constitute a quorum for the purposes of the Renasant special meeting. All shares of Renasant common stock entitled to vote and present in person or represented by proxy, including abstentions, if any, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the Renasant special meeting. Broker non-votes, if any, will not be included in determining whether a quorum exists.

If a quorum is not present at the Renasant special meeting, it will be postponed until the holders of the number of shares of Renasant common stock required to constitute a quorum attend. If additional votes must be solicited in order for Renasant shareholders to approve the Renasant merger and share issuance proposal and the Renasant adjournment proposal is approved, the Renasant special meeting will be adjourned to solicit additional proxies.

Vote Required; Treatment of Abstentions and Failure to Vote

Approval of the Renasant merger and share issuance proposal and the Renasant adjournment proposal each requires the affirmative vote of a majority of the votes cast by holders of Renasant common stock (including shares underlying unvested Renasant restricted stock awards) that are present in person or by proxy at the Renasant special meeting and entitled to vote thereon.

With respect to the Renasant merger and share issuance proposal and the Renasant adjournment proposal, if you mark “ABSTAIN” on your proxy card, fail to either submit a proxy card or vote by telephone or the internet or in person at the Renasant special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, you will not be deemed to have cast a vote with respect to such proposal, and it will have no effect on such proposals.

Shares Held by Directors and Executive Officers

As of the close of business on Renasant record date, there were [ ] shares of Renasant common stock outstanding (including shares underlying unvested Renasant restricted stock awards) and entitled to notice of, and to vote at, the Renasant special meeting. As of the close of business on the Renasant record date, the directors and executive officers of Renasant and their affiliates beneficially owned and were entitled to vote approximately [ ] shares of Renasant common stock, representing approximately [ ]% of the shares of Renasant common stock on that date. Renasant currently expects that each of its directors and executive officers will vote his or her shares of Renasant common stock in favor of the Renasant merger and share issuance proposal and the Renasant adjournment proposal. In connection with entering into the merger agreement, each member of the Renasant board of directors and certain executive officers of Renasant, in their capacities as shareholders of Renasant, have entered into the voting agreements. The voting agreements require, among other things, that the shareholder party thereto vote all of his or her shares of Renasant common stock in favor of the merger and the other transactions contemplated by the merger agreement and against alternative transactions and not to transfer any of his or her shares of Renasant common stock, subject to certain exceptions. For further information, please see the section entitled “The Merger Agreement—Voting Agreements.”

Voting of Proxies; Incomplete Proxies

A Renasant shareholder may vote by proxy or in person at the Renasant special meeting. If you hold your shares of Renasant common stock in your name as a shareholder of record, to submit a proxy, you, as a Renasant shareholder, may use one of the following methods:

•	through the internet by visiting [ ] and following the instructions, using the control number provided on your proxy card;

•	by telephone by calling [ ] and following the recorded instructions, using the control number provided on your proxy card; or

•	by mail by completing, signing, dating and returning the proxy card in the enclosed envelope, which requires no additional postage if mailed in the United States.

When a properly executed proxy card is returned, the shares of Renasant common stock represented by it will be voted at the Renasant special meeting in accordance with the instructions contained on the proxy card. If any proxy card is returned without indication as to how to vote, the shares of Renasant common stock represented by the proxy card will be voted as recommended by the Renasant board of directors.

The deadline for voting by telephone or through the internet as a Renasant shareholder of record is [ ], Central Time, on [ ], 2024. For Renasant shareholders whose shares are registered in the name of a bank, broker or other nominee, please consult the voting instructions provided by your bank, broker or other nominee for information about the deadline for voting by telephone or through the internet.

If a Renasant shareholder’s shares are held in “street name” by a bank, broker or other nominee, the shareholder should check the voting form used by that firm to determine how to vote. You may not vote shares held in “street name” by returning a proxy card directly to Renasant or by voting in person at the Renasant special meeting unless you provide a “legal proxy,” which you must obtain from your bank, broker or other nominee.

Every Renasant shareholder’s vote is important. Accordingly, you should complete, sign, date and return the enclosed proxy card or vote through the internet or by telephone whether or not you plan to attend the Renasant special meeting. Sending in your proxy card will not prevent you from voting your shares at the Renasant special meeting.

Shares Held in “Street Name”

If your shares are held in “street name” by a bank, broker or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Under stock exchange rules, banks, brokers and other nominees who hold shares of Renasant common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are not allowed to exercise voting discretion with respect to the approval of matters determined to be “non-routine,” without specific instructions from the beneficial owner. Renasant expects that all proposals to be voted on at the Renasant special meeting will be “non-routine” matters. Broker non-votes are shares held by a bank, broker or other nominee with respect to which such entity is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. If your bank, broker or other nominee holds your shares of Renasant common stock in “street name,” such entity will vote your shares of Renasant common stock only if you provide instructions on how to vote by complying with the voter instruction form sent to you by your bank, broker or other nominee with this joint proxy statement/prospectus.

Revocability of Proxies and Changes to a Renasant Shareholder’s Vote

If you hold stock in your name as a shareholder of record, you may change your vote or revoke any proxy at any time before it is voted by (1) completing, signing, dating and returning a proxy card with a later date, (2) delivering a written revocation letter to Renasant’s secretary, (3) attending the Renasant special meeting in person and asking to withdraw the proxy prior to its use for any purpose, or (4) voting by telephone or the internet at a later time (but prior to the internet and telephone voting deadline). If you choose to send a completed proxy card bearing a later date than your original proxy card, the new proxy card must be received before the beginning of the Renasant special meeting.

Any Renasant shareholder entitled to vote in person at the Renasant special meeting may vote in person regardless of whether a proxy has been previously given, but the mere presence (without notifying Renasant’s secretary) of a shareholder at the Renasant special meeting will not constitute revocation of a previously given proxy.

Written notices of revocation and other communications about revoking your proxy card should be addressed to:

Renasant Corporation

209 Troy Street

Tupelo, Mississippi 38804-4827

Attention: Secretary

If your shares are held in “street name” by a bank, broker or other nominee, you should follow the instructions of your bank, broker or other nominee regarding the revocation of proxies.

Solicitation of Proxies

Renasant is soliciting proxies from its shareholders in conjunction with the merger. Renasant will bear the entire cost of soliciting proxies from its shareholders. In addition to solicitation of proxies by mail, Renasant will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of Renasant common stock and secure their voting instructions. Renasant will reimburse the record holders for their reasonable expenses in taking those actions. If necessary, Renasant may use its directors and several of its regular employees, who will not be specially compensated, to solicit proxies from Renasant shareholders, either personally or by telephone, facsimile, letter or electronic means.

Attending the Renasant Special Meeting

All Renasant shareholders as of the close of business on the Renasant record date, or their duly appointed proxies, may attend the Renasant special meeting. Only Renasant shareholders of record, or those holding shares of Renasant common stock in street name who have a legal proxy to vote their shares, will be permitted to attend the Renasant special meeting. Registration will begin at [ ], Central Time.

We encourage you to register your vote through the internet or by telephone whenever possible. When a shareholder submits a proxy through the internet or by telephone, his or her proxy is recorded immediately. If you attend the Renasant special meeting, you may also submit your vote in person. Any votes that you previously submitted—whether through the internet, by telephone or by mail—will be superseded by any vote that you cast at the Renasant special meeting.

If you are not a Renasant shareholder of record or if you hold shares of Renasant in “street name” through a bank, broker or other nominee, please bring a letter from the record holder of your shares confirming your beneficial ownership and a valid photo identification in order to be admitted to the meeting. A copy or printout of a brokerage statement will not be sufficient without a signed letter from the bank, broker or other nominee through which you beneficially own Renasant common stock. Renasant reserves the right to refuse admittance to anyone without proper proof of share ownership and without valid photo identification.

Delivery of Proxy Materials

As permitted by applicable law, only one copy of this joint proxy statement/prospectus is being delivered to Renasant shareholders residing at the same address, unless such Renasant shareholders have notified Renasant of their desire to receive multiple copies of this joint proxy statement/prospectus.

Renasant will promptly deliver, upon oral or written request, a separate copy of this joint proxy statement/prospectus to any shareholder residing at an address to which only one copy of such document was mailed. Requests for additional copies should be directed to Renasant’s secretary at (662) 680-1001.

Assistance

If you need assistance in completing your proxy card, have questions regarding the Renasant special meeting, or would like additional copies of this joint proxy statement/prospectus, please contact Renasant’s secretary at (662) 680-1001.

THE RENASANT PROPOSALS

Proposal 1: Renasant Merger and Share Issuance Proposal

Renasant is asking its shareholders to approve the merger agreement, pursuant to which, among other things, Renasant will issue shares of Renasant common stock in connection with the merger. For a detailed discussion of the terms and conditions of the merger agreement, please see the section entitled “The Merger Agreement.” Renasant shareholders should read this joint proxy statement/prospectus, including any documents incorporated in this joint proxy statement/prospectus by reference, and its annexes carefully and in its entirety for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A.

As discussed in the section entitled “The Merger—Renasant’s Reasons for the Merger and Recommendation of the Renasant Board of Directors,” after careful consideration, the Renasant board of directors unanimously adopted the merger agreement and declared the merger agreement and the transactions contemplated thereby, including the merger and the Renasant share issuance, to be advisable and in the best interest of Renasant and Renasant shareholders.

Required Vote

Approval of the Renasant merger and share issuance proposal requires the affirmative vote of a majority of the votes cast by holders of Renasant common stock (including shares underlying unvested Renasant restricted stock awards) that are present in person or by proxy at the Renasant special meeting and entitled to vote thereon. If you mark “ABSTAIN” on your proxy card, fail to either submit a proxy card or vote by telephone or the internet or in person at the Renasant special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, you will not be deemed to have cast a vote with respect to the Renasant merger and share issuance proposal, and it will have no effect on such proposal.

The Renasant board of directors unanimously recommends that Renasant shareholders vote “FOR” the Renasant merger and share issuance proposal.

Proposal 2: Renasant Adjournment Proposal

Renasant is asking its shareholders to approve the adjournment of the Renasant special meeting to another date and place if necessary or appropriate to solicit additional votes in favor of the Renasant merger and share issuance proposal if there are insufficient votes at the time of such adjournment to approve the Renasant merger and share issuance proposal.

If, at the Renasant special meeting, there is an insufficient number of shares of Renasant common stock (including shares underlying unvested Renasant restricted stock awards) present in person at the Renasant special meeting or represented by proxy and voting in favor of the Renasant merger and share issuance proposal, Renasant will move to adjourn the Renasant special meeting in order to enable the Renasant board of directors to solicit additional proxies for approval of the Renasant merger and share issuance proposal. If Renasant shareholders approve the Renasant adjournment proposal, Renasant may adjourn the Renasant special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Renasant shareholders who have previously voted. If the date of the adjournment is not announced at the Renasant special meeting or a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the adjourned meeting.

Required Vote

Approval of the Renasant adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of Renasant common stock (including shares underlying unvested Renasant restricted stock awards) that are present in person or by proxy at the Renasant special meeting and entitled to vote thereon. If you mark

“ABSTAIN” on your proxy card, fail to either submit a proxy card or vote by telephone or the internet or in person at the Renasant special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, you will not be deemed to have cast a vote with respect to the Renasant adjournment proposal, and it will have no effect on such proposal.

The Renasant board of directors unanimously recommends that Renasant shareholders vote “FOR” the Renasant adjournment proposal.

Other Matters to Come Before the Renasant Special Meeting

As of the date of this joint proxy statement/prospectus, the Renasant board of directors is not aware of any matters that will be presented for consideration at the Renasant special meeting other than as described in this joint proxy statement/prospectus. If, however, the Renasant board of directors properly brings any other matters before the Renasant special meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the recommendation of the Renasant board of directors on any such matter (unless the Renasant shareholder checks the box on the proxy card to withhold discretionary voting authority).

INFORMATION ABOUT THE COMPANIES

Renasant Corporation

209 Troy Street

Tupelo, Mississippi 38804-4827

Telephone: (662) 680-1001

Renasant, a Mississippi corporation incorporated in 1982, owns and operates Renasant Bank, a Mississippi banking corporation with operations throughout the Southeast as well as offering factoring and asset-based lending on a nationwide basis. Renasant Bank, in turn, owns and operates Park Place Capital Corporation, a Tennessee corporation with operations across its footprint, and Continental Republic Capital, LLC (doing business as “Republic Business Credit”), a Louisiana limited liability company with nationwide operations.

Substantially all of Renasant’s business activities are conducted through, and substantially all of its assets and revenues are derived from, the operations of its community bank segment, which offers a complete range of banking and financial services to individuals and businesses of all sizes. In addition, Renasant operates a wealth management segment, through which it offers fiduciary, custodial and specialized products services to its customers and operated an insurance segment through which it operated a full-service insurance agency, until Renasant’s sale of the agency’s assets effective July 1, 2024.

At June 30, 2024, Renasant had $17.5 billion of total assets, $14.3 billion of total deposits and total shareholders’ equity of $2.4 billion.

Renasant common stock is traded on the NYSE under the symbol “RNST.”

Additional information about Renasant may be found in the documents incorporated by reference into this joint proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information.”

The First Bancshares, Inc.

6480 U.S. Highway 98 West, Suite A

Hattiesburg, Mississippi 39402

Telephone: (601) 268-8998

FBMS was incorporated in 1995 and serves as the bank holding company for The First Bank. FBMS is a Mississippi corporation and is a registered bank holding company. The First Bank is a community-focused financial institution headquartered in Hattiesburg, Mississippi and operating in Mississippi, Alabama, Florida, Georgia and Louisiana. It offers a full range of financial services to individuals, businesses, municipal entities, and nonprofit organizations in the communities that it serves. These services include consumer and commercial loans, deposit accounts and safe deposit services.

At June 30, 2024, FBMS had $8.0 billion of total assets, $6.6 billion of total deposits and shareholders’ equity of $971.9 million.

FBMS common stock is traded on the NYSE under the symbol “FBMS.”

Additional information about FBMS may be found in the documents incorporated by reference into this joint proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information.”

THE MERGER

The following discussion contains material information regarding the merger. The discussion is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this joint proxy statement/prospectus as Annex A and is incorporated by reference herein. The following is not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates. This discussion does not purport to be complete and may not contain all of the information about the merger that is important to you. We urge you to read carefully this entire joint proxy statement/prospectus, including the merger agreement, for a more complete understanding of the mergers.

Terms of the Merger

The Renasant board of directors and the FBMS board of directors each unanimously adopted the merger agreement. The merger agreement provides that, among other things, (1) FBMS will merge with and into Renasant with Renasant continuing as the surviving corporation in the merger, and (2) immediately following the merger, The First Bank will merge with and into Renasant Bank with Renasant Bank continuing as the surviving bank in the bank merger.

At the effective time, each share of FBMS common stock, excluding certain specified shares owned by Renasant or FBMS, that is issued and outstanding immediately prior to the effective time will be converted into the right to receive 1.00 share of Renasant common stock.

Renasant will not issue any fractional shares of Renasant common stock in the merger. Instead, a FBMS shareholder who would otherwise be entitled to receive a fraction of a share of Renasant common stock will receive, in lieu thereof, an amount in cash, rounded up to the nearest cent (without interest), determined by multiplying (1) the fraction of a share (rounded to the nearest thousandth when expressed as a decimal form) of Renasant common stock that such holder would otherwise be entitled to receive by (2) the average closing price.

FBMS shareholders and Renasant shareholders are being asked to approve the merger agreement. Please see the section entitled “The Merger Agreement” for additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to consummation of the merger and the provisions for terminating or amending the merger agreement.

Background of the Merger

The FBMS board of directors and executive management have from time to time engaged in reviews and discussions of long-term strategies, performance, prospects, and strategic alternatives in the context of the national and local economic environment and regulatory and other developments in the financial institutions industry and the competitive landscape. These reviews have included periodic discussions about potential business combination transactions that would further the company’s long-term strategic objectives and the potential benefits and risks of any such transaction. As part of these strategic reviews and discussions, FBMS has considered a number of factors, including, among others, that additional scale could enhance operating efficiencies, growth and profitability, assist with addressing the technological and regulatory challenges faced by community banks, and improve FBMS’s ability to operate in an increasingly competitive landscape for financial institutions.

For Renasant, its strategic plans include growing its franchise through, among other things, negotiated acquisition opportunities that Renasant executive management identifies internally or has presented to it. The Renasant board of directors and executive management consider a number of criteria when evaluating potential acquisition opportunities, including, among others, whether the potential acquisition partner complements Renasant’s existing franchise from a cultural, line of business and geographic perspective, how the proposed combination impacts Renasant’s key performance ratios, and whether the proposed transaction is a prudent use of capital.

FBMS has periodically had discussions with various financial institutions and investment bankers regarding potential business combination transactions. Additionally, FBMS has periodically received information about FBMS’s strategic alternatives that included information concerning the merger and acquisitions environment, including multiples and premiums being paid, and potential partners for FBMS. In connection with the evaluation of strategic alternatives, Mr. Cole, President and Chief Executive Officer of FBMS, has had, from time to time, formal and informal discussions, including regarding potential mergers and acquisitions, with representatives of other financial institutions, including Renasant, and has regularly updated the FBMS board of directors regarding such discussions.

Prior to the discussions that led to the merger agreement executed on July 29, 2024, Renasant and FBMS had twice considered, and conducted due diligence with respect to, a transaction between the two companies. In the first quarter of 2020, Renasant discussed a potential transaction with FBMS. In connection with these discussions, Renasant and FBMS entered into a mutual confidentiality agreement dated January 30, 2020, and Renasant submitted a non-binding indication of interest to FBMS on February 18, 2020. On or about March 9, 2020, the FBMS board of directors elected to suspend further discussions due to, among other reasons, uncertainty about the emerging impact of the coronavirus.

On May 7, 2021, C. Mitchell Waycaster, the Chief Executive Officer of Renasant, re-engaged with Mr. Cole about a potential transaction between Renasant and FBMS. Renasant and FBMS entered into a new mutual confidentiality agreement dated May 12, 2021 and engaged in high-level discussions and due diligence about a potential transaction. In mid-June 2021, Renasant and FBMS agreed to discontinue further discussions about a transaction.

Between June 2021 and December 2023, representatives of FBMS completed two acquisitions.

On several occasions during December 2023 and January 2024, in the course of general discussions with various investment banks, Renasant contacted representatives of KBW to discuss various topics related to the community banking industry and potential strategic alternatives. One potential alternative discussed by KBW representatives and Renasant was Renasant engaging in a business combination with FBMS.

On January 18, 2024, representatives of KBW called Mr. Cole to gauge FBMS’s interest in a transaction with Renasant. On the call, Mr. Cole clearly expressed that FBMS would be interested in the transaction, provided that the terms met certain conditions, including a meaningful premium to the stock price of FBMS and significant representation on the Renasant board of directors by current members of the FBMS board of directors. KBW, as financial advisor to FBMS, communicated these terms to Mr. Waycaster on January 19, 2024.

Following KBW’s communication to Mr. Waycaster, Mr. Waycaster met internally with members of Renasant’s executive management to discuss the merits and risks of a business combination with FBMS in light of the feedback from Mr. Cole, and Renasant reviewed publicly-available information about FBMS. In addition, utilizing publicly-available information as well as certain assumptions and projections developed by Renasant’s executive management, Renasant conducted certain analyses about the potential financial impact on Renasant of an acquisition of FBMS. Representatives of FBMS and Renasant scheduled a meeting for February 6, 2024 in Hattiesburg, Mississippi among Mr. Cole, Mr. Waycaster, Renasant’s Executive Chairman, E. Robinson McGraw, and Renasant’s President and Chief Operating Officer, Kevin D. Chapman. At the meeting, the parties discussed the corporate culture, business lines, organizational structure and strategic priorities of each of Renasant and FBMS.

On February 8, 2024, Mr. Waycaster verbally communicated to KBW that, subject to due diligence, Renasant was prepared to offer to acquire FBMS in an all-stock transaction with a 1.00 exchange ratio. KBW relayed this information to Mr. Cole, who then called a meeting of the oversight committee of the FBMS board of directors to discuss the potential transaction.

On February 9, 2024, the oversight committee met with representatives of KBW to review Renasant’s verbal offer. At the meeting, representatives of KBW reviewed the verbally communicated exchange ratio with the oversight committee in addition to information regarding the current banking landscape, financial markets, and other potential strategic alternatives. At the end of the discussion, the oversight committee directed Mr. Cole to continue discussions with Renasant in the interest of obtaining a written letter of intent for the proposed transaction. Following the meeting, Mr. Cole communicated to Mr. Waycaster that FBMS was interested in pursuing a transaction, which led to Mr. Chapman conveying an initial list of priority due diligence requests to KBW on February 10, 2024.

On February 13, 2024, Renasant contacted Stephens to ascertain its availability to act as Renasant’s financial advisor for a potential acquisition of FBMS. In addition to its general expertise in advising financial institutions like Renasant in connection with acquisition activities, Stephens had assisted Renasant in its May 2021 preliminary discussions with FBMS and, therefore, already had a level of familiarity with Renasant’s views on the benefits and risks of a potential acquisition of FBMS.

From February 10 to February 29, 2024, FBMS populated a virtual data room with priority diligence items requested by Renasant. During this period, Renasant reviewed due diligence materials and prepared a non-binding indication of interest letter outlining a formal offer to acquire FBMS.

On February 29, 2024, the executive committee of the Renasant board of directors met with Renasant executive management to discuss a potential acquisition of FBMS, the results of its due diligence activities up to that point and the proposed terms of Renasant’s non-binding offer, including the exchange ratio, the number of board seats to offer FBMS, an agreement between Renasant and FBMS to negotiate exclusively with the other through April 30, 2024 and other material terms. Representatives from Stephens participated in the executive committee meeting and reviewed with the committee materials describing selected financial and operational metrics of the combined company. Renasant’s executive committee approved Renasant’s submission of a non-binding offer to acquire FBMS. Accordingly, following this meeting, Renasant submitted a non-binding indication of interest letter, which we refer to as the letter of intent, to FBMS through KBW that set forth, among other things and subject to due diligence, a proposed acquisition in which (i) each share of FBMS common stock would be exchanged for 1.00 share of Renasant common stock, (ii) three members of the FBMS board of directors, mutually agreed to by Renasant and FBMS, plus Mr. Cole, would join the Renasant board of directors, and those four members plus two other mutually-agreed directors of The First Bank would join the board of directors of Renasant Bank, and (iii) Mr. Cole would continue as an employee of Renasant in a leadership position. The letter of intent also contemplated that FBMS agree to negotiate exclusively with Renasant through April 30, 2024.

On March 5, 2024, the FBMS board of directors held a meeting attended by representatives of KBW, who reviewed financial matters relating to the proposed transaction with the FBMS board of directors. The FBMS board of directors discussed the letter of intent, the financial information reviewed with the FBMS board of directors by KBW, the premium represented by the exchange ratio in the letter of intent, the current business environment, regulatory factors, Renasant’s financial performance, the benefits and risks of entering into the letter of intent, including as compared to other strategic alternatives available to FBMS, the likelihood of consummation and the potential timeline for a potential acquisition by Renasant, and the potential effects of a potential acquisition on FBMS’s employees and customers. The FBMS board of directors also considered the availability of alternative strategic transactions and the likelihood that another party would be interested in, and capable of, consummating a potential business combination with FBMS on terms as favorable to FBMS and its shareholders as those proposed by Renasant. After discussion, the FBMS board of directors authorized the execution of the letter of intent, including binding FBMS to the exclusivity provisions therein, and authorized Mr. Cole to proceed with the continued review and negotiation of a potential acquisition.

FBMS and Renasant executed the letter of intent on March 5, 2024, following the meeting of the FBMS board of directors. Renasant provided FBMS with a list of additional due diligence requests the same day.

On March 7, 2024, FBMS and Renasant signed a Mutual Confidentiality and Non-Disclosure Agreement, which we refer to as the new NDA, in respect of the potential acquisition, and FBMS began populating a virtual data room with the requested due diligence materials. The new NDA replaced the May 2021 confidentiality agreement noted above, which was due to expire on May 12, 2024.

Beginning March 7, 2024, representatives of FBMS and Renasant performed mutual due diligence reviews and began discussions on items identified in due diligence. These due diligence discussions included several reverse due diligence sessions in which FBMS investigated various matters regarding Renasant, including meetings focused specifically on strategy, finance, credit, legal, and regulatory matters. In addition, in early March 2024, executive management of Renasant determined that Renasant should develop a community benefit plan, to be announced simultaneously with the announcement of the potential acquisition with FBMS, to continue and enhance each company’s existing community development efforts after the completion of the transaction. With the support of executive management of FBMS (The First Bank being a Community Development Financial Institution), Renasant began to prepare a community benefit plan establishing goals for the combined company’s mortgage lending, small business lending, community development, philanthropy, branch distribution and access, and supplier and staff diversity.

Beginning in late March 2024, Renasant met with its federal and state regulators to preview the potential acquisition. In these meetings, Renasant highlighted the anticipated benefits of the potential acquisition on Renasant and its constituents, including its customers and the residents, businesses and other organizations in the communities Renasant serves and those the combined company would serve following the merger. In addition, Renasant discussed considerations relevant to each regulator’s process for reviewing the proposed acquisition.

On March 29, 2024, the oversight committee of the FBMS board of directors held a meeting to discuss the status of the proposed acquisition and Renasant’s due diligence investigation of FBMS. At that meeting, the oversight committee reviewed an updated timeline for the potential acquisition, including Renasant’s proposal to extend the exclusivity period to June 15, 2024, to accommodate Renasant’s and FBMS’s ongoing efforts to develop a comprehensive community benefit plan.

On April 10, 2024, the Renasant board of directors held a meeting to discuss the status of the potential acquisition with FBMS, including the preliminary results of Renasant’s due diligence through the date of the meeting. Mr. Waycaster also described Renasant’s progress, with input from FBMS, toward the development of the community benefit plan, noting the parties’ determination that additional time was necessary to craft a thorough, comprehensive plan. At the conclusion of this meeting, the Renasant board of directors authorized the extension of the exclusivity period in the letter of intent to June 15, 2024.

On April 16, 2024, Covington & Burling, Renasant’s legal advisor, provided an initial draft of a proposed merger agreement to Alston & Bird, FBMS’s legal advisor, which contemplated that each of the members of the FBMS board of directors and FBMS’s executive officers would sign a voting agreement, pursuant to which, among other things, each such director and officer would agree to vote the shares of FBMS common stock over which he or she has voting power in favor of the approval of the merger agreement and against any competing transaction. Thereafter, and continuing until June 2, 2024, the parties and their counsel negotiated the terms of the transaction agreements, reflecting discussions between the parties regarding transaction terms.

On April 18, 2024, the FBMS board of directors held a meeting attended by Mr. Waycaster and Mr. Chapman, who provided an update on Renasant’s progress toward completing its confirmatory due diligence and reiterated Renasant’s commitment to pursuing the proposed transaction. At the meeting, the FBMS board of directors approved extending the exclusivity period set forth in the letter of intent through June 15, 2024.

Following the FBMS board of directors meeting, Renasant and FBMS agreed to extend the exclusivity period until June 15, 2024.

Between April 18, 2024, and June 8, 2024, Renasant and FBMS continued to perform their due diligence reviews. Representatives of Renasant and FBMS, along with Covington & Burling and Alston & Bird, continued to discuss, analyze and develop a community benefit plan for the combined company.

On April 21, 2024, the Renasant board of directors met with Renasant executive management to discuss, among other matters, an update on the potential acquisition of FBMS. Representatives of Covington & Burling attended this meeting. Renasant executive management again discussed with the Renasant board of directors the strategic rationale for the potential acquisition of FBMS. Renasant executive management discussed the preliminary findings from its due diligence review of FBMS, along with FBMS’s similar community banking and credit philosophy and culture and the historical financial performance of FBMS. Representatives of Covington & Burling gave the Renasant board of directors an overview of the terms of the initial draft merger agreement that was provided to FBMS and the proposed terms of voting agreements to be executed by the directors and executive officers of FBMS.

On May 10, 2024, Alston & Bird provided an initial set of comments to the draft merger agreement provided by Covington & Burling. Between May 10, 2024 and June 1, 2024, Renasant and FBMS, with the assistance of Covington & Burling and Alston & Bird, negotiated the terms of the merger agreement and the voting agreements. On May 31, 2024, the FBMS board of directors held a meeting to discuss the progress of the transaction and review the then-current drafts of the transaction agreements. Representatives of Alston & Bird attended the meeting and presented a summary of the transaction agreements to the FBMS board of directors. Representatives of KBW were also present and reviewed financial matters relating to the transaction. The FBMS board of directors engaged in a robust discussion regarding the terms of the transaction, including open points in the transaction agreements that required resolution before executing the transaction agreements.

On June 1, 2024, representatives of Renasant, FBMS, Covington & Burling, Alston & Bird, Stephens and KBW had a conference call to discuss outstanding issues on the merger agreement. On June 2, 2024, the Renasant board of directors held a meeting to discuss the potential acquisition of FBMS. Renasant executive management along with representatives of Covington & Burling and Stephens attended the meeting. Prior to the representatives of Stephens joining the meeting, Mr. Waycaster updated the Renasant board of directors on feedback he had received from Renasant’s regulators relevant to the proposed acquisition. During the meeting, representatives of Stephens made a financial presentation to the Renasant board of directors concerning the potential acquisition, including with respect to the pro forma financial impacts of the merger on Renasant. The presentation by Stephens included an overview of certain financial analyses prepared in connection with its assessment of the pro forma impact of the merger on Renasant. Representatives of Covington & Burling then provided the Renasant board of directors with an update on the negotiations regarding the key terms of the merger agreement and the voting agreements. Representatives of Covington & Burling, along with Mr. Chapman, provided an overview of the key terms of a proposed employment agreement to be entered into with Mr. Cole in connection with the merger. Renasant executive management also provided an update on the progress being made in developing the community benefit plan. On June 5, 2024, representatives of Renasant notified FBMS that Renasant would like to pause discussions with FBMS to focus on addressing its regulators’ expectations. The FBMS board of directors convened a meeting that same day and agreed that a pause in discussions would be prudent.

On July 12, 2024, Mr. Waycaster contacted Mr. Cole and indicated that Renasant was prepared to re-engage in discussions regarding the potential transaction and wanted to move expeditiously toward executing the merger agreement. Later that week, on July 18, 2024, Mr. Waycaster and Mr. Chapman attended a regularly scheduled meeting of the FBMS board of directors, at which Mr. Waycaster and Mr. Chapman reiterated Renasant’s interest in moving forward on the potential acquisition on the same terms set forth in the letter of intent. After Mr. Waycaster and Mr. Chapman exited the meeting, the FBMS board of directors engaged in a robust discussion regarding the potential acquisition and concluded that FBMS should move forward with re-engaging with Renasant, considering, among other things, that the FBMS board of directors continued to find the economic terms compelling and that the FBMS board of directors believed that it was unlikely that other potential acquirors would be able to provide more attractive financial terms. Covington & Burling and Alston & Bird also re-engaged on July 19, 2024 and continued to exchange revised drafts of the merger agreement, voting agreements, and other materials related to the potential acquisition until the merger agreement and the other transaction agreements were agreed to between Renasant and FBMS.

On July 25, 2024, the FBMS board of directors held a meeting to consider the approval of the merger agreement and the transactions contemplated by the merger agreement. Members of FBMS’s executive management team and representatives of Alston & Bird and KBW also attended the meeting. The FBMS board of directors were provided with a set of meeting materials in advance of the meeting, including drafts of the merger agreement, the voting agreements, and a preliminary financial presentation provided by KBW. Representatives of Alston & Bird provided a detailed review of the proposed resolutions approving the merger and transactions related to the mergers, reminded FBMS’s directors of their fiduciary duties, and recited the fiduciary duty standard. At the meeting, representatives of KBW reviewed the financial aspects of the proposed transaction with the FBMS board of directors. Representatives of Alston & Bird discussed the terms of the drafts of the merger agreement, the voting agreements, and related transaction documents with the FBMS board of directors, including the changes to the merger agreement since the meeting of the FBMS board of directors held on May 31, 2024, which included limitations on Renasant’s ability to submit the merger agreement to Renasant shareholders without a recommendation in certain circumstances. After considering the proposed terms of the merger agreement and related transaction documents, taking into consideration the matters discussed during that meeting and prior meetings of the FBMS board of directors, including the strategic alternatives discussed at those meetings and the factors described under the section of this joint proxy statement/prospectus entitled “—FBMS’s Reasons for the Merger and Recommendation of the FBMS Board of Directors,” and assuming and subject to delivery by KBW of its opinion concerning the exchange ratio in the proposed merger to the FBMS board of directors at a subsequent meeting taking place prior to execution of the merger agreement, the FBMS board of directors determined that the merger, the merger agreement and the other transactions contemplated by the merger agreement were in the best interests of FBMS and FBMS shareholders, and the directors adopted the merger agreement and approved the transactions contemplated thereby and authorized FBMS to submit the merger agreement and the transactions contemplated thereby for approval by FBMS shareholders.

The Renasant board of directors also held a meeting on July 25, 2024, to discuss the status of the draft merger agreement and the transactions contemplated by the merger agreement, which meeting was also attended by Renasant executive management and representatives of Stephens and Covington & Burling. The Renasant board of directors received materials relating to the potential acquisition in advance of the meeting, including an overview of the principal terms of the transaction, a copy of the current drafts of the merger agreement, the voting agreements, and the proposed agreements between Renasant and each of Mr. Cole and the Chief Financial Officer of FBMS, Donna T. (Dee Dee) Lowery. The meeting materials also included a preliminary financial presentation prepared by Stephens. At the meeting, representatives of Stephens reviewed the financial aspects of the potential acquisition. Then, Renasant’s general counsel and representatives of Covington & Burling reviewed with the Renasant board of directors the fiduciary duties of directors applicable to the potential acquisition of FBMS and then discussed in detail the merger agreement, the voting agreements (including those to be entered into by the directors and certain executive officers of Renasant, which Renasant had agreed to provide), and the executive agreements to be entered into in connection with the merger. As part of its review, the Covington & Burling representatives described the changes to the draft merger agreement since the meeting of the Renasant board of directors held on June 2, 2024, which included limitations on Renasant’s ability to submit the merger agreement for approval by the Renasant shareholders without a recommendation in certain circumstances. The Renasant board of directors asked questions of Renasant executive management and representatives of Stephens and Covington & Burling and discussed the financial impacts and terms and conditions of the potential acquisition. The Renasant board of directors did not take any action with respect to the potential acquisition of FBMS at this meeting.

On July 29, 2024, the FBMS board of directors met again virtually. At the meeting, KBW updated the FBMS board of directors regarding the financial aspects of the proposed transaction and rendered a written opinion, dated July 29, 2024, to the FBMS board of directors (a copy of which is attached as Annex C) to the effect that, as of that date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in its opinion, the exchange ratio in the proposed merger was fair, from a financial point of view, to the holders of FBMS common stock. Prior to the conclusion of the meeting, the FBMS board of directors ratified its resolutions from the meeting convened on July 25, 2024.

On July 29, 2024, the Renasant board of directors met again to discuss the potential acquisition with FBMS. At the meeting, Stephens updated the Renasant board of directors regarding the financial aspects of the potential acquisition and rendered a written opinion, dated July 29, 2024, to the Renasant board of directors (a copy of which is attached as Annex D) to the effect that, as of that date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Stephens as set forth in its opinion, the consideration to be given by Renasant in connection with the proposed merger was fair, from a financial point of view, to Renasant. Following Stephens’s presentation, Renasant’s general counsel and representatives of Covington & Burling reviewed in detail the proposed resolutions approving the merger with FBMS and transactions related to the mergers. After considering the proposed terms of the merger agreement and related transaction documents, including the executive agreements between Renasant and each of Mr. Cole and Ms. Lowery, taking into consideration the matters discussed during that meeting and prior meetings of the Renasant board of directors, including the strategic alternatives discussed at those meetings and the factors described under the section of this joint proxy statement/prospectus entitled “—Renasant’s Reasons for the Mergers and Recommendation of the Renasant Board of Directors,” the Renasant board of directors determined that the merger, the merger agreement and the other transactions contemplated by the merger agreement were in the best interests of Renasant and Renasant shareholders, and the directors adopted the merger agreement and approved the transactions contemplated thereby.

Following the conclusion of the meeting of the Renasant board of directors on July 29, 2024, FBMS and Renasant executed the merger agreement, and each of the directors and certain of the executive officers of FBMS executed the voting agreements with Renasant and each of the directors and certain of the executive officers of Renasant executed voting agreements with FBMS. On July 29, 2024, Renasant and FBMS issued a joint press release announcing the execution of the merger agreement.

FBMS’s Reasons for the Merger and Recommendation of the FBMS Board of Directors

After careful consideration, at meetings held on July 25, 2024 and July 29, 2024, the FBMS board of directors determined that the merger agreement, including the mergers and the other transactions contemplated thereby, is in the best interests of FBMS and its shareholders and adopted the merger agreement and approved the transactions contemplated thereby.

In reaching its decision to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement, and recommend that FBMS shareholders vote “FOR” the FBMS merger proposal, the FBMS board of directors evaluated the merger agreement, the mergers, and such other transactions contemplated by the merger agreement in consultation with FBMS’s management, as well as FBMS’s financial and legal advisors, and considered a number of factors, including, among others, the following material factors, which are not presented in any order of priority:

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its knowledge of each of FBMS’s, Renasant’s, and the combined company’s business, operations, regulatory and financial condition, asset quality, earnings, loan portfolio, capital and prospects both as an independent organization and as a part of a combined company with Renasant;

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its understanding of Renasant’s business, operations, regulatory and financial condition, asset quality, earnings, capital and prospects, taking into account presentations by senior management of its due diligence review of Renasant and publicly available information;

•	the strategic fit of the businesses of the two companies, including their complementary markets, business lines and loan and deposit profiles;

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the perceived compatibility of the corporate cultures of the two companies and the two companies’ collective experience with mergers, acquisitions, and integrations, which management believes should facilitate integration and implementation of the transaction;

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its belief that the mergers will result in a more competitive banking franchise with strong capital ratios and an attractive funding base that has the potential to deliver a higher value to FBMS shareholders as compared to FBMS continuing to operate as a stand-alone entity;

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the expanded possibilities, including organic growth and future acquisitions, that would be available to the combined company, given its larger size, asset base, capital, market capitalization and footprint;

•	the nature of the merger consideration, which offers FBMS shareholders the opportunity to participate as shareholders of Renasant in the future performance of the combined company;

•	the benefits to FBMS and its customers of operating as a larger organization, including enhancements in products and services, higher lending limits, and greater financial resources;

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the increasing importance of operational scale and financial resources in maintaining efficiency and remaining competitive over the long term and in being able to capitalize on technological developments that significantly impact the banking industry’s competitive conditions;

•	the expected social and economic impact of the mergers on the constituencies served by FBMS, including its borrowers, customers, depositors, employees and communities;

•	the effects of the mergers on FBMS’s employees, including the prospects for continued employment in a larger organization and various benefits agreed to be provided to FBMS’s employees;

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the likelihood of realizing the strategic benefits of the proposed combination that the FBMS board of directors believes will result from the continuity provided to FBMS shareholders by the corporate governance aspects of the mergers, including the appointment of (1) Mr. Cole as a Senior Executive Vice President and director of both Renasant and Renasant Bank, (2) three independent directors of the FBMS board of directors to both the Renasant and Renasant Bank boards of directors, and (3) two additional independent directors of The First Bank to the Renasant Bank board of directors;

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the understanding of the FBMS board of directors of the current and prospective environment in which FBMS and Renasant operate, including national and local economic conditions, the interest rate environment, increasing operating costs resulting from regulatory initiatives and compliance mandates, and the competitive effects of the continuing consolidation in the banking industry;

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the terms of the merger agreement and the fact that the exchange ratio is fixed, with no adjustment in the merger consideration to be received by holders of FBMS common stock as a result of possible increases or decreases in the market value of Renasant common stock or FBMS common stock following the announcement of the mergers, which the FBMS board of directors believed was consistent with market practice for transactions of this type and with the strategic purpose of the merger and the other transactions contemplated by the merger agreement;

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the fact that the implied value of the aggregate merger consideration of $1.2 billion based on the closing price of Renasant common stock as of July 26, 2024 (the last trading day before the meeting at which the FBMS board of directors provided final approval of the merger agreement) represented a 20% premium over the closing price of FBMS common stock on July 26, 2024 and a 20% premium based on the average closing price of FBMS common stock and Renasant common stock for the 20 trading days ended July 26, 2024;

•	the belief that the mergers are likely to provide substantial value to FBMS shareholders;

•	the ability of Renasant to complete the mergers from a financial and regulatory perspective;

•	the fact that FBMS shareholders would own approximate 34% of the surviving corporation following completion of the merger;

•	the low probability of securing a more attractive proposal from another institution capable of consummating the mergers;

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the opinion, dated July 29, 2024, of KBW to the FBMS board of directors as to the fairness, from a financial point of view and as of the date of the opinion, of the exchange ratio in the proposed merger to the holders of FBMS common stock, which opinion was subject to and based on the various assumptions, considerations, qualifications and limitations, as more fully described below under “—Opinion of FBMS’s Financial Advisor;” and

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the review of the FBMS board of directors with Alston & Bird, its outside legal counsel, of the material terms of the merger agreement, including the FBMS board of director’s ability, under certain circumstances, to consider an unsolicited acquisition proposal and the nature of the covenants, representations and warranties and other termination provisions in the merger agreement.

The FBMS board of directors also considered a number of potential risks and uncertainties associated with the mergers in connection with its deliberation of the proposed transaction, including, without limitation, the following:

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the regulatory and other approvals required in connection with the mergers and the risk that such regulatory approvals may not be received in a timely manner or at all or may impose unacceptable conditions;

•	the risk that the merger consideration to be paid to FBMS shareholders could be adversely affected by a decrease in the market value of Renasant common stock during the pendency of the merger;

•	the potential risk of diverting management attention and resources from the operation of FBMS’s business and towards the completion of the mergers;

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the fact that the merger agreement restricts the conduct of FBMS’s business prior to the completion of the merger which, subject to specific exceptions, could delay or prevent FBMS from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of FBMS absent the pending merger;

•	the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating FBMS’s business, operations and workforce with those of Renasant;

•	the fact that certain FBMS directors and executive officers may have interests different from, or in addition to, the interests of other FBMS shareholders;

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that, while FBMS expects that the mergers will be consummated, there can be no assurance that all conditions to the parties’ obligations to complete the merger agreement will be satisfied, including the risk that necessary regulatory approvals or FBMS shareholder approval or Renasant shareholder approval might not be obtained or may be delayed and, as a result, the mergers may not be consummated or may be delayed;

•	the risk of potential employee attrition and/or adverse effects on business and customer relationships as a result of the mergers;

•	certain anticipated merger-related costs;

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the fact that: (1) FBMS would be prohibited from affirmatively soliciting acquisition proposals after execution of the merger agreement; and (2) FBMS would be obligated to pay to Renasant a termination fee of $40,000,000 if the merger agreement is terminated under certain circumstances, which may discourage other parties potentially interested in a strategic transaction with FBMS from pursuing such a transaction; and

•	the possibility of litigation challenging the merger.

The foregoing discussion of the factors considered by the FBMS board of directors is not intended to be exhaustive, but, rather, includes the material factors considered by the FBMS board of directors. In reaching its decision to adopt the merger agreement and approve the mergers and the other transactions contemplated by the merger agreement, the FBMS board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The FBMS board of directors considered all these factors as a whole, including through its discussions with, and its questioning of, FBMS’s management and FBMS’s financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination to adopt the merger agreement.

It should be noted that this explanation of the FBMS board of directors’ reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements.”

For the reasons set forth above, the FBMS board of directors has unanimously adopted the merger agreement and approved the transactions contemplated thereby and unanimously recommends that FBMS shareholders vote “FOR” the FBMS merger proposal and “FOR” the FBMS adjournment proposal.

Opinion of FBMS’s Financial Advisor

FBMS engaged KBW to render financial advisory and investment banking services to FBMS, including an opinion to the FBMS board of directors as to the fairness, from a financial point of view and as of the date of the opinion, of the exchange ratio in the proposed merger to the holders of FBMS common stock. FBMS selected KBW because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger. As part of its investment banking business, KBW is continually engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions.

As part of its engagement, representatives of KBW attended the meeting of the FBMS board of directors held on July 29, 2024, at which the FBMS board of directors evaluated the proposed merger. At this meeting, KBW reviewed the financial aspects of the proposed merger with the FBMS board of directors and rendered to the FBMS board of directors an opinion, dated July 29, 2024, to the effect that, as of the date of such opinion and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in its opinion, the exchange ratio in the proposed merger was fair, from a financial point of view, to the holders of FBMS common stock. The FBMS board of directors ratified its adoption of the merger agreement on July 25, 2024 at this meeting.

The description of the opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached as Annex C to this joint proxy statement/prospectus and is incorporated herein by reference, and describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion.

KBW’s opinion speaks only as of the date of the opinion. The opinion was for the information of, and was directed to, the FBMS board of directors (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion addressed only the fairness, from a financial point of view, of the exchange ratio to the holders of FBMS common stock. It did not address the underlying business decision of FBMS to engage in the merger or enter into the merger agreement or constitute a recommendation to the FBMS board of directors in connection with the merger, and it does not constitute a recommendation to any holder of FBMS common stock or any shareholder of any other entity as to how to vote in connection with the merger or any other matter, nor does it constitute a recommendation regarding whether or not any such shareholder should enter into a voting, shareholders’ or affiliates’ agreement with respect to the merger or exercise any appraisal rights that may be available to such shareholder.

KBW’s opinion was reviewed and approved by KBW’s Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

In connection with the opinion, KBW reviewed, analyzed and relied upon material bearing upon the financial and operating condition of FBMS and Renasant and bearing upon the merger, including, among other things:

•	a draft of the merger agreement dated July 22, 2024 (the most recent draft then made available to KBW);
•	the audited financial statements and the Annual Reports on Form 10-K for the three fiscal years ended December 31, 2023 of FBMS;
•	the unaudited quarterly financial statements and the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024 of FBMS;
•	certain unaudited financial results for the fiscal quarter ended June 30, 2024 of FBMS (contained in the Current Report on Form 8-K filed by FBMS with the SEC on July 25, 2024);
•	the audited financial statements and the Annual Reports on Form 10-K for the three fiscal years ended December 31, 2023 of Renasant;
•	the unaudited quarterly financial statements and the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024 of Renasant;
•	certain unaudited financial results for the fiscal quarter ended June 30, 2024 of Renasant (contained in the Current Report on Form 8-K filed by Renasant with the SEC on July 24, 2024);
•

certain regulatory filings of FBMS and Renasant and their respective subsidiaries, including, as applicable, the quarterly reports on Form FR Y-9C and the quarterly call reports required to be filed (as the case may be) with respect to each quarter during the three-year period ended December 31, 2023 as well as the quarters ended March 31, 2024 and June 30, 2024;

•	certain other interim reports and other communications of FBMS and Renasant to their respective shareholders; and
•

other financial information concerning the businesses and operations of FBMS and Renasant furnished to KBW by FBMS and Renasant or which KBW was otherwise directed to use for purposes of KBW’s analyses.

KBW’s consideration of financial information and other factors that it deemed appropriate under the circumstances or relevant to its analyses included, among others, the following:

•	the historical and current financial position and results of operations of FBMS and Renasant;
•	the assets and liabilities of FBMS and Renasant;
•	the nature and terms of certain other merger transactions and business combinations in the banking industry;
•	a comparison of certain financial and stock market information for FBMS and Renasant with similar information for certain other companies, the securities of which were publicly traded;
•

publicly available consensus “street estimates” of FBMS, as well as assumed FBMS long-term growth rates provided to KBW by FBMS management, all of which information was discussed with KBW by such management and used and relied upon by KBW at the direction of FBMS management and with the consent of the FBMS board of directors;

•

publicly available consensus “street estimates” of Renasant, as well as assumed Renasant long-term growth rates provided to KBW by Renasant’s executive management, all of which information was discussed with KBW by such management and used and relied upon by KBW based on such discussions, at the direction of FBMS management and with the consent of the FBMS board of directors;

•

pro forma financial data of Renasant as of or for the period ended June 30, 2024, as adjusted for the recently completed sale by Renasant of its insurance business, that was prepared by Renasant’s executive management, provided to and discussed with KBW by such management, and used and relied upon by KBW based on such discussions, at the direction of FBMS management and with the consent of the FBMS board of directors; and

•	estimates regarding certain pro forma financial effects of the merger on Renasant (including, without limitation, the cost savings expected to result or be derived from the merger) that were prepared by Renasant’s executive management, provided to and discussed with KBW by such management, and used and relied upon by KBW based on such discussions, at the direction of FBMS management and with the consent of the FBMS board of directors.

KBW also performed such other studies and analyses as it considered appropriate and took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of the banking industry generally. KBW also participated in discussions held by the managements of FBMS and Renasant regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as KBW deemed relevant to its inquiry. KBW was not requested to assist, and did not assist, FBMS with soliciting indications of interest from third parties regarding a potential transaction with FBMS. With the consent of FBMS, KBW assumed for purposes of certain of its analyses the occurrence of a common stock issuance by Renasant, which we refer to as the assumed Renasant follow-on offering.

In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to or discussed with KBW or that was publicly available, and KBW did not independently verify the accuracy or completeness of any such information or assume any responsibility or liability for such verification, accuracy or completeness. KBW relied upon the management of FBMS as to the reasonableness and achievability of the publicly available consensus “street estimates” of FBMS and the assumed FBMS long-term growth rates referred to above (and the assumptions and bases therefor), and KBW assumed that all such information was reasonably prepared and represented, or in the case of the FBMS “street estimates” referred to above, that such estimates were consistent with the best currently available estimates and judgments of FBMS management and that the forecasts, projections and estimates reflected in such information would be realized in the amounts and in the time periods estimated. KBW further relied, with the consent of FBMS, upon Renasant’s executive management as to the reasonableness and achievability of the publicly available consensus “street estimates” of Renasant, the assumed Renasant long-term growth rates and the estimates regarding certain pro forma financial effects of the merger on Renasant (including, without limitation, the cost savings expected to result or be derived from the merger), all as referred to above (and the assumptions and bases for all such information), and KBW assumed that all such information was reasonably prepared and represented, or in the case of the Renasant “street estimates” referred to above, that such estimates were consistent with the best currently available estimates and judgments of Renasant’s management and that the forecasts, projections and estimates reflected in such information would be realized in the amounts and in the time periods estimated.

It is understood that the portion of the foregoing financial information of FBMS and Renasant that was provided to KBW was not prepared with the expectation of public disclosure and that all of the foregoing financial information, including the publicly available consensus “street estimates” of FBMS and Renasant referred to above, was based on numerous variables and assumptions that are inherently uncertain (including, without limitation, factors related to general economic and competitive conditions and, in particular, the widespread disruption, extraordinary uncertainty and unusual volatility arising from global tensions and political unrest, economic uncertainty, inflation, prolonged higher interest rates, the COVID-19 pandemic and, in the case of the banking industry, recent actual or threatened regional bank failures, including the effect of evolving governmental interventions and non-interventions) and, accordingly, actual results could vary significantly from those set forth in such information. KBW assumed, based on discussions with the respective managements of FBMS and Renasant and with the consent of the FBMS board of directors, that all such information provided a reasonable basis upon which KBW could form its opinion, and KBW expressed no view as to any such information or the assumptions or bases therefor. KBW relied on all such information without independent verification or analysis and did not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

KBW also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either FBMS or Renasant since the date of the last financial statements of each such entity that were made available to KBW. KBW is not an expert in the independent verification of the adequacy of allowances for credit losses, and KBW assumed, without independent verification and with FBMS’s consent, that the aggregate allowances for credit losses for each of FBMS and Renasant are adequate to cover such losses. In rendering its opinion, KBW did not make or obtain any evaluations, appraisals or physical inspections of the property, assets or liabilities (contingent or otherwise) of FBMS or Renasant, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor did KBW examine any individual loan or credit files, nor did it evaluate the solvency, financial capability or fair value of FBMS or Renasant under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. KBW made note of the classification by each of FBMS and Renasant of its loans and owned securities as either held to maturity or held for investment, on the one hand, or held for sale or available for sale, on the other hand, and also reviewed reported fair value marks-to-market and other reported valuation information, if any, relating to such loans or owned securities contained in the respective financial statements of FBMS and Renasant, but KBW expressed no view as to any such matters. Estimates of the values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Such estimates are inherently subject to uncertainty and should not be taken as KBW’s view of the actual value of any companies or assets.

KBW assumed, in all respects material to its analyses:

•

that the merger and any related transactions (including, without limitation, the bank merger) would be completed substantially in accordance with the terms set forth in the merger agreement (the final terms of which KBW assumed would not differ from the execution version reviewed by KBW and referred to above in any respect material to KBW’s analyses), with no adjustments to the exchange ratio and with no other consideration or payments in respect of FBMS common stock;

•	that the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement were true and correct;
•	that each party to the merger agreement and all related documents would perform all of the covenants and agreements required to be performed by such party under such documents;
•

that there were no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the merger or any related transactions and that all conditions to the completion of the merger and any related transactions would be satisfied without any waivers or modifications to the merger agreement or any of the related documents; and

•

that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger and any related transactions, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, would be imposed that would have a material adverse effect on the future results of operations or financial condition of FBMS, Renasant or the pro forma entity, or the contemplated benefits of the merger, including without limitation the cost savings expected to result or be derived from the merger.

KBW assumed that the merger would be consummated in a manner that complies with the applicable provisions of the Securities Act, the Exchange Act, and all other applicable federal and state statutes, rules and regulations. KBW was further advised by representatives of FBMS that FBMS relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to FBMS, Renasant, the merger and any related transaction, and the merger agreement. KBW did not provide advice with respect to any such matters.

KBW’s opinion addressed only the fairness, from a financial point of view and as of the date of such opinion, of the exchange ratio in the merger to the holders of FBMS common stock. KBW expressed no view or opinion as to any other terms or aspects of the merger or any term or aspect of any related transaction, including, without limitation, the form or structure of the merger or any such related transaction, any consequences of the merger or any such related transaction to FBMS, its shareholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, shareholder or other agreements, arrangements or understandings contemplated or entered into in connection with the merger, any such related transaction, or otherwise. KBW’s opinion was necessarily based upon conditions as they existed and could be evaluated on the date of such opinion and the information made available to KBW through such date. There has been significant volatility in the stock and other financial markets arising from global tensions and political unrest, economic uncertainty, inflation, prolonged higher interest rates, the COVID-19 pandemic and, in the case of the banking industry, recent actual or threatened regional bank failures, including the effect of evolving governmental interventions and non-interventions. Developments subsequent to the date of KBW’s opinion may have affected, and may affect, the conclusion reached in KBW’s opinion, and KBW did not and does not have an obligation to update, revise or reaffirm its opinion. KBW’s opinion did not address, and KBW expressed no view or opinion with respect to:

•	the underlying business decision of FBMS to engage in the merger or enter into the merger agreement;
•	the relative merits of the merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by FBMS or the FBMS board of directors;
•

the fairness of the amount or nature of any compensation to any of FBMS’s officers, directors or employees, or any class of such persons, relative to the compensation to the holders of FBMS common stock;

•

the effect of the merger or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of FBMS (other than the holders of FBMS common stock, solely with respect to the exchange ratio as described in KBW’s opinion and not relative to the consideration to be received by holders of any other class of securities) or holders of any class of securities of Renasant or any other party to any transaction contemplated by the merger agreement;

•	the actual value of Renasant common stock to be issued in the merger;
•

the prices, trading range or volume at which FBMS common stock or Renasant common stock would trade following the public announcement of the merger or the prices, trading range or volume at which Renasant common stock would trade following the consummation of the merger;

•	any advice or opinions provided by any other advisor to any of the parties to the merger or any other transaction contemplated by the merger agreement; or
•

any legal, regulatory, accounting, tax or similar matters relating to FBMS, Renasant, their respective shareholders, or relating to or arising out of or as a consequence of the merger or any related transaction, including whether or not each of the merger and the bank merger would qualify as a tax-free reorganization for United States federal income tax purposes.

In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of KBW, FBMS and Renasant. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, KBW’s opinion was among several factors taken into consideration by the FBMS board of directors in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the FBMS board of directors with respect to the fairness of the exchange ratio. The type and amount of consideration payable in the merger were determined through negotiation between FBMS and Renasant and the decision of FBMS to enter into the merger agreement was solely that of the FBMS board of directors.

The following is a summary of the material financial analyses presented by KBW to the FBMS board of directors in connection with its opinion. The summary is not a complete description of the financial analyses underlying the opinion or the presentation made by KBW to the FBMS board of directors, but summarizes the material analyses performed and presented in connection with such opinion. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex analytic process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.

For purposes of the financial analyses described below, KBW utilized an implied transaction value for the merger of $37.09 per outstanding share of FBMS common stock, or approximately $1.16 billion in the aggregate (inclusive of the implied value of in-the-money FBMS stock options, based on the 1.00x exchange ratio in the proposed merger and the closing price of Renasant common stock on July 26, 2024). In addition to the financial analyses described below, KBW reviewed with the FBMS board of directors for informational purposes, among other things, an implied transaction multiple for the proposed merger (based on the implied transaction value for the merger of $37.09 per outstanding share of FBMS common stock) of 15.2x FBMS’s estimated calendar year 2024 net income using publicly available consensus “street estimates” of FBMS.

FBMS Selected Companies Analysis

Using publicly available information, KBW compared the financial performance, financial condition and market performance of FBMS to 15 selected major exchange-traded banks headquartered in Alabama, Arkansas, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, Tennessee, Virginia, or West Virginia with total assets between $5 billion and $20 billion. (Although Live Oak Bancshares, Inc., a digital, cloud-based bank, is headquartered in North Carolina with total assets between $5 billion and $20 billion, it was excluded from the selected companies.)

The selected companies were as follows (shown in descending order of total assets by column):

Trustmark Corporation	Origin Bancorp, Inc.

WesBanco, Inc.	Amerant Bancorp Inc.

Renasant Corporation	Stock Yards Bancorp, Inc.

TowneBank	Business First Bancshares, Inc.

ServisFirst Bancshares, Inc.	Republic Bancorp, Inc.

Seacoast Banking Corporation of Florida	City Holding Company

FB Financial Corporation	Community Trust Bancorp, Inc.

First Bancorp

To perform this analysis, KBW used profitability and other financial information for the latest 12 months, which we refer to as LTM, or the most recent completed fiscal quarter, which we refer to as MRQ, publicly available or as of the end of such periods and market price information as of July 26, 2024. KBW also used 2024 and 2025 earnings per share, or EPS, estimates taken from publicly available consensus “street estimates” for FBMS and the selected companies. Certain financial data presented in the tables below may not correspond to the data presented in FBMS’s historical financial statements, or the data presented under the section entitled “

—Opinion of Renasant’s Financial Advisor,” as a result of the different periods, assumptions and methods used to compute the financial data presented.

KBW’s analysis showed the following concerning the financial performance of FBMS and the selected companies:

	Selected Companies
	FBMS	75th Percentile	Average	Median	25th Percentile

LTM Core Return on Average Assets(1)	1.16%	1.32%	1.09%	1.00%	0.92%

LTM Core Return on Average Tangible Common Equity(1)	15.6%	14.4%	12.9%	12.2%	11.2%

LTM Core Pre-Tax Pre-Provision Return on Average Assets(2)	1.59%	1.75%	1.55%	1.39%	1.25%

LTM Net Interest Margin	3.36%	3.47%	3.36%	3.29%	3.08%

LTM Fee Income / Revenue Ratio	19.6%	24.3%	20.4%	19.3%	16.4%

LTM Efficiency Ratio	57.0%	55.0%	60.4%	62.0%	65.2%

(1)	Core net income excluded extraordinary items, non-recurring items and gains/(losses) on sale of securities, non-controlling interest and amortization of intangible and goodwill impairment.
(2)	Core net income excluding provision for loan losses and taxes.

KBW’s analysis also showed the following concerning the financial condition of FBMS and the selected companies:

	Selected Companies
	FBMS	75th Percentile	Average	Median	25th Percentile

Tangible Common Equity / Tangible Assets	8.33%	9.42%	9.10%	8.52%	7.97%

CET1 Ratio	12.37%	13.66%	12.12%	11.61%	10.79%

Total Capital Ratio	15.32%	15.99%	14.56%	15.13%	12.91%

Loans HFI / Deposits	79.2%	92.6%	88.4%	88.9%	84.0%

Loan Loss Reserve / Loans	1.05%	1.39%	1.24%	1.28%	1.14%

Nonperforming Assets / Loans + OREO(1)	0.38%	0.28%	0.52%	0.40%	0.66%

LTM Net Charge-offs / Average Loans	0.03%	0.08%	0.20%	0.10%	0.15%

(1)	Nonperforming assets included nonaccrual loans, restructured loans and OREO.

In addition, KBW’s analysis showed the following concerning the market performance of FBMS and the selected companies (excluding the impact of the LTM EPS multiple of one of the selected companies, which multiple was considered not meaningful because it was greater than 35.0x):

	Selected Companies
	FBMS	75th Percentile	Average	Median	25th Percentile

One-Year Stock Price Change	1.9%	35.6%	26.7%	26.0%	15.1%

Year-To-Date Stock Price Change	5.0%	19.9%	12.3%	13.0%	5.4%

Price / Tangible Book Value per Share	153%	192%	182%	155%	142%

Price / LTM EPS	12.9x	17.5x	15.6x	15.5x	13.4x

Price / 2024 EPS Estimate	12.7x	16.4x	15.2x	14.9x	13.3x

Price / 2025 EPS Estimate	11.6x	15.7x	13.8x	13.6x	12.2x

Dividend Yield (1)	3.2%	2.6%	2.4%	2.3%	1.8%

MRQ Dividend Payout Ratio (1)	40.3%	43.0%	37.1%	31.9%	26.9%

(1)	Most recent quarterly dividend annualized as a percentage of stock price in the case of dividend yield and annualized MRQ EPS in the case of dividend payout ratio.

No company used as a comparison in the above selected companies analysis is identical to FBMS. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Renasant Selected Companies Analysis

Using publicly available information, KBW compared the financial performance, financial condition and market performance of Renasant to 13 selected major exchange-traded U.S. banks headquartered in Alabama, Arkansas, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, Tennessee, Virginia, or West Virginia with total assets between $10 billion and $35 billion. (Although Live Oak Bancshares, Inc., a digital, cloud-based bank, is headquartered in North Carolina with total assets between $10 billion and $35 billion, it was excluded from the selected companies.)

The Renasant selected companies were as follows (shown in descending order of total assets by column):

United Bankshares, Inc.	WesBanco, Inc.

Simmons First National Corporation	TowneBank

United Community Banks, Inc.	ServisFirst Bancshares, Inc.

Ameris Bancorp	Seacoast Banking Corporation of Florida

Atlantic Union Bankshares Corporation	FB Financial Corporation

Home Bancshares, Inc. (Conway, AR)	First Bancorp

Trustmark Corporation

To perform this analysis, KBW used profitability and other financial information for the latest 12 months or the most recent completed fiscal quarter publicly available or as of the end of such periods (in the case of Renasant, with and without adjustments for the impact of the sale by Renasant of its insurance business provided by Renasant’s executive management) and market price information as of July 26, 2024. KBW also used 2024 and 2025 EPS estimates taken from publicly available consensus “street estimates” for Renasant and the selected companies (in the case of Renasant, with and without adjustments for the impact of the sale by Renasant of its insurance business provided by Renasant’s executive management). Certain financial data presented in the tables below may not correspond to the data presented in Renasant’s historical financial statements, or the data presented under the section entitled “—Opinion of Renasant’s Financial Advisor,” as a result of the different periods, assumptions and methods used to compute the financial data presented.

KBW’s analysis showed the following concerning the financial performance of Renasant and the selected companies:

		Selected Companies
	Renasant(3)	75th Percentile	Average	Median	25th Percentile

LTM Core Return on Average Assets(1)	0.97% | 0.95%	1.22%	1.09%	1.00%	0.99%

LTM Core Return on Average Tangible Common Equity(1)	13.2% | 12.5%	14.5%	13.0%	12.3%	11.5%

LTM Core Pre-Tax Pre-Provision Return on Average Assets(2)	1.34% | 1.30%	1.67%	1.53%	1.50%	1.23%

LTM Net Interest Margin	3.33% | 3.31%	3.47%	3.23%	3.29%	2.88%

LTM Fee Income / Revenue Ratio	23.6% | 22.2%	21.6%	18.1%	17.0%	14.8%

LTM Efficiency Ratio	65.4% | 65.5%	52.8%	57.6%	58.8%	64.8%

(1)	Core net income excluded extraordinary items, non-recurring items and gains/(losses) on sale of securities, non-controlling interest and amortization of intangible and goodwill impairment.
(2)	Core net income excluding provision for loan losses and taxes.
(3)	As applicable, first metric shown excluded impact of the sale by Renasant of its insurance business and the second metric shown was adjusted for the impact of the insurance business sale.

KBW’s analysis showed the following concerning the financial condition of Renasant and the selected companies:

		Selected Companies
	Renasant(2)	75th Percentile	Average	Median	25th Percentile

Tangible Common Equity / Tangible Assets	8.16% | 8.36%	9.72%	8.98%	9.30%	7.84%

CET1 Ratio	10.75% | 11.00%	13.50%	12.25%	12.43%	10.93%

Total Capital Ratio	15.15% | 15.41%	15.80%	14.90%	15.10%	14.17%

Loans HFI / Deposits	88.4%	91.7%	86.7%	87.2%	80.2%

Loan Loss Reserve / Loans	1.55%	1.41%	1.32%	1.28%	1.16%

Nonperforming Assets / Loans + OREO(1)	0.82%	0.28%	0.48%	0.42%	0.66%

LTM Net Charge-offs / Average Loans	0.07%	0.05%	0.13%	0.09%	0.19%

(1)	Nonperforming assets included nonaccrual loans, restructured loans and OREO.
(2)	As applicable, first metric shown excluded impact of the sale by Renasant of its insurance business and the second metric shown was adjusted for the impact of the insurance business sale.

In addition, KBW’s analysis showed the following concerning the market performance of Renasant and the selected companies:

		Selected Companies
	Renasant(2)	75th Percentile	Average	Median	25th Percentile

One-Year Stock Price Change	17.6%	34.8%	24.1%	21.8%	12.6%

Year-To-Date Stock Price Change	10.1%	16.7%	12.9%	13.0%	7.7%

Price / Tangible Book Value per Share	155% | 151%	198%	188%	176%	163%

Price / LTM EPS	14.1x | 14.5x	19.0x	17.1x	16.6x	14.8x

Price / 2024 EPS Estimate	13.8x | 12.9x	16.5x	15.6x	14.7x	14.1x

Price / 2025 EPS Estimate	13.4x | 14.0x	15.0x	14.2x	13.7x	13.0x

Dividend Yield (1)	2.4%	3.1%	2.7%	2.6%	2.0%

MRQ Dividend Payout Ratio (1)	31.9% | 32.6%	52.1%	47.1%	42.6%	31.4%

(1)	Most recent quarterly dividend annualized as a percentage of stock price in the case of dividend yield and annualized MRQ EPS in the case of dividend payout ratio.
(2)	As applicable, first metric shown excluded impact of the sale by Renasant of its insurance business and the second metric shown was adjusted for the impact of the insurance business sale.

No company used as a comparison in the above selected companies analysis is identical to Renasant. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Selected Transactions Analysis

KBW reviewed publicly available information related to 14 selected U.S. bank transactions announced since December 31, 2020 with announced deal values between $500 million and $2.5 billion and pro forma ownership to shareholders of the acquired company under 40%. Transactions with an acquired company without bank branches or an acquired company with LTM NII/AA greater than 1.00% were excluded from the selected transactions.

The selected transactions were as follows:

Acquiror	Acquired Company

WesBanco, Inc.	Premier Financial Corp.

SouthState Corporation	Independent Bank Group, Inc.

UMB Financial Corporation	Heartland Financial USA, Inc.

Wintrust Financial Corporation	Macatawa Bank Corporation

Eastern Bankshares, Inc.	Cambridge Bancorp

Washington Federal, Inc.	Luther Burbank Corporation

Simmons First National Corporation	Spirit of Texas Bancshares, Inc.

Valley National Bancorp	Bank Leumi Le-Israel Corporation

Home Bancshares, Inc.	Happy Bancshares, Inc.

South State Corporation	Atlantic Capital Bancshares, Inc.

United Community Banks, Inc.	Reliant Bancorp, Inc.

Glacier Bancorp, Inc.	Altabancorp

Independent Bank Corp.	Meridian Bancorp, Inc.

Eastern Bankshares, Inc.	Century Bancorp, Inc.

For each selected transaction, KBW derived the following implied transaction statistics, in each case based on the transaction consideration value paid for the acquired company and using financial data based on the acquired company’s then latest publicly available financial statements prior to the announcement of the respective transaction and, to the extent publicly available from consensus “street estimates”, the EPS estimate of the acquired company for the first full year after the announcement of the respective transaction, referred to as NTM EPS:

•

Price per common share to tangible book value per share of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by total tangible common equity);

•

Pay to Trade ratio (calculated as the price to tangible book value multiple paid in the respective transaction divided by the acquiror’s standalone closing stock price to tangible book value multiple) in the 13 selected transactions in which all or a portion of the consideration was in the form of acquiror stock;

•

Price per common share to LTM core EPS (excluded extraordinary items, non-recurring items and gains/(losses) on sale of securities, non-controlling interest and amortization of intangibles and goodwill impairment) of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by LTM core net income);

•	Price per common share to estimated NTM EPS of the acquired company in the 13 selected transactions in which consensus “street estimates” for the acquired company were available at announcement; and

•	Tangible equity premium to core deposits (total deposits less time deposits greater than $100,000) of the acquired company, referred to as core deposit premium;

KBW also reviewed the price per common share paid for the acquired company for the 12 selected transactions involving publicly-traded acquired companies as a premium/(discount) to the closing price of the acquired company one day prior to the announcement of the acquisition (expressed as a percentage and referred to as the one-day market premium). The resulting transaction multiples and premiums for the selected transactions were compared with the corresponding transaction multiples and premiums for the merger based on the implied transaction value for the merger of $37.09 per outstanding share of FBMS common stock and using historical financial information for FBMS as of or for the 12-month period ended June 30, 2024, FBMS’s estimated 2025 EPS taken from publicly available consensus “street estimates” for FBMS, and the closing price of FBMS common stock on July 26, 2024.

The results of the analysis are set forth in the following table:

	Renasant / FBMS	Selected Transactions
		75th Percentile	Average	Median	25th Percentile

Price / Tangible Book Value per Share	183%	177%	163%	157%	143%

Pay-to-Trade Ratio	1.18x	1.02x	0.92x	0.89x	0.82x

Price / LTM Core EPS(1)	12.8x	16.0x	13.7x	12.6x	11.8x

Price / NTM EPS	13.9x	14.9x	13.3x	12.6x	11.6x

Core Deposit Premium	9.0%	9.7%	7.3%	6.0%	4.6%

One-Day Market Premium	20.4%	23.6%	19.2%	16.5%	10.9%

(1)

Based on core net income after taxes and before extraordinary items, excluding gain on the sale of available for sale securities, amortization of intangibles, goodwill and nonrecurring items, as defined by S&P Global.

No company or transaction used as a comparison in the above selected transaction analysis is identical to FBMS or the proposed merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Relative Contribution Analysis

KBW analyzed the relative standalone contribution of Renasant and FBMS to various pro forma balance sheet and income statement items and the combined market capitalization of the combined company. This analysis did not include purchase accounting adjustments or cost savings. To perform this analysis, KBW used (1) balance sheet and net income data for Renasant and FBMS as of, or for the 12-month period ended, June 30, 2024 (as adjusted by Renasant’s executive management in the case of Renasant where indicated below for the impact of the sale by Renasant of its insurance business), (2) publicly available consensus “street estimates” for Renasant and FBMS (in the case of Renasant, with and without adjustments for the impact of the sale by Renasant of its insurance business provided by Renasant’s executive management), and (3) market price information as of July 26, 2024. The results of KBW’s analysis are set forth in the following table, which also compares the results of KBW’s analysis with the implied pro forma ownership percentages of Renasant shareholders and FBMS shareholders in the combined company based on the 1.00x exchange ratio provided for in the merger agreement both with and without the impact of the assumed Renasant follow-on offering using assumptions provided by Renasant’s executive management:

	Renasant % of Total	FBMS % of Total	New Investors % of Total

Ownership at 1.00 exchange ratio:

Pro Forma Ownership	64%	36%

Pro Forma Ownership Incl. assumed Renasant follow-on offering	61%	34%	6%

Market Capitalization:

Pre-Deal Market Capitalization	69%	31%

Balance Sheet:

Total Assets	69%	31%

Gross Loans Held For Investment	71%	29%

Total Deposits	68%	32%

Tangible Common Equity	68%	32%

Tangible Common Equity Incl. Renasant Insurance Segment Sale	69%	31%

Income Statement:

LTM Core Net Income(1)	65%	35%

LTM Core Net Income Incl. Renasant Insurance Segment Sale(1)	65%	35%

2024 Estimated Earnings	67%	33%

2024 Estimated Earnings Incl. Renasant Insurance Segment Sale	66%	34%

2025 Estimated Earnings	65%	35%

2025 Estimated Earnings Incl. Renasant Insurance Segment Sale	65%	35%

(1)

Core net income excluded extraordinary items, non-recurring items and gains/(losses) on sale of securities, merger expenses, non-controlling interest and amortization of intangible and goodwill impairment.

Financial Impact Analysis

KBW performed a pro forma financial impact analysis that combined projected income statement and balance sheet information of Renasant and FBMS. KBW analyzed the potential financial impact of the merger on certain projected financial results of Renasant using (1) closing balance sheet estimates assumed as of June 30, 2025 for Renasant and FBMS taken from publicly available consensus “street estimates” (in the case of Renasant, as adjusted by Renasant’s executive management for the impact of the sale by Renasant of its insurance business), (2) publicly available EPS consensus “street estimates” for Renasant (as adjusted by Renasant’s executive management for the impact of the sale by Renasant of its insurance business) and an assumed long-term EPS growth rate for Renasant provided by Renasant’s executive management, (3) publicly available EPS consensus “street estimates” for FBMS and an assumed long-term EPS growth rate for FBMS provided by FBMS management and (4) pro forma assumptions (including, without limitation, the cost savings expected to result from the merger as well as certain purchase accounting adjustments and other merger-related adjustments and restructuring charges assumed with respect thereto and assumptions relating to the assumed Renasant follow-on offering) provided by Renasant’s executive management. This analysis indicated the merger (including the impact of the assumed Renasant follow-on offering) could be accretive to Renasant’s estimated 2026 EPS and could be dilutive to Renasant’s estimated tangible book value per share at closing assumed as of

June 30, 2025. Furthermore, the analysis indicated that, pro forma for the merger and the assumed Renasant follow-on offering, each of Renasant’s tangible common equity to tangible assets ratio, tier 1 leverage ratio, common equity tier 1 ratio, tier 1 capital ratio and total risk-based capital ratio at closing assumed as of June 30, 2025 could be lower. For all of the above analysis, the actual results achieved by Renasant following the merger may vary from the projected results, and the variations may be material.

FBMS Dividend Discount Model Analysis

KBW performed a dividend discount model analysis of FBMS to estimate a range for the implied equity value of FBMS. In this analysis, KBW used publicly available consensus “street estimates” for FBMS as well as assumed long-term growth rates for FBMS and income adjustments relating to the Durbin amendment and incremental annual compliance costs due to the assets of FBMS exceeding $10 billion provided by FBMS management, and KBW assumed discount rates ranging from 12.0% to 14.0%. The range of values was derived by adding (1) the present value of the implied future excess capital available for dividends that FBMS could generate over the period from June 30, 2025 through December 31, 2029 as a standalone company, and (2) the present value of FBMS’s implied terminal value at the end of such period. KBW assumed that FBMS would maintain a common equity tier 1 to risk-weighted assets ratio of 10.00% and would retain sufficient earnings to maintain that level. In calculating the terminal value of FBMS, KBW applied a range of 10.5x to 12.5x FBMS’s estimated 2030 earnings. This dividend discount model analysis resulted in a range of implied values per share of FBMS common stock of $27.11 to $31.86.

The dividend discount model analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values and discount rates. The foregoing dividend discount model analysis did not purport to be indicative of the actual values or expected values of FBMS.

Renasant Dividend Discount Model Analysis

KBW performed a dividend discount model analysis of Renasant to estimate a range for the implied equity value of Renasant. In this analysis, KBW used publicly available consensus “street estimates” of Renasant (as adjusted by Renasant’s executive management for the impact of the sale by Renasant of its insurance business) and assumed long-term growth rates for Renasant provided by Renasant’s executive management, and KBW assumed discount rates ranging from 12.00% to 14.00%. The range of values was derived by adding (1) the present value of the implied future excess capital available for dividends that Renasant could generate over the period from June 30, 2025 through December 31, 2029 as a standalone company, and (2) the present value of Renasant’s implied terminal value at the end of such period. KBW assumed that Renasant would maintain a common equity tier 1 to risk-weighted assets ratio of 10.00% and would retain sufficient earnings to maintain that level. In calculating the terminal value of Renasant, KBW applied a range of 12.0x to 14.0x Renasant’s estimated 2030 earnings. This dividend discount model analysis resulted in a range of implied values per share of Renasant common stock of $30.78 to $36.80.

The dividend discount model analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values and discount rates. The foregoing dividend discount model analysis did not purport to be indicative of the actual values or expected values of Renasant or the pro forma combined company.

Illustrative Pro Forma Combined Dividend Discount Model Analysis

KBW performed an illustrative dividend discount model analysis of the pro forma combined company. In this analysis, KBW used publicly available consensus “street estimates” for Renasant and FBMS (in the case of Renasant, as adjusted by Renasant’s executive management for the impact of the sale by Renasant of its insurance business), assumed long-term growth rates for Renasant provided by Renasant’s executive management, assumed long-term growth rates for FBMS provided by FBMS management and pro forma assumptions (including, without limitation, the cost savings expected to result from the merger as well as certain purchase accounting adjustments and other merger-related adjustments and restructuring charges assumed with respect thereto and assumptions relating to the assumed Renasant follow-on offering) provided by Renasant’s executive management, and KBW assumed discount rates ranging from 12.00% to 14.00%. An illustrative range for the implied equity value of the pro forma combined company was derived by adding (1) the present value of the implied future excess capital available for dividends that the pro forma combined company could generate over the period from June 30, 2025 through December 31, 2029 and (2) the present value of the pro forma combined company’s implied terminal value at the end of such period, in each case applying the pro forma assumptions. KBW assumed that the pro forma combined company would maintain a common equity tier 1 to risk-weighted assets ratio of 10.00% and would retain sufficient earnings to maintain that level. In calculating implied terminal values of the pro forma combined company, KBW applied a range of 12.0x to 14.0x the pro forma combined company’s estimated 2030 earnings. This dividend discount model analysis resulted in an illustrative range of implied values for the 1.00 share of Renasant common stock to be received in the proposed merger for each share of FBMS common stock of $36.27 to $43.41.

The dividend discount model analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values and discount rates. The foregoing dividend discount model analysis did not purport to be indicative of the actual values or expected values of FBMS, Renasant or the pro forma combined company.

Miscellaneous

KBW acted as financial advisor to FBMS in connection with the proposed merger and did not act as an advisor to or agent of any other person. As part of its investment banking business, KBW is continually engaged in the valuation of banking company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banks and bank holding companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. KBW and its affiliates, in the ordinary course of its and their broker-dealer businesses (and further to existing sales and trading relationships between a KBW broker-dealer affiliate and each of FBMS and Renasant), may from time to time purchase securities from, and sell securities to, FBMS and Renasant. In addition, as market makers in securities, KBW and its affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of FBMS or Renasant for its and their own respective accounts and for the accounts of its and their respective customers and clients.

Pursuant to the KBW engagement agreement, FBMS agreed to pay KBW a cash fee estimated to be approximately $13.5 million, $1.5 million of which became payable to KBW with the rendering of KBW’s opinion and the balance of which is contingent upon the closing of the merger. FBMS also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify KBW against certain liabilities relating to or arising out of KBW’s engagement or KBW’s role in connection therewith. In addition to the present engagement, in the two years preceding the date of its opinion, KBW provided investment banking and financial advisory services to FBMS and received compensation for such services. Specifically, KBW acted as financial advisor to FBMS in connection with its January 2023 acquisition of Heritage Southeast Bancorporation, Inc. and received an aggregate fee of $2.0 million from FBMS for acting as financial advisor to FBMS in connection with that acquisition. In the two years preceding the date of its opinion, KBW did not provide investment banking or financial advisory services to Renasant. KBW may in the future provide investment banking and financial advisory services to FBMS or Renasant and receive compensation for such services.

Renasant’s Reasons for the Merger and Recommendation of the Renasant Board of Directors

After careful consideration, at meetings held on July 25, 2024 and July 29, 2024, the Renasant board of directors determined that the merger agreement, including the merger and the other transactions contemplated thereby, is in the best interests of Renasant and its shareholders and adopted the merger agreement and approved the transactions contemplated thereby.

In reaching its decision to adopt the merger agreement and approve the merger, the Renasant share issuance and the other transactions contemplated by the merger agreement, and recommend that Renasant shareholders vote “FOR” the Renasant merger and share issuance proposal, the Renasant board of directors evaluated the merger agreement, the merger, and such other transactions contemplated by the merger agreement in consultation with Renasant’s management, as well as its financial and legal advisors, and considered a number of factors, including, among others, the following material factors, which are not presented in any order of priority:

•

the fact that Renasant Bank and The First Bank are two of the largest banks headquartered in Mississippi, each with a footprint across the Southeast, and that the mergers are expected to create a more valuable company with the meaningful scale needed to compete in today’s operating environment;

•	each of Renasant’s, FBMS’s and the combined company’s business, operations, financial condition, asset quality, earnings and prospects;

•

the fact that FBMS’s business and operations complement those of Renasant and that the mergers would result in a combined company with a diversified revenue stream from diversified geographic markets, a well-balanced loan portfolio and an attractive funding base;

•

the potential to broaden the scale of Renasant’s organization and the expanded possibilities, including organic growth and future acquisitions, that would be available to the combined company, given its larger size, asset base, capital, and footprint;

•

its existing knowledge of FBMS’s business through the companies’ long-standing relationship and its review and discussions with Renasant’s management concerning due diligence examination of FBMS conducted in connection with the mergers;

•

the complementary nature of the cultures of the two companies, including in their lending strategies and community focus (including FBMS as a Community Development Financial Institution), among other things which Renasant’s management believes should facilitate integration and implementation of the mergers;

•	FBMS’s market position within the Mississippi and Southeastern banking markets;

•

the anticipated pro forma impact of the merger on the combined company, including the expected positive impact on certain financial metrics, such as earnings, return on assets, return on tangible common equity, and efficiency ratio;

•

its understanding of the current and prospective environment in which Renasant and FBMS operate, including national, regional and local economic conditions, the competitive environment for financial institutions generally and the likely effect of these factors on Renasant both with and without the mergers;

•	the market for alternative merger or acquisition transactions in the financial services industry and the likelihood and timing of other material strategic transactions;

•	Renasant’s successful operating and acquisition track record, specifically Renasant’s history of efficiently closing and integrating acquisitions;

•	the expectation of annual cost savings resulting from the transaction, enhancing efficiencies;

•

an enhanced management team and board of directors following the mergers with continued participation from key members of FBMS, which enhances the likelihood that the expected benefits of the mergers will be realized;

•

its belief that the merger will permit the combined company to improve offerings to existing clients of both Renasant and FBMS and expand its products and lending capacity as a result of its enhanced scale and combined expertise;

•	its belief that the mergers are likely to provide substantial value to Renasant shareholders;

•

the financial and other terms of the merger agreement, including the merger consideration, expected tax treatment, deal protection and termination fee provisions, which it reviewed with Renasant’s management and Covington & Burling, its outside counsel;

•

the opinion of Stephens, rendered on July 29, 2024, addressed to the Renasant board of directors as to the fairness, from a financial point of view and as of the date of such opinion, to Renasant of the consideration to be given by Renasant in connection with the proposed acquisition of FBMS, which opinion was based on and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken as more fully described below under “—Opinion of Renasant’s Financial Advisor”;

•	the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating FBMS’s business, operations and workforce with those of Renasant;

•	the potential risk of diverting management attention and resources from the operation of Renasant’s business and towards the completion of the mergers;

•

that, while Renasant expects that the mergers will be consummated, there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied, including the risk that necessary regulatory approvals or Renasant shareholder approval or FBMS shareholder approval might not be obtained or may be delayed and, as a result, the mergers may not be consummated or may be delayed;

•	the risk of potential employee attrition and/or adverse effects on business and customer relationships as a result of the merger;

•	certain anticipated merger-related costs;

•

the regulatory and other approvals required in connection with the mergers and the expectation that such regulatory approvals will be received in a timely manner and without the imposition of unacceptable conditions, including a burdensome condition;

•	the potential risk of losing other acquisition opportunities while Renasant remains focused on completing the merger; and

•	the nature and amount of payments and other benefits to be received by FBMS management in connection with the merger.

The foregoing discussion of the factors considered by the Renasant board of directors is not intended to be exhaustive, but, rather, includes the material factors considered by the Renasant board of directors. In reaching its decision to adopt the merger agreement and approve the mergers, the Renasant share issuance and the other transactions contemplated by the merger agreement, the Renasant board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Renasant board of directors considered all these factors as a whole, including through its discussions with, and its questioning of, Renasant’s management and Renasant’s financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination to adopt the merger agreement.

It should be noted that this explanation of the Renasant board of directors’ reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements.”

For the reasons set forth above, the Renasant board of directors has unanimously adopted the merger agreement and approved the transactions contemplated thereby and unanimously recommends that Renasant shareholders vote “FOR” the Renasant merger and share issuance proposal and “FOR” the Renasant adjournment proposal.

Opinion of Renasant’s Financial Advisor

On April 24, 2024, Renasant formally engaged Stephens to act as financial advisor to Renasant in connection with the proposed acquisition of FBMS. As part of its engagement, Stephens was asked to undertake a study of the fairness, from a financial point of view, to Renasant of the consideration to be given by Renasant in connection with the proposed acquisition of FBMS. Renasant engaged Stephens because, among other factors, Stephens is a nationally recognized investment banking firm with substantial experience in similar transactions. As part of its investment banking business, Stephens is regularly engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions.

As part of Stephens’ engagement, representatives of Stephens participated in a meeting of the Renasant board of directors held on July 29, 2024, at which the Renasant board of directors considered and approved the proposed acquisition of FBMS. At this meeting, Stephens reviewed the financial aspects of the proposed acquisition and rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion letter to the Renasant board of directors dated as of July 29, 2024, that, as of such date, the consideration to be given by Renasant in connection with the proposed acquisition of FBMS was fair to Renasant from a financial point of view, based upon and subject to the qualifications, assumptions and other matters considered by Stephens in connection with the preparation of its opinion.

The full text of Stephens’ written opinion letter, which we refer to in this section as the Stephens opinion letter, is attached as Annex D to this joint proxy statement/prospectus. The Stephens opinion letter outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Stephens in rendering its opinion. The summary of the opinion set forth in this document is qualified in its entirety by reference to the full text of such written Stephens opinion letter. Investors are urged to read the entire Stephens opinion letter carefully in connection with their consideration of the proposed acquisition of FBMS. Renasant did not give any instruction to or impose any limitations on Stephens as it related to the issuance of its opinion.

Stephens’ opinion speaks only as of the date of the Stephens opinion letter, and Stephens has undertaken no obligation to update or revise its opinion. The opinion was directed to the Renasant board of directors (solely in its capacity as such) in connection with, and for purposes of, its consideration of the proposed acquisition of FBMS. The opinion only addresses whether the consideration to be given by Renasant in the proposed acquisition of FBMS was fair to Renasant from a financial point of view as of the date of such opinion. The opinion does not address the underlying business decision of Renasant to engage in the proposed acquisition of FBMS or any other term or aspect of the merger agreement or the transactions contemplated thereby. Stephens’ opinion does not constitute a recommendation to the Renasant board of directors or any of Renasant shareholders as to how such person should vote or otherwise act with respect to the proposed acquisition of FBMS or any other matter. Renasant and FBMS determined the merger consideration through a negotiation process.

In connection with developing its opinion, Stephens:

•	reviewed certain publicly available financial statements and reports regarding Renasant and FBMS;

•	reviewed certain audited financial statements regarding Renasant and FBMS;

•

reviewed certain internal financial statements, management reports and other financial and operating data concerning Renasant and FBMS prepared by management of Renasant and management of FBMS, respectively;

•

reviewed, on a pro forma basis, in reliance upon consensus research estimates and upon financial projections and other information and assumptions concerning Renasant and FBMS provided by management of Renasant and management of FBMS, as applicable, the effect of the proposed acquisition of FBMS on the balance sheet, capitalization ratios, earnings and tangible book value both in the aggregate and, where applicable, on a per share basis of Renasant;

•	reviewed the reported prices and trading activity for the common stock of Renasant and FBMS;

•

compared the financial performance of Renasant and FBMS with that of certain other publicly-traded companies and their securities that Stephens deemed relevant to Stephens’ analysis of the proposed acquisition of FBMS;

•	reviewed the financial terms, to the extent publicly available, of certain merger or acquisition transactions that Stephens deemed relevant to Stephens’ analysis of the proposed acquisition of FBMS;

•	reviewed the then most recent drafts of the merger agreement and related documents provided to Stephens by Renasant;

•

discussed with management of Renasant and management of FBMS the operations of and future business prospects for Renasant and FBMS, respectively, and the anticipated financial consequences of the proposed acquisition of FBMS to Renasant and FBMS, respectively;

•	assisted in Renasant’s deliberations regarding the material terms of the proposed acquisition of FBMS and Renasant’s negotiations with FBMS; and

•	performed such other analyses and provided such other services as Stephens deemed appropriate.

Stephens relied on the accuracy and completeness of the information, financial data and financial forecasts provided to Stephens by Renasant and FBMS and of the other information reviewed by Stephens in connection with the preparation of Stephens’ opinion, and its opinion was based upon such information. Stephens did not independently verify or undertake any responsibility to independently verify the accuracy or completeness of any of such information, data or forecasts. Management of Renasant assured Stephens that it was not aware of any relevant information that had been omitted or remained undisclosed to Stephens. Stephens did not assume any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of Renasant or of FBMS, and Stephens was not furnished with any such evaluations or appraisals; nor did Stephens evaluate the solvency or fair value of Renasant or of FBMS under any laws relating to bankruptcy, insolvency or similar matters. Stephens did not assume any obligation to conduct any physical inspections of the properties, facilities, assets or liabilities (contingent or otherwise) of Renasant or FBMS. Stephens did not receive or review any individual loan or credit files nor did Stephens make an independent evaluation of the adequacy of the allowance for credit losses of Renasant or FBMS. Stephens did not make an independent analysis of the effects of potential future changes in the rate of inflation or of prevailing rates of interest or other market developments or disruptions, or of the effects of any global conflicts or hostilities or any other disaster or adversity, on the business or prospects of Renasant or FBMS. With respect to the financial projections or forecasts prepared by management of Renasant and management of FBMS, including the forecasts of potential cost savings and potential synergies, Stephens also assumed that such financial projections or forecasts had been reasonably prepared and reflected the best then currently available estimates and judgments of management of Renasant and management of FBMS, respectively, as to the future financial performance of

Renasant and FBMS, respectively, and provided a reasonable basis for Stephens’ analysis. Stephens recognized that such financial projections or forecasts were based on numerous variables, assumptions and judgments that were inherently uncertain (including, without limitation, factors related to general economic and competitive conditions) and that actual results could vary significantly from such projections or forecasts, and Stephens expressed no opinion as to the reliability of such financial projections, forecasts or estimates or the assumptions upon which they were based.

Stephens does not provide legal, accounting, regulatory, or tax advice or expertise, and Stephens relied solely, and without independent verification, on the assessments of Renasant and its other advisors with respect to such matters. Stephens assumed, with Renasant’s consent, that the proposed acquisition of FBMS will not result in any materially adverse legal, regulatory, accounting or tax consequences for Renasant and that any reviews of legal, accounting, regulatory or tax issues conducted as a result of the proposed acquisition of FBMS will be resolved favorably to Renasant. Stephens did not express any opinion as to any tax or other consequences that might result from the proposed acquisition of Renasant.

Stephens’ opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on the date of the opinion, and on the information made available to Stephens as of the date of the opinion. Market price data used by Stephens in connection with its opinion was based on reported market closing prices as of July 26, 2024. It should be understood that subsequent developments may affect the opinion and that Stephens did not undertake any obligation to update, revise or reaffirm the opinion or otherwise comment on events occurring after the date of the opinion. Stephens further noted that volatility or disruptions in the credit and financial markets relating to, among other things, potential future changes in the rate of inflation or prevailing rates of interest or other market developments or disruptions, or the effects of any global conflicts or hostilities or any other disaster or adversity, may or may not have an effect on Renasant or FBMS, and Stephens did not express an opinion as to the effects of such volatility or disruptions on the proposed acquisition of FBMS or any party to the proposed acquisition. Stephens further expressed no opinion as to the prices at which shares of the Renasant common stock or FBMS common stock may trade at any time subsequent to the announcement of the proposed acquisition of FBMS.

In connection with developing its opinion, Stephens assumed that, in all respects material to its analyses:

•

the proposed acquisition of FBMS and any related transactions will be consummated on the terms of the latest draft of the merger agreement provided to Stephens, without material waiver or modification;

•	the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement are true and correct;

•	each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

•	all conditions to the completion of the proposed acquisition of FBMS will be satisfied within the time frames contemplated by the merger agreement without any waivers;

•

that in the course of obtaining the necessary regulatory, lending or other consents or approvals (contractual or otherwise) for the proposed acquisition of FBMS and any related transactions, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the proposed acquisition of FBMS to Renasant;

•

there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of Renasant or FBMS since the date of the most recent financial statements made available to Stephens, and that no legal, political, economic, regulatory or other development has occurred that will adversely impact Renasant or FBMS; and

•	the proposed acquisition of FBMS will be consummated in a manner that complies with applicable law and regulations.

Stephens’ opinion was limited to whether the consideration to be given by Renasant in the proposed acquisition of FBMS was fair to Renasant from a financial point of view and as of the date of such opinion. Stephens was not asked to, and it did not, offer any opinion as to the terms of the merger agreement or the form of the proposed acquisition of FBMS or any aspect of the proposed acquisition, other than the fairness to Renasant, from a financial point of view, of the consideration to be given by Renasant in connection with the proposed acquisition of FBMS. The opinion did not address the merits of the underlying decision by Renasant to engage in the proposed acquisition of FBMS, the merits of the proposed acquisition as compared to other alternatives potentially available to Renasant or the relative effects of any alternative transaction in which Renasant might engage, nor is it intended to be a recommendation to any person or entity as to any specific action that should be taken in connection with the proposed acquisition, including with respect to how to vote or act with respect to the proposed acquisition. Moreover, Stephens was not asked to and did not express any opinion as to the fairness of the amount or nature of the compensation to any of Renasant’s officers, directors or employees, or to any group of such officers, directors or employees, whether relative to the compensation to other Renasant shareholder or otherwise.

The following is a summary of the material financial analyses performed and material factors considered by Stephens in connection with developing its opinion. In performing the financial analyses described below, Stephens relied on the financial and operating data, projections and other financial information and assumptions concerning Renasant and FBMS provided by management of Renasant, and Stephens reviewed with Renasant’s executive management and the Renasant board of directors certain assumptions concerning Renasant and FBMS upon which the analyses were based, as well as other factors. Although this summary does not purport to describe all of the analyses performed or factors considered by Stephens, it does set forth those analyses considered by Stephens to be material in arriving at its opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. The order of the summaries of analyses described does not represent the relative importance or weight given to those analyses by Stephens. It should be noted that in arriving at its opinion, Stephens did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Stephens believes that its analysis must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses summarized below. Accordingly, Stephens’ analyses and the summary of its analyses must be considered as a whole, and selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying Stephens’ analyses and opinion.

Summary of the Merger

Pursuant to the merger agreement, and subject to the terms, conditions and limitations set forth therein, and for purposes of its opinion, Stephens understood that, subject to potential adjustments as described in the merger agreement, each outstanding share of FBMS common stock will be converted into the right to receive 1.00 share of Renasant common stock and the outstanding options on FBMS common stock will be terminated for cash payments of approximately $2,440,000 in the aggregate, which, based on the closing price of the Renasant common stock of $37.09 on July 26, 2024, results in the expected consideration to be given by Renasant for all of the equity interests in FBMS having an aggregate value as of July 26, 2024, of approximately $1.16 billion. Based upon the unaudited financial information of FBMS as of and for the twelve months ended

June 30, 2024, and market data as of July 26, 2024, Stephens calculated the following implied transaction multiples:

Transaction Value / Reported Tangible Book Value (Aggregate):	183%

Transaction Value / LTM Earnings(1):	15.1x

Core Deposit Premium(2):	8.3%

Source: S&P Global Market Intelligence, Company Documents
(1)	Based on FBMS’s LTM pre-tax income, tax-effected at 21% effective rate.
(2)

The excess of the transaction value over tangible common equity expressed as a percentage of core deposits, which consist of total deposits less time deposit accounts with balances greater than $250,000.

Historical Implied Exchange Ratio

Stephens reviewed the daily closing prices of the Renasant common stock and FBMS common stock for the period from January 1, 2021 to July 26, 2024, and calculated the implied exchange ratio on a daily basis for each trading day during such period by dividing the closing price per share of FBMS common stock for each trading day during such period by the corresponding closing price per share of the Renasant common stock for each such trading day. The maximum and minimum implied exchange ratios during such period resulting from this analysis are set forth in the table below:

Implied Exchange Ratio
	Minimum (2/15/2024)	Maximum (9/17/2021)

Implied Exchange Ratio	0.76x	1.20x

Exchange Ratio in Transaction	1.00x

Source: S&P Global Market Intelligence

Relative Contribution Analysis

Stephens analyzed the relative standalone contribution of Renasant and FBMS to certain financial and operating metrics and the market capitalization for the pro forma company resulting from the proposed acquisition of FBMS by Renasant and calculated the exchange ratios implied thereby based on the total diluted shares outstanding. To perform this analysis, Stephens used: (1) historical balance sheet and LTM net income data for Renasant and FBMS as of June 30, 2024, (2) net income consensus “street estimates” for Renasant and FBMS, and (3) market data as of July 26, 2024. Please see the section below entitled “—Certain Unaudited Prospective Financial Information” for additional information regarding the unaudited prospective financial information used by Stephens in performing its analysis.

The results of this analysis are summarized in the table below:

	RNST Contribution	FBMS Contribution	Implied Exchange Ratio(2)

Total Assets, or TA	68.7%	31.3%	0.8269x
Loans Held For Investment	70.6%	29.4%	0.7564x
Total Deposits	68.3%	31.7%	0.8449x
Tangible Common Equity, or TCE	67.9%	32.1%	0.8576x
TCE (Including Held-to-Maturity, or HTM Losses)	67.5%	32.5%	0.8736x
TCE (Excluding Accumulated Other Comprehensive Income, or AOCI)	66.5%	33.5%	0.9154x
Fiscal Year, or FY, 2023 Core Pre-Tax Pre-Provision Profit, or PTPP	64.4%	35.6%	1.0053x
FY 2023 Core Net Income	65.3%	34.7%	0.9662x
YTD 2024 Core PTPP	65.0%	35.0%	0.9808x
YTD 2024 Core Net Income	65.0%	35.0%	0.9784x
FY 2024E Net Income	66.7%	33.3%	0.9074x
FY 2025E Net Income	65.2%	34.8%	0.9694x
FY 2024E Net Income w/ Synergies(1)	52.4%	47.6%	1.6519x
FY 2025E Net Income w/ Synergies(1)	51.4%	48.6%	1.7155x
Market Capitalization	68.3%	31.7%	0.8442x
1.00x Exchange Ratio(3)	64.5%	35.5%	1.0000x

Note: Renasant and FBMS financial data as of June 30, 2024. Market data as of July 26, 2024. Renasant’s projected 2024 and 2025 net income excludes the impact of any capital raise.

(1)

Includes additional income from securities reinvestment and estimated cost savings less assumed reduction in consumer NSF fees, lost income from deposit divestitures and assumed reduction in interchange fees.

(2)	Implied exchange ratio based on total diluted shares outstanding.
(3)

Proposed transaction structure contemplates payment of cash to cancel outstanding options on stock of FBMS. These outstanding options are assumed to carry a weighted average exercise price of $29.23. As a result of the cash consideration to be paid for these options the actual pro forma ownership of stockholders of FBMS following the acquisition will be approximately 35.3%, excluding any capital raise.

Discounted Cash Flow Analysis – Renasant

Stephens performed a standalone discounted cash flow analysis of Renasant to estimate a range of implied equity values for Renasant based upon the discounted net present value of the range of projected after-tax free cash flows for Renasant for the projected period. In this analysis, Stephens used (1) financial information and data provided by Renasant, (2) earnings per share consensus “street estimates” for the period from July 2024 through December 2025, and (3) an annual earnings per share growth rate thereafter provided by the management team of Renasant for use by Stephens in connection with this analysis. Please see the section below entitled “—Certain Unaudited Prospective Financial Information” for additional information regarding the unaudited prospective financial information used by Stephens in performing its analysis. Stephens determined the range of projected after-tax free cash flows for Renasant assuming (1) annual dividend payments, including projected additional dividends for earnings and excess capital, if any, above a tangible common equity to tangible asset ratio of 8.50% from 2024 to 2028, and (2) a range of standalone terminal values assuming price to earnings multiples ranging from 12.0x to 16.0x applied to Renasant’s estimated earnings for the year ending December 2029. Stephens discounted the range of projected cash flows from (1) and (2) above at Renasant’s estimated cost of equity to calculate a net present value range for such projected cash flows.

In selecting terminal price to earnings multiples for Renasant, Stephens considered the range of price to earnings multiples of Renasant and of the comparable public companies of Renasant set forth in the section entitled “—Relevant Public Companies Analysis – Renasant.” Exercising its professional judgment, Stephens selected a range of 12.0x to 16.0x as the terminal price to earnings multiples for the discounted cash flow analysis. Stephens calculated the range of terminal values of Renasant based on Renasant’s estimated earnings for the year ending December 2029 and the range of terminal price to earnings multiples of 12.0x to 16.0x. Stephens considered discount rates from 10.5% to 12.5% for this analysis.

Based on this analysis, Stephens derived a range for the implied equity value of Renasant from $28.05 per share to $38.59 per share.

Discounted cash flow analysis is a widely used valuation methodology, but the results of this methodology are highly dependent on the assumptions that must be made as part of the analysis, including with respect to asset and earnings growth rates, terminal values, capital levels, and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Renasant. The actual results may vary from the projected results, any of these assumptions might not be realized in future operations, and the variations may be material.

Discounted Cash Flow Analysis – FBMS

Stephens performed a standalone discounted cash flow analysis of FBMS to estimate a range of implied equity values for FBMS (both including and excluding pro forma assumption as a result of the proposed acquisition of FBMS by Renasant) based upon the discounted net present value of the range of projected after-tax free cash flows for FBMS for the projected period. In this analysis, Stephens used (1) financial information and data provided by Renasant, (2) earnings per share consensus “street estimates” for the period from July 2024 through December 2025, (3) an annual earnings per share growth rate thereafter provided by the management team of Renasant for use by Stephens in connection with this analysis and (4) certain pro forma assumptions (including certain purchase accounting adjustments, cost savings and related expenses and potential synergies) provided by the management team of Renasant. Please see the sections below entitled “—Certain Unaudited Prospective Financial Information” and “—Estimated Synergies Attributable to the Merger” for additional information regarding the unaudited prospective financial information and pro forma assumptions provided to Stephens by Renasant management and approved by Renasant for Stephens’ use and reliance in performing its analysis. Stephens determined the range of projected after-tax free cash flows for FBMS assuming (1) annual dividend payments, including projected additional dividends for earnings and excess capital, if any, above a tangible common equity to tangible asset ratio of 8.50% from 2024 to 2028, and (2) a range of standalone terminal values assuming price to earnings multiples ranging from 11.0x to 15.0x applied to FBMS’s estimated earnings for the year ending December 2029. Stephens discounted the range of projected cash flows from (1) and (2) above at FBMS’s estimated cost of equity to calculate a net present value range for such projected cash flows.

In selecting terminal price to earnings multiples for FBMS, Stephens considered the range of price to earnings multiples of FBMS and of the comparable public companies of FBMS set forth in the section entitled “—Relevant Public Companies Analysis – FBMS.” Exercising its professional judgment, Stephens selected a range of 11.0x to 15.0x as the terminal price to earnings multiples for the discounted cash flow analysis. Stephens calculated the range of terminal values of FBMS based on FBMS’s estimated earnings for the year ending December 2029 and the range of terminal price to earnings multiples of 11.0x to 15.0x. Stephens considered discount rates from 10.2% to 12.2% for this analysis.

Based on this analysis, Stephens derived a range for the implied equity value of FBMS from $28.28 per share to $37.96 per share (exclusive of pro forma assumptions as a result of the proposed acquisition of FBMS by Renasant) and from $41.84 per share to $57.67 per share (inclusive of pro forma assumptions as a result of the proposed acquisition of FBMS by Renasant).

Discounted cash flow analysis is a widely used valuation methodology, but the results of this methodology are highly dependent on the assumptions that must be made as part of the analysis, including with respect to asset and earnings growth rates, terminal values, capital levels, and discount rates. The analysis did not purport to be indicative of the actual values or expected values of FBMS. The actual results may vary from the projected results, any of these assumptions might not be realized in future operations, and the variations may be material.

Discounted Cash Flow Analysis – Implied Exchange Ratio

Stephens reviewed the ranges of implied per share values indicated by the discounted cash flow analysis for each of Renasant and FBMS and calculated a range of implied exchange ratios by dividing (x) the maximum implied per share value of FBMS common stock indicated by the discounted cash flow analysis (both exclusive and inclusive of pro forma assumptions as a result of the proposed acquisition of FBMS by Renasant) by the minimum implied per share value of the Renasant common stock indicated by the discounted cash flow analysis to calculate the maximum implied exchange ratio, and (y) the minimum implied per share value of FBMS common stock indicated by the discounted cash flow analysis (both exclusive and inclusive of pro forma assumptions as a result of the proposed acquisition of FBMS by Renasant) by the maximum implied per share value of the Renasant common stock indicated by the discounted cash flow analysis to calculate the minimum implied exchange ratio. The range of implied exchange ratios resulting from this analysis is summarized in the table below:

	Implied Per Share Value				Implied Exchange Ratio
	RNST		FBMS
	Minimum	Maximum	Minimum	Maximum	Minimum	Maximum

Net Present Value Per Share	$28.05	$38.59	$28.28	$37.96	0.73x	1.35x

Exchange Ratio in Acquisition					1.00x

	Implied Per Share Value				Implied Exchange Ratio
	RNST		FBMS w/ Synergies
	Minimum	Maximum	Minimum	Maximum	Minimum	Maximum

Net Present Value Per Share	$28.05	$38.59	$41.84	$57.67	1.08x	2.06x

Exchange Ratio in Acquisition					1.00x

Discounted cash flow analysis is a widely used valuation methodology, but the results of this methodology are highly dependent on the assumptions that must be made as part of the analysis, including with respect to asset and earnings growth rates, terminal values, capital levels, and discount rates. The foregoing discounted cash flow analyses do not purport to be indicative of the actual values or expected values of Renasant or FBMS. The actual results may vary from the projected results, any of these assumptions might not be realized in future operations, and the variations may be material.

Relevant Public Companies Analysis – FBMS

Stephens compared the financial condition, operating metrics and market valuation of FBMS to certain public companies selected by Stephens and their respective public trading values. Stephens selected the companies outlined below because their relative asset size and financial performance, among other factors, were reasonably similar to those of FBMS; however, no selected company below was identical to FBMS. A complete analysis involves complex considerations and qualitative judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading values of the relevant public companies. Mathematical analysis (such as determining the median) is not in itself a meaningful method of using relevant public company data.

Stephens selected the following public companies based on the criteria set forth below (total assets for each company is noted parenthetically and is as of June 30, 2024 and pro forma for pending or recently closed acquisitions):

Southeastern(1) headquartered major-exchange traded banks with total assets between $3.0 billion and $20.0 billion with projected 2024 consensus ROAA greater than 0.50%. Excludes merger targets, ethnic-focused banks, as defined by S&P Global Market Intelligence, and non-traditional business models.

•	Trustmark Corporation ($18.452 billion)

•	Renasant Corporation ($17.510 billion)

•	ServisFirst Bancshares, Inc. ($16.050 billion)

•	Seacoast Banking Corporation of Florida ($14.953 billion)

•	FB Financial Corporation ($12.535 billion)

•	First Bancorp ($12.061 billion)

•	Origin Bancorp, Inc. ($9.947 billion)

•	Amerant Bancorp Inc. ($9.748 billion)

•	Business First Bancshares, Inc. ($7.542 billion)

•	SmartFinancial, Inc. ($4.891 billion)

•	HomeTrust Bancshares, Inc. ($4.671 billion)

•	Capital City Bank Group, Inc. ($4.226 billion)

•	Home Bancorp, Inc. ($3.411 billion)

•	Red River Bancshares, Inc. ($3.049 billion)

•	Colony Bankcorp, Inc. ($3.008 billion)

(1) Southeastern defined as headquartered in AL, AR, FL, GA, LA, MS, NC, SC and TN.

To perform this analysis, Stephens reviewed publicly available financial information as of June 30, 2024 and for the twelve-months then ended, or the most recently reported period available, and the market trading multiples of the selected public companies based on July 26, 2024 closing prices. The financial data included in the table presented below may not correspond precisely to the data reported in historical financial statements as a result of the assumptions and methods used by Stephens to compute the financial data presented. The table below contains information reviewed and utilized by Stephens in its analysis:

	FBMS(2)	25th Percentile	Median	75th Percentile

Total Assets ($mm)	$7,966	$4,448	$9,748	$13,744

TCE / TA	8.3%	7.7%	8.7%	9.4%

Loans / Deposits(1)	79.2%	79.9%	85.9%	92.9%

NPA / Assets(1)	0.25%	0.22%	0.33%	0.52%

LTM PTPP / Avg Assets	1.28%	1.09%	1.20%	1.39%

LTM Core Return on Average Assets, or ROAA	1.16%	0.84%	1.00%	1.14%

LTM Core Return on Average Equity, or ROAE	9.9%	7.8%	9.6%	10.9%

2024E ROAA	0.99%	0.81%	0.94%	1.13%

2025E ROAA	1.03%	0.85%	0.97%	1.08%

Market Cap ($mm)	$971.0	$540.9	$751.4	$2,129.3

Price / Tangible Book Value	152.9%	125.8%	136.3%	170.1%

Price / 2024E EPS	12.4x	11.8x	13.6x	15.1x

Price / 2025E EPS	11.5x	10.6x	12.5x	14.0x

Dividend Yield	—	1.5%	2.0%	2.4%

Stock Perf. Since 1/1/24	5.0%	3.6%	15.5%	19.7%
Source: S&P Global Market Intelligence, Company Documents.

Note: Market data as of July 26, 2024. GAAP data as of June 30, 2024. Total assets pro forma for pending or recently completed transactions.

(1)	Bank-level Call Report data utilized where GAAP data was unavailable.
(2)	Price/Forward EPS multiples based on equity research analysts’ consensus estimates.

Based on this analysis, Stephens calculated a range of implied equity values for FBMS on a price to earnings basis (both exclusive and inclusive of pro forma assumptions as a result of the proposed acquisition of FBMS by Renasant) and on a price to tangible book basis. In this analysis, Stephens applied (1) the 25th percentile and 75th percentile Price / 2024E EPS multiples set forth in the table above to the 2024 earnings per share consensus “street estimates” for FBMS, (2) the 25th percentile and 75th percentile Price / 2025E EPS multiples set forth in the table above to the 2025 earnings per share consensus “street estimates” for FBMS, and (3) the 25th percentile and 75th percentile Price / Tangible Book Value multiples set forth in the table above to FBMS’s tangible book value per share as of June 30, 2024. Please see the section below entitled “—Certain Unaudited Prospective Financial Information” for additional information regarding the unaudited prospective financial information used by Stephens in performing its analysis. Stephens also calculated the range of implied equity values for FBMS on a price to earnings basis inclusive of pro forma assumptions as a result of the proposed acquisition of FBMS by Renasant by adding the net present value of such pro forma assumptions as set forth in the section entitled “—Discounted Cash Flow Analysis – FBMS” to the range of implied equity values for FBMS on a price to earnings basis exclusive of pro forma assumptions as a result of the proposed acquisition of FBMS by Renasant. Please see the section below entitled “—Estimated Synergies Attributable to the Merger”

for additional information regarding the pro forma assumptions provided to Stephens by Renasant management and approved by Renasant for Stephens’ use and reliance in performing its analysis.

The range of implied equity values resulting from this analysis is summarized in the table below:

Methodology	Without Synergies	With Synergies(1)

Tangible Book Value Per Share	$25.35 - $34.27	Not Applicable

2024E Consensus EPS	$29.35 - $37.41	$42.91 - $57.12

2025E Consensus EPS	$28.50 - $37.43	$42.06 - $57.14

(1)	Implied values based upon the net present value benefit of synergies in FBMS’s discounted cashflow analysis.

Relevant Public Companies Analysis – Renasant

Stephens compared the financial condition, operating metrics and market valuation of Renasant to selected public companies, and their respective public trading values. These companies were selected because their relative asset size, location and financial performance, among other factors, were reasonably similar to Renasant; however, no selected company below was identical to Renasant. A complete analysis involves complex considerations and qualitative judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading values of the relevant public companies. Mathematical analysis (such as determining the median) is not in itself a meaningful method of using relevant public company data.

These public companies were selected based on the criteria set forth below (total assets for each company is noted parenthetically and is as of June 30, 2024 and pro forma for pending or recently closed acquisitions):

Major-exchange traded banks located in the south and southeast regions with similar total assets and revenue to Renasant.

•	Bank OZK ($36.836 billion)

•	Hancock Whitney Corporation ($35.412 billion)

•	United Bankshares, Inc. ($32.037 billion)

•	Simmons First National Corporation ($27.369 billion)

•	United Community Banks, Inc. ($27.057 billion)

•	Ameris Bancorp ($26.521 billion)

•	Atlantic Union Bankshares Corporation ($24.761 billion)

•	Home Bancshares, Inc. ($22.920 billion)

•	Trustmark Corporation ($18.452 billion)

•	First Financial Bancorp. ($18.166 billion)

•	WesBanco, Inc. ($18.128 billion)

•	TowneBank ($17.069 billion)

•	ServisFirst Bancshares, Inc. ($16.050 billion)

•	Hilltop Holdings Inc. ($15.621 billion)

•	Seacoast Banking Corporation of Florida ($14.953 billion)

•	Enterprise Financial Services Corp ($14.616 billion)

•	First Financial Bankshares, Inc. ($13.164 billion)

•	BancFirst Corporation ($12.737 billion)

•	Veritex Holdings, Inc. ($12.684 billion)

•	FB Financial Corporation ($12.535 billion)

•	First Bancorp ($12.061 billion)

To perform this analysis, Stephens reviewed publicly available financial information as of June 30, 2024 and for the twelve-months then ended, or the most recently reported period available, and the market trading multiples of the selected public companies based on July 26, 2024 closing prices. The financial data included in the table presented below may not correspond precisely to the data reported in historical financial statements as a result of the assumptions and methods used by Stephens to compute the financial data presented. The table below contains information reviewed and utilized by Stephens in its analysis:

	Renasant Corporation	25th Percentile	Median	75th Percentile

Total Assets ($mm)	$17,510	$14,616	$18,128	$26,521

TCE / TA	8.2%	8.5%	9.3%	10.2%

Loans / Deposits(1)	88.4%	79.2%	84.3%	91.3%

NPA / Assets(1)	0.60%	0.25%	0.39%	0.58%

LTM PTPP / Avg Assets	1.13%	1.11%	1.25%	1.94%

LTM Core ROAA	0.97%	0.99%	1.15%	1.31%

LTM Core ROAE	7.3%	7.8%	9.1%	11.2%

2024E ROAA	0.94%	0.89%	1.18%	1.28%

2025E ROAA	0.85%	0.96%	1.19%	1.25%

Market Cap ($mm)	$2,090.7	$2,203.4	$2,748.2	$4,391.3

Price / Tangible Book Value	155.3%	153.4%	171.9%	216.0%

Price / 2024E EPS	13.7x	12.1x	14.5x	16.8x

Price / 2025E EPS	13.8x	11.9x	13.3x	15.1x

Dividend Yield	2.4%	2.0%	2.7%	3.2%

Stock Perf. Since 1/1/24	10.1%	7.7%	13.2%	18.3%
Source: S&P Global Market Intelligence, Company Documents.

Note: Market data as of July 26, 2024. GAAP data as of June 30, 2024. Total assets pro forma for pending or recently completed transactions.

(1)	Bank-level Call Report data utilized where GAAP data was unavailable.

Based on this analysis, Stephens calculated a range of implied equity values for Renasant on a price to earnings basis and on a price to tangible book basis. In this analysis, Stephens applied (1) the 25th percentile and 75th percentile Price / 2024E EPS multiples set forth in the table above to the 2024 earnings per share consensus “street estimates” for Renasant, (2) the 25th percentile and 75th percentile Price / 2025E EPS multiples set forth in the table above to the 2025 earnings per share consensus “street estimates” for Renasant, and (3) the 25th percentile and 75th percentile Price / Tangible Book Value multiples set forth in the table above to Renasant’s tangible book value per share as of June 30, 2024. Please see the section below entitled “—Certain Unaudited Prospective Financial Information” for additional information regarding the unaudited prospective financial information used by Stephens in performing its analysis.

The range of implied equity values resulting from this analysis is summarized in the table below:

Methodology

Tangible Book Value Per Share	$36.65 - $51.61

2024E Consensus EPS	$32.56 - $45.23

2025E Consensus EPS	$31.91 - $40.55

Relative Implied Valuation Analysis

Stephens compared the ranges of implied equity values set forth in the sections entitled “—Relevant Public Companies Analysis – FBMS” and “Relevant Public Companies Analysis – Renasant” and calculated a range of implied exchange ratios by dividing the equity value of FBMS implied by the 75th percentile of each multiple set forth in such analysis by the equity value of Renasant implied by the 25th percentile of such multiple to calculate the maximum implied exchange ratio, and by dividing the equity value of FBMS implied by the 25th percentile of each multiple set forth in such analysis by the equity value of Renasant implied by the 75th percentile of such multiple to calculate the minimum implied exchange ratio. The maximum and minimum implied exchange ratios from this analysis are set forth in the table below:

	Implied Per Share Value						Implied Exchange Ratio
	RNST			FBMS
	25th Pctl.	Median	75th Pctl.	25th Pctl.	Median	75th Pctl.	Minimum	Median	Maximum

Tangible Book Value	$36.65	$41.07	$51.61	$25.35	$27.47	$34.27	0.49x	0.67x	0.93x

2024E Earning Per Share	$32.56	$39.10	$45.23	$29.35	$33.90	$37.41	0.65x	0.87x	1.15x

2025E Earning Per Share	$31.91	$35.83	$40.55	$28.50	$33.55	$37.43	0.70x	0.94x	1.17x

Exchange Ratio in Acquisition								1.00x

Relevant Nationwide Transactions Analysis – FBMS

Stephens reviewed certain publicly available transaction multiples and related financial data for transactions involving nationwide banks and thrifts (excluding Puerto Rico) announced since January 1, 2021 where (1) the deal value was publicly disclosed and (2) the target’s assets were between $3.0 billion and $10.0 billion (excluding merger of equals, as defined by S&P Global Market Intelligence, and reverse mergers). The following transactions were selected by Stephens because each target’s relative asset size, financial performance and operations, among other factors, were reasonably similar to FBMS; however, no selected company or transaction below was identical to FBMS or the proposed acquisition of FBMS by Renasant (in each transaction, the acquiror is listed first, and the transaction announcement date is noted parenthetically):

•	WesBanco, Inc. | Premier Financial Corp. (7/26/2024)

•	Old National Bancorp | CapStar Financial Holdings Inc. (10/26/2023)

•	Eastern Bankshares, Inc. | Cambridge Bancorp (9/19/2023)

•	Atlantic Union Bankshares, Inc. | American National Bankshares (7/25/2023)

•	Washington Federal Inc. | Luther Burbank Corp. (11/13/2022)

•	Simmons First National Corp. | Spirit of Texas Bancshares Inc (11/19/2021)

•	Valley National Bancorp | Bank Leumi Le-Isreal Corp. (9/23/2021)

•	Home Bancshares, Inc. | Happy Bancshares, Inc. (9/15/2021)

•	South State Corporation | Atlantic Capital Bancshares, Inc. (7/23/2021)

•	United Community Banks Inc. | Reliant Bancorp Inc. (7/14/2021)

•	Glacier Bancorp Inc. | Altabancorp (5/18/2021)

•	Independent Bank Corp. | Meridian Bancorp Inc. (4/22/2021)

•	Eastern Bankshares Inc. | Century Bancorp Inc. (4/7/2021)

•	WSFS Financial Corp. | Bryn Mawr Bank Corp. (3/10/2021)

Stephens considered these selected transactions to be reasonably similar, but not identical, to the proposed acquisition of FBMS by Renasant. A complete analysis involves complex considerations and qualitative judgments concerning differences in the selected transactions and other factors that could affect the transaction values in those selected transactions as compared with the proposed acquisition of FBMS by Renasant. Mathematical analysis (such as determining the median) is not in itself a meaningful method of using selected transaction data. Stephens compared certain transaction multiples of the proposed acquisition of FBMS by Renasant to the 25th percentile, median and 75th percentile transaction multiples of the selected transactions for which data was available:

	The First Bancshares, Inc.	25th Percentile	Median	75th Percentile

Deal Value ($mm)	$1,160.4	$531.7	$647.8	$952.9

Target Total Assets ($mm)	$7,966	$3,329	$5,461	$7,093

Target TCE / TA	8.3%	8.2%	8.9%	9.3%

Target NPAs / Assets	0.25%	0.08%	0.20%	0.36%

Target LTM ROAA	0.95%	0.86%	1.13%	1.28%

Target LTM ROAE	8.1%	9.2%	10.8%	12.1%

Target LTM Efficiency Ratio	57.0%	53.5%	57.1%	60.8%

Price / Tangible Book Value	182.7%	136.7%	160.9%	182.6%

Price / LTM Earnings(1)	15.1x	10.9x	12.8x	14.2x

Core Deposit Premium	8.3%	4.4%	7.3%	12.1%

Source: S&P Global Market Intelligence.

Note: Data as of July 26, 2024. Price / earnings multiples greater than 25.0x and core deposit premium less than 0.0% are considered non-meaningful for the purpose of this analysis.

(1)	LTM pre-tax earnings, tax effected at 21% effective rate.

Based on this analysis, Stephens calculated a range of implied equity values for FBMS on a price to tangible book value basis, on a price to earnings basis and on a core deposit premium basis. In this analysis,

Stephens applied (1) the 25th percentile and 75th percentile Price / Tangible Book Value multiples set forth in the table above to FBMS’s tangible book value per share as of June 30, 2024, (2) the 25th percentile and 75th percentile Price / LTM Earnings multiples set forth in the table above to FBMS’s LTM EPS as of June 30, 2024, and (3) the 25th percentile and 75th percentile Core Deposit Premiums set forth in the table above to FBMS’s core deposits as of June 30, 2024. The range of implied equity values resulting from this analysis is summarized in the table below:

Methodology	Illustrative Value Range

Tangible Book Value	$27.55 - $36.80

Core LTM Non-GAAP EPS	$26.71 - $34.65

Core Deposit Premium	$28.99 - $44.50

Miscellaneous

The preparation of a fairness opinion is a complex process and is not susceptible to a partial analysis or summary description. Stephens believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying its opinion. In addition, Stephens considered the results of all such analyses and did not assign relative weights to any of the analyses, but rather made qualitative judgments as to significance and relevance of each analysis and factor, so the results from any particular analysis described above should not be taken to be the view of Stephens.

In performing its analyses, Stephens made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of Renasant. The analyses performed by Stephens are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. The analyses do not purport to be appraisals or to reflect the prices at which companies may actually be sold, and such estimates are inherently subject to uncertainty.

Stephens is serving as financial adviser to Renasant in connection with the proposed acquisition of FBMS and is entitled to receive from Renasant reimbursement of its expenses and a fee in the amount of $4,250,000 for its services as financial advisor to Renasant, a significant portion of which is contingent upon the consummation of the proposed acquisition. Stephens also received a fee in the amount of $1,000,000 from Renasant upon rendering its fairness opinion, which opinion fee will be credited in full against the fee which will become payable to Stephens upon the closing of the proposed acquisition of FBMS. Renasant has also agreed to indemnify Stephens against certain claims and liabilities that could arise out of Stephens’ engagement, including certain liabilities that could arise out of Stephens’ providing its opinion.

Stephens issues periodic research reports regarding the business and prospects of Renasant and FBMS. Stephens makes a market in the stock of Renasant and FBMS. Stephens has previously received fees for providing investment banking services to Renasant in connection with the common stock issuance by Renasant, which closed on July 31, 2024, the acquisition by Renasant of Southeastern Commercial Finance, LLC in 2022 and the subordinated notes offerings conducted by Renasant in 2020 and 2021. The aggregate amount of fees that Stephens received from Renasant for the provision of investment banking services to Renasant for these four transactions was $7,925,000.

While Stephens has not received fees for providing investment banking or other services to FBMS within the past two years, Stephens served as financial advisor to FBMS in connection with FBMS’s acquisition of seven branches from Cadence Bancorporation, which closed on December 3, 2021. Stephens received from FBMS for the provision of investment banking services to FBMS for this transaction a fee of $500,000. Stephens expects to pursue future investment banking services assignments with participants in the proposed acquisition of FBMS by Renasant.

In the ordinary course of its business, Stephens and its affiliates and employees at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt, equity or derivative securities of participants in the proposed acquisition of FBMS by Renasant.

Certain Unaudited Prospective Financial Information

Renasant and FBMS do not as a matter of course make public projections as to future performance, revenues, earnings or other financial results due to, among other reasons, the inherent uncertainty of the underlying assumptions and estimates. However, Renasant and FBMS are including in this joint proxy statement/prospectus certain unaudited prospective financial information that was made available by Renasant and FBMS in connection with the merger as described below. The inclusion of this information should not be regarded as an indication that any of Renasant, FBMS, Stephens or KBW or their respective representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results, or that it should be construed as financial guidance, and it should not be relied on as such.

This information was prepared solely for internal use and is subjective. While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to Renasant’s and FBMS’s respective businesses, all of which are difficult to predict and beyond Renasant’s and FBMS’s control. The unaudited prospective financial information reflects both assumptions as to certain business decisions that are subject to change and subjective judgment, and, therefore, is susceptible to multiple interpretations and revisions based on actual experience and business, economic, market, competitive and regulatory developments. No assurance can be given that the unaudited prospective financial information and the underlying estimates and assumptions will be realized. In addition, since the unaudited prospective financial information covers multiple years, such information by its nature becomes subject to greater uncertainty with each successive year. Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the unaudited prospective financial information to be inaccurate include, but are not limited to, risks and uncertainties relating to Renasant’s and FBMS’s business, industry performance, general business and economic conditions, customer requirements, competition and adverse changes in applicable laws, regulations or rules. For other factors that could cause actual results to differ, please see the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

The unaudited prospective financial information appearing below was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, the prevailing practices in the banking industry, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the unaudited prospective financial information requires significant estimates and assumptions that make it inherently less comparable to the similarly titled GAAP measures in Renasant’s or FBMS’s historical GAAP financial statements. Neither Renasant’s nor FBMS’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained in this document, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the unaudited prospective financial information. The independent registered public accountant reports incorporated by reference in this joint proxy statement/prospectus relate to historical financial information of each of Renasant and FBMS. They do not extend to the unaudited prospective financial information and should not be read to do so.

Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after July 29, 2024. No assurance can be given that, had the unaudited prospective financial information been prepared as of the date of this joint proxy statement/prospectus, similar estimates and assumptions would be used. Neither Renasant nor FBMS intends to, and each expressly disclaims any obligation to, make publicly available any update or other revision to the unaudited prospective financial information to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even if any or all of the underlying assumptions and estimates are shown to be in error, or to reflect changes in general economic or industry conditions. The unaudited prospective financial information does not attempt to predict or suggest future results of the combined company after giving effect to the merger. The unaudited prospective financial information does not give effect to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with completing the merger, the effect on Renasant or FBMS of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed, but that were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the unaudited prospective financial information does not take into account the effect on Renasant or FBMS of any possible failure of the merger to occur. By inclusion of the unaudited prospective financial information in this document, none of Renasant, FBMS, Stephens, KBW or their respective affiliates, associates, officers, directors, advisors, agents or other representatives makes any representation to any shareholder of Renasant or FBMS or any other person regarding Renasant’s or FBMS’s ultimate performance compared to the information contained in the unaudited prospective financial information or that the projected results will be achieved. The inclusion of the unaudited prospective financial information in this document should not be deemed an admission or representation by Renasant or FBMS that it is viewed as material information, particularly in light of the inherent risks and uncertainties associated with such forecasts. The summary of the unaudited prospective financial information included below is not being included to influence your decision whether to vote to approve the merger agreement, but is being provided solely because it was made available by Renasant and FBMS to Stephens and KBW as discussed below, in connection with the merger.

In light of the foregoing, and considering that the special meetings of Renasant shareholders and FBMS shareholders will be held several months after the unaudited prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, shareholders are cautioned not to place unwarranted reliance on such information, and Renasant and FBMS urge all shareholders to review Renasant’s and FBMS’s respective financial statements and other information contained elsewhere in this document for a description of Renasant’s and FBMS’s respective businesses and reported financial results. Please see the section entitled “Where You Can Find More Information.”

Certain Unaudited Prospective Financial Information of FBMS

The following prospective financial information regarding FBMS on a stand-alone basis was used by Stephens at the direction of Renasant in performing financial analyses with respect to FBMS in connection with Stephens’ opinion and was used by KBW at the direction of FBMS in performing financial analyses with respect to FBMS in connection with KBW’s opinion: (1) estimated net income available to FBMS shareholders of $36.1 million for the period from July 1, 2024 to December 31, 2024, and $83.5 million for the year ending December 31, 2025, per mean research analyst consensus estimates; and (2) an annual net income growth rate of 5% for 2026 and thereafter, provided to Stephens and KBW.

The following table presents such unaudited prospective financial information regarding FBMS on a stand-alone basis from July 1, 2024 through December 31, 2029:

	6 Months Ended	Full Year Ended
	12/31/2024	12/31/2025	12/31/2026	12/31/2027	12/31/2028	12/31/2029

Net Income ($mm)	$36.1	$83.5	$87.7	$92.1	$96.7	$101.5

Certain Unaudited Prospective Financial Information of Renasant

The following prospective financial information regarding Renasant on a stand-alone basis was used by Stephens at the direction of Renasant in performing financial analyses with respect to Renasant in connection with Stephens’ opinion and was used by KBW at the direction of FBMS in performing financial analyses with respect to Renasant in connection with KBW’s opinion: (1) estimated net income available to Renasant shareholders of $74.9 million for the period from July 1, 2024 to December 31, 2024, and $156.6 million for the year ending December 31, 2025, per mean research analyst consensus estimates; and (2) an annual net income growth rate of 5% for 2026 and thereafter, provided to Stephens and KBW.

The following table presents such unaudited prospective financial information for Renasant on a stand-alone basis from July 1, 2024 through December 31, 2029:

	6 Months Ended	Full Year Ended
	12/31/2024	12/31/2025	12/31/2026	12/31/2027	12/31/2028	12/31/2029

Net Income ($mm)	$74.9	$156.6	$164.4	$172.7	$181.3	$190.4

Estimated Synergies Attributable to the Merger

The executive management teams of Renasant and FBMS developed and provided to their respective boards of directors certain unaudited prospective financial information relating to the anticipated strategic, financial and operational benefits to, and synergies estimated to be realized following the completion of the mergers beginning in 2025. Such unaudited prospective financial information was also provided to Stephens by Renasant and approved by Renasant for Stephens’ use and reliance in performing certain financial analyses in connection with Stephens’ opinion as described in the section entitled “—Opinion of Renasant’s Financial Advisor” and provided to KBW by FBMS and approved by FBMS for KBW’s use and reliance in performing certain financial analyses in connection with KBW’s opinion as described in the section entitled “—Opinion of FBMS’s Financial Advisor”.

Such unaudited prospective financial information included: (1) cost savings of 30% of FBMS’s 2025 noninterest expense, phased in 40% during the second half of 2025 and 100% thereafter; (2) after-tax merger charges of $75 million, fully reflected in tangible book value at the completion of the merger; (3) 3.0% core deposit intangible amortized over 10 years applying sum of the years’ digits; (4) allowance for credit losses of approximately 1.50% of gross loans with 35% allocated to purchased credit deteriorated, or PCD, loans established at close and 65% allocated to non-PCD loans established through provision following close; (5) accretable loan credit mark of $48 million net of remaining existing marks; (6) loan interest rate write-down of $189 million; (7) $40 million held-to-maturity securities write-down; (8) a write-down on deposits, subordinated debt and trust preferred securities of $8.5 million; (9) the sale of FBMS’s securities portfolio and reinvestment in higher yielding assets at close; (10) a fixed asset write-up of $18.5 million; (11) an approximate $10 million annual pre-tax reduction in noninterest income related to Durbin interchange impact and certain other consumer fees; and (12) after-tax gain on Renasant’s previously announced insurance divestiture of approximately $36 million. Such prospective financial information assumed a hypothetical June 30, 2025 closing date for the merger.

Governance of Renasant and Renasant Bank After the Completion of the Merger

After the completion of the merger, the Renasant board of directors and the Renasant Bank board of directors will be increased in size by four and six positions, respectively. The merger agreement further provides that the President, Chief Executive Officer and Chairman of FBMS, Mr. Cole, and three independent directors of FBMS (as determined under NYSE listing standards) will be appointed to the Renasant board of directors, and that those four individuals, along with two additional independent directors of The First Bank, will be appointed to the Renasant Bank board of directors.

Interests of FBMS’s Directors and Executive Officers in the Merger

In considering the recommendations of the FBMS board of directors, FBMS shareholders should be aware that FBMS’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of FBMS shareholders generally. These interests are described below. The FBMS board of directors was aware of these interests and considered them, among other matters, in adopting the merger agreement and approving the transactions contemplated by the merger agreement and in determining to recommend to FBMS shareholders that they vote to approve the FBMS merger proposal.

For purposes of this compensation-related disclosure, FBMS’s executive officers are M. Ray (Hoppy) Cole, Jr. and Donna T. (Dee Dee) Lowery, each of whom are also FBMS’s named executive officers.

Certain Assumptions

Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:

•

the relevant price per share of FBMS common stock is $32.49, which is the average closing price per share of FBMS common stock as quoted on the NYSE over the first five business days following the first public announcement of the merger agreement on July 29, 2024;

•	the effective time is March 31, 2025, which is the assumed date of the closing solely for purposes of the disclosure in this section; and

•	each executive officer’s employment agreement is terminated effective as of the closing of the merger on March 31, 2025.

Treatment of FBMS Stock Options and Restricted Stock Awards

Pursuant to the merger agreement, at the effective time:

•

each FBMS restricted stock award will be converted into a restricted stock award in respect of shares of Renasant common stock with the number of shares underlying such new Renasant restricted stock award adjusted based on the exchange ratio, except that if the FBMS restricted stock award is subject to performance metrics, such performance metrics will be assumed to have been achieved at the target levels applicable to such award. Otherwise, such new Renasant restricted stock awards will be subject to the same terms and conditions as were applicable under such FBMS restricted stock award immediately prior to the effective time (including vesting terms); and

•

each FBMS stock option will be cancelled and converted into the right to receive from Renasant a cash payment equal to the product of (a) the difference, if positive, between (1) the per share cash equivalent consideration and (2) the exercise price of FBMS stock option, multiplied by (b) the number of shares of FBMS common stock underlying such FBMS stock option immediately prior to the effective time, rounding up to the nearest cent.

For an estimate of the value to be received by each of FBMS’s named executive officers in respect of their unvested restricted stock awards outstanding as of the date hereof, please see the section entitled “—Merger-Related Compensation for FBMS’s Named Executive Officers.” FBMS’s named executive officers do not hold any FBMS stock options as of March 31, 2025.

As of March 31, 2025, FBMS’s non-employee directors do not hold any unvested restricted stock awards. Each of E. Ricky Gibson, David Bomboy, Fred A. McMurry, Ted E. Parker, Andrew D. Stetelman, J. Douglas Seidenburg, Charles Lightsey and M. Ray (Hoppy) Cole, Jr. received a $25,000 payment in recognition of his respective long-standing service on the FBMS board of directors.

Supplemental Executive Retirement Agreements

Each of Mr. Cole and Ms. Lowery participate in two supplemental retirement plans with FBMS – a 2014 Supplemental Executive Retirement Plan, each of which we refer to as a 2014 SERP, and an additional supplemental executive retirement plan, which we refer to as the 2020 SERP in the case of Mr. Cole, and as the

2021 SERP in the case of Ms. Lowery; we refer to the 2014 SERPs, the 2020 SERP and the 2021 SERP collectively, as the SERPs. The 2014 SERPs provide for an annual supplemental retirement benefit in the fixed amount of $164,110 for Mr. Cole and $89,140 for Ms. Lowery, which will be payable in equal monthly installments for 15 years upon the named executive’s separation from service following attainment of age 65 while in the employment of FBMS. The 2014 SERPs provide for alternative retirement benefits upon a separation from service prior to the named executive attaining age 65 if the separation is without cause, upon the named executive’s disability, or upon a change of control. In the event of a change of control, Mr. Cole and Ms. Lowery will receive a lump sum payment equal to 100% of the present value of the full normal retirement benefit.

Mr. Cole’s 2020 SERP provides for a lifetime benefit equal to 50% of “compensation” (as defined in the 2020 SERP), less any amounts payable under his 2014 SERP, which will be payable in equal monthly installments upon Mr. Cole’s separation from service following attainment of age 65 while in the employment of FBMS (except in the case of Mr. Cole’s death, in which case the death benefit will be paid in a lump sum and the formula for the amount of the death benefit varies based on Mr. Cole’s age at the time of his death and whether there was a change of control prior to his death). If Mr. Cole separates from service following a change in control prior to age 65, then he will instead receive the “change in control benefit,” which is a lifetime benefit paid in equal monthly installments beginning on the first day of the month following Mr. Cole’s 65th birthday and with an annual benefit equal to 50% of Mr. Cole’s projected compensation (determined by reference to the average of the highest three amounts of base salary and bonus paid to Mr. Cole by FBMS in any year of his employment, increased by 5% annually from the date of the change in control until Mr. Cole reaches age 65), less $164,110 until Mr. Cole reaches age 80, and 50% of his projected compensation thereafter.

Ms. Lowery’s 2021 SERP provides for a lifetime benefit equal to 50% of “compensation” (as defined in the 2021 SERP), less any amounts payable under her 2014 SERP, which will be payable in equal monthly installments upon Ms. Lowery’s separation from service following attainment of age 65 while employed by FBMS (except in the case of Ms. Lowery’s death, in which case the death will be paid in a lump sum and the formula for the amount of the death benefit varies based on Ms. Lowery’s age at the time of her death and whether there was a change of control prior to her death). If Ms. Lowery separates from service following a change in control prior to age 65, then she will instead receive the “change in control benefit”, which is a lifetime benefit paid in equal monthly installments beginning on the first day of the month following Ms. Lowery’s 65th birthday and with an annual benefit equal to 50% of Ms. Lowery’s projected compensation (with her projected compensation determined in the same manner as described above for Mr. Cole), less $89,140 until Ms. Lowery reaches age 80, and 50% of her projected compensation thereafter.

The closing of the merger will constitute a change in control for purposes of the SERPs. For quantification of the enhanced benefits under the SERPs for each of FBMS’s named executive officers, please see the section entitled “—Merger-Related Compensation for FBMS’s Named Executive Officers.”

Employment Agreements with FBMS

FBMS is party to employment agreements with Mr. Cole and Ms. Lowery that include severance provisions, as well as a change of control bonus for Mr. Cole.

Under Mr. Cole’s employment agreement, if FBMS terminates Mr. Cole’s employment without cause, or if he voluntarily terminates his employment for good reason (as such terms are defined in his agreement), he will be entitled to (a) a pro rata portion of the annual incentive payment for the year in which the termination occurs, (b) a lump sum payment in an amount equal to the greater of (1) the remaining salary due had Mr. Cole been employed through the end of the current term (which expires May 31, 2026) or (2) eighteen months of his current salary, and (c) monthly payments equal to employer’s portion of COBRA through the end of the current term (which expires May 31, 2026). In addition, in the event of a change in control (as defined in his agreement), Mr. Cole will be entitled to a lump sum payment equal to two times his base salary and vesting of any unvested deferred compensation.

Under Ms. Lowery’s employment agreement, if, following a change of control, Ms. Lowery’s employment is involuntarily terminated other than for cause or she resigns her position for good reason (as such terms are defined in her agreement), she would be entitled to (1) a lump sum payment equal to two times her then-current base salary, and (2) monthly payments equal to employer’s portion of COBRA for 18 months.

Mr. Cole’s and Ms. Lowery’s employment agreements provide that if the payments provided to the executive by FBMS would be “parachute payments” subject to an excise tax imposed by Section 4999 of the Code, then such payments would be limited to the greatest amount that may be paid to the executive to avoid being subject to the excise tax imposed by Section 4999 of the Code, but only if, by reason of the reduction of such payments, the net after tax benefit to the executive exceeds the net after tax benefit if no reduction were made.

In connection with the merger, it is expected that Renasant Bank will enter into an employment agreement with Mr. Cole and a retention and change of control agreement with Ms. Lowery, each of which are described in the section entitled “—Agreements with Renasant Bank.”

For quantification of the amounts that will be payable to each of FBMS’s named executive officers under his or her respective employment agreement, please see the section entitled “— Merger-Related Compensation for FBMS’s Named Executive Officers.”

Agreements with Renasant Bank

As noted above, it is expected that Renasant Bank will enter into an employment agreement with Mr. Cole and a retention and change of control agreement with Ms. Lowery, in each case to be effective upon the closing.

Pursuant to the employment agreement, Mr. Cole will serve as Senior Executive Vice President and Executive Advisor of Renasant Bank, as well as a member of the board of directors of Renasant and Renasant Bank. Mr. Cole’s employment agreement provides that Mr. Cole’s existing employment agreement with FBMS will be terminated effective as of the closing of the mergers and that Mr. Cole will be employed for two years following the closing of the mergers. Mr. Cole’s employment agreement provides that following the closing of the mergers Mr. Cole will receive the payments to be made pursuant to Mr. Cole’s employment agreement with FBMS, as described above. During the term of his agreement with Renasant Bank, Mr. Cole will receive an annual base salary at an initial rate of $560,000, and he will be eligible to participate in Renasant’s annual cash bonus program with a target annual bonus equal to 75% of his base salary. Mr. Cole will receive two restricted stock awards under Renasant’s 2020 Long-Term Incentive Compensation Plan, each with an award date value of $525,000 with the first award granted effective as of the closing of the mergers and vesting on the second anniversary thereof, and the second award granted on the first anniversary of the closing of the mergers and vesting on the first anniversary of such grant date, subject in each case to Mr. Cole’s continued employment on the vesting date. In addition, Mr. Cole will receive a retention bonus equal to $900,000, 50% of which is payable within 90 days following the date that Renasant Bank determines the conversion of The First Bank’s core processing system to Renasant Bank’s core processing system has been successfully completed and 50% of which is payable within 30 days following the end of the term of the employment agreement, subject in each case to Mr. Cole’s continued employment on such payment dates.

If Mr. Cole is terminated without cause or resigns in connection with a constructive termination (as such terms are defined in the employment agreement) prior to the second anniversary of the closing, Mr. Cole will be entitled to receive severance benefits of (a) salary continuation for the remainder of the term, (b) the employer-portion of COBRA continuation benefits for the remainder of the term, (c) a prorated target annual cash bonus for the year in which the termination occurs, (d) immediate vesting of the Renasant equity grants discussed above, and (e) payment of any unpaid portion of the retention bonus discussed above. In order to receive these benefits, Mr. Cole must execute a release of claims.

Pursuant to the employment agreement, Mr. Cole has agreed that, for a period of 24 months following termination of employment with Renasant Bank for any reason, he will not (a) compete (as defined in the employment agreement) with Renasant or its affiliates anywhere within 50 miles of any geographic location in which Renasant has a full-service retail branch on the termination date, (b) solicit for competitive services any current or prospective customer or depositor of Renasant Bank during his last 12 months of employment with Renasant, or (c) solicit, attempt to solicit, hire or participate in the recruitment of any employee of Renasant Bank. Mr. Cole has also agreed to certain restrictions with respect to the use and disclosure of confidential information (as defined in the employment agreement) of Renasant.

Ms. Lowery’s retention and change of control agreement provides that Ms. Lowery’s existing employment agreement with FBMS will be terminated effective as of the closing of the mergers and that Ms. Lowery will be employed by Renasant Bank following the closing of the mergers. Ms. Lowery’s retention and change of control agreement provides that following the closing of the mergers Ms. Lowery will receive the payments to be made pursuant to Ms. Lowery’s employment agreement with FBMS, as described above. Pursuant to Ms. Lowery’s retention and change of control agreement, Ms. Lowery will receive a retention bonus equal to $248,000, payable within 90 days following the date that Renasant Bank determines the conversion of The First Bank’s core processing system to Renasant Bank’s core processing system has been successfully completed, subject to Ms. Lowery’s continued employment on such payment date. If Ms. Lowery is terminated without cause or resigns in connection with a constructive termination (as such terms are defined in the retention and change of control agreement), she will be entitled to the retention bonus. The agreement also provides that Ms. Lowery’s Renasant restricted stock awards will become fully vested upon her termination of employment with Renasant Bank for any reason (including a termination in connection with the nonrenewal of the agreement) other than a termination for cause.

Ms. Lowery’s retention and change of control agreement provides that if her employment is terminated without cause or if she resigns in connection with a constructive termination (as such terms are defined in the agreement) within 24 months following a change in control of Renasant Bank, Ms. Lowery will be entitled to receive severance benefits of (a) one and one-half times her annualized base compensation and average annual bonus paid for the prior two fiscal years and (b) the employer-portion of COBRA continuation benefits for 12 months. In order to receive these benefits, Ms. Lowery must execute a release of claims.

Pursuant to the retention and change of control agreement, Ms. Lowery has agreed that, for a period of one year following termination of employment with Renasant Bank for any reason, she will not (a) compete (as defined in the agreement) with Renasant or its affiliates anywhere within 50 miles of any geographic location in which Renasant Bank has a full-service retail branch on the termination date; (b) solicit any current or prospective customer or depositor of Renasant; or (c) solicit, attempt to solicit, hire or participate in the recruitment of any employee of Renasant. Ms. Lowery has also agreed to certain restrictions with respect to the use and disclosure of confidential information (as defined in the agreement) of Renasant.

Under the agreements, Mr. Cole and Ms. Lowery agree that upon the termination of their respective employment agreements, effective as of and contingent on the closing of the mergers, each will receive change of control payments, to the extent unpaid prior to closing, in lieu of severance payments that each would have been eligible for under such employment agreement had his or her employment been involuntarily terminated (including a good reason resignation) following the closing. Please see the section entitled “—Employment Agreements with FBMS” for a description of such severance payments. For quantification of the amounts that will be payable to each of FBMS’s named executive officers under his or her respective employment agreement, please see the section entitled “— Merger-Related Compensation for FBMS’s Named Executive Officers.”

Indemnification and Insurance of Directors and Officers

The merger agreement provides that, for six years after the effective time, the surviving corporation will use its reasonable best efforts to maintain in effect FBMS’s existing directors’ and officers’ liability insurance policy or a comparable policy, capped at 200% of the annual premium payments paid on FBMS’s current policy. The surviving corporation will indemnify, defend and hold harmless the present and former directors and officers of FBMS and its subsidiaries against all costs or expenses (including reasonable attorney’s fees), judgments, fines, losses, claims, damages or liability incurred in connection with any threatened or actual claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, arising out of pertaining to, the fact that such person is or was a director or officer of FBMS or any of its subsidiaries or at FBMS’s request, of another corporation, partnership, joint venture, trust or other enterprise and pertaining to matters, acts or omissions existing or occurring at or prior to the effective time (including matters, acts or omissions occurring in connection with the approval of the merger agreement and the transactions contemplated by the merger agreement), whether asserted or claimed prior to, at or after the effective time, to the fullest extent permitted under FBMS’s organizational documents in place on the date of the merger agreement and subject to applicable law.

Combined Company’s Directors

After the completion of the merger, the Renasant board of directors and the Renasant Bank board of directors will be increased in size by four and six positions, respectively. The merger agreement further provides that the President, Chief Executive Officer and Chairman of FBMS, Mr. Cole, and three independent directors of FBMS (as determined under NYSE listing standards) will be appointed to the Renasant board of directors, and that those four individuals, along with two additional independent directors of The First Bank, will be appointed to the Renasant Bank board of directors.

Merger-Related Compensation for FBMS’s Named Executive Officers

The information set forth in the following table is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for each of FBMS’s named executive officers that is based on, or otherwise relates to, the merger, which we refer to in this section as merger-related compensation. The merger-related compensation payable to these individuals is the subject of a non-binding advisory vote of FBMS’s shareholders, as described above in the section entitled “FBMS Proposals—Proposal 2: FBMS Advisory Proposal on Specified Compensation.”

The following table sets forth the amount of payments and benefits that each of FBMS’s named executive officers would receive in connection with the merger, assuming: (1) that the effective time of the merger is March 31, 2025, which is the assumed date of the closing solely for purposes of the disclosure in this section; (2) a per share price of FBMS common stock of $32.49, which is the average closing price per share of FBMS common stock as quoted on the NYSE over the first five business days following the first public announcement of the merger agreement on July 29, 2024; and (3) each named executive officer had a qualifying termination of employment effective as of the closing of the merger on March 31, 2025. This table does not include the value of benefits in which the named executive officers are vested without regard to the occurrence of a change of control. In addition, consistent with SEC guidance, the amounts below do not reflect amounts payable pursuant to the new agreements between the named executive officers and Renasant. The amounts shown below are estimates based on multiple assumptions that may or may not actually occur, and as a result of the foregoing assumptions, the actual amounts to be received by a named executive officer may differ materially from the amounts shown below.

Named Executive Officer	Cash ($)(1)	Equity ($)(2)	Pension/NQDC ($)(3)	Perquisites/ benefits($)(4)	Total($)
M. Ray (Hoppy) Cole, Jr. President & Chief Executive Officer	2,735,449	3,321,160	1,435,930	19,569	7,512,108
Donna T. (Dee Dee) Lowery Chief Financial Officer	857,884	1,253,269	1,434,531	7,823	3,553,507

(1)	The amounts in this column reflect (1) lump sum severance payments contemplated under the named executive officer’s respective employment agreement (Mr. Cole, $1,236,573 and Ms. Lowery, $857,884);

and (2) a lump sum payment for Mr. Cole equal to two times his base salary ($1,498,876), in each case as described in the section entitled “—Employment Agreements with FBMS”. These cash payments are considered a “single trigger” benefit because they are payable in connection with the merger without regard to termination of employment.

(2)

The amounts in this column reflect the value of unvested FBMS restricted stock awards outstanding as of March 31, 2025, including the maximum number of FBMS restricted stock awards that may be granted in February 2025 based on the achievement of applicable performance metrics during calendar year 2024. For purposes of this table, the value of unvested FBMS restricted stock awards was determined by multiplying the number of unvested shares by $32.49, which is the average closing market price of FBMS common stock over the five business days following the public announcement of the merger agreement. Each FBMS restricted stock award will be converted into a new Renasant restricted stock award, with the number of shares underlying such Renasant restricted stock award adjusted based on the exchange ratio, and, if the FBMS restricted stock award is subject to performance metrics, such performance metrics will be assumed to have been achieved at the target levels applicable to such award. Renasant restricted stock awards will otherwise remain subject to the same terms and conditions as were applicable to the corresponding FBMS restricted stock awards immediately prior to the merger, which includes, for the named executive officers, acceleration of vesting upon a qualifying termination of employment without cause or by the named executive officer for good reason within 24 months following the merger. This benefit is considered a “double-trigger” benefit because it is contingent upon the named executive officer’s qualifying termination of employment.

(3)

The amounts in this column represent (a) the value of the accelerated payment of the benefit under the 2014 SERPs (Mr. Cole, $162,623 and Ms. Lowery, $184,530); (b) the value of the accelerated vesting of the unvested portion of the 2020 SERP (Mr. Cole, $1,273,307); and (c) the value of the accelerated vesting of the unvested portion of the 2021 SERP (Ms. Lowery, $1,250,001). This benefit is considered a “single trigger” benefit because it is accrued in connection with the merger without regard to termination of employment.

(4)

Reflects estimated cost of continued medical coverage for 18 months, based on the named executive officer’s medical plan elections in effect for 2024 and premium costs in effect for 2024, as described in the section entitled “—Employment Agreements with FBMS”. This benefit is considered a “double-trigger” benefit because it is contingent upon the named executive officer’s qualifying termination of employment at any time following the merger.

Regulatory Approvals Required for the Mergers

The completion of the mergers is subject to prior receipt of certain approvals and consents required to be obtained from applicable governmental and regulatory authorities. These approvals include approvals from the FDIC, Federal Reserve, and the DBCF.

Subject to the terms of the merger agreement, both Renasant and FBMS have agreed to cooperate with each other and use their reasonable best efforts to prepare all documentation, to effect all applications, notices, petitions and filings, and to obtain all permits, consents, orders, approvals, waivers, non-objections and authorizations of all third parties and governmental entities that are necessary or advisable to consummate the transactions contemplated by the merger agreement, including the mergers.

The merger requires the approval of the Federal Reserve under the Bank Holding Company Act of 1956, as amended. The bank merger requires the approval of the FDIC under the Bank Merger Act and the approval of the DBCF under the Mississippi Code. Additionally, The First Bank must notify the Florida Office of Financial Regulation and the Alabama State Banking Department of the acquisition of control of The First Bank by Renasant.

Although neither Renasant nor FBMS knows of any reason why the parties cannot obtain regulatory approvals required to complete the mergers in a timely manner, Renasant and FBMS cannot be certain of when or if such approvals will be obtained.

The DOJ has between 15 and 30 days following approval of the merger or the bank merger by the Federal Reserve and the FDIC to challenge the approval on antitrust grounds. While Renasant and FBMS do not know of any basis on which the DOJ would challenge regulatory approval by the Federal Reserve and the FDIC and believe that the likelihood of such action is remote, there can be no assurance that the DOJ will not initiate such a proceeding, or if such a proceeding is initiated, as to the result of any such challenge.

Notifications and/or applications requesting approval may be submitted to various other federal and state regulatory authorities and self-regulatory organizations.

The approval of any notice or application merely implies satisfaction of regulatory criteria for approval and does not include review of the mergers from the standpoint of the adequacy of the consideration to be received by, or fairness to, FBMS shareholders. Regulatory approval does not constitute an endorsement or recommendation of the mergers.

Renasant and FBMS are not aware of any material governmental approvals or actions that are required before the completion of the mergers other than those described in this joint proxy statement/prospectus. If any additional governmental approvals or actions are required other than those described in this joint proxy statement/prospectus, Renasant and FBMS presently intend to seek those approvals or actions. However, Renasant and FBMS cannot assure you that any of these additional approvals or actions will be obtained.

Accounting Treatment

The merger will be accounted for as an acquisition by Renasant using the acquisition method of accounting in accordance with FASB ASC Topic 805, “Business Combinations.” Accordingly, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of FBMS as of the date of acquisition will be recorded at their respective fair values. Any excess of the total consideration paid in connection with the merger over the net fair values is recorded as goodwill. Consolidated financial statements of Renasant issued after the date of acquisition would reflect these fair values and would not be restated retroactively to reflect the historical financial position or results of operations of FBMS.

Public Trading Markets

Renasant common stock trades on the NYSE under the symbol “RNST.” FBMS common stock trades on the NYSE under the symbol “FBMS.” Upon completion of the merger, FBMS common stock will be delisted from the NYSE and thereafter will be deregistered under the Exchange Act. The Renasant common stock issuable in the merger will be listed on the NYSE.

Appraisal Rights

Under Mississippi law, neither Renasant nor FBMS shareholders will be entitled to exercise any appraisal rights in connection with the merger.

THE MERGER AGREEMENT

The following describes certain material provisions of the merger agreement but does not describe all of the terms of the merger agreement and may not contain all of the information about the merger agreement that is important to you. The following is not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this joint proxy statement/prospectus as Annex A and is incorporated by reference into this joint proxy statement/prospectus. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

Structure of the Mergers

Under the terms and subject to the conditions of the merger agreement, among other things, (1) FBMS will merge with and into Renasant with Renasant continuing as the surviving corporation in the merger and (2) immediately after the merger, The First Bank will merge with and into Renasant Bank, with Renasant Bank continuing as the surviving bank in the bank merger.

The Merger Consideration

At the effective time, each share of FBMS common stock issued and outstanding, except for certain specified shares of FBMS common stock owned by FBMS or Renasant, issued and outstanding immediately prior to the effective time will be converted into the right to receive the merger consideration, comprised of 1.00 share of Renasant common stock.

Fractional Shares

Renasant will not issue any fractional shares of Renasant common stock in the merger. Instead, a FBMS shareholder who would otherwise be entitled to receive a fraction of a share of Renasant common stock will receive, in lieu thereof, an amount in cash, rounded up to the nearest cent (without interest), determined by multiplying (1) the fraction of a share (rounded to the nearest thousandth when expressed as a decimal form) of Renasant common stock that such holder would otherwise be entitled to receive by (2) the average closing price.

Treatment of FBMS Equity Awards

FBMS Restricted Stock Awards

At the effective time, each FBMS restricted stock award will be converted into a restricted stock award in respect of shares of Renasant common stock with the number of shares underlying such new Renasant restricted stock award adjusted based on the exchange ratio, except that if the FBMS restricted stock award is subject to performance metrics, such performance metrics will be assumed to have been achieved at the target levels applicable to such award. Otherwise, such new Renasant restricted stock award will be subject to the same terms and conditions as were applicable under such FBMS restricted stock award immediately prior to the effective time (including vesting terms).

FBMS Stock Options

At the effective time, each FBMS stock option will be cancelled and converted into the right to receive from Renasant a cash payment equal to the product of (a) the difference, if positive, between (1) the per share cash equivalent consideration and (2) the exercise price of the FBMS stock option, multiplied by (b) the number of shares of FBMS common stock underlying such FBMS stock option immediately prior to the effective time, rounding up to the nearest cent. Any FBMS stock option with an exercise price that equals or exceeds the per share cash equivalent consideration will be canceled with no consideration being paid to the optionholder with respect to such FBMS stock option. Renasant will be entitled to deduct and withhold, or cause the exchange agent to deduct and withhold, from the cash payable in respect of FBMS stock options all such amounts as it is required to deduct and withhold under the Code or any provision of applicable tax law.

Surviving Corporation Governing Documents and Board of Directors

At the effective time, the Renasant charter and the Renasant bylaws in effect immediately prior to the effective time will be the articles of incorporation and bylaws of Renasant as the surviving corporation of the merger, until the same be amended and changed as provided therein or by law.

After the completion of the merger, the Renasant board and the Renasant Bank board of directors will be increased in size by four and six positions, respectively. The merger agreement further provides that the President, Chief Executive Officer and Chairman of FBMS, Mr. Cole, and three independent directors of FBMS (as determined under NYSE listing standards) will be appointed to the Renasant board of directors, and that those four individuals, along with two additional independent directors of The First Bank, will be appointed to the Renasant Bank board of directors.

Closing and Effective Time

The merger will be completed only if all conditions to the merger discussed in this joint proxy statement/prospectus and set forth in the merger agreement are either satisfied or waived (subject to applicable law). Please see the section entitled “—Conditions to Consummation of the Merger” below.

The merger will become effective as of the date and time specified in the articles of merger as duly filed with the Secretary of State of Mississippi. The bank merger will become effective immediately following the merger.

In the merger agreement, we have agreed to cause the effective time to occur no later than the first calendar day of the calendar month following the calendar month in which the satisfaction or waiver (subject to applicable law) of the last of the conditions specified in the merger agreement to occur, or on another mutually agreed date. It currently is anticipated that the effective time will occur in the first half of 2025, subject to the receipt of regulatory approvals and waivers and other customary closing conditions, but we cannot guarantee when or if the mergers will be completed.

As described below, if the merger has not closed by June 5, 2025 (or September 5, 2025, if the only outstanding closing condition on June 5, 2025 is the receipt of all required regulatory approvals), the merger agreement may be terminated by either Renasant or FBMS, as long as the failure of the effective time to occur on or before that date is not caused by any breach of the merger agreement by the party electing to terminate the merger agreement.

Conversion of Shares; Exchange Procedures

The conversion of FBMS common stock into the right to receive the merger consideration will occur automatically at the effective time.

Exchange Agent

Renasant will appoint an exchange agent for the purpose of exchanging shares of FBMS common stock for the merger consideration, pursuant to an exchange agent agreement entered into between Renasant and the exchange agent.

Exchange Procedures

As soon as reasonably practicable after the effective time, Renasant will cause the exchange agent to mail transmittal materials to holders of record of FBMS common stock immediately prior to the effective time, which such holders may complete in accordance with the instructions thereto and deliver together with the proper surrender of a certificate or book-entry shares to the exchange agent in exchange for the merger consideration, any cash in lieu of fractional shares of Renasant common stock, and any dividends or distributions such holder is entitled to receive under the merger agreement.

Withholding

Renasant, the surviving corporation or the exchange agent, as applicable, will be entitled to deduct and withhold from the cash in lieu of fractional shares of Renasant common stock, cash dividends, distributions payable or any other cash amounts otherwise payable pursuant to the merger agreement to any person such amounts or property (or portions thereof) as it is required to deduct and withhold under the Code or any provision of applicable tax law. To the extent that any amounts are so deducted or withheld, these amounts will be treated for all purposes of the merger agreement as having been paid to the person in respect of which such deduction and withholding was made.

Dividends and Distributions

If and when Renasant declares a dividend or other distribution on Renasant common stock, with a record date after the effective time, the declaration will include dividends or other distributions on all whole shares of Renasant common stock issuable pursuant to the merger agreement, but such dividends or other distributions will not be paid to the holder thereof until such holder has surrendered its certificate or book-entry shares in accordance with the merger agreement. Subject to applicable laws, following surrender of any such certificate or book-entry shares, the record holder of the whole shares of Renasant common stock issued in exchange therefor, will be paid, without interest, (1) all dividends and other distributions payable in respect of any such whole shares of Renasant common stock with a record date after the effective time and a payment date on or prior to the date of such surrender and not previously paid and (2) at the appropriate payment date, the amount of dividends or other distributions with a record date after the effective time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such shares of Renasant common stock.

Representations and Warranties

The merger agreement contains representations and warranties made, on the one hand, by FBMS to Renasant and, on the other hand, by Renasant to FBMS, which were made only for purposes of the merger agreement and as of specific dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those generally applicable to investors. Investors are not third-party beneficiaries under the merger agreement, and in reviewing the representations, warranties and covenants contained in the merger agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions thereof were not intended by the parties to the merger agreement to be characterizations of the actual state of facts or condition of Renasant, FBMS or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Renasant’s or FBMS’s public disclosures. The representations and warranties contained in the merger agreement do not survive the effective time. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or conditions of Renasant or FBMS or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read in conjunction with the other information provided elsewhere in this joint proxy statement/prospectus or incorporated by reference into this joint proxy statement/prospectus and the other information contained in the reports, statements and filings that Renasant or FBMS publicly files with the SEC. For more information regarding these documents, please see the section entitled “Where You Can Find More Information.”

In the merger agreement, FBMS has made customary representations and warranties to Renasant with respect to, among other things:

•	the due organization, valid existence, good standing and power and authority of FBMS and The First Bank;

•

FBMS’s authority to enter into the merger agreement and to complete the transactions contemplated by the merger agreement and the enforceability of the merger agreement against FBMS in accordance with its terms;

•

the absence of conflicts with or breaches of FBMS’s or its subsidiaries’ governing instruments, certain agreements or applicable laws as a result of entering into the merger agreement and the consummation of the transactions contemplated by the merger agreement;

•	the required consents of regulatory authorities in connection with the transactions contemplated by the merger agreement;

•	the capitalization of FBMS, including in particular the number of shares of FBMS common stock issued and outstanding;

•	ownership of subsidiaries;

•	reports filed with regulatory authorities;

•	financial matters;

•	books and records;

•

the absence of liabilities other than those liabilities incurred in the ordinary course of business, in connection with the merger agreement and the transactions contemplated thereby, or accrued or reserved against the consolidated balance sheet of FBMS as of December 31, 2023;

•

the absence since December 31, 2023 of an event that has had a material adverse effect on FBMS, and FBMS and its subsidiaries having carried out their respective businesses in all material respects only in the ordinary course since December 31, 2023;

•	tax matters;

•	the assets of FBMS and its subsidiaries;

•	intellectual property and privacy matters;

•	environmental matters;

•	compliance with laws and permits;

•	compliance with the Community Reinvestment Act;

•	labor relations;

•	matters relating to employee benefit plans and Employee Retirement Income Security Act of 1974, as amended;

•	matters with respect to certain of FBMS’s contracts;

•	agreements with regulatory authorities;

•	investment securities and bank owned life insurance, or BOLI;

•	derivative transactions entered into for the account of FBMS and its subsidiaries;

•	legal proceedings;

•	the accuracy of the information supplied by FBMS in this joint proxy statement/prospectus;

•	the inapplicability of state anti-takeover statutes;

•	receipt by the FBMS board of directors of the opinion from FBMS’s financial advisor;

•

the lack of action by FBMS that is reasonably likely to prevent the merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or impede or delay receipt of any of the requisite regulatory approvals;

•	loan and deposit matters;

•	allowance for credit losses;

•	insurance matters;

•	Office of Foreign Assets Control, or OFAC, and sanctions matters;

•	the absence of undisclosed brokers’ fees and expenses;

•	transactions with affiliates and insiders;

•	investment advisor and broker-dealer matters;

•	insurance agency matters; and

•	absence of claims of indemnification.

In the merger agreement, Renasant made customary representations and warranties to FBMS with respect to, among other things:

•	the due organization, valid existence, good standing and power and authority of Renasant and Renasant Bank;

•

Renasant’s authority to enter into the merger agreement and to complete the transactions contemplated by the merger agreement and the enforceability of the merger agreement against Renasant in accordance with its terms;

•

the absence of conflicts with or breaches of Renasant’s or its subsidiaries’ governing instruments, certain agreements or applicable laws as a result of entering into the merger agreement and the consummation of the transactions contemplated by the merger agreement;

•	the required consents of regulatory authorities in connection with the transactions contemplated by the merger agreement;

•	Renasant’s capitalization, including in particular the number of shares of Renasant common stock issued and outstanding;

•	ownership of subsidiaries;

•	reports filed with regulatory authorities;

•	financial matters;

•	books and records;

•

the absence of liabilities other than those liabilities incurred in the ordinary course of business, in connection with the merger agreement and the transactions contemplated thereby, or accrued or reserved against the consolidated balance sheet of Renasant as of December 31, 2023;

•

the absence since December 31, 2023 of an event that has had a material adverse effect on Renasant, and Renasant and its subsidiaries having carried out their respective businesses in all material respects only in the ordinary course since December 31, 2023;

•	tax matters;

•	the assets of Renasant and its subsidiaries;

•	compliance with laws and permits;

•	compliance with the Community Reinvestment Act;

•	matters with respect to certain of Renasant’s contracts;

•	legal proceedings;

•	agreements with regulatory authorities;

•	investment securities;

•	derivative transactions entered into for the account of Renasant and its subsidiaries;

•	the accuracy of the information supplied by Renasant in this joint proxy statement/prospectus;

•	the inapplicability of state anti-takeover statutes;

•	receipt by the Renasant board of directors of the opinion from Renasant’s financial advisor;

•

the lack of action by Renasant that is reasonably likely to prevent the merger or the bank merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or materially impede or delay receipt of any of the requisite regulatory approvals;

•	loan and deposit matters;

•	allowance for credit losses;

•	insurance matters;

•	OFAC and sanctions matters;

•	the absence of undisclosed brokers’ fees and expenses; and

•	transactions with affiliates and insiders.

The representations and warranties in the merger agreement do not survive the effective time and, as described below under the section entitled “—Effect of Termination,” if the merger agreement is validly terminated, the merger agreement will become void and have no effect (except with respect to designated provisions of the merger agreement, including, but not limited to, those related to payment of fees and expenses and the confidential treatment of information), unless a party breached the merger agreement.

Many of the representations and warranties in the merger agreement made by FBMS and Renasant are qualified by a materiality or material adverse effect standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct is material or would result in a material adverse effect).

Under the merger agreement, a “material adverse effect” is defined, with respect to a party and its subsidiaries, as any fact, circumstance, event, change, effect, development or occurrence that, individually or in the aggregate together with all other facts, circumstances, events, changes, effects, developments or occurrences, directly or indirectly, (1) has had or would reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operation, assets, liabilities, prospects, privileges or business of such party and its subsidiaries taken as a whole or (2) prevents or materially impairs, or would reasonably be expected to prevent or materially impact, the ability of such party to timely consummate the transactions contemplated by the merger agreement; provided, that in the case of the foregoing clause (1), a material adverse effect will not be deemed to include effects to the extent resulting from the following (except, in certain instances, to the extent that the effect of such change disproportionately affects such party and its subsidiaries, taken as a whole, as compared to other companies of similar size in the industry and geographic markets in which such party and its subsidiaries operate):

•	changes after the date of the merger agreement in GAAP or regulatory accounting requirements;

•	changes after the date of the merger agreement in laws of general applicability to companies in the financial services industry;

•

changes after the date of the merger agreement in global, national or regional political conditions or general economic or market conditions in the United States (and with respect to each of Renasant and FBMS, in the respective markets in which they operate), including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, and price levels or trading volumes in the United States or foreign securities markets affecting other companies in the financial services industry;

•	after the date of the merger agreement, general changes in the credit markets or general downgrades in the credit markets;

•

failure, in and of itself, to meet earnings projections or internal financial forecasts, but not including any underlying causes thereof unless separately excluded under the merger agreement, or changes in the trading price of a party’s common stock, in and of itself, but not including any underlying causes unless separately excluded under the merger agreement;

•	the public disclosure of the merger agreement and the impact thereof on relationships with customers or employees;

•

any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, civil disobedience, sabotage, or military action or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, national or international political, general economic, social conditions or changes in the financial or capital markets (including any disruption thereof and any decline in the price of any security or any market index), any acts of God, calamities, earthquakes, floods, hurricanes, tornadoes, natural disasters or epidemics, pandemics, disease outbreaks or other public health emergencies or the effects thereof, including the imposition by a regulatory authority of any travel restrictions, quarantine measures or other closures or supply chain blockages or restrictions; or

•	actions or omissions taken with the prior written consent of the other party or expressly required by the merger agreement.

Covenants and Agreements

Conduct of Business Prior to the Effective Time

FBMS has agreed that prior to the effective time or the termination of the merger agreement, unless the prior written consent of Renasant has been obtained (which Renasant may not unreasonably withhold, condition or delay) and except for certain exceptions and as otherwise expressly contemplated by the merger agreement, it will, and will cause each of its subsidiaries to, (1) operate its business only in the ordinary course (as defined in the merger agreement) and (2) use its reasonable best efforts to preserve intact its business (including its organization, assets, goodwill and insurance coverage), and maintain its rights, permits, franchises, business relationships with customers, vendors, strategic partners, suppliers, distributors and others doing business with it, and the services of its officers and key employees.

Additionally, FBMS has agreed that until the earlier of the effective time or the termination of the merger agreement, unless the prior written consent of Renasant has been obtained (which Renasant may not unreasonably withhold, condition or delay) and except for certain exceptions and as otherwise expressly contemplated in the merger agreement or required by law, FBMS will not do, or permit any of its subsidiaries to do, any of the following:

•	amend, waive, rescind or otherwise modify the FBMS charter, the FBMS bylaws or other comparable governing instruments of FBMS or any of its subsidiaries;

•

incur, assume, guarantee, endorse or otherwise as an accommodation become responsible for any additional debt obligation or other obligation for borrowed money (other than indebtedness of FBMS to The First Bank or of The First Bank to FBMS, federal funds borrowings from the Federal Home Loan Bank, the creation of deposit liabilities, purchases of federal funds, or sales of certificates of deposit incurred in the ordinary course);

•

(1) subject to certain exceptions, repurchase, redeem, or otherwise acquire or exchange, directly or indirectly, any shares, or any securities convertible into or exchangeable or exercisable for any shares, of the capital stock of FBMS or any of its subsidiaries, or (2) make, declare, pay or set aside for payment any dividend or set any record date for or declare or make any other distribution in respect of FBMS’s capital stock or other equity interests (except for regular quarterly cash dividends at a rate not in excess of $0.25 per share of FBMS common stock);

•

issue, grant, sell, pledge, dispose of, encumber, authorize or propose the issuance of, enter into any contract to issue, grant, sell, pledge, dispose of, encumber, or authorize or propose the issuance of, or otherwise permit to become outstanding, any additional shares of FBMS common stock or any other capital stock of FBMS or any of its subsidiaries, or any equity rights with respect to the securities of FBMS or its subsidiaries;

•	adopt or implement any shareholder rights plan or similar arrangement;

•

directly or indirectly adjust, split, combine or reclassify any capital stock or other equity interest of FBMS or any of its subsidiaries or issue or authorize the issuance of any other securities in respect of or in substitution for shares of FBMS common stock, or sell, transfer, lease, mortgage, permit any lien on, or otherwise dispose of, discontinue or otherwise encumber, (1) any shares of capital stock or other equity interests of FBMS or any of its subsidiaries (unless any such shares of capital stock or other equity interests are sold or otherwise transferred to FBMS or any of its subsidiaries) or (2) any asset other than pursuant to contracts in force at the date of the merger agreement or sales of investment securities in the ordinary course;

•

(1) purchase any securities or make any acquisition of or investment in (except in the ordinary course), either by purchase of stock or other securities or equity interests, contributions to capital, asset transfers, purchase of any assets (including any investments or commitments to invest in real estate or any real estate development project) or other business combination, or by formation of any joint venture or other business organization or by contributions to capital (other than by way of foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business), any person other than FBMS or its subsidiaries, or otherwise acquire direct or indirect control over any person, or (2) enter into a plan of consolidation, merger, share exchange, share acquisition, reorganization or complete or partial liquidation or dissolution (other than consolidations, mergers or reorganizations solely among wholly-owned subsidiaries of FBMS), or a letter of intent, memorandum of understanding or agreement in principle with respect thereto;

•

(1) grant any increase in compensation or benefits to the employees or officers of FBMS or any of its subsidiaries, except for merit-based or promotion-based increases in annual base salary or wage rate for employees (other than directors of FBMS) in the ordinary course that do not exceed, in the aggregate, 4% of the aggregate cost of all employee annual base salaries and wages in effect as of the date of the merger agreement; (2) accelerate the vesting of any equity based awards or other compensation, (3) pay any (x) severance or termination pay or (y) any bonus, in either case other than pursuant to the terms of a FBMS benefit plan in effect on the date of the merger agreement and in the case of clause (x) subject to receipt of an effective release of claims from the employee, and in the case of clause (y) to the extent required under the terms of FBMS benefit plan without the exercise of any upward discretion; (4) enter into, amend, or increase the benefits payable under any severance, change in control, retention, bonus guarantees, collective bargaining agreement or similar agreement or arrangement with employees or officers of FBMS or any of its subsidiaries; (5) waive any stock repurchase rights, or grant, accelerate, amend or change the period of exercisability or vesting of any equity rights or restricted stock, or authorize cash payments in exchange for any equity rights, (6) fund any rabbi trust or similar arrangement; (7) terminate the employment or services of any officer or any employee whose annual base compensation is greater than $200,000, other than for cause; (8) hire any officer, employee, independent contractor or consultant (who is a natural person) who has annual base compensation greater than $200,000; or (9) implement or announce any employee layoff that would reasonably be expected to implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended;

•

enter into, amend or renew any employment or independent contractor contract between FBMS or any of its subsidiaries and any person requiring payments thereunder in excess of $200,000 in any 12-month period that FBMS or its subsidiaries do not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the effective time;

•

except with respect to an existing FBMS benefit plan that is intended to be tax-qualified and in the opinion of counsel is necessary or advisable to maintain the tax qualified status, (1) adopt or establish any plan, policy, program or arrangement that would be considered a FBMS benefit plan if such plan, policy, program or arrangement were in effect as of the date of the merger agreement or amend in any material respect any existing FBMS benefit plan, terminate or withdraw from, or amend, any FBMS benefit plan; (2) make any distributions from such FBMS benefit plans, except as required by the terms of such plans; or (3) fund or in any other way secure the payment of compensation or benefits under any FBMS benefit plan;

•

except in each case as may be required by applicable tax laws, regulatory accounting requirements or GAAP, as applicable, make any change in any accounting principles, practices or methods or systems of internal accounting controls; or make or change any material tax election, tax accounting method, taxable year or period; file any amended material tax return, stop maintaining withholding certificates in respect of any person required to be maintained under the Code or the treasury regulations or agree to an extension or waiver of any statute of limitations with respect to the assessment or determination of taxes; settle or compromise any tax liability of FBMS or any of its subsidiaries, enter into any closing agreement with respect to any tax; or surrender any right to claim a tax refund;

•	write up, write down or write off the book value of any assets, except in accordance with GAAP;

•

commence any litigation other than in the ordinary course, or settle, waive or release or agree or consent to the issuance of any order in connection with any litigation (1) involving any liability of FBMS or any of its subsidiaries for money damages in excess of $250,000 in the aggregate or that would impose any restriction on the operations, business or assets of FBMS or any of its subsidiaries, or the surviving corporation or (2) arising out of or relating to the transactions contemplated by the merger agreement;

•	enter into, renew, extend, modify, amend or terminate specified contracts, or waive, release, compromise or assign any material rights or claims under specified contracts;

•

(1) enter into any new line of business or change in any material respect its lending, investment, deposit, liquidity, risk and asset-liability management, interest rate, fee pricing or other material banking or operating policies; or (2) change its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing or buying or selling rights to service loans, except as required by rules or policies imposed by a regulatory authority;

•	make, or commit to make, any capital expenditures that exceed by more than 5% in the aggregate the capital expenditures budget of FBMS as in effect on the date of the merger agreement;

•

make any material changes in its policies and practices with respect to insurance policies including materially reducing the amount of insurance coverage currently in place or failing to renew or replace any existing insurance policies;

•

materially change or restructure its investment securities portfolios, its investment securities practice or policies, its hedging practices or policies, or change its policies with respect to the classification or reporting of such portfolios or invest in any mortgage-backed or mortgage related securities which would be considered “high-risk” securities under applicable regulatory pronouncements, or change its interest rate exposure through purchases, sales or otherwise, or the manner in which its investment securities portfolios are classified or reported;

•

take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede, the merger or the bank merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

•

make or acquire any loan or issue a commitment (including a letter of credit) or renew or extend an existing commitment for any loan, or amend or modify in any material respect any loan (including in any manner that would result in any additional extension of credit, principal forgiveness, or effect any uncompensated release of collateral, i.e., at a value below the fair market value thereof as determined by FBMS), except (1) loans or commitments for loans with a principal balance less than $10,000,000 in full compliance with The First Bank’s underwriting policy and related loan policies including pursuant to an exception to such policies that is reasonable in light of the underwriting of the borrower for such loan or commitment, (2) loans or commitments for loans with a principal balance less than $7,500,000 in full compliance with The First Bank’s underwriting policy and related loan policies without utilization of any of the exceptions provided in such policies, (3) amendments or modifications of any existing loan in full compliance with The First Bank’s underwriting policy and related loan policies without utilization of any of the exceptions provided in such policies, or (4) amendments or modifications of any existing loan with a principal balance less than $5,000,000 in full compliance with The First Bank’s underwriting policy and related loan policies including pursuant to an exception to such policies that is reasonable in light of the underwriting of the borrower for such loan or commitment;

•

cancel, compromise, waive, or release any material indebtedness owed to any person or any rights or claims held by any person, except for (1) sales of loans and sales of investment securities, in each case in the ordinary course, or (2) as expressly required by the terms of any contracts in force at the date of the merger agreement, and in any event without recourse;

•

permit the commencement of any construction of new structures or facilities upon, or purchase or lease any real property in respect of any branch or other facility, or make any application to open, relocate or close any branch or other facility;

•

except for non-exclusive licenses and the expiration of intellectual property in the ordinary course, sell, assign, dispose of, abandon, allow to expire, license or transfer any material intellectual property of FBMS or any of its subsidiaries;

•	enter into any securitizations of any loans or create any special purpose funding or variable interest entity other than on behalf of clients;

•

take any action that could reasonably be expected to (1) impede or materially delay consummation of the transactions contemplated by the merger agreement on a timely basis, (2) require the receipt of any additional permit or consent of any regulatory authority or third party required to complete the transactions contemplated by the merger agreement, (3) result in any of the closing conditions not being satisfied, or (4) impair its ability to perform its obligations under the merger agreement or to consummate the transactions contemplated by the merger agreement on a timely basis; or

•	agree to take, make any commitment to take, or adopt any resolutions of the FBMS board of directors in support of, any of the above prohibited actions.

Renasant has also agreed that until the earlier of the effective time or the termination of the merger agreement, unless the prior written consent of FBMS has been obtained and except for certain exceptions and as otherwise expressly contemplated in the merger agreement or required by law, it will not, or permit any of its subsidiaries to:

•

amend the Renasant charter, the Renasant bylaws or other governing instruments of Renasant or any significant subsidiaries (as defined in Regulation S-X promulgated by the SEC) of Renasant in a manner that would affect FBMS or FBMS shareholders adversely relative to other Renasant shareholders;

•

take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede, the merger or the bank merger, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

•

take any action (including any proposed acquisition by Renasant of 20% or more of the equity or 25% or more of the assets of an unaffiliated depository institution) that could reasonably be expected to (1) impede or materially delay consummation of the transactions contemplated by the merger agreement on a timely basis, (2) require the receipt of any permit or consent of any regulatory authority or third party required to complete the transactions contemplated by the merger agreement, (3) result in any of the closing conditions not being satisfied, or (4) impair its ability to perform its obligations under the merger agreement or to consummate the transactions contemplated thereby on a timely basis; or

•	agree to take, make any commitment to take, or adopt any resolutions of the Renasant board of directors in support of, any of the above prohibited actions.

Regulatory Matters

Renasant and FBMS have agreed to cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all applications, notices, petitions, and filings and to obtain all permits and consents of all third parties and regulatory authorities that are necessary or advisable to consummate the transactions contemplated in the merger agreement, and to comply with the terms and conditions of all such permits and consents of all such third parties and regulatory authorities. Each of Renasant and FBMS has agreed to use its reasonable best efforts to resolve objections, if any, which may be asserted with respect to the merger agreement or the transactions contemplated thereby under any applicable law or order or by any regulatory authority.

Notwithstanding the foregoing, in no event is Renasant or any of its subsidiaries required, and FBMS and its subsidiaries are not permitted (without Renasant’s prior written consent in its sole discretion), to take, subject to certain exceptions provided in the merger agreement, any action, or commit to take any action, or to accept any restriction, commitment or condition, involving Renasant or its subsidiaries or FBMS or its subsidiaries, which would reasonably be expected to be materially financially burdensome to the business, operations, financial condition or results of operations of the business of Renasant and its subsidiaries or FBMS and its subsidiaries, in each case, following the closing, which condition or restriction we refer to as a burdensome condition.

For a more complete discussion of the regulatory approvals required to complete the mergers and the terms of the merger agreement related to regulatory approvals, please see the section entitled “The Merger—Regulatory Approvals Required for the Mergers.”

Tax Matters

Renasant and FBMS have agreed to use their respective reasonable best efforts to cause the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for federal income tax purposes.

Employee Matters

For one year after the effective time, Renasant will cause to be provided to employees who are actively employed by FBMS or its subsidiaries on the closing date, while employed by Renasant following the closing date, employee benefits under Renasant benefit plans that are, in the aggregate, substantially comparable to those provided to similarly situated Renasant employees.

FBMS and its subsidiaries will take all necessary action to terminate any FBMS benefit plan that is intended to constitute a tax-qualified plan under Section 401(a) of the Code, which we refer to as a FBMS 401(a) plan, effective no later than the day before the closing date.

FBMS will, to the extent any payments or benefits made with respect to, or which could arise as a result of, the merger agreement or the transactions contemplated thereby, could be characterized as an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code, prior to the closing date, cooperate in good faith with Renasant to effect reasonable measures to minimize any such payments or benefits from being characterized as “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code.

D&O Indemnification and Insurance

The merger agreement provides that, for six years after the effective time, the surviving corporation will use its reasonable best efforts to maintain in effect FBMS’s existing directors’ and officers’ liability insurance policy or a comparable policy, capped at 200% of the annual premium payments paid on FBMS’s current policy. The surviving corporation will indemnify, defend and hold harmless the present and former directors and officers of FBMS and its subsidiaries, against all costs or expenses (including reasonable attorney’s fees), judgments, fines, losses, claims, damages or liability incurred in connection with any threatened or actual claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, arising out of pertaining to, the fact that such person is or was a director, officer, employee or agent of FBMS or any of its subsidiaries or at FBMS’s request of another corporation, partnership, joint venture, trust or other enterprise and pertaining to matters, acts or omissions existing or occurring at or prior to the effective time (including matters, acts or omissions occurring in connection with the approval of the merger agreement and the transactions contemplated by the merger agreement), whether asserted or claimed prior to, at or after the effective time, to the fullest extent permitted under FBMS’s organizational documents in place on the date of the merger agreement and subject to applicable law.

Certain Additional Covenants

The merger agreement also contains additional covenants, including, but not limited to, covenants relating to the filing of this joint proxy statement/prospectus, obtaining required consents, access to information, the declaration of dividends, the listing of the shares of Renasant common stock to be issued in the merger, assumption of debt and public announcements with respect to the transactions contemplated by the merger agreement.

Agreement Not to Solicit Other Offers

FBMS has agreed that it and its subsidiaries will not, and will cause their respective representatives not to, directly or indirectly:

•	solicit, initiate, seek, encourage (including by providing information or assistance), facilitate or induce any acquisition proposal;

•

engage or participate in any discussions or negotiations regarding, or furnish or cause to be furnished to any person any information or data with respect to, or afford access to the business, personnel, assets or books and records of FBMS or its subsidiaries in connection with, or take any other action to solicit, facilitate or induce the making of any inquiry, offer or proposal that constitutes, or may reasonably be expected to lead to, an acquisition proposal;

•

grant any waiver, amendment or release of or under, or fail to enforce, any confidentiality, standstill or similar agreement (or any confidentiality, standstill or similar provision of any other contract);

•	adopt, approve, agree to, accept, endorse or recommend any acquisition proposal;

•

approve, agree to, accept, endorse or recommend, or propose to approve, agree to, accept, endorse or recommend any acquisition agreement contemplating or otherwise relating to any acquisition transaction; or

•	otherwise cooperate in any way with, or assist or participate in, or facilitate or encourage any effort or attempt by any person to do or seek to do any of the foregoing.

FBMS and its subsidiaries have agreed to, and to direct its representatives to, immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any persons conducted prior to the date of the merger agreement, with respect to any offer or proposal that constitutes, or may reasonably be expected to lead to, an acquisition proposal, to immediately terminate access to any physical or electronic data rooms relating to a possible acquisition proposal, and to request the prompt return or destruction of all confidential information previously furnished to any person (other than Renasant and its subsidiaries) that has made or indicated an intention to make an acquisition proposal.

Notwithstanding those non-solicitation obligations, if FBMS or any of its representatives receives an unsolicited written bona fide acquisition proposal by any person at any time prior to FBMS shareholder approval in circumstances that did not involve a breach of its non-solicitation obligations, then FBMS and its representatives may, prior to (but not after) the FBMS special meeting, furnish information or data to and enter into discussions and negotiations with respect to such acquisition proposal if the FBMS board of directors (or any committee thereof) has (1) determined, in its good faith judgment (after consultation with its financial advisors of national reputation and outside legal counsel) that such acquisition proposal constitutes, or could reasonably be expected to lead to a superior proposal and that the failure to take such actions would reasonably likely cause it to violate its fiduciary duties under applicable law, (2) provided Renasant with at least five business days prior notice of such determination, and (3) obtained from such person an executed confidentiality agreement containing terms at least as restrictive with respect to such person as the terms of the confidentiality agreement is in each provision with respect to Renasant. However, FBMS may not terminate the merger agreement pursuant to these provisions and is required to call a shareholder meeting to consider and vote upon the merger notwithstanding negotiations with such third parties.

For purposes of the merger agreement,

•

an “acquisition agreement” means a means a term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement (whether written or oral, binding or nonbinding);

•

an “acquisition proposal” means any offer, inquiry, proposal or indication of interest (whether communicated to FBMS or publicly announced to FBMS’s shareholders and whether binding or non-binding and whether written or oral) by any person (other than Renasant or any of its subsidiaries) for an acquisition transaction;

•

an “acquisition transaction” means any transaction or series of related transactions (other than the transactions contemplated by the merger agreement) involving: (a) any acquisition or purchase, direct or indirect, by any person (other than Renasant or any of its subsidiaries) of 20% or more in interest of the total outstanding voting securities of FBMS or any of its subsidiaries whose assets, either individually or in the aggregate, constitute more than 25% of the consolidated assets of FBMS or any of its subsidiaries, or any tender offer or exchange offer that if consummated would result in any person (other than Renasant or any of its subsidiaries) beneficially owning 20% or more in interest of the total outstanding voting securities of FBMS or any of its subsidiaries whose assets, either individually or in the aggregate, constitute more than 25% of the consolidated assets of FBMS or any of its subsidiaries, or any merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction involving FBMS or any of its subsidiaries whose assets, either individually or in the aggregate, constitute more than 25% of the consolidated assets of FBMS or any of its subsidiaries; or (b) any sale, lease, exchange, transfer, license, acquisition or disposition of 20% or more of the consolidated assets of FBMS or any of its subsidiaries, taken as a whole; and

•

a “superior proposal” means any unsolicited bona fide written acquisition proposal with respect to which the board of directors of FBMS determines in its good faith judgment (after consultation with, or the receipt of the advice of, outside legal counsel and its financial advisors of national reputation) is reasonably likely to be consummated in accordance with its terms, and, if consummated, would result in a transaction more favorable, from a financial point of view, to FBMS’s shareholders than the merger and the other transactions contemplated by the merger agreement (as it may be proposed to be amended by Renasant), taking into account all relevant factors (including (a) the acquisition proposal and the merger agreement (including any changes to the merger agreement that may be proposed by Renasant in response to such acquisition proposal), and (b) any conditions to closing and certainty of closing, timing, any applicable break-up fees and expense reimbursement provisions, and ability of such offeree to consummate the acquisition proposal); provided, that for purposes of the definition of “superior proposal,” the references to “20%” in the definition of acquisition transaction will be deemed to be references to “50%.”

Shareholder Meetings and Recommendation of Renasant and FBMS Boards of Directors

Each of Renasant and FBMS has agreed to hold a meeting of its shareholders as promptly as reasonably practicable after this joint proxy statement/prospectus is declared effective for the purpose of obtaining FBMS shareholder approval, in the case of FBMS shareholders, and obtaining Renasant shareholder approval, in the case of Renasant shareholders.

The board of directors of each of FBMS and Renasant has agreed to unanimously recommend its shareholders approve the FBMS merger proposal, in the case of FBMS, and the Renasant merger and share issuance proposal, in the case of Renasant, and to include such recommendations in this joint proxy statement/prospectus and to use their respective reasonable best efforts to obtain, in the case of FBMS, FBMS shareholder approval and, in the case of Renasant, Renasant shareholder approval. The board of directors of each of FBMS and Renasant and any committee thereof agreed to not (1) withhold, withdraw, qualify or modify such recommendation in any manner adverse to such recommendation, (2) fail to make such recommendation in this joint proxy statement/prospectus, or otherwise submit the merger agreement its shareholders without recommendation, (3) take any action or make any public statement, filing or release inconsistent with such recommendation, or (4) publicly propose to do any of the foregoing (which we refer to as a change in recommendation). In addition, the FBMS board of directors and any committee thereof agreed to not (1) fail to publicly and without qualification (x) recommend against any acquisition proposal or (y) reaffirm such recommendation, in each case within five business days (or such fewer number of days as remains prior to the FBMS special meeting) after an acquisition proposal is made public or any request by the other party to do so, (2) take any action to exempt any person (other than Renasant or its subsidiaries) or any action taken by any person (other than Renasant or its subsidiaries) from any takeover statute, or (3) adopt, approve, agree to, accept, recommend, submit to its shareholders, or endorse an acquisition proposal.

However, prior to the FBMS special meeting, the FBMS board of directors may submit the merger agreement to its shareholders without recommendation if FBMS has received a superior proposal (after giving effect to the terms of any revised offer from Renasant) and the FBMS board of directors has determined in good faith, after consultation with outside legal counsel and, in the case of financial matters, with its financial advisors of national reputation, that it would be reasonably likely to be a violation of the directors’ fiduciary duties under applicable law to make or continue to make the recommendation; provided, that the FBMS board of directors may not take the actions set forth above unless:

•	FBMS has complied in all respects with its non-solicit obligations described above;

•

FBMS gives Renasant at least five business days’ prior written notice of its intention to take such action and a reasonable description of the events or circumstances giving rise to its determination to take such action;

•

during such five business day period, FBMS has, and has caused its financial advisors of national reputation and outside legal counsel to, consider and negotiate with Renasant (to the extent Renasant desires to so negotiate) in good faith regarding any proposals, adjustments or modifications to the terms and conditions of the merger agreement proposed by Renasant; and

•

the FBMS board of directors has determined in good faith, after consultation with its financial advisors of national reputation and outside legal counsel and considering the results of such negotiations described above and giving effect to any proposals, amendments or modifications proposed by Renasant, if any, that such superior proposal remains a superior proposal and that it would nevertheless be reasonably likely to be a violation of the directors’ fiduciary duties under applicable law to make or continue to make the recommendation.

Any material amendment to any acquisition proposal will require a new determination and notice period.

In addition, the Renasant board of directors may submit the merger agreement to its shareholders without recommendation if the Renasant board of directors has determined in good faith, after consultation with outside legal counsel, that it would be reasonably likely to be a violation of the directors’ fiduciary duties under applicable law to make or continue to make the recommendation; provided, that the Renasant board of directors may not make a change in recommendation unless:

•

Renasant gives FBMS at least five business days’ prior written notice of its intention to take such action and a reasonable description of the events or circumstances giving rise to its determination to take such action;

•

during such five business day period, Renasant has, and has caused its financial advisors of national reputation and outside legal counsel to, consider and negotiate with FBMS (to the extent FBMS desires to so negotiate) in good faith regarding any proposals, adjustments or modifications to the terms and conditions of the merger agreement proposed by FBMS; and

•

the Renasant board of directors has determined in good faith, after consultation with its financial advisors of national reputation and outside legal counsel and considering the results of such negotiations described above and giving effect to any proposals, amendments or modifications proposed by FBMS, if any, that it would nevertheless be reasonably likely to be a violation of the directors’ fiduciary duties under applicable law to make or continue to make the recommendation.

However, Renasant must submit the merger agreement to its shareholders with a recommendation if the proposed basis for submitting it without a recommendation would be a proposed acquisition (1) by Renasant of 20% or more of the equity or 25% or more of the assets of an unaffiliated depository institution or (2) by an unaffiliated depository institution of 20% or more of the equity or 25% or more of the assets of Renasant.

Conditions to Consummation of the Merger

The respective obligation of each party to consummate the merger and the other transactions contemplated thereby is subject to the satisfaction or waiver at or prior to the effective time of the following conditions:

•	the approval of the FBMS merger proposal by FBMS shareholders and the approval of the Renasant merger and share issuance proposal by Renasant shareholders;

•	the receipt of all requisite regulatory approvals;

•

the absence of any law or order (whether temporary, preliminary or permanent) by any court or regulatory authority of competent jurisdiction prohibiting, restricting or making illegal the consummation of the transactions contemplated by the merger agreement (including the merger);

•

the effectiveness of the registration statement of which this joint proxy statement/prospectus is a part under the Securities Act and there being no stop order, action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the registration statement;

•	the authorization of the listing on the NYSE of the Renasant common stock to be issued pursuant to the merger, subject to official notice of issuance; and

•

the receipt by Renasant and FBMS of a written opinion of Covington & Burling and Alston & Bird, respectively, in form and substance reasonably satisfactory to Renasant and FBMS, as appropriate, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code for federal income tax purposes.

Each party’s obligation to consummate the merger and the other transactions contemplated thereby is also subject to the satisfaction or waiver at or prior to the effective time of the following conditions:

•

the accuracy of the representations and warranties of the other party in the merger agreement as of the date of the merger agreement and as of the effective time, subject to the materiality standards provided in the merger agreement;

•

the performance by the other party in all material respects of all obligations, covenants and agreements of such party required to be performed by it under the merger agreement at or prior to the effective time;

•

the receipt of (1) a certificate from the other party to the effect that the conditions described above have been satisfied and (2) certified copies of resolutions duly adopted by the other party’s board of directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of the merger agreement, and the consummation of the transactions contemplated thereby, all in such reasonable detail as the other party and its counsel may request;

•	in the case of Renasant, the receipt of requisite regulatory approvals without the imposition of a burdensome condition; and

•	in the case of Renasant, the absence of a material adverse effect on FBMS since the date of the merger agreement.

We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed in the first half of 2025 or at all. As of the date of this joint proxy statement/prospectus, we have no reason to believe that any of these conditions will not be satisfied.

Termination of the Merger Agreement

The merger agreement may be terminated and the merger abandoned at any time prior to the effective time (notwithstanding the approval of the merger agreement by FBMS shareholders or by Renasant shareholders) by mutual written agreement, or by either party in the following circumstances:

•

any regulatory authority (1) denies a requisite regulatory approval and such denial is final, or has advised either party that it will not grant (or intends to rescind or revoke if previously approved) requisite regulatory approval, or (2) requests that Renasant, FBMS, or any of their respective affiliates withdraw (other than for technical reasons), and not be permitted to resubmit within 60 days, any application with respect to any requisite regulatory approval, so long as such denial, lack of grant or request in (1) or (2) is not materially caused by, or a result of, a failure of the terminating party to comply with its obligations under the merger agreement;

•

FBMS shareholders fail to approve the FBMS merger proposal, so long as such failure is not materially caused by, or a result of, a failure of the terminating party to comply with its obligations under the merger agreement, which we refer to as a no-vote termination;

•

Renasant shareholders fail to approve the Renasant merger and share issuance proposal, so long as such failure is not materially caused by, or a result of, a failure of the terminating party to comply with its obligations under merger agreement;

•

if any law or order permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement has become final and nonappealable, so long as the terminating party used its reasonable best efforts to contest, appeal and remove such law or order;

•

the merger has not been consummated by June 5, 2025 (provided that this date will be automatically extended to September 5, 2025, if the only outstanding closing condition is the receipt of all required regulatory approvals), which we refer to as the termination date, if the failure to consummate the transactions contemplated by the merger agreement on or before the termination date is not caused by the terminating party’s breach of such merger agreement, which we refer to as an outside date termination; or

•

if there was a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty ceases to be true, complete and correct) set forth in the merger agreement on the part of FBMS, in the case of a termination by Renasant, or Renasant, in the case of a termination by FBMS, which breach, either individually or in the aggregate with all other breaches by such party, would constitute, if occurring or continuing on the closing date, the failure of a Renasant or FBMS condition to closing, respectively, and is not cured within 45 days following written notice or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the termination date), which we refer to as a breach termination.

In addition, Renasant may terminate the merger agreement if:

•

the FBMS board of directors effects a change in its recommendation, breaches its non-solicitation obligations with respect to acquisition proposals, or fails to call, give notice of, convene or hold the FBMS special meeting; or

•

if any regulatory authority grants a requisite regulatory approval but such requisite regulatory approval contains, results or would reasonably be expected to result in, the imposition of a burdensome condition.

In addition, FBMS may terminate the merger agreement if:

•	the Renasant board of directors, effects a change in its recommendation, or fails to call, give notice of, convene or hold the Renasant special meeting.

Effect of Termination

If the merger agreement is terminated and abandoned, it will become void and have no further force or effect and neither Renasant nor FBMS will have any liability for any matters addressed in the merger agreement or other claim relating to the merger agreement and the transactions contemplated by the merger agreement, except that (1) designated provisions of the merger agreement will survive the termination, including, but not limited to, those relating to payment of fees and expenses and the confidential treatment of information and (2) both Renasant and FBMS will remain liable for any liability resulting from fraud or breach of any provision of the merger agreement occurring prior to termination or abandonment.

Termination Fee

FBMS will pay Renasant a $40,000,000 termination fee if:

•

(1) either Renasant or FBMS effects a no-vote termination or either FBMS or Renasant effects an outside date termination (and the approval of FBMS merger proposal has not been obtained), or (2) Renasant effects a breach termination and, in each case, prior to such termination, an acquisition proposal for FBMS has been made or an intention to make an acquisition proposal has been publicly announced, and, within 12 months of such termination, any acquisition proposal results in a definitive agreement or a completed transaction; or

•

Renasant terminates the merger agreement because the FBMS board of directors effects a change in its recommendation, breaches its non-solicitation obligations with respect to acquisition proposals or fails to call, give notice of, convene or hold the FBMS special meeting.

If FBMS fails to pay any fee payable when due, then FBMS must pay to Renasant its costs and expenses incurred (including attorneys’ fees) in connection with collecting such fee, together with interest on the amount of such fee at the “prime rate” (as announced by Citibank, N.A.) from the date such payment was due under the merger agreement until the date of payment.

Expenses and Fees

Each of Renasant and FBMS will bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated by the merger agreement. The costs and expenses of printing this joint proxy statement/prospectus, and all filing fees paid to the SEC in connection with this joint proxy statement/prospectus will be borne equally by Renasant and FBMS.

Amendments and Waivers

To the extent permitted by law, the merger agreement may be amended or waived by a subsequent writing signed by both of the parties upon the approval of both of the parties, whether before or after FBMS shareholder approval or Renasant shareholder approval are obtained, provided that after obtaining such approvals, no amendment may be made that requires further approval by FBMS shareholders or Renasant shareholders.

At any time prior to the effective time, the parties, by action taken or authorized by their respective boards of directors, may, to the extent permitted by law, (1) extend the time for the performance of any of the obligations or other acts of the other parties, (2) waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement, and (3) waive compliance with any of the agreements or satisfaction of any conditions contained in the merger agreement; provided, that after FBMS shareholder approval or Renasant shareholder approval are obtained, there may not be, without further approval of such shareholders, any extension or waiver of the merger agreement or any portion thereof that requires further shareholder approval under applicable laws.

Voting Agreements

Each of the members of the FBMS board of directors and certain of the executive officers of FBMS and each of the members of the Renasant board of directors and certain executive officers of Renasant, in their capacities as shareholders of FBMS and Renasant, respectively, have separately entered into the voting agreements, in which they have agreed to vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all covered shares as to which they control the right to vote, (1) in favor of the approval of the merger agreement and the consummation of the transactions contemplated thereby, including the merger, and any actions required in furtherance thereof, (2) against any action or agreement that could result in a breach of any covenant, representation or warranty or any other obligation of FBMS or Renasant, respectively, under the merger agreement, (3) against any acquisition proposal, and (4) against any action, agreement, amendment to any agreement or organizational document, transaction, matter or proposal submitted for vote or written consent of FBMS shareholders or Renasant shareholders, respectively, that is intended or would reasonably be expected to impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the merger or the other transactions contemplated by the merger agreement or the voting agreement or the performance by FBMS or Renasant, as applicable, of its obligations under the merger agreement. In addition, the voting agreements provide that such shareholders will not transfer any of their shares of FBMS common stock or Renasant common stock, as applicable, subject to certain exceptions, until the earlier of the receipt of FBMS shareholder approval or Renasant shareholder approval, respectively, or the date on which the merger agreement is terminated in accordance with its terms. The voting agreements remain in effect until the earlier to occur of the effective time, the date of termination of the merger agreement in accordance with its terms, and the termination of the voting agreement by mutual written consent of the parties thereto.

The foregoing description of the voting agreements is subject to, and qualified in its entirety by reference to, the voting agreements, forms of which are attached to this joint proxy statement/prospectus as Annex B-1 and Annex B-2, respectively, and are incorporated by reference into this joint proxy statement/prospectus.

Agreements with Renasant

As inducement for the parties to enter into the merger agreement, each of Mr. Cole. and Ms. Lowery have entered into a letter agreement with Renasant to be effective upon closing. For a description of these agreements, please see the section entitled “The Merger—Interests of FBMS’s Directors and Executive Officers in the Merger.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

This section is the opinion of Covington & Burling LLP, counsel to Renasant, and Alston & Bird LLP, counsel to The First, as to the material U.S. federal income tax consequences of the merger to a U.S. holder (as defined below) that receives Renasant common stock in exchange for such holder’s FBMS common stock pursuant to the merger. The following discussion is subject to the assumptions and qualifications set forth below and in their forms of tax opinion filed as Exhibits 8.1 and 8.2, respectively, to the registration statement of which this joint proxy statement/prospectus is part.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of FBMS common stock and is, for U.S. federal income tax purposes, (1) an individual citizen or resident of the United States, (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes, or (4) an estate, the income of which is subject to U.S. federal income tax regardless of its source.

This discussion applies only to U.S. holders who hold their shares of FBMS common stock as a capital asset within the meaning of Section 1221 of the Code and exchange those shares for the merger consideration in the merger. Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to U.S. holders in light of their particular circumstances and does not apply to U.S. holders subject to special treatment under the U.S. federal income tax laws (such as, for example, dealers or brokers in securities, commodities or foreign currencies; traders in securities that elect to apply a mark-to-market method of accounting; banks and certain other financial institutions; insurance companies; regulated investment companies and real estate investment trusts; tax-exempt organizations; holders subject to the alternative minimum tax provisions of the Code; S corporations; holders whose functional currency is not the U.S. dollar; holders who hold shares of FBMS common stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment; holders who exercise appraisal rights; persons or entities domiciled outside of a U.S. state, including controlled foreign corporations, former citizens or residents of the United States; expatriates, temporary U.S. residents, or any other holder whose income is subject to taxation by any foreign jurisdiction or a U.S. territory or similar jurisdiction which is not a U.S. state; or holders required to accelerate the recognition of any item of gross income for U.S. federal income tax purposes with respect to FBMS common stock as a result of such item being taken into account in an applicable financial statement).

This discussion does not address any tax consequences arising under any U.S. state or local, or foreign laws, the laws of any U.S. territory or possession, the alternative minimum tax or under any U.S. federal laws other than U.S. federal income tax laws.

If a partnership (including for this purpose an entity or an arrangement treated as a partnership for U.S. federal income tax purposes) holds FBMS common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any entity treated as a partnership for U.S. federal income tax purposes that holds FBMS common stock, and any partners in such partnership, are strongly urged to consult their own tax advisors about the tax consequences of the merger to them.

This discussion, and the tax opinions referred to below, is based upon the Code, the U.S. Treasury regulations promulgated thereunder and judicial and administrative authorities, rulings, and decisions, all as in effect on the date of this joint proxy statement/prospectus. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. The tax opinion described below will not be binding on the IRS, or any court. FBMS and Renasant have not sought and will not seek any ruling from the IRS regarding any matters relating to the merger, and as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. In addition, if any of the representations or assumptions upon which the tax opinion is based are inconsistent with the actual facts, the U.S. federal income tax consequences of the merger could be adversely affected.

Determining the actual tax consequences of the merger to you may be complex and will depend on your specific situation and on factors that are not within our control. You are strongly urged to consult with your own tax advisor as to the specific tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any U.S. federal, state and local, foreign and other tax laws and of changes in those laws.

U.S. Federal Income Tax Consequences of the Merger Generally

FBMS and Renasant intend for the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to the obligations of FBMS and Renasant to complete the merger that they each receive an opinion from Alston & Bird and Covington & Burling, respectively, in form and substance reasonably satisfactory to FBMS and Renasant, as appropriate, to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Neither FBMS nor Renasant currently intends to waive this condition to the consummation of the merger. In the event that either FBMS or Renasant waives the condition to receive such tax opinion and the tax consequences of the merger materially change, FBMS and Renasant will recirculate appropriate soliciting materials and seek new approval of the merger from FBMS and Renasant shareholders. The tax opinions will be based on representation letters provided by FBMS and Renasant and on customary assumptions.

Accordingly, subject to the limitations and qualifications set forth herein and in the forms of tax opinion of Covington & Burling and Alston & Bird, filed as Exhibits 8.1 and 8.2, respectively, to the registration statement of which this joint proxy statement/prospectus is part, if the merger qualifies as a reorganization for U.S. federal income tax purposes, when a U.S. holder of FBMS common stock receives Renasant common stock in the merger, such U.S. holder will not recognize any gain or loss upon surrendering its FBMS common stock. U.S. holders of FBMS common stock receiving cash in lieu of fractional shares of Renasant common stock will generally recognize gain or loss equal to the difference between the amount of cash received instead of a fractional share and the basis in its fractional share of Renasant common stock.

The aggregate tax basis of the Renasant common stock that a U.S. holder receives in the merger, including any fractional shares deemed received and redeemed for cash as described below, will equal such U.S. holder’s aggregate adjusted tax basis in the shares of FBMS common stock that it surrenders in the merger. The holding period for the shares of Renasant common stock that a U.S. holder receives in the merger (including any fractional share deemed received and redeemed for cash as described below) will include the holding period for the shares of FBMS common stock that such U.S. holder surrenders in the merger. The basis and holding period of each block of Renasant common stock a U.S. holder receives will be determined on a block-for-block basis depending on the basis and holding period of the blocks of FBMS common stock exchanged for such block of Renasant common stock. U.S. holders should consult their tax advisors regarding the manner in which shares of Renasant common stock should be allocated among different blocks of their FBMS common stock surrendered in the merger.

Cash Instead of Fractional Shares

If a U.S. holder receives cash instead of a fractional share of Renasant common stock, the U.S. holder will be treated as having received such fractional share of Renasant common stock pursuant to the merger and then as having received cash in exchange for such fractional share of Renasant common stock. As a result, such U.S. holder generally will recognize gain or loss equal to the difference between the amount of cash received instead of a fractional share and the U.S. holder’s basis in the fractional share of Renasant common stock as set forth above. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if, as of the effective time, the holding period for such fractional share (including the holding period of shares of FBMS common stock surrendered therefor) exceeds one year.

Net Investment Income Tax

If you are an individual U.S. holder, you will be subject to a 3.8% tax on the lesser of: (1) your “net investment income” for the relevant taxable year, or (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold (between $125,000 and $250,000 depending on your U.S. federal income tax filing status). Estates and trusts are subject to similar rules. Net investment income generally will include any capital gain recognized as a result of receiving cash instead of fractional shares, as well as, among other items, other interest, dividends, capital gains and rental or royalty income you receive. You should consult your tax advisors as to the application of the net investment income tax in your circumstances.

Information Reporting and Backup Withholding

If you are a non-corporate U.S. holder of FBMS common stock, you may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 24%) on any cash payments you receive. You generally will not be subject to backup withholding, however, if you:

•	Furnish a correct taxpayer identification number, certify that you are not subject to backup withholding and otherwise comply with all the applicable requirements of the backup withholding rules; or

•	Provide proof that you are otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules are not an additional tax and will generally be allowed as a refund or credit against your U.S. federal income tax liability, provided you timely furnish the required information to the IRS.

Certain Reporting Requirements

If you are a U.S. holder that receives Renasant common stock in the merger and are considered a “significant holder,” you will be required (1) to file a statement with your U.S. federal income tax return for the year in which the merger occurs providing certain facts pertinent to the merger, including your tax basis in, and the fair market value of, the Renasant common stock that you surrendered, and (2) to retain permanent records of these facts relating to the merger. You are a “significant holder” if, immediately before the merger, you (a) owned at least 5% (by vote or value) of the outstanding stock of FBMS or (b) owned FBMS securities with a tax basis of $1.0 million or more.

This discussion of certain material U.S. federal income tax consequences is not intended to be, and may not be construed as, tax advice. All holders of FBMS common stock are urged to consult their tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

COMPARISON OF SHAREHOLDERS’ RIGHTS

If the merger is completed, holders of FBMS common stock will have a right to receive shares of Renasant common stock in exchange for their shares of FBMS common stock. FBMS and Renasant each are organized under the laws of the State of Mississippi. The following is a summary of the material differences between (1) the current rights of FBMS shareholders under the Mississippi Business Corporation Act, which we refer to as the MBCA, and the FBMS charter and the FBMS bylaws, and (2) the current rights of Renasant shareholders under the MBCA, and the Renasant charter and the Renasant bylaws.

The following summary is not a complete statement of the rights of shareholders of the two companies or a complete description of the specific provisions referred to below. This summary is qualified in its entirety by reference to the MBCA and FBMS’s and Renasant’s governing documents, which we urge FBMS shareholders to read. Copies of Renasant’s and FBMS’s governing documents have been filed with the SEC and are available from each company. To find out where copies of these documents can be obtained, please see the section entitled “Where You Can Find More Information”.

	FBMS	Renasant

Capitalization:	Under the FBMS charter, FBMS is authorized to issue 80 million shares of FBMS common stock and 10 million shares of preferred stock. As of the FBMS record date, there were issued and outstanding [ ] shares of FBMS common stock. No shares of preferred stock are outstanding.	Under the Renasant charter, Renasant is authorized to issue 150 million shares of Renasant common stock and 5 million shares of preferred stock. As of the Renasant record date, there were issued and outstanding [ ] shares of Renasant common stock. No shares of preferred stock are outstanding.

Board of Directors:

The MBCA requires that a corporation have at least one director and permits the bylaws to govern the number and term of directors. If the bylaws do not provide for the number of directors, the number of directors will be as provided in the articles of incorporation. If the articles are silent, the number of directors will be three.

The FBMS bylaws provide for a board of directors consisting of between nine and 25 directors as fixed from time to time by the FBMS board of directors. Currently, there are 12 directors on the FBMS board of directors.

The MBCA requires that a corporation have at least one director and permits the bylaws to govern the number and term of directors. If the bylaws do not provide for the number of directors, the number of directors will be as provided in the articles of incorporation. If the articles are silent, the number of directors will be three.

The Renasant bylaws state that the board of directors of the corporation will consist of not less than seven nor more than 20 directors, the number of each ensuing year to be determined by a majority of the entire board of directors of the corporation prior to the regular annual meeting. Currently, there are 13 directors on the Renasant board of directors.

Election and Removal of Directors:	Under the MBCA, unless otherwise provided in the articles of incorporation or the bylaws, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a	Under the MBCA, unless otherwise provided in the articles of incorporation or the bylaws, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The FBMS charter and the FBMS bylaws do not modify this vote standard.

The MBCA provides that the shareholders may remove one or more directors with or without cause, unless the articles of incorporation or bylaws provide that directors may be removed only with cause. The FBMS bylaws provide that a director may only be removed for cause at a meeting of the shareholders for which notice of the removal action has been given.

The FBMS charter provides that all directors of FBMS are elected for terms of office expiring at the next annual meeting of FBMS shareholders.

quorum is present. The Renasant charter and the Renasant bylaws do not modify this vote standard.

The Renasant bylaws provide that, in an uncontested election, any nominee for director who receives a greater number of “withhold” votes for his or her election than votes “for” such election, although still elected to the Renasant board of directors, must promptly tender his or her resignation as a director. This resignation will become effective upon acceptance by the Renasant board of directors. If a resignation is tendered under these circumstances, the nominating committee of the Renasant board of directors will consider the resignation and recommend to the Renasant board of directors whether to accept or reject the director’s resignation. No later than 90 days after the shareholders meeting that resulted in a director being required to submit his or her resignation, the Renasant board of directors must consider the nominating committee’s recommendation and act on the director’s resignation.

The MBCA provides that the shareholders may remove one or more directors with or without cause, unless the articles of incorporation or bylaws provide that directors may be removed only with cause.

The Renasant charter provides that prior to the 2024 annual meeting of Renasant shareholders, the Renasant board of directors was divided into three classes. Beginning at the 2024 annual meeting of Renasant shareholders, director nominees whose terms expired at that meeting were elected to hold office until the 2025 annual meeting of Renasant shareholders; at the 2025 annual meeting of Renasant shareholders, the director nominees whose terms expire at that meeting will be elected to hold office until the 2026 annual meeting of Renasant shareholders; and at the 2026 annual meeting of Renasant shareholders and each annual meeting of Renasant shareholders thereafter, all directors will be elected for terms of office expiring at the next annual meeting of Renasant shareholders.

Board Vacancies:	The FBMS bylaws provide that, in the event of a vacancy on the FBMS board of directors, the remaining directors may appoint a FBMS shareholder to serve as a director until the next annual meeting of shareholders; provided however, that if such director was elected by a particular voting group, then only the remaining directors elected by the voting group, or if none, the voting group, may elect the new director.	The Renasant bylaws provide that, in the event of a vacancy on the Renasant board of directors, the remaining directors may appoint a Renasant shareholder to serve as a director until the next annual meeting of shareholders, or until a meeting of the shareholders held for the purpose of electing their successors.

Vote Required for Certain Shareholder Actions and Quorum Requirement:

The MBCA provides that, if a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the MBCA requires a greater number of affirmative votes. The FBMS charter and the FBMS bylaws do not modify this vote standard.

The FBMS bylaws provide that the presence (in person or by proxy) of shares representing a majority of votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group with regard to that matter.

The FBMS charter includes a control share acquisition provision requiring any person who plans to acquire a control block of stock (generally defined as 10%) to obtain approval by the majority vote of disinterested shareholders or the affirmative vote of 75% of eligible members of the board of directors in order to vote the control shares. If a control share acquisition is made without first obtaining this approval, all stock beneficially owned

The MBCA provides that, if a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the MBCA requires a greater number of affirmative votes. The Renasant charter and the Renasant bylaws do not modify this vote standard.

The Renasant bylaws provide that a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, constitute a quorum at a meeting of Renasant shareholders.

The Renasant charter states that the affirmative vote of the holders of not less than 80% of the outstanding shares of all voting stock of Renasant and the affirmative vote of the holders of not less than 67% of the outstanding shares of voting stock held by shareholders other than a controlling party (as defined below) will be required for the approval or authorization of any merger, consolidation, sale, exchange or lease of all or substantially all of Renasant’s by the acquiring person in excess of 10% will be considered “excess stock” and will not be entitled to vote.

Any person who proposes to make or has made a control share acquisition may deliver a statement to FBMS describing the person’s background and the control share acquisition and requesting a special meeting of shareholders of FBMS to decide whether to grant voting rights to the shares acquired in the control share acquisition. The acquiring person must pay the expenses of this meeting. If no request is made, the voting rights to be accorded the shares acquired in the control share acquisition will be presented to the next special or annual meeting of the shareholders. If the acquiring person does not deliver his or her statement to FBMS, it may elect to repurchase the acquiring person’s shares at fair market value. Control shares acquired in a control share acquisition are not subject to redemption after an acquiring person’s statement has been filed unless the shares are not accorded full voting rights by the shareholders.

assets if such transaction involves any shareholder owning or controlling 20% or more of Renasant’s voting stock at the time of the proposed transaction, which we refer to as a controlling party; provided, however, that these voting requirements will not be applicable in such transactions in which: (a) the cash or fair market value of the property, securities or other consideration to be received (which includes Renasant common stock retained by its existing shareholders in such a transaction in which Renasant is the surviving entity) per share by Renasant shareholders in such transaction is not less than the highest per share price (with appropriate adjustments for recapitalizations, stock splits, stock dividends and distributions) paid by the controlling party in the acquisition of any of its holdings of Renasant common stock in the three years preceding the announcement of the proposed transaction or (b) the transaction is approved by a majority of the entire Renasant board of directors. This provision in the Renasant charter may be amended or superseded by the affirmative vote of holders owning not less than 80% of Renasant’s outstanding voting stock.

Amendment of Bylaws:	Under the MBCA, the board of directors has the power to amend or repeal the bylaws of a Mississippi corporation such as FBMS, unless such power is expressly reserved for the shareholders. Article 10 of the FBMS bylaws provides that the bylaws may be amended, altered, or repealed by the FBMS board of directors, except with regard to the provisions establishing the number of directors and process for removal of directors, which may only be amended by the affirmative vote of holders of outstanding shares entitled to more than 80% of the votes entitled to be cast on the alteration, amendment, or repeal.	Under the MBCA, the board of directors has the power to amend or repeal the bylaws of a Mississippi corporation such as Renasant, unless such power is expressly reserved for the shareholders. Article 10 of the Renasant bylaws provides that the bylaws may be amended, altered, or repealed by majority vote of the Renasant board of directors.

Special Meetings of Shareholders:

Under the FBMS bylaws, special meetings of FBMS shareholders, for any purpose or purposes, may be called at any time by the Chairman of the FBMS board of directors, the Chief Executive Officer, or the FBMS board of directors, or within 75 days of a written request of shareholders holding in the aggregate 10% or more of the total voting power entitled to vote on an issue. Such a request must state the purpose or purposes of the proposed special meeting.

Notice of a special meeting must include the date, time and place of such meeting and must be given no fewer than 10 days nor more than 60 days before the meeting date to each shareholder of record entitled to vote at the meeting.

The Renasant bylaws provide that special meetings of the shareholders, for any purpose, may be called by written request of persons owning at least 50% of the outstanding capital stock of the corporation, or by authority of the board of directors in regular session or by a request in writing of a majority of the board of directors. All such communications must be addressed to the president of the corporation.

Notice of a special meeting must include the day, place and hour of such meeting and must be delivered either personally or by mail no fewer than 10 days before the meeting date to each shareholder of record entitled to vote at the meeting.

Shareholder Nomination of Directors and Proposals:

FBMS is a public company and, as such, is subject to the SEC’s proxy rules set forth in Regulation 14A promulgated under the Exchange Act, including Rule 14a-8. Rule 14a-8 establishes the rules for shareholder proposals intended to be included in a public company’s proxy statement. Under the rule, a shareholder proposal must be received by the subject company at least 120 days before the anniversary of the date on which the company first released the previous year’s proxy statement to shareholders. If, however, the annual meeting date has been changed by more than 30 days from the date of the prior year’s meeting, or for special meetings, the proposal must be submitted within a reasonable time before the subject company begins to print and mail its proxy materials.

The FBMS bylaws contain advance notice procedures for the nomination by a FBMS shareholder of candidates for election as directors and for other shareholder proposals. Director nominations, other than those made by or at the direction of the board of directors, may be made by any

Renasant is a public company and, as such, is subject to the SEC’s proxy rules set forth in Regulation 14A promulgated under the Exchange Act, including Rule 14a-8. Rule 14a-8 establishes the rules for shareholder proposals intended to be included in a public company’s proxy statement. Under the rule, a shareholder proposal must be received by the subject company at least 120 days before the anniversary of the date on which the company first released the previous year’s proxy statement to shareholders. If, however, the annual meeting date has been changed by more than 30 days from the date of the prior year’s meeting, or for special meetings, the proposal must be submitted within a reasonable time before the subject company begins to print and mail its proxy materials.

The Renasant bylaws contain advance notice procedures for the nomination by a Renasant shareholder of candidates for election as directors and for other shareholder proposals. These procedures are the exclusive means by which a shareholder may make nominations or submit other shareholder by delivering written notice to the corporate secretary of FBMS not less than 50 nor more than 90 days prior to the meeting at which directors are to be elected, provided that FBMS has mailed the FBMS notice of the meeting at least 60 days prior to the meeting date. If FBMS has not given such notice, shareholder nominations must be submitted within ten days following the earlier of (1) the date that notice of the date of the meeting was first mailed to the shareholders or (2) the day on which public disclosure of such date was made. The bylaws also require information to be supplied about both the shareholder making such nomination or proposal and the person nominated.

The FBMS bylaws provide that for business to be brought properly before an annual meeting by a shareholder, the shareholder must have given timely notice of the business in writing to FBMS’s secretary. To be timely, a shareholder’s notice must be delivered or mailed to and received at the principal offices of FBMS on or before the later to occur of (1) 60 days prior to the annual meeting or (2) 10 days after notice of the meeting is provided to the shareholders. This notice must forth a brief description of each matter of business the shareholder proposes to bring before the meeting and the reasons for conducting that business at the meeting; the name and address of the shareholder proposing the business; the series or class and number of shares of FBMS’s capital stock that are beneficially owned by the shareholder; and any material interest of the shareholder in the proposed business. The chairman of the meeting has the discretion to declare to the meeting that any business proposed by a shareholder to be considered at the meeting is out of order and that such business will not be transacted at the proposals for consideration at a meeting of Renasant shareholders (other than in accordance with Rule 14a-8). The Renasant bylaws provide that, for any shareholder proposal to be presented in connection with an annual meeting but without inclusion in Renasant’s proxy materials for that meeting, including the nomination of an individual to be elected to the Renasant board of directors, the shareholder must give timely written notice thereof in writing to Renasant’s secretary in compliance with the advance notice and eligibility requirements contained in the Renasant bylaws. To be timely, a shareholder’s notice must be delivered to the secretary at Renasant’s corporate headquarters not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding year’s annual meeting. If, however, the date of the annual meeting is advanced by more than 30 days or delayed by more than 90 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if public announcement of the date of such meeting is made less than 120 days in advance, the 10th day following the date of the first public announcement of the date of such meeting.

The advance notice provisions in the Renasant bylaws also provide that in the case of a special meeting of shareholders called for the purpose of electing one or more directors, a shareholder may nominate a person or persons (as the case may be) for election to such position if the shareholder’s notice is delivered to the secretary at Renasant’s headquarters address not earlier than the 120th day prior to the special meeting and not meeting if (1) the chairman concludes that the matter has been proposed in a manner inconsistent with the FBMS bylaws or (2) the chairman concludes that the subject matter of the proposed business is inappropriate for consideration by the shareholders at the meeting.

later than the close of business on the later of the 90th day prior to the special meeting or, if public announcement of the date of such meeting is made less than 120 days in advance, the 10th day following the date of the first public announcement of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.

For any nomination or other proposal, whether to be submitted with respect to an annual or special meeting of shareholders, the shareholder’s notice must contain the detailed information specified in the Renasant bylaws about the shareholder making the nomination or proposal and, as applicable, each nominee or the proposed business. Nominations that are not made in accordance with the foregoing provisions may be ruled out of order by the presiding officer or the chairman of the meeting.

Limitation of Director Liability; Indemnification:	The FBMS bylaws require FBMS to indemnify its directors (whom we refer to in this subsection as the indemnitees) against liability and reasonable expenses (including attorneys’ fees) incurred in connection with any proceeding an indemnitee is made a party to if he or she met the required standard of conduct. To meet the standard of conduct, the indemnitee must have conducted himself or herself in good faith, and he or she must have reasonably believed that any conduct was in FBMS’s best interests, or in any criminal proceeding, the indemnitee had no reasonable cause to believe his or her conduct was unlawful. Unless otherwise ordered by a court, FBMS is not obligated to indemnify an indemnitee in connection with (a) any appropriation, in violation of his duties, of any business opportunity of FBMS, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing	The Renasant bylaws provide that whenever any director or officer (whom we refer to in this subsection as the indemnitees) is made a party to any proceeding, including any derivative action in the right of Renasant, the indemnitees will be indemnified against liability and reasonable expenses, including attorney’s fees, incurred by the indemnitees in connection with such proceeding, if the indemnitee meets certain standards of conduct described below and such indemnification is not otherwise prohibited by Mississippi law or the Renasant bylaws. An indemnitee is not entitled to indemnification from Renasant against any liability in a proceeding by Renasant (not including derivative actions in the right of Renasant) against such indemnitee. An indemnitee meets the required standard of conduct if the indemnitee conducted himself or herself in good faith and reasonably believed that violation of law, (c) under Section 79-4-8.33 of the MBCA, or (d) any transaction from which the director derived an improper personal benefit.

FBMS is allowed to extend its indemnification rights to any other officer, employee, or agent of the company upon a resolution of the board of directors to that effect.

An indemnitee may apply to the court conducting the proceeding, or to another court, for indemnification or advance for expenses. The court will (1) order indemnification if the court determines that the indemnitee is entitled to mandatory indemnification under applicable provisions of the MBCA or (2) order indemnification or advance for expenses if the court determines that (a) the indemnitee is entitled to indemnification or advance for expenses under the FBMS bylaws or (b) in view of all relevant circumstances it is fair and reasonable to indemnify or advance expenses to such indemnitee even if he or she has not met the standard of conduct described above. FBMS must indemnify an indemnitee who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the indemnitee was a party against reasonable expenses incurred in the proceeding. FBMS generally must advance funds to pay for or reimburse the reasonable expenses incurred by an indemnitee who is a party to a proceeding.

The FBMS charter provides that no director of FBMS will be personally liable to FBMS or its shareholders for monetary damages for breach of fiduciary duty as a director, unless he or she has (1) appropriated any business opportunity that rightly belonged to FBMS, (2) acted or omitted to act not in good faith or which involves the intentional misconduct or a knowing violation of

(1) any conduct in the indemnitee’s official capacity was in the best interests of Renasant, (2) in all other cases, the indemnitee’s conduct was at least not opposed to the best interests of Renasant, or (3) in any criminal proceeding, the indemnitee had no reasonable cause to believe that such conduct was unlawful.

Unless ordered by a court pursuant to the MBCA, Renasant may not indemnify any indemnitee in respect to any liability in connection with: (1) a proceeding in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the indemnitee has met the relevant standard of conduct described above; or (2) any proceeding with respect to conduct for which the indemnitee was adjudged liable on the basis that the indemnitee received a financial benefit to which the indemnitee was not entitled, whether or not involving action in the indemnitee’s official capacity.

Under Miss. Code Ann. Section 81-5-105(1), the duties of a director or officer of a bank or bank holding company to the bank or bank holding company and its shareholders are to discharge the director’s or officer’s duties in good faith and with the diligence, care, judgment and skill as provided in subsection (2). Subsection (2) provides that a director or officer of a bank or bank holding company cannot be held personally liable for money damages to a corporation or its shareholders unless the officer or director acts in a grossly negligent manner or engages in conduct that demonstrates a greater disregard of the duty of care than gross negligence. In addition, Miss. Code Ann. Section 81-5-105(4) provides that the provisions of Miss. Code Ann. Section 81-5-105 are the sole and exclusive law governing the relation and liability of directors and law, (3) as provided under the MBCA relating to unlawful distributions, or (4) derived an improper personal benefit for any transaction.

Under Miss. Code Ann. Section 81-5-105(1), the duties of a director or officer of a bank or bank holding company to the bank or bank holding company and its shareholders are to discharge the director’s or officer’s duties in good faith and with the diligence, care, judgment and skill as provided in subsection (2). Subsection (2) provides that a director or officer of a bank or bank holding company cannot be held personally liable for money damages to a corporation or its shareholders unless the officer or director acts in a grossly negligent manner or engages in conduct that demonstrates a greater disregard of the duty of care than gross negligence. In addition, Miss. Code Ann. Section 81-5-105(4) provides that the provisions of Miss. Code Ann. Section 81-5-105 are the sole and exclusive law governing the relation and liability of directors and officers to their bank or bank holding company, or their successor, or to the shareholders thereof, or to any other person or entity.

If the MBCA were applicable in defining the fiduciary duties of officers and directors, Miss. Code Ann. Section 79-4-8.31 provides that a director is not liable to a corporation or its shareholders for any decision to take or not take action, or any failure to take any action, as a director, unless the party asserting liability proves certain matters. The party must show that (1) the director was a party to or had a direct or indirect financial interest in a transaction, which transaction was not otherwise approved in accordance with the MBCA, and (2) the challenged conduct consisted or was a result of (a) action not in good faith; (b) a decision which the director did not officers to their bank or bank holding company, or their successor, or to the shareholders thereof, or to any other person or entity.

If the MBCA were applicable in defining the fiduciary duties of officers and directors, Miss. Code Ann. Section 79-4-8.31 provides that a director is not liable to a corporation or its shareholders for any decision to take or not take action, or any failure to take any action, as a director, unless the party asserting liability proves certain matters. The party must show that (1) the director was a party to or had a direct or indirect financial interest in a transaction, which transaction was not otherwise approved in accordance with the MBCA, and (2) the challenged conduct consisted or was a result of (a) action not in good faith; (b) a decision which the director did not reasonably believe to be in the best interests of the corporation or as to which the director was not appropriately informed; (c) a lack of objectivity, due to familial, financial or business relationships, or a lack of independence, due to the director’s domination or control by another interested person, where such relationship, domination or control could reasonably be expected to have affected the director’s judgment respecting the challenged conduct in a manner adverse to the corporation, and after a reasonable expectation to such effect has been established, the director cannot demonstrate that he or she reasonably believed the challenged conduct to be in the best interests of the corporation; (d) the director’s sustained failure to stay informed about the corporation’s business and affairs or otherwise discharge his or her oversight functions; or (e) receipt of a financial benefit to which the director was not entitled or any other breach of the director’s duty to deal fairly with the

reasonably believe to be in the best interests of the corporation or as to which the director was not appropriately informed; (c) a lack of objectivity, due to familial, financial or business relationships, or a lack of independence, due to the director’s domination or control by another interested person, where such relationship, domination or control could reasonably be expected to have affected the director’s judgment respecting the challenged conduct in a manner adverse to the corporation, and after a reasonable expectation to such effect has been established, the director cannot demonstrate that he or she reasonably believed the challenged conduct to be in the best interests of the corporation; (d) the director’s sustained failure to stay informed about the corporation’s business and affairs or otherwise discharge his or her oversight functions; or (e) receipt of a financial benefit to which the director was not entitled or any other breach of the director’s duty to deal fairly with the corporation and its shareholders that is actionable under law.	corporation and its shareholders that is actionable under law.

LEGAL MATTERS

The validity of the Renasant common stock to be issued in connection with the merger will be passed upon for Renasant by Phelps Dunbar LLP, New Orleans, Louisiana. Covington & Burling and Alston & Bird will deliver at the effective time their opinions to Renasant and FBMS, respectively, as to certain United States federal income tax consequences of the merger. Please see the section entitled “Material U.S. Federal Income Tax Consequences Relating to the Merger.”

EXPERTS

The consolidated financial statements of Renasant Corporation as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, included in Renasant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, have been incorporated by reference herein in reliance upon the report of HORNE LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of FBMS as of December 31, 2023 and 2022, and for the years then ended, have been audited by FORVIS, LLP, independent registered public accounting firm, as set forth in their report therein, included in FBMS’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in Renasant’s Current Report on Form 8-K filed on July 29, 2024, have been incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

OTHER MATTERS

As of the date of this document, neither the Renasant nor the FBMS board of directors knows of any matters that will be presented for consideration at their respective special meetings other than as described in this document. However, if any other matter properly comes before either the Renasant special meeting or the FBMS special meeting, as appropriate, or any adjournment or postponement thereof and is voted upon, the proposed proxies will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy as to any matters that fall within the purposes set forth in the notices of special meetings.

DEADLINES FOR SUBMITTING RENASANT SHAREHOLDER PROPOSALS

Renasant shareholders interested in submitting a proposal for inclusion in Renasant’s proxy materials for the 2025 annual meeting of Renasant shareholders may do so by following the procedures described in Rule 14a-8 under the Exchange Act. If the 2025 annual meeting of Renasant shareholders is held within 30 days of April 23, 2025, shareholder proposals must be received by Renasant’s Secretary at Renasant Corporation, 209 Troy Street, Tupelo, Mississippi 38804-4827, no later than the close of business on November 14, 2024 and otherwise satisfy the requirements of Rule 14a-8, in order for such proposals to be considered for inclusion in the proxy statement and form of proxy relating to such meeting.

Renasant shareholders interested in submitting a proposal at the 2025 annual meeting of Renasant shareholders but without inclusion in Renasant’s proxy materials, including any proposal relating to the nomination of an individual to be elected to the Renasant board of directors, must give timely written notice thereof in writing to the Secretary in compliance with the advance notice and eligibility requirements contained in the Renasant bylaws. To be timely, a Renasant shareholder’s notice must be delivered to the Secretary at Renasant Corporation, 209 Troy Street, Tupelo, Mississippi 38804-4827 not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding year’s annual meeting. Accordingly, based on the meeting date of April 23, 2024 for the 2024 annual meeting of Renasant shareholders, a qualified Renasant shareholder who wishes to introduce a proposal or nominate a director at the 2025 annual meeting of Renasant shareholders but without the inclusion of the proposal or nomination in Renasant’s proxy materials for the meeting must give written notice to Renasant’s Secretary not earlier than the close of business on December 24, 2024, and not later than the close of business on January 23, 2025. If, however, the date of the annual meeting is advanced by more than 30 days or delayed by more than 90 days from such anniversary date, notice by the shareholder to be timely must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if public announcement of the date of such meeting is made less than 120 days in advance, the 10th day following the date of the first public announcement of the date of such meeting. The notice must contain information specified in the Renasant bylaws about each nominee or the proposed business and the Renasant shareholder making the nomination or proposal.

The advance notice provisions in the Renasant bylaws also provide that in the case of a special meeting of Renasant shareholders called for the purpose of electing one or more directors, a Renasant shareholder may nominate a person or persons (as the case may be) for election to such position(s) if the Renasant shareholder’s notice is delivered to the Secretary at the above address not earlier than the 120th day prior to the special meeting and not later than the close of business on the later of the 90th day prior to the special meeting or, if public announcement of the date of such meeting is made less than 120 days in advance, the 10th day following the date of the first public announcement of the date of the special meeting and of the nominees proposed by the Renasant board of directors to be elected at such meeting.

The specific requirements of Renasant’s advance notice and eligibility provisions are set forth in Article III, Section 9 of the Renasant bylaws, a copy of which is available upon request. Please see the section entitled “Where You Can Find More Information.”

DEADLINES FOR SUBMITTING FBMS SHAREHOLDER PROPOSALS

FBMS does not anticipate holding a 2025 annual meeting of shareholders if the merger is expected to be completed before the end of the second quarter of 2025. However, if the merger is not completed by the second quarter of 2025, or at all, FBMS may hold an annual meeting of its shareholders in 2025.

Any proposal of a shareholder to be presented for action at the annual meeting of FBMS shareholders to be held in the year 2025 must be received at FBMS’s principal executive office no later than December 11, 2024, if it is to be included in FBMS’s proxy statement pursuant to Rule 14a-8 of the Exchange Act. After this date, any proposal to be presented at the annual meeting but not included in FBMS’s proxy statement will be considered untimely if not delivered on a date on or before the later of: (1) 60 days prior to the 2025 annual meeting or (2) 10 days after a notice of the meeting is provided to FBMS shareholders. To ensure prompt receipt by FBMS, the proposal should be sent certified mail, return receipt requested. Proposals must comply with the FBMS bylaws relating to shareholder proposals and certain SEC regulations in order to be included in FBMS’s proxy materials.

Any FBMS shareholder nominations for directors for consideration by the corporate governance committee of the FBMS board of directors in making its recommendations to the FBMS board of directors for the 2025 annual meeting of FBMS shareholders should be made in writing addressed to the Corporate Governance Committee, attention Corporate Secretary, at 6480 U.S. Highway 98 West (39402), Post Office Box 15549, Hattiesburg, Mississippi, 39404-5549, by December 11, 2024.

Director nominations, other than those made by or at the direction of the FBMS board of directors, may be made by any FBMS shareholder by delivering written notice to the Secretary of FBMS not less than 60 nor more than 90 days prior to the 2025 annual meeting of FBMS shareholders (unless FBMS provides less than 60 days’ prior notice of the 2025 meeting date, in which case such written notice by a FBMS shareholder must be submitted within 10 days following the earlier of (1) the date that notice of the date of the meeting was first mailed to FBMS shareholders or (2) the day on which public disclosure of such date was made). The notice of a proposed director nomination must include the information required in the FBMS bylaws regarding director nominations by shareholders, as well as information that would be required to be disclosed in the solicitation of proxies for the election of directors under federal securities laws, including Rule 14a-19 of the Exchange Act.

The specific requirements of FBMS’s advance notice and eligibility provisions are set forth in Sections 2.4 and 3.7 of the FBMS bylaws, a copy of which is available upon request. Please see the section entitled “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

Renasant has filed with the SEC a registration statement under the Securities Act that registers the distribution to FBMS shareholders of the shares of Renasant common stock to be issued in connection with the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes the prospectus of Renasant in addition to being a proxy statement for Renasant shareholders and FBMS shareholders. The registration statement, including this joint proxy statement/prospectus and the attached annexes and exhibits, contains additional relevant information about Renasant and Renasant common stock.

Renasant and FBMS also file reports, proxy statements and other information with the SEC under the Exchange Act.

The SEC maintains a website that contains reports, proxy statements and other information about issuers, such as Renasant and FBMS, who file electronically with the SEC. The address of the site is www.sec.gov. The reports and other information filed by Renasant with the SEC are also available at Renasant’s website at http://www.renasantbank.com. The reports and other information filed by FBMS with the SEC are also available at FBMS’s website at https://www.thefirstbank.com. These website addresses are inactive textual references only and the information provided on the websites is not a part of this joint proxy statement/prospectus and, therefore, is not incorporated by reference into this joint proxy statement/prospectus.

The SEC allows Renasant and FBMS to incorporate by reference information in this joint proxy statement/prospectus. This means that Renasant and FBMS can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information that is included directly in this joint proxy statement/prospectus.

This joint proxy statement/prospectus incorporates by reference the documents listed below that Renasant or FBMS previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed according to SEC rules). They contain important information about the companies and their financial condition.

Renasant SEC Filings (SEC File No. 001-13253)	Period or Date Filed

Annual Report on Form 10-K	Year ended December 31, 2023, filed with the SEC on February 23, 2024.

Quarterly Reports on Form 10-Q	Quarter ended March 31, 2024, filed with the SEC on May 8, 2024, and quarter ended June 30, 2024, filed with the SEC on August 7, 2024.

Current Reports on Form 8-K	Filed with the SEC on April 23, 2024 (only with respect to information filed under item 5.02), April 25, 2024 (only with respect to information filed under items 3.03, 5.02, 5.07 and 9.01), July 2, 2024, July 29, 2024 (only with respect to information filed under items 1.01, 8.01, and 9.01), and July 30, 2024 (only with respect to information filed under items 1.01 and 9.01) (other than those portions of the documents deemed to be furnished and not filed).

Definitive Proxy Statement on Schedule 14A	Filed with the SEC on March 13, 2024.

Description of Renasant common stock	The description of Renasant common stock contained in Renasant’s Form 8-A/A Registration Statement filed with the SEC on August 28, 2024, which makes reference to Exhibit 4.1 to Renasant’s Quarterly Report on Form 10-Q filed with the SEC on August 7, 2024, including any subsequent amendments or reports filed for the purpose of updating such description.

FBMS SEC Filings (SEC File No. 001-42107)	Period or Date Filed

Annual Report on Form 10-K	Year ended December 31, 2023, filed with the SEC on February 29, 2024.

Quarterly Reports on Form 10-Q	Quarter ended March 31, 2024, filed with the SEC on May 10, 2024, and quarter ended June 30, 2024, filed with the SEC on August 9, 2024.

Current Reports on Form 8-K	Filed with the SEC on January 25, 2024 (only with respect to information filed under items 8.01 and 9.01), February 28, 2024 (only with respect to information filed under items 8.01 and 9.01), April 25, 2024 (only with respect to information filed under items 8.01 and 9.01), May 17, 2024 (only with respect to information filed under items 3.01 and 9.01), May 24, 2024, July 24, 2024 (only with respect to information filed under items 8.01 and 9.01), and July 29, 2024 (only with respect to information filed under items 1.01 and 9.01) (other than those portions of the documents deemed to be furnished and not filed).

Definitive Proxy Statement on Schedule 14A	Filed with the SEC on April 10, 2024.

FBMS SEC Filings (SEC File No. 001-42107)	Period or Date Filed

Description of FBMS common stock	The description of FBMS common stock contained in FBMS’s Form 8-A Registration Statement filed with the SEC on May 17, 2024, which makes reference to Exhibit 4.6 to Renasant’s Annual Report on Form 10-K filed with the SEC on March 1, 2023, and including any other amendments or reports filed for the purpose of updating such description.

In addition, Renasant and FBMS each also incorporate by reference additional documents that it files with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this joint proxy statement/prospectus and the date the offering is terminated, provided that Renasant and FBMS are not incorporating by reference any information furnished to, but not filed with, the SEC.

Except where the context otherwise indicates, information contained in this document regarding Renasant has been provided by Renasant and information contained in this document regarding FBMS has been provided by FBMS.

Documents incorporated by reference into this joint proxy statement/prospectus are available from Renasant and FBMS, without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this joint proxy statement/prospectus. You can obtain documents incorporated by reference into this joint proxy statement/prospectus or other relevant corporate documents referenced in this joint proxy statement/prospectus related to Renasant by requesting them in writing or by telephone at the following address and phone number:

Renasant Corporation

209 Troy Street

Tupelo, Mississippi 38802

Attention: Secretary

Telephone: (662) 680-1001

You can obtain documents incorporated by reference into this joint proxy statement/prospectus or other relevant corporate documents referenced in this joint proxy statement/prospectus related to FBMS by requesting them in writing or by telephone at the following address and phone number:

The First Bancshares, Inc.

6480 U.S. Highway 98 West, Suite A

Hattiesburg, Mississippi 39402

Attention: Corporate Secretary

Telephone: (601) 268-8998

You will not be charged for any of these documents that you request. To receive timely delivery of these documents in advance of your special meeting, you must make your request no later than [ ], 2024 in order to receive them before the Renasant special meeting and the FBMS special meeting. If you request any incorporated documents from Renasant or FBMS, Renasant or FBMS will mail them to you by first class mail, or another equally prompt means, within one business day after receiving your request.

This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make any such offer or solicitation in that jurisdiction. Renasant and FBMS have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated [ ], 2024. You should assume that the information contained in this joint proxy statement/prospectus is accurate only as of such date. Neither the mailing of this joint proxy statement/prospectus to FBMS shareholders or Renasant shareholders nor the issuance by Renasant of shares of Renasant common stock in connection with the merger will create any implication to the contrary.

Annex A

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

RENASANT CORPORATION

AND

THE FIRST BANCSHARES, INC.

Dated as of July 29, 2024

ARTICLE 1 TRANSACTIONS AND TERMS OF MERGER		A-2

1.1.	Merger	A-2
1.2.	Time and Place of Closing	A-2
1.3.	Effective Time	A-2
1.4.	Charter	A-2
1.5.	Bylaws	A-2
1.6.	Directors and Officers	A-2
1.7.	Bank Merger	A-3
1.8.	Tax Consequences	A-3

ARTICLE 2 MANNER OF CONVERTING SHARES		A-3

2.1.	Conversion of Shares	A-3
2.2.	Anti-Dilution Provisions	A-4
2.3.	Treatment of Seller Equity Awards	A-4
2.4.	Fractional Shares	A-5

ARTICLE 3 EXCHANGE OF SHARES		A-5

3.1.	Exchange Procedures	A-5

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SELLER		A-8

4.1.	Organization, Standing, and Power	A-8
4.2.	Authority of Seller; No Breach by Agreement	A-8
4.3.	Capitalization of Seller	A-9
4.4.	Seller Subsidiaries	A-10
4.5.	Regulatory Reports	A-11
4.6.	Financial Matters	A-11
4.7.	Books and Records	A-13
4.8.	Absence of Undisclosed Liabilities	A-13
4.9.	Absence of Certain Changes or Events	A-13
4.10.	Tax Matters	A-14
4.11.	Assets	A-15
4.12.	Intellectual Property; Privacy	A-16
4.13.	Environmental Matters	A-17
4.14.	Compliance with Laws	A-18
4.15.	Community Reinvestment Act Performance	A-19
4.16.	Labor Relations	A-19
4.17.	Employee Benefit Plans	A-21
4.18.	Material Contracts	A-23
4.19.	Agreements with Regulatory Authorities	A-24
4.20.	Investment Securities; BOLI	A-24
4.21.	Derivative Instruments and Transactions	A-25
4.22.	Legal Proceedings	A-25
4.23.	Statements True, Complete and Correct	A-25
4.24.	State Takeover Statutes and Takeover Provisions	A-26
4.25.	Opinion of Financial Advisor	A-26
4.26.	Tax and Regulatory Matters	A-26
4.27.	Loan Matters	A-26
4.28.	Deposits	A-27
4.29.	Allowance for Credit Losses	A-27

A-i

4.30.	Insurance	A-27
4.31.	OFAC; Sanctions	A-28
4.32.	Brokers and Finders	A-28
4.33.	Transactions with Affiliates and Insiders	A-28
4.34.	Investment Adviser Subsidiary	A-28
4.35.	No Broker-Dealer Subsidiary	A-28
4.36.	Insurance Subsidiary and Insurance Agency Matters	A-28
4.37.	Indemnification	A-29
4.38.	No Other Representations and Warranties	A-29

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BUYER		A-30

5.1.	Organization, Standing, and Power	A-30
5.2.	Authority of Buyer; No Breach by Agreement	A-30
5.3.	Capitalization of Buyer	A-31
5.4.	Buyer Subsidiaries	A-31
5.5.	Regulatory Reports	A-32
5.6.	Financial Matters	A-33
5.7.	Books and Records	A-35
5.8.	Absence of Undisclosed Liabilities	A-35
5.9.	Absence of Certain Changes or Events	A-35
5.10.	Tax Matters	A-35
5.11.	Assets	A-36
5.12.	Compliance with Laws	A-36
5.13.	Community Reinvestment Act Performance	A-37
5.14.	Material Contracts	A-37
5.15.	Legal Proceedings	A-37
5.16.	Agreements with Regulatory Authorities	A-38
5.17.	Investment Securities	A-38
5.18.	Derivative Instruments and Transactions	A-38
5.19.	Statements True, Complete and Correct	A-38
5.20.	State Takeover Statutes and Takeover Provisions	A-39
5.21.	Opinion of Financial Advisor	A-39
5.22.	Tax and Regulatory Matters	A-39
5.23.	Loan Matters	A-39
5.24.	Deposits	A-40
5.25.	Allowance for Credit Losses	A-40
5.26.	Insurance	A-40
5.27.	OFAC; Sanctions	A-40
5.28.	Brokers and Finders	A-41
5.29.	Transactions with Affiliates and Insiders	A-41
5.30.	No Other Representations and Warranties	A-41

ARTICLE 6 CONDUCT OF BUSINESS PENDING CONSUMMATION		A-41

6.1.	Affirmative Covenants of Seller	A-41
6.2.	Negative Covenants of Seller	A-41
6.3.	Covenants of Buyer	A-45

ARTICLE 7 ADDITIONAL AGREEMENTS		A-45

7.1.	Registration Statement; Joint Proxy/Prospectus; Shareholder Approval	A-45
7.2.	Acquisition Proposals	A-47
7.3.	Exchange Matters	A-49

A-ii

7.4.	Consents of Regulatory Authorities	A-49
7.5.	Access to Information; Confidentiality and Notification of Certain Matters	A-50
7.6.	Press Releases	A-51
7.7.	Tax Treatment	A-51
7.8.	Employee Benefits	A-52
7.9.	Indemnification	A-53
7.10.	Operating Functions	A-55
7.11.	Litigation	A-55
7.12.	Legal Conditions to Merger; Additional Agreements	A-55
7.13.	Dividends	A-56
7.14.	Change of Method	A-56
7.15.	Restructuring Efforts	A-56
7.16.	Corporate Governance	A-56
7.17.	Takeover Statutes	A-57
7.18.	Exemption from Liability Under Section 16(b)	A-57
7.19.	Treatment of Seller Indebtedness	A-57

ARTICLE 8 CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE		A-58

8.1.	Conditions to Obligations of Each Party	A-58
8.2.	Conditions to Obligations of Buyer	A-58
8.3.	Conditions to Obligations of Seller	A-59

ARTICLE 9 TERMINATION		A-60

9.1.	Termination	A-60
9.2.	Effect of Termination	A-61
9.3.	Non-Survival of Representations and Covenants	A-61

ARTICLE 10 MISCELLANEOUS		A-61

10.1.	Definitions	A-61
10.2.	Referenced Pages	A-70
10.3.	Expenses	A-72
10.4.	Entire Agreement; No Third Party Beneficiaries	A-73
10.5.	Amendments	A-73
10.6.	Waivers	A-73
10.7.	Assignment	A-74
10.8.	Notices	A-74
10.9.	Governing Law; Jurisdiction; Waiver of Jury Trial	A-75
10.10.	Counterparts; Signatures	A-75
10.11.	Interpretation	A-76
10.12.	Enforcement of Agreement	A-76
10.13.	Severability	A-76
10.14.	Confidential Supervisory Information	A-76

Exhibit A-1 – Form of Seller Voting Agreement

Exhibit A-2 – Form of Buyer Voting Agreement

Exhibit B – Form of Subsidiary Plan of Merger

Exhibit C – Employment Agreement Signatories

Seller’s Disclosure Memorandum

Buyer’s Disclosure Memorandum

A-iii

Annex A

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of July 29, 2024, by and between Renasant Corporation, a Mississippi corporation (“Buyer”), and The First Bancshares, Inc., a Mississippi corporation (“Seller”).

Preamble

The respective boards of directors of Seller and Buyer have adopted this Agreement and determined and declared that this Agreement and the transactions contemplated hereby are advisable and in the best interests of their respective companies and their respective shareholders.

Upon the terms and subject to the conditions of this Agreement and in accordance with the Mississippi Business Corporation Act (the “MBCA”), Seller will merge with and into Buyer (the “Merger”), with Buyer as the surviving corporation in the Merger (sometimes referred to in such capacity as the “Surviving Corporation”).

Immediately after the Merger, The First Bank, a Mississippi state-chartered bank and wholly owned subsidiary of Seller (“Seller Bank”), will merge with and into Renasant Bank, a Mississippi state-chartered bank and wholly owned subsidiary of Buyer (“Buyer Bank” ), with Buyer Bank as the surviving bank (the “Bank Merger,” and together with the Merger, the “Mergers” ).

As a condition and an inducement for Buyer to enter into this Agreement, each of the directors and executive officers of Seller have simultaneously herewith entered into a voting agreement (the “Seller Voting Agreements”), in the form of Exhibit A-1.

As a condition and an inducement for Seller to enter into this Agreement, each of the directors and certain executive officers of Buyer have simultaneously herewith entered into a voting agreement (the “Buyer Voting Agreements”), in the form of Exhibit A-2.

As a condition and an inducement for Buyer to enter into this Agreement, the employees of Seller listed on Exhibit C will enter into employment agreements, to be effective upon the Closing.

It is the intention of the Parties that the Merger and the Bank Merger for federal income tax purposes shall each qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and this Agreement is intended to be and is adopted as a “plan of reorganization” for purposes of Sections 354, 361, and 368 of the Code for each such Merger.

The Parties desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also to prescribe certain conditions to the Mergers.

Capitalized terms used in this Agreement and not otherwise defined herein are defined in Section 10.1 of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual warranties, representations, covenants, and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE 1

TRANSACTIONS AND TERMS OF MERGER

1.1.	Merger.

Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Seller shall be merged with and into Buyer in accordance with applicable provisions of the MBCA with the effects set forth in the MBCA. Buyer shall be the surviving corporation resulting from the Merger, and shall (a) continue its corporate existence under the laws of the State of Mississippi and (b) succeed to and assume all the properties, rights, liabilities and obligations of Seller in accordance with the MBCA. Upon consummation of the Merger, the separate corporate existence of Seller shall cease.

1.2.	Time and Place of Closing.

The closing of the transactions contemplated hereby (the “Closing”) will take place at the offices of Covington & Burling LLP, located at The New York Times Building, 620 Eighth Avenue, New York, New York 10018-1405, or by electronic exchange of documents at 10:00 A.M., Central Time, on the date that the Effective Time occurs, or at such other place, date and time as the Parties, acting through their authorized officers, may mutually agree in writing (the “Closing Date”).

1.3.	Effective Time.

The Merger shall become effective (the “Effective Time”) on the date and at the time specified in the articles of merger to be filed with the Secretary of State of Mississippi. Upon the terms and subject to the conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall cause the Effective Time to occur no later than the first calendar day of the calendar month following the calendar month in which the satisfaction or waiver (subject to applicable Law) of all of the conditions set forth in ARTICLE 8 first occurs (other than those conditions that by their nature are to be satisfied at the Effective Time, but subject to the satisfaction or waiver (subject to applicable Law) of those conditions at the Effective Time).

1.4.	Charter.

The Articles of Incorporation, as amended, of Buyer in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation until duly amended or repealed in accordance with its terms and applicable Law.

1.5.	Bylaws.

The Amended and Restated Bylaws, as amended, of Buyer in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until duly amended or repealed in accordance with its terms and applicable Law.

1.6.	Directors and Officers.

Subject to Section 7.16, the directors of Buyer in office immediately prior to the Effective Time shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the articles of incorporation and bylaws of the Surviving Corporation. The officers of Buyer in office immediately prior to the Effective Time shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the articles of incorporation and bylaws of the Surviving Corporation.

1.7.	Bank Merger.

Immediately following the Merger, Seller Bank will merge with and into Buyer Bank, with Buyer Bank as the surviving bank (sometimes referred to in such capacity as the “Surviving Bank”). Following the Bank Merger, the separate existence of Seller Bank shall cease. The Parties agree that the Bank Merger shall become effective simultaneously with the Merger. The Bank Merger shall be implemented pursuant to a subsidiary plan of merger, in the form attached as Exhibit B hereto (the “Subsidiary Plan of Merger”). In order to obtain the necessary regulatory approvals for the Bank Merger, the Parties shall cause the following to be accomplished prior to the filing of applications for regulatory approval of the Bank Merger: (a) Seller shall cause the board of directors of Seller Bank to approve the Subsidiary Plan of Merger, Seller, as the sole shareholder of Seller Bank, shall approve the Subsidiary Plan of Merger and Seller shall cause the Subsidiary Plan of Merger to be duly executed by Seller Bank and delivered to Buyer, and (b) Buyer shall cause the board of directors of Buyer Bank to approve the Subsidiary Plan of Merger, Buyer, as the sole shareholder of Buyer Bank, shall approve the Subsidiary Plan of Merger and Buyer shall cause the Subsidiary Plan of Merger to be duly executed by Buyer Bank and delivered to Seller. Prior to the Effective Time, Seller shall cause Seller Bank, and Buyer shall cause Buyer Bank, to execute and file such applicable articles of merger, and such other documents and certificates as are necessary to make the Bank Merger effective simultaneously with the Merger.

1.8.	Tax Consequences.

It is intended that the Merger and the Bank Merger shall each qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement is intended to be and is adopted as a “plan of reorganization” for the purposes of Sections 354, 361 and 368 of the Code for each such Merger.

ARTICLE 2

MANNER OF CONVERTING SHARES

2.1.	Conversion of Shares.

Subject to the provisions of this ARTICLE 2, at the Effective Time, by virtue of the Merger and without any action on the part of Buyer, Seller or the shareholders of either of the foregoing, the shares of the consolidated corporations shall be converted as follows:

(a) Each share of capital stock of Buyer issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of capital stock of Buyer from and after the Effective Time and shall not be affected by the Merger.

(b) All shares of capital stock of Seller issued and outstanding immediately prior to the Effective Time that are held by Seller, any Seller Subsidiary, Buyer or any Buyer Subsidiary (in each case other than shares held in any Employee Benefit Plans or related trust accounts or otherwise held in any fiduciary or agency capacity or as a result of debts previously contracted, collectively, the “Canceled Shares”) shall automatically be canceled and retired and shall cease to exist, and no payment shall be made with respect thereto.

(c) Each share of Seller Common Stock issued and outstanding immediately prior to the Effective Time (excluding the Canceled Shares) shall be converted into the right to receive 1.00 share (the “Exchange Ratio”) of Buyer Common Stock (the “Merger Consideration”).

(d) Each share of Seller Common Stock, when so converted pursuant to Section 2.1(c), shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate (a ”Certificate”) or book-entry share (a “Book-Entry Share”) registered in the transfer books of Seller that immediately prior to the Effective Time represented shares of Seller Common Stock shall cease to have any rights with respect to such Seller Common Stock other than the right to receive the Merger Consideration in accordance with ARTICLE 3, including the right, if any, to receive pursuant to Section 2.4, a Fractional Share Payment payable with respect to such Seller Common Stock or any dividends or distributions pursuant to Section 3.1(d).

2.2.	Anti-Dilution Provisions.

Without limiting the other provisions of this Agreement and subject to Sections 6.2(d) and (f), if at any time during the period between the date of this Agreement and the Effective Time, the issued and outstanding shares of Seller Common Stock or securities convertible or exchangeable into or exercisable for shares of Seller Common Stock or the issued and outstanding shares of Buyer Common Stock or securities convertible or exchangeable into or exercisable for shares of Buyer Common Stock, shall have been changed into a different number of shares or a different class by reasons of any reclassification, stock split (including reverse stock split), stock dividend or distribution, reorganization, recapitalization, redenomination, merger, issuer tender or exchange offer or other similar transaction, then the Merger Consideration (including the Exchange Ratio) shall be equitably and proportionately adjusted, if necessary and without duplication, to reflect fully the effect of any such change; provided that, in any case, nothing in this Section 2.2 shall be construed to permit either Party to take any action with respect to its securities that is prohibited by the terms of this Agreement.

2.3.	Treatment of Seller Equity Awards.

(a) At the Effective Time, each award in respect of a share of Seller Common Stock subject to vesting, repurchase or other lapse restriction, or conditioned upon the achievement of any performance metrics, granted under the Seller Stock Plans that are outstanding immediately prior to the Effective Time (a “Seller Restricted Stock Award”) shall be assumed and converted into a restricted stock award in respect of shares of Buyer Common Stock (an “Adjusted Restricted Stock Award”) subject to the same terms and conditions as were applicable under such Seller Restricted Stock Award immediately prior to the Effective Time (including vesting terms), and relating to the number of shares of Buyer Common Stock equal to the product of (i) the number of shares of Seller Common Stock subject to such Seller Restricted Stock Award immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio, with any fractional shares rounded down to the nearest whole share of Buyer Common Stock; provided that, with respect to any Seller Restricted Stock Awards subject to conditions relating to the achievement of any performance metrics, it shall be assumed that such performance metrics were achieved at the target level. On or prior to the Effective Time, Buyer shall reserve for future issuance a number of shares of Buyer Common Stock at least equal to the number of shares of Buyer Common Stock that will be subject to Adjusted Restricted Stock Awards as a result of the actions contemplated by this Section 2.3(a). Immediately following the Effective Time, if required, Buyer shall file a post-effective amendment to the Form S-4 or an effective registration statement on Form S-8 (or other applicable form) with respect to the shares of Buyer Common Stock subject to such Adjusted Restricted Stock Awards, shall distribute a prospectus relating to such registration statement, if applicable, and shall use reasonable commercial efforts to maintain the effectiveness of such registration statement for so long as such Adjusted Restricted Stock Awards remain outstanding.

(b) At the Effective Time, each option granted by Seller to purchase shares of Seller Common Stock under the Seller Stock Plans, whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time (a “Seller Stock Option”) shall be canceled and converted into the right to receive from Buyer a cash payment equal to the product of (a) the difference, if positive, between (i) the Per Share Cash Equivalent Consideration and (ii) the exercise price of the Seller Stock Option immediately prior to the Effective Time, multiplied by (b) the number of shares of Seller Common Stock underlying such Seller Stock Option immediately prior to the Effective Time, rounding up to the nearest cent. Any Seller Stock Option with an exercise price that equals or exceeds the Per Share Cash Equivalent Consideration shall be canceled with no consideration being paid to the optionholder with respect to such Seller Stock Option. Buyer shall pay, or cause to be paid, the consideration described in this Section 2.3(b) within 10 Business Days following the Effective Time. Buyer and its Affiliates shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the consideration described in this Section 2.3(b) all such amounts as it is required to deduct and withhold under the Code or any provisions of applicable Tax Law.

(c) As of the Effective Time, the Seller Stock Plans and equity awards shall be terminated, effective as of the Closing Date and contingent upon the occurrence of the Closing, and no further Seller Restricted Stock Awards, options, shares of restricted stock, restricted stock units, equity interests or other equity awards or rights with respect to shares of capital stock of Seller shall be granted thereunder.

(d) At or prior to the Effective Time, Seller, the board of directors of Seller or its compensation committee, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the provisions of this Section 2.3.

2.4.	Fractional Shares.

No certificate, book-entry share or scrip representing fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of Certificates or Book-Entry Shares, no dividend or distribution of Buyer shall be payable on or with respect to any such fractional share interests, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a shareholder of Buyer. Notwithstanding any other provision of this Agreement, each holder of shares of Seller Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Buyer Common Stock (after taking into account all Certificates or Book-Entry Shares delivered by such holder) shall receive, in lieu thereof, a cash payment, rounded up to the nearest cent (without interest), which payment shall be determined by multiplying (a) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of Buyer Common Stock that such holder of shares of Seller Common Stock would otherwise have been entitled to receive pursuant to Section 2.1(c) by (b) the Average Closing Price (the “Fractional Share Payment”). Buyer and its affiliates shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the consideration described in this Section 2.4 all such amounts as it is required to deduct and withhold under the Code or any provisions of applicable Tax Law.

ARTICLE 3

EXCHANGE OF SHARES

3.1.	Exchange Procedures.

(a) Deposit of Merger Consideration. At or promptly following the Effective Time, Buyer shall deposit, or shall cause to be deposited, with Broadridge Corporate Issuer Solutions, Inc., Buyer’s transfer agent, or another exchange agent selected by Buyer (the “Exchange Agent”), for the benefit of the holders of record of shares of Seller Common Stock (excluding the Canceled Shares) issued and outstanding immediately prior to the Effective Time (collectively, the “Holders”), for exchange in accordance with this ARTICLE 3, (i) evidence of Buyer Common Stock in book-entry form issuable pursuant to Section 2.1(c) for shares of Buyer Common Stock equal to the aggregate Merger Consideration and (ii) immediately available funds, to the extent determinable, for (A) any Fractional Share Payments and (B) after the Effective Time, if applicable, any dividends or distributions which such Holders have the right to receive pursuant to Section 3.1(d) (collectively, the “Exchange Fund”). The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Buyer, provided, that no such investment or losses thereon shall affect the amounts payable to the Holders. Any interest and other income resulting from such investments shall be paid to Buyer. Buyer shall instruct the Exchange Agent to timely issue the Merger Consideration and pay the Fractional Share Payment, dividends or distributions, if any, in accordance with this Agreement.

(b) Delivery of Merger Consideration. As soon as reasonably practicable after the Effective Time, Buyer shall cause the Exchange Agent to mail to each Holder of a Certificate (and Book-Entry Share, if required by the Exchange Agent or at the request of Buyer) a notice advising such Holders of the effectiveness of the Merger, including appropriate transmittal materials specifying that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares, if applicable, shall pass, only upon proper delivery of the Certificates or Book-Entry Shares, if applicable, and instructions for surrendering the Certificates or Book-Entry Shares, if applicable, to the Exchange Agent (such materials and instructions to include customary provisions with respect to delivery of an “agent’s message” with respect to Book-Entry Shares). Upon proper surrender of a Certificate or Book-Entry Shares, if applicable, for exchange and cancelation to the Exchange Agent, together with the appropriate transmittal materials, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the Holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor (i) the Merger Consideration in non-certificated book-entry form and (ii) a check representing the amount of (A) any Fractional Share Payment (if any), and (B) any dividends or distributions (if any) which the Holder thereof has the right to receive pursuant to Section 3.1(d), and the Certificate or Book-Entry Share so surrendered shall forthwith be canceled. No interest will be paid or accrued for the benefit of Holders on the Merger Consideration or any Fractional Share Payment (if any) payable upon the surrender of the Certificates or Book-Entry Shares.

(c) Share Transfer Books. At the Effective Time, the share transfer books of Seller shall be closed, and thereafter there shall be no further registration of transfers of shares of Seller Common Stock. From and after the Effective Time, Holders who held shares of Seller Common Stock immediately prior to the Effective Time shall cease to have rights with respect to such shares, except as otherwise provided for herein. Until surrendered for exchange in accordance with the provisions of this Section 3.1, each Certificate or Book-Entry Share theretofore representing shares of Seller Common Stock (other than the Canceled Shares) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in this Agreement in exchange therefor, subject, however, to the Buyer’s obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Seller in respect of such shares of Seller Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. On or after the Effective Time, any Certificates or Book-Entry Shares presented to the Exchange Agent or the Surviving Corporation for any reason shall be canceled and exchanged for the Merger Consideration, any Fractional Share Payment (if any) and any dividends or distributions (if any) pursuant to Section 3.1(d) with respect to the shares of Seller Common Stock formerly represented thereby.

(d) Dividends with Respect to Buyer Common Stock. No dividends or other distributions declared with respect to Buyer Common Stock with a record date after the Effective Time shall be paid to the Holder of any unsurrendered Certificate or Book-Entry Shares with respect to the whole shares of Buyer Common Stock issuable with respect to such Certificate or Book-Entry Shares in accordance with this Agreement until the surrender of such Certificate or Book-Entry Share (or affidavit of loss in lieu thereof) in accordance with this Agreement. Subject to applicable Laws, following surrender of any such Certificate or Book-Entry Share (or affidavit of loss and other documentation required by the Exchange Agent or Surviving Corporation hereunder in lieu thereof) there shall be paid to the record holder of the whole shares of Buyer Common Stock, if any, issued in exchange therefor, without interest, (i) all dividends and other distributions payable in respect of any such whole shares of Buyer Common Stock with a record date after the Effective Time and a payment date on or prior to the date of such surrender and not previously paid, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such shares of Buyer Common Stock.

(e) Termination of Exchange Fund. Any portion of the Exchange Fund (including any interest and other income received with respect thereto) which remains undistributed to the former Holders on the first anniversary of the Effective Time shall be delivered to the Surviving Corporation, and any former Holders who have not theretofore received any Merger Consideration (including any Fractional Share Payment and any applicable dividends or other distributions with respect to Buyer Common Stock) to which they are entitled under this Agreement shall thereafter look only to the Surviving Corporation for payment of their claims with respect thereto (subject to applicable abandoned property, escheat or similar Law, as general creditors thereof).

(f) No Liability. None of Buyer, Seller, the Surviving Corporation, the Exchange Agent or any of their respective Affiliates, or any employee, officer, director, agent or Affiliate of any of them, shall be liable to any Holder in respect of any amount that would have otherwise been payable in respect of any Certificate or Book-Entry Shares from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by Holders immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Regulatory Authority shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

(g) Withholding Rights. Each and any of Buyer, the Surviving Corporation or the Exchange Agent, as applicable, shall be entitled to deduct and withhold from the Fractional Share Payments, dividends or distributions payable pursuant to Section 3.1(d) or any other cash amounts otherwise payable pursuant to this Agreement to any Person such amounts or property (or portions thereof) as Buyer, the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment or distribution under the Code, and the rules and regulations promulgated thereunder, or any provision of applicable Tax Law. To the extent that amounts are so deducted or withheld and paid over to the appropriate Regulatory Authority by Buyer, the Surviving Corporation, or the Exchange Agent, as applicable, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by Buyer, the Surviving Corporation, or the Exchange Agent, as applicable.

(h) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent or Surviving Corporation, the posting by such Person of a bond in such reasonable and customary amount as the Exchange Agent or Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, any Fractional Share Payment and dividend or distributions to which the Holder thereof is entitled pursuant to this Agreement.

(i) Transferred Ownership. In the event of a transfer of ownership of Seller Common Stock that is not registered in the transfer records of Seller, payment of the Merger Consideration (including any Fractional Share Payment and any applicable dividends or other distributions with respect to Buyer Common Stock) may be made to a Person other than the Person in whose name the Certificate or Book-Entry Shares so surrendered are registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer or such Book-Entry Shares shall be properly transferred and the Person requesting such issuance shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or Book-Entry Shares or establish to the satisfaction of Buyer and Exchange Agent that such Tax has been paid or is not applicable.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as Previously Disclosed, Seller hereby represents and warrants to Buyer as follows:

4.1.	Organization, Standing, and Power.

(a) Status of Seller. Seller is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Mississippi, is authorized under the Laws of the State of Mississippi to engage in its business as currently conducted and otherwise has the corporate power and authority to own, lease and operate all of its Assets and to conduct its business in the manner in which its business is now being conducted. Seller is duly qualified or licensed to transact business as a foreign corporation in good standing in each jurisdiction in which its ownership of its Assets or conduct of its business requires such qualification or licensure, except where failure to be so qualified or licensed has not had or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller. Seller is a bank holding company duly registered with the Federal Reserve under the BHC Act. True, complete and correct copies of the articles of incorporation and the bylaws of Seller, each as in effect as of the date of this Agreement, have been delivered or made available to Buyer. The articles of incorporation and bylaws of Seller comply with applicable Law.

(b) Status of Seller Bank. Seller Bank is a direct, wholly owned Subsidiary of Seller, is duly organized, validly existing and in good standing under the Laws of the State of Mississippi, is authorized under the Laws of the State of Mississippi to engage in its business as currently conducted and otherwise has the corporate power and authority to own, lease and operate all of its properties and to conduct its business in the manner in which its business is now being conducted. Seller Bank is authorized by the Mississippi Department of Banking and Consumer Finance (“DBCF”) and the Federal Deposit Insurance Corporation (the “FDIC”) to engage in the business of banking as a Mississippi state-chartered bank. Seller Bank is duly qualified or licensed to transact business as a foreign corporation in good standing in each jurisdiction in which its ownership of its properties or conduct of its business requires such qualification or licensure, except where failure to be so qualified or licensed has not had or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller. True, complete and correct copies of the articles of incorporation and bylaws of Seller Bank, each as in effect as of the date of this Agreement, have been delivered or made available to Buyer.

4.2.	Authority of Seller; No Breach by Agreement.

(a) Authority. Seller has the corporate power and authority necessary to execute, deliver, and, other than with respect to the consummation of the Merger, perform its obligations under this Agreement, and with respect to the consummation of the Merger, upon the approval of this Agreement and the Merger by Seller’s shareholders as required by applicable Law and Seller’s articles of incorporation and bylaws as contemplated by Section 7.1 (the “Seller Shareholder Approval”), to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Mergers, have been duly and validly authorized and approved by all necessary corporate action in respect thereof on the part of Seller and Seller Bank (including, adoption by, and a determination by all of the members of the board of directors of Seller that this Agreement is advisable and in the best interests of Seller’s shareholders and directing the submission of this Agreement and the Merger to a vote at a meeting of shareholders), subject to the Seller Shareholder Approval. This Agreement has been duly executed and delivered by Seller. Subject to the Seller Shareholder Approval, and assuming the due authorization, execution and delivery by Buyer, this Agreement represents a legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought (the “Bankruptcy and Equity Exceptions”)).

(b) No Conflicts. Subject to the receipt of the Seller Shareholder Approval, none of the execution, delivery or performance of this Agreement by Seller, nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Seller’s articles of incorporation, bylaws or other governing instruments, or the articles of incorporation, bylaws or other governing instruments of Seller Bank and any other Seller Entity or any resolution adopted by the board of directors or the equityholders of any Seller Entity, or (ii) subject to receipt of the Requisite Regulatory Approvals, (A) violate any Law or Order applicable to any Seller Entity or any of their respective Assets, or (B) constitute or result in a Default under or the loss of any benefit under, or result in the creation of any Lien upon any of the respective Assets of any Seller Entity under, any of the terms, conditions or provisions of any Contract or Permit of any Seller Entity or under which any of their respective Assets may be bound, except in the case of clause (B) above where such Defaults, losses or Liens have not had or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller.

(c) Consents. Other than in connection or compliance with the provisions of the Securities Laws (including the filing and declaration of effectiveness of the Registration Statement), applicable state securities Laws, the rules of NYSE, Nasdaq, the MBCA, the BHC Act, the Bank Merger Act, the Riegle-Neal Interstate Banking and Branching Efficiency Act, and the Requisite Regulatory Approvals, no notice to, filing with, or Consent of, any Regulatory Authority or any third party is necessary for the consummation by Seller or Seller Bank, as applicable, of the Mergers and other transactions contemplated in this Agreement. Subject to section 10.14, as of the date hereof, Seller has no Knowledge of any reason why the Requisite Regulatory Approvals will not be received in order to permit consummation of the Mergers on a timely basis.

(d) Seller Debt. Seller has no debt that is secured by Seller Bank capital stock or that has the right to vote on any matters on which shareholders may vote.

4.3.	Capitalization of Seller.

(a) Ownership. The authorized capital stock of Seller consists of (i) 80,000,000 shares of Seller Common Stock, $1.00 par value per share and (ii) 10,000,000 shares of preferred stock, $1.00 par value per share. As of the close of business on the date of this Agreement, (A) 31,204,694 shares of Seller Common Stock (excluding treasury shares) were issued and outstanding, (B) 1,249,607 shares of Seller Common Stock were held by Seller in its treasury, (C) 525,790 shares of Seller Restricted Stock Awards were issued and outstanding, (D) no shares of Seller preferred stock were issued and outstanding or held by Seller in treasury; and (E) 310,427 shares of Seller Common Stock were underlying Seller Stock Options. As of the Effective Time, no more than (1) 31,782,488 shares of Seller Common Stock will be issued and outstanding (excluding treasury shares), and (2) no shares of Seller preferred stock will be issued and outstanding or held by its treasury. As of immediately prior to the Effective Time, no more than 793,337 shares of Seller Restricted Stock Awards will be issued and outstanding.

(b) Other Rights or Obligations. All of the issued and outstanding shares of capital stock of Seller are duly authorized and validly issued and outstanding, are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and have been issued or granted, as applicable, in material compliance with all applicable Laws. None of the outstanding shares of capital stock of Seller has been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities of the current or past shareholders of Seller.

(c) Outstanding Equity Rights. Other than the Seller Restricted Stock Awards outstanding prior to the date of this Agreement and set forth in Section 4.3(a)(ii)(E), there are no (i) existing Equity Rights with respect to the securities of Seller, (ii) Contracts under which Seller are or may become obligated to sell, issue, deliver, transfer or otherwise dispose of or redeem, purchase or otherwise acquire any securities of Seller, (iii) Contracts under which Seller is or may become obligated to register shares of Seller’s capital stock or other securities under the Securities Act, (iv) shareholder agreements, voting trusts or other agreements, arrangements or understandings to which Seller is a party or of which Seller has Knowledge, that may reasonably be expected to affect the exercise of voting or any other rights with respect to the capital stock of Seller, or (v) outstanding bonds, debentures, notes or other indebtedness having the right to vote (or which are convertible into, or exchangeable for, securities having the right to vote) on any matters on which the shareholders of Seller may vote. There are no Contracts pursuant to which Seller is or could be required to register shares of Seller’s capital stock or other securities under the Securities Act or to issue, deliver, transfer or sell any shares of capital stock, Equity Rights or other securities of Seller. No Seller Subsidiary owns any capital stock of Seller.

4.4.	Seller Subsidiaries.

(a) Capitalization of Seller Bank. The authorized capital stock of Seller Bank consists of 10,000,000 shares of common stock, par value $5.00 per share (the “Seller Bank Common Stock”), and 1,029,896 shares of Seller Bank Common Stock are outstanding as of the date of this Agreement. All of the outstanding shares of Seller Bank Common Stock (and other equity interests in Seller Bank) are directly and beneficially owned and held by Seller, free and clear of any Lien (other than any restriction on the right to sell or otherwise dispose of such capital stock under applicable securities Laws).

(b) Ownership of Seller Subsidiaries. Section 4.4(b) of Seller’s Disclosure Memorandum contains a complete and accurate listing of each Seller Subsidiary (other than Seller Bank), indicating for each such Seller Subsidiary its respective jurisdiction of organization and amount and ownership of equity securities thereof issued and outstanding and the owner thereof. Seller or Seller Bank owns all of the issued and outstanding shares of capital stock (and other equity interests) of the Seller Subsidiaries free and clear of any Lien (other than any restriction on the right to sell or otherwise dispose of such capital stock under applicable securities Laws). Except for the capital stock or other voting securities of, or ownership interests in, the Seller Subsidiaries, Seller does not own, directly or indirectly, any capital stock or other voting securities of, or ownership interests in, any Person.

(c) Other Rights or Obligations. All of the issued and outstanding shares of capital stock of each Seller Subsidiary are duly authorized and validly issued and outstanding, are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and have been issued or granted, as applicable, in compliance in all material respects with applicable Laws. None of the outstanding shares of capital stock of any Seller Subsidiary has been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities of the current or past shareholders of Seller.

(d) Outstanding Equity Rights. There are no (i) existing Equity Rights with respect to the securities of any Seller Subsidiary, (ii) Contracts under which any Seller Subsidiary are or may become obligated to sell, issue, deliver, transfer or otherwise dispose of or redeem, purchase or otherwise acquire any securities of any Seller Subsidiary, (iii) Contracts under which any Seller Subsidiary is or may become obligated to register shares of Seller’s capital stock or other securities under the Securities Act, (iv) shareholder agreements, voting trusts or other agreements, arrangements or understandings to which any Seller Subsidiary is a party or of which Seller has Knowledge, that may reasonably be expected to affect the exercise of voting or any other rights with respect to the capital stock of any Seller Subsidiary, or (v) outstanding bonds, debentures, notes or other indebtedness having the right to vote (or which are convertible into, or exchangeable for, securities having the right to vote) on any matters on which the shareholders of any Seller Subsidiary may vote. There are no Contracts pursuant to which any Seller Subsidiary is or could be required to register shares of any Seller Subsidiary’s capital stock or other securities under the Securities Act or to issue, deliver, transfer or sell any shares of capital stock, Equity Rights or other securities of any Seller Subsidiary.

(e) Status of Seller Subsidiaries. Each Seller Subsidiary is a corporation duly organized, validly existing, and in good standing under the Laws of the State of its jurisdiction, is authorized under the Laws of the State of its jurisdiction to engage in its business as currently conducted and otherwise has the corporate power and authority to own, lease and operate all of its Assets and to conduct its business in the manner in which its business is now being conducted. Each Seller Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in each jurisdiction in which its ownership of Assets or conduct of business requires such qualification or licensure, except where failure to be so qualified or licensed has not had or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller. True, complete and correct copies of the articles of incorporation, bylaws or other or other governing instruments of each Seller Subsidiary, each as in effect as of the date of this Agreement, have been delivered or made available to Buyer. The articles of incorporation, bylaws and other governing instruments of each Seller Subsidiary complies with applicable Law.

4.5.	Regulatory Reports.

(a) Regulatory Filings. Since January 1, 2021, each Seller Entity has filed on a timely basis all forms, filings, registrations, submissions, statements, certifications, returns, information, data, reports and documents required to be filed or furnished by it with any Regulatory Authority except where a failure to timely make such filings has not had and would not reasonably be expected to have, either individually or in the aggregate, a material impact on the operations or financial condition of Seller. All such forms, filings, registrations, submissions, statements, certifications, returns, information, data, reports and documents were complete and accurate in all material respects and in compliance in all material respects with the requirements of any applicable Law and the requirements of the applicable Regulatory Authority. Subject to Section 10.14, there (i) is no unresolved violation, criticism, or exception by any Regulatory Authority with respect to any form, filing, registration, submission, statement, certification, return, information, data, report or document relating to any examinations, inspections or investigations of any Seller Entity, and (ii) have been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Authority with respect to the business, operations, policies or procedures of any Seller Entity. Subject to Section 10.14 and except for normal examinations conducted by a Regulatory Authority in the Ordinary Course, no Regulatory Authority has initiated or has pending any proceeding or, to the Knowledge of Seller, investigation into the business or operations of the Seller or the Seller Subsidiaries since January 1, 2021, except where such proceedings or investigations would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller. From January 1, 2021, until May 29, 2024, Seller was in compliance with the then-applicable listing and corporate governance rules and regulations of Nasdaq, and since May 30, 2024, Seller has been in compliance with the then-applicable listing and corporate governance rules and regulations of NYSE.

(b) Seller SEC Reports. An accurate and complete copy of each SEC Report of Seller (the “Seller SEC Reports”) is publicly available. No such Seller SEC Report, at the time filed, furnished or communicated (and, in the case of registration statements, prospectuses and proxy statements, on the dates of effectiveness, dates of first sale of securities and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all Seller SEC Reports filed or furnished under the Securities Act and the Exchange Act complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of Seller has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). As of the date of this Agreement, there are no outstanding comments from, or material unresolved issues raised by the SEC with respect to any of the Seller SEC Reports.

4.6.	Financial Matters.

(a) Financial Statements. The Seller Financial Statements included or incorporated by reference in the Seller SEC Reports (i) are true, accurate and complete in all material respects, and have been prepared from, and are in accordance with, the Books and Records of the Seller Entities, (ii) have been prepared in accordance with GAAP, regulatory accounting principles and the applicable accounting requirements and with the published rules and regulations of the SEC, in each case, consistently applied except as may be otherwise indicated in the notes thereto and except with respect to the interim financial statements for the omission of footnotes, and (iii) fairly present in all material respects the consolidated financial condition of the Seller Entities as of the respective dates set forth therein and the consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows of the Seller Entities for the respective periods set forth therein, subject in the case of the interim Financial Statements to year-end adjustments. The Seller Financial Statements to be prepared after the date of this Agreement and prior to the Closing (A) will be true, accurate and complete in all material respects, and will be prepared from, and will be in accordance with, the Books and Records of the Seller Entities, (B) will have been prepared in accordance with GAAP, regulatory accounting principles and the applicable accounting requirements and with the published rules and regulations of the SEC, in each case, consistently applied except as may be otherwise indicated in the notes thereto and except with respect to unaudited financial statements for the omission of footnotes, and (C) will fairly present in all material respects the consolidated financial condition of the Seller Entities as of the respective dates set forth therein and the consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows of the Seller Entities for the respective periods set forth therein, subject in the case of unaudited financial statements to year-end adjustments.

(b) Call Reports. The financial statements contained in the Call Reports of Seller Bank for the periods ended on or after December 31, 2020, (i) are true, accurate and complete in all material respects, (ii) have been prepared in accordance with GAAP and regulatory accounting principles consistently applied, except as may be otherwise indicated in the notes thereto and except for the omission of footnotes, and (iii) fairly present in all material respects the financial condition of Seller Bank as of the respective dates set forth therein and the results of operations and shareholders’ equity for the respective periods set forth therein, subject to year-end adjustments. The financial statements contained in the Call Reports of Seller Bank to be prepared after the date of this Agreement and prior to the Closing (A) will be true, accurate and complete in all material respects, (B) will have been prepared in accordance with GAAP and regulatory accounting principles consistently applied, except as may be otherwise indicated in the notes thereto and except for the omission of footnotes, and (C) will fairly present in all material respects the financial condition of Seller Bank as of the respective dates set forth therein and the results of operations and shareholders’ equity of Seller Bank for the respective periods set forth therein, subject to year-end adjustments.

(c) Systems and Processes. Seller and each Seller Entity has in place sufficient systems and processes that are customary for a financial institution the size of Seller and such Seller Entity and that are designed to (i) provide reasonable assurances regarding the reliability of financial reporting and the preparation of the Seller Financial Statements and such Seller Entity’s financial statements, including the Call Reports, (ii) in a timely manner accumulate and communicate to Seller and such Seller Entity’s principal executive officer and principal financial officer the type of information that would be required to be disclosed in Seller Financial Statements and such Seller Entity’s financial statements, including the Call Reports, or any forms, filings, registrations, submissions, statements, certifications, returns, information, data, reports or documents required to be filed or provided to any Regulatory Authority, (iii) ensure access to Seller and such Seller Entity’s Assets is permitted only in accordance with management’s authorization, and (iv) ensure the reporting of such Assets is compared with existing Assets at regular intervals. Since December 31, 2020, neither Seller nor any Seller Entity nor, to Seller’s Knowledge, any Representative of any Seller Entity has received or otherwise had or obtained Knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the adequacy of such systems and processes or the accuracy or integrity of Seller Financial Statements, any Seller Entity’s financial statements, including the Call Reports, or the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of any Seller Entity or their respective internal accounting controls, including any complaint, allegation, assertion or claim that any Seller Entity has engaged in questionable accounting or auditing practices. No attorney representing any Seller Entity, whether or not employed by any Seller Entity, has reported evidence of a violation of Securities Laws, breach of fiduciary duty or similar violation by Seller or any of its officers, directors or employees to the board of directors of Seller or any Seller Entity or any committee thereof, or to any director or officer of Seller or any Seller Entity. To Seller’s Knowledge, there has been no instance of fraud by any Seller Entity, whether or not material.

(d) Records. The records, systems, controls, data and information of the Seller Entities are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of a Seller Entity or its accountants (including all means of access thereto and therefrom), except where such non-exclusive ownership and non-direct control has not had or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller. Seller and Seller Bank (i) have implemented, and maintain, disclosure controls and procedures (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act) to ensure the reliability of the Seller Financial Statements and to ensure that information relating to the Seller Entities is made known to the principal executive officer, principal financial officer, or other members of executive management of Seller by others within those entities as appropriate (A) to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, (B) which allow for maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the Assets of the Seller Entities, (C) that provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Seller Entities are being made only in accordance with authorizations of management and directors of Seller, and (D) that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Assets of the Seller Entities that could have a material effect on its financial statements, and (ii) have disclosed, based on its most recent evaluation prior to the date hereof, to Seller’s outside auditors and the audit committee of the board of directors of Seller (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rules 13a-15(f) and 13d-15(f) of the Exchange Act) that would be reasonably likely to adversely affect Seller’s ability to record, process, summarize and report financial information, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Seller’s internal controls over financial reporting. To the Knowledge of Seller, there is no reason to believe that Seller’s outside auditors, its principal executive officer and principal financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due, if required.

(e) Auditor Independence. The independent registered public accounting firm engaged to express its opinion with respect to the Seller Financial Statements included in the Seller SEC Reports is, and has been throughout the periods covered thereby, “independent” within the meaning of Rule 2-01 of Regulation S-X. As of the date hereof, the external auditor for Seller and the Seller Bank has not resigned or been dismissed as a result of or in connection with any disagreements with Seller or Seller Bank on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

4.7.	Books and Records.

The Books and Records of the Seller Entities have been and are being maintained in the Ordinary Course in accordance and in compliance with all applicable accounting requirements and Laws and are complete and accurate in all material respects to reflect corporate action by the Seller Entities.

4.8.	Absence of Undisclosed Liabilities.

No Seller Entity has incurred any Liability, except for Liabilities (a) incurred in the Ordinary Course since December 31, 2023, (b) incurred in connection with this Agreement and the transactions contemplated hereby, or (c) that are accrued or reserved against in the consolidated balance sheet of Seller as of December 31, 2023 included in the Seller Financial Statements at and for the period ending December 31, 2023.

4.9.	Absence of Certain Changes or Events.

(a) Since December 31, 2023, there has not been a Material Adverse Effect on Seller.

(b) Since December 31, 2023, (i) the Sellers Entities have carried on their respective businesses in all material respects only in the Ordinary Course, (ii) there has not been any material damage, destruction or other casualty loss with respect to any material Asset owned, leased or otherwise used by any Seller Entity whether or not covered by insurance, and (iii) none of the Seller Entities have taken any action that would be prohibited by Section 6.2 if taken after the date hereof.

4.10.	Tax Matters.

(a) All Seller Entities have timely filed with the appropriate Taxing authorities all Tax Returns in all jurisdictions in which such Tax Returns are required to be filed, and such Tax Returns are correct and complete in all material respects. None of the Seller Entities is the beneficiary of any extension of time within which to file any Tax Return (other than any extensions to file Tax Returns automatically granted). All material Taxes of the Seller Entities (whether or not shown on any Tax Return) that are due have been fully and timely paid. There are no Liens for Taxes (other than a Lien for Taxes not yet due and payable) on any of the Assets of any of the Seller Entities. No claim has been made in the last six years in writing by an authority in a jurisdiction where any Seller Entity does not file a Tax Return that such Seller Entity may be subject to Taxes by that jurisdiction. The accrual for Taxes on the most recent balance sheet of the Seller Entities would be adequate to pay all Tax liabilities of the Seller Entities if its current tax year were treated as ending on the Closing Date.

(b) None of the Seller Entities has received any written notice of assessment or proposed assessment in connection with any amount of Taxes that remain unpaid or are unresolved, and there are no threatened in writing or pending disputes, claims, audits or examinations regarding any Taxes of any Seller Entity that have not been fully resolved. None of the Seller Entities has waived any statute of limitations in respect of any Taxes. The Seller Entities have made available to Buyer true and complete copies of any private letter ruling requests, closing agreements or gain recognition agreements requested or executed since January 1, 2020.

(c) Each Seller Entity has complied in all material respects with all applicable Laws relating to the withholding of Taxes and the payment thereof to appropriate authorities, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign Law.

(d) The unpaid Taxes of each Seller Entity (i) did not, as of the most recent fiscal month end, materially exceed the reserve for Tax Liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) for such Seller Entity, and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the Seller Entities in filing their Tax Returns.

(e) None of the Seller Entities is a party to any Tax indemnity, allocation or sharing agreement (other than any agreement solely between the Seller Entities and other than any customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which agreements does not relate to Taxes), and none of the Seller Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Seller) or has any Tax Liability of any Person under Section 1.1502-6 of the Treasury Regulations promulgated under the Code (the “Treasury Regulations”) or any similar provision of state, local or foreign Law (other than the other members of the consolidated group of which Seller is parent), or as a transferee or successor.

(f) During the four-year period ending on the date hereof or otherwise as part of a “plan (or series of related transactions”) within the meaning of Section 355(e) of the Code of which the Merger is also a part, none of the Seller Entities was a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a transaction intended to qualify for tax-free treatment under Section 355 of the Code. During the five-year period ending on the date hereof, none of the Seller Entities was a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(g) No Seller Entity has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1) or any “tax shelter” within the meaning of Section 6662 of the Code.

(h) Each Seller Benefit Plan, employment agreement, or other compensation arrangement of Seller that constitutes a “nonqualified deferred compensation plan” subject to Section 409A of the Code has been written, executed, and operated in compliance with Section 409A of the Code and the regulations thereunder. No Seller Entity has any obligation to gross-up or otherwise reimburse any Person for any tax incurred by such person pursuant to Section 409A or Section 280G of the Code.

(i) None of the Seller Entities (nor Buyer or any of its Affiliates as a result of ownership of any Seller Entity) will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any of the following that occurred or exists on or prior to the Closing Date: (i) a change in a method of accounting for a taxable period ending on or prior to the Closing Date or use of an improper method of accounting (including pursuant to Section 481 of the Code or any similar provision of state, local or foreign Law, or otherwise); (ii) a Tax ruling or agreement entered into with a Regulatory Authority, including a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) executed on or prior to the Closing Date; (iii) an installment sale or open transaction disposition made on or prior to the Closing Date; (iv) a prepaid or deferred revenue amount received on or prior to the Closing Date; and (v) “long-term contracts” that are subject to a method of accounting provided in Section 460 of the Code or any deferred income pursuant to IRS Revenue Procedure 2004-34, Treasury Regulation Section 1.451-5, Section 455 of the Code, or Section 456 of the Code (or any corresponding provision of state or local law).

4.11.	Assets.

(a) Each Seller Entity has good and marketable title, or good and valid leasehold interests in, to those Assets reflected in the most recent Seller Financial Statements as being owned or leased, as applicable, by such Seller Entity or acquired after the date thereof (except Assets sold or otherwise disposed of since the date thereof in the Ordinary Course), free and clear of all Liens, except (a) statutory Liens securing payments not yet due, (b) Liens for real property Taxes not yet due and payable or being contested in good faith pursuant to appropriate proceedings, (c) easements, rights of way, and other similar encumbrances that do not materially affect the use of the Assets subject thereto or affected thereby or otherwise materially impair business operations and use of such Assets, and (d) such imperfections or irregularities of title or Liens as do not materially affect the use of the Assets subject thereto or affected thereby or otherwise materially impair business operations and use of such Assets (collectively, “Permitted Liens”).

(b) Section 4.11(b) of Seller’s Disclosure Memorandum sets forth a true, complete and correct list of all street addresses and fee owners of all real property owned, leased or licensed by any Seller Entity or otherwise occupied by a Seller Entity or used or held for use by any Seller Entity, including other real estate owned (collectively, the “Real Property”). Other than as set forth on Section 4.11(b) of Seller’s Disclosure Memorandum, there are no Persons in possession of any portion of any of the Real Property other than the Seller Entities, and no Person other than a Seller Entity has the right to use or occupy for any purpose any portion of any of the Real Property owned, leased or licensed by a Seller Entity. A Seller Entity is the fee simple owner of owned by it free and clear of all Liens, except Permitted Liens. There are no outstanding options, rights of first offer or refusal or other pre-emptive rights or purchase rights with respect to any such owned Real Property. All leases of Real Property under which any Seller Entity, as lessee, leases Real Property, are valid, binding and enforceable in accordance with their respective terms and such Seller Entity has good and marketable leasehold interests to all Real Property leased by them. There is not under any such lease any material existing Default by any Seller Entity or, to Seller’s Knowledge, any other party thereto, or any event which with notice or lapse of time would constitute such a material Default and all rent and other sums and charges due and payable under such lease have been paid. There are no pending or, to the Knowledge of Seller, threatened condemnation or eminent domain proceedings against any Real Property.

(c) The Assets reflected in the most recent Seller Financial Statements which are owned or leased by the Seller Entities, and in combination with the Real Property, the Intellectual Property of any Seller Entity, and contractual benefits and burdens of the Seller Entities, constitute, as of the Closing Date, all of the Assets, rights and interests necessary to enable the Seller Entities to operate consolidated businesses in the Ordinary Course and as the same is expected to be conducted on the Closing Date.

4.12.	Intellectual Property; Privacy.

(a) Each Seller Entity owns or has a valid license to use (in each case, free and clear of any Liens other than any Permitted Liens) all material Intellectual Property necessary to carry on the business of such Seller Entity as it is currently conducted. Each Seller Entity is the owner of or has a license, with the right to sublicense, to any Intellectual Property sold or licensed to a third party by such Seller Entity in connection with its business operations, and such Seller Entity has the right to convey by sale or license any Intellectual Property so conveyed. No Seller Entity is in material Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of Seller threatened, which challenge the rights of any Seller Entity with respect to Intellectual Property used, sold or licensed by such Seller Entity in the course of its business, nor has any Person claimed or alleged any rights to such Intellectual Property. To the Knowledge of Seller, the conduct of the business of each Seller Entity and the use of any Intellectual Property by each Seller Entity does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any other person. No Person has asserted to any Seller Entity in writing that any Seller Entity has infringed, misappropriated or otherwise violated the Intellectual Property rights of such Person. The validity, continuation and effectiveness of all licenses and other agreements relating to Intellectual Property used by any Seller Entity in the course of its business and the current terms thereof will not be affected by the transactions contemplated by this Agreement, the use of the “The First Bancshares, Inc.” and “The First Bank” trademarks will be transferred to Buyer or Buyer Bank in connection with the transactions contemplated by this Agreement and after the Effective Time, no Person besides Buyer shall have right and title to the “The First Bancshares, Inc.” and “The First Bank” trademarks and trade names. All of the Seller Entities’ right to the use of and title to the names “The First Bancshares, Inc.” and “The First Bank” will be transferred to Buyer in connection with the completion of the transactions contemplated by this Agreement.

(b) (i) The computer, information technology and data processing systems, facilities and services used by the Seller Entities, including all software, hardware, networks, communications facilities, platforms and related systems and services (collectively, the “Systems”), are sufficient for the conduct of the respective businesses of the Seller Entities as currently conducted, and (ii) the Systems are in good working condition to effectively perform all computing, information technology and data processing operations necessary for the operation of the respective businesses of the Seller Entities as currently conducted. There have not been any actual, suspected, or alleged Security Incidents or actual or alleged claims related to Security Incidents, and there are no facts or circumstances which could reasonably serve as the basis for any such allegations or claims. There are no known data security, information security, or other technological vulnerabilities with respect to any Seller Entity or with respect to the Systems that could adversely impact their operations or cause a Security Incident. The Seller Entities have taken commercially reasonable steps and implemented commercially reasonable safeguards consistent with the state of the art for the industry in which the Seller Entities operate to ensure that the Systems are secure from loss, damage, and unauthorized access, use, modification, or other misuse and free from any disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, software, data or other materials. Each Seller Entity has implemented commercially reasonable backup and disaster recovery policies, procedures and systems consistent with generally accepted industry standards and sufficient to reasonably maintain the operation of the respective businesses of the Seller Entities in all material respects. Each Seller

Entity has implemented and maintained commercially reasonable measures and procedures designed to mitigate the risks of cybersecurity breaches and attacks. Without limiting the generality of the foregoing, the Seller Entities’ information security programs are designed to (i) identify internal and external risks to the security of the Personal Information, Business Data, and Systems; and (ii) implement, monitor and improve adequate and effective safeguards to control those risks. The Seller Entities have timely and reasonably remediated and addressed any and all material audit or security assessment findings relating to its implementation of administrative, technical, and physical security measures. Each Seller Entity employee has received training regarding information security that is relevant to each such employee’s role and responsibility within the business and such employee’s access to Personal Information, Business Data and Systems.

(c) Each Seller Entity and, to Seller’s Knowledge, each Third Party Service Provider, has (i) at all times and remains in compliance with all Privacy and Security Requirements, and (ii) taken commercially reasonable measures to ensure that all Personal Information in its possession or control is protected against loss, damage, and unauthorized access, use, modification, or other misuse. There has been no loss, damage, or unauthorized access, use, modification, or other misuse of any such Personal Information by any Seller Entity or any other Person. The Seller Entities have implemented and maintain documented policies and procedures to ensure compliance with the Privacy and Information Security Requirements. Each Seller Entity has provided all requisite notices and obtained all required consents, and satisfied all other requirements, necessary for the conduct of the business as currently conducted and in connection with the consummation of the transaction contemplated hereunder. The consummation of the transaction contemplated hereunder will comply with the Privacy and Information Security Requirements.

(d) Each Seller Entity has contractually obligated all Third Party Service Providers to appropriate contractual terms relating to the protection and use of Personal Information and Systems, including obligations to (i) comply with applicable Privacy and Information Security Requirements, (ii) implement an appropriate information security program that includes reasonable administrative, technical, and physical safeguards, and (iii) restrict processing of Personal Information and ensure the return or adequate disposal or destruction of Personal Information. Each Seller Entity has taken reasonable measures to ensure that Third Party Service Providers have complied with their contractual obligations.

(e) There is not currently pending or threatened Litigation against any Seller Entity, including by any privacy regulator or other Regulatory Authority, with respect to privacy, cybersecurity, or the Processing of Personal Information, and there are no facts upon which such Litigation could be based.

(f) Each Seller Entity has taken commercially reasonable measures to protect the confidentiality of all trade secrets that are included in the Intellectual Property owned by them, and, to the Knowledge of Seller, such trade secrets have not been disclosed by any Seller Entity to any Person except pursuant to appropriate nondisclosure agreements.

(g) Each current or former employee, consultant or contractor of the Seller Entity who has contributed to the creation or development of any Intellectual Property owned by any Seller Entity has executed a nondisclosure and assignment-of-rights agreement for the benefit of the Seller Entities, and the Seller Entities are the owner of all rights in and to all Intellectual Property created by each such employee, consultant or contractor in performing services for the Seller Entities vesting all rights in work product created in the Seller Entities.

4.13.	Environmental Matters.

(a) Each Seller Entity, and the Real Property are, and have been since January 1, 2021, in compliance, in all material respects, with all Environmental Laws.

(b) There is no Litigation pending or, to the Knowledge of Seller, threatened before any Regulatory Authority in which any Seller Entity or any of the Real Property has been or, with respect to threatened

Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with or Liability under any Environmental Law, or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) the Real Property, nor is there any reasonable basis for any Litigation of a type described in this sentence. No Seller Entity is subject to any Order imposing any liability or obligation with respect to any Environmental Law that is or would reasonably be expected to be material to Seller.

4.14.	Compliance with Laws.

(a) Each Seller Entity has, and since January 1, 2021 has had, in effect all Permits necessary for it to lawfully own, lease, or operate its Assets and to carry on its business as now or then conducted (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such Permit has had or would, reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller. There has occurred no Default under any such Permit and to the Knowledge of Seller no suspension or cancelation of any such Permit is threatened. None of the Seller Entities:

(i) is in Default under any of the provisions of its articles of incorporation or bylaws (or other governing instruments);

(ii) is in material Default under any Laws, or in Default under any Orders, applicable to its business or employees conducting its business; or

(iii) subject to Section 10.14, has since January 1, 2021 received any written notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof asserting that any Seller Entity is not in compliance with any Laws, Orders, or Permits or engaging in an unsafe or unsound activity or in troubled condition.

(b) Each Seller Entity is, and since January 1, 2021, has been, in material compliance with all applicable Laws, regulatory capital requirements, Consents, Permits, Orders, or conditions imposed in writing by a Regulatory Authority, to which they or their Assets may be subject.

(c) Each director, officer, shareholder, manager, and employee of the Seller Entities that has been engaged at any time in the development, use, or operation of the Seller Entities and their respective Assets, and each Independent Contractor, is and has been in material compliance with all applicable Laws relating to the development, use, or operation of the Seller Entities and their respective Assets. No proceeding or notice has been filed, given, commenced or, to the Knowledge of Seller, threatened against any of the Seller Entities or any of their respective directors, officers, members, Affiliates, managers, employees or Independent Contractors alleging any failure to so materially comply with all applicable Laws.

(d) Seller Bank (i) has properly certified all foreign deposit accounts and has made all necessary tax withholdings on all of its deposit accounts, (ii) has timely and properly filed and maintained all requisite Currency Transaction Reports and other related forms, including any requisite Custom Reports required by any agency of the U.S. Department of the Treasury, including the United States Internal Revenue Service (“IRS”), and (iii) has timely filed all Suspicious Activity Reports with the Financial Crimes Enforcement Network (bureau of the U.S. Department of the Treasury) required to be filed by it pursuant to all applicable Laws.

(e) Since January 1, 2021, each Seller Entity has properly administered all accounts for which it acts as a fiduciary, including accounts for which any Seller Entity serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment adviser, in accordance with the terms of the applicable governing documents and in compliance, in all material respects, with applicable Laws. Since January 1, 2021, no Seller Entity has committed any breach of trust or fiduciary duty with respect to any such fiduciary account, and the accountings for each such fiduciary account are complete and correct and accurately reflect the assets of such fiduciary account.

(f) None of the Seller Entities, or to Seller’s Knowledge, any director, officer, employee, agent or other Person acting on behalf of any Seller Entity has, directly or indirectly, (i) used any funds of any Seller Entity for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of any Seller Entity, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977 or any similar law, (iv) established or maintained any unlawful fund of monies or other Assets of any Seller Entity, (v) made any fraudulent entry on the Books and Records of any Seller Entity, (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback, or other unlawful payment to any Person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to obtain special concessions for any Seller Entity, to pay for favorable treatment for business secured or to pay for special concessions already obtained for any Seller Entity, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department, or (vii) violated or is in violation of the Currency and Foreign Transactions Reporting Act of 1970, the Bank Secrecy Act, the USA PATRIOT ACT of 2001, the money laundering Laws of any jurisdiction, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Regulatory Authority (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any Regulatory Authority or any arbitrator involving any Seller Entity with respect to the Money Laundering Laws is pending or, to the Knowledge of Seller, threatened. Each Seller Entity has been conducting operations at all times in compliance with applicable financial recordkeeping and reporting requirements of all Money Laundering Laws administered and each Seller Entity has established and maintained a system of internal controls designed to ensure compliance by the Seller Entities with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws.

(g) As of the date hereof, Seller, Seller Bank and each other insured depository institution Subsidiary of Seller is “well-capitalized” (as that term is defined by applicable Law).

4.15.	Community Reinvestment Act Performance.

Seller Bank is an “insured depository institution” as defined in the Federal Deposit Insurance Act (the “FDIA”) and applicable regulations thereunder, has received a Community Reinvestment Act of 1977 rating of “satisfactory” or better in its most recently completed performance evaluation, and Seller has no Knowledge of the existence of any fact or circumstance or set of facts or circumstances which could reasonably be expected to result in Seller Bank having its current rating lowered such that it is no longer “satisfactory” or better.

4.16.	Labor Relations.

(a) No Seller Entity is the subject of any pending or, to the Knowledge of Seller, threatened Litigation asserting that it or any other Seller Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or other violation of state or federal labor Law or seeking to compel it or any other Seller Entity to bargain with any labor organization or other employee representative as to wages or conditions of employment. No Seller Entity, predecessor, or Affiliate of a Seller Entity is or has ever been a party to any collective bargaining agreement or subject to any bargaining order, injunction or other Order relating to Seller’s relationship or dealings with its employees, any labor organization or any other employee representative, and no Seller Entity or Affiliate of a Seller Entity is currently negotiating any collective bargaining agreement. There is no strike, slowdown, lockout or other job action or labor dispute involving any Seller Entity pending or threatened and there have been no such actions or disputes since January 1, 2021. To the Knowledge of Seller, since January 1, 2021, there has not been any attempt by any Seller Entity employees or any labor organization or other employee representative to organize or certify a collective bargaining unit or to engage in any other union organization activity with respect to the workforce of any Seller Entity. Section 4.16(a) of Seller’s Disclosure Memorandum sets forth each Seller Benefit Plan or other agreement with an employee pursuant to which a Seller Entity incurs a penalty, liability or severance obligation upon the termination of employment of an employee of a Seller Entity. Except as otherwise set forth on Section 4.16(a) of Seller’s Disclosure Memorandum, the employment of each employee of Seller Entity is terminable at will by the relevant Seller Entity without any penalty, liability or severance obligation incurred by any Seller Entity.

(b) Section 4.16(b) of Seller’s Disclosure Memorandum separately sets forth all of Seller’s employees, including for each such employee: name, job title, hire date, full- or part-time status, status as a regular, temporary or contract employee, Fair Labor Standards Act designation, work location (identified by street address), current compensation paid or payable, all wage arrangements, fringe benefits (other than employee benefits applicable to all employees, which benefits are set forth on Section 4.17(a) of Seller’s Disclosure Memorandum), bonuses, incentives, or commissions paid the past three years, and visa and Green Card application status. To Seller’s Knowledge, no employee of any Seller Entity is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality or non-competition agreement, that in any way that currently adversely affects or restricts, or after the Closing will adversely affect or restrict, the performance of such employee’s duties. No Key Employee of any Seller Entity has provided written notice to a Seller Entity of his or her intent to terminate his or her employment with the applicable Seller Entity as of the date hereof.

(c) Section 4.16(c) of Seller’s Disclosure Memorandum contains a complete and accurate listing of the name (if an entity, including the name of the individuals employed by or providing service on behalf of such entity) and contact information of each individual who has provided personal services to any Seller Entity as an independent contractor, consultant, freelancer or other service provider (collectively, “Independent Contractors”) during the prior three years. A copy of each Contract relating to the services provided by any such Independent Contractor to a Seller Entity has been made available to Buyer prior to the date hereof. The engagement of each Independent Contractor of each Seller Entity is terminable at will by the relevant Seller Entity without any penalty or liability incurred by any Seller Entity.

(d) The Seller Entities have no leased employees or employees provided by a third-party staffing or other entity (including any “leased employees” within the meaning of Code Section 414(n)).

(e) The Seller Entities have, or will have no later than the Closing Date, paid all accrued salaries, bonuses, commissions, and other wages due to be paid through the Closing Date. Each of the Seller Entities is and at all times has been in material compliance with all Laws governing the employment of labor and the withholding of taxes, including all contractual commitments and all such Laws relating to wages, hours, affirmative action, collective bargaining, discrimination, civil rights, disability accommodation, employee leave, unemployment, worker classification, immigration, safety and health, workers’ compensation and the collection and payment of withholding or Social Security taxes and similar taxes. With respect to all split life insurance policies contributed to by a Seller Entity or for which the premiums are paid by a Seller Entity, the Seller Entities have included as compensation for Tax purposes all amounts that are required to be so included.

(f) There are no, and since January 1, 2021 there have not been any, wage and hour claims, discrimination, disability accommodation, or other employment claims or charges by any employee or prospective employee of any Seller Entity, nor, to Seller’s Knowledge, are there any such claims or charges currently threatened by any employee of any Seller Entity. To Seller’s Knowledge, there are no governmental investigations open with or under consideration by the United States Department of Labor (“DOL”), Equal Employment Opportunity Commission, or any other federal or state governmental body charged with administering or enforcing employment related Laws.

(g) All of the Seller Entities’ employees are employed in the United States and are either United States citizens or are legally entitled to work in the United States under the Immigration Reform and Control Act of 1986, other United States immigration Laws, and the Laws related to the employment of non-United States citizens applicable in the state in which the employees are employed. The Seller Entities have completed a Form I-9 (Employment Eligibility Verification) for each employee, and each such Form I-9 has since been updated as required by applicable Laws and is correct and complete in all material respects. Each individual who renders services to any Seller Entity is properly classified as having the status of an employee or independent contractor or other non-employee status (including for purposes of taxation and Tax reporting and under Seller Benefit Plans).

(h) Since January 1, 2021, none of the Seller Entities has implemented any facility closing or mass layoff, as defined under the WARN Act, without providing notice in accordance with the WARN Act, and no such actions are currently contemplated, planned or announced.

(i) Since January 1, 2021, (i) to the Knowledge of Seller, no officer or director of any Seller Entity has been the subject of an allegation of sexual harassment, sexual assault, discrimination, harassment or retaliation, and (ii) none of the any Seller Entities has entered into any settlement agreements related to allegations of sexual harassment, other sexual misconduct, discrimination, harassment or retaliation by any employee or director of any Seller Entity.

4.17.	Employee Benefit Plans.

(a) Seller has made available to Buyer prior to the execution of this Agreement, true, complete and correct copies (or if not written, a written summary of its terms) of each Seller Benefit Plan that is an “employee benefit plan” within the meaning of Section 3(3) of ERISA or provides for retirement, deferred compensation, death or life insurance benefits and each other material Seller Benefit Plan. “Seller Benefit Plan”) means an Employee Benefit Plan (including all amendments thereto), that has been adopted, maintained, sponsored in whole or in part by, or contributed to or required to be contributed to by any Seller Entity or Seller ERISA Affiliate for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries or under which employees, retirees, former employees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate or with respect to which any Seller Entity or any Seller ERISA Affiliate has or may have any obligation or Liability. For the avoidance of doubt, the term “Seller Benefit Plans” includes plans, programs, policies, and arrangements sponsored or maintained by a third-party professional employer organization in which the current or former employees, retirees, dependents, spouses, directors, Independent Contractors, or other beneficiaries of the Seller Entity or any of its Affiliates are eligible to participate. Section 4.17(a) of Seller’s Disclosure Memorandum has a complete and accurate list of all Seller Benefit Plans required to be made available to Buyer pursuant to the first sentence of this Section 4.17(a). No Seller Benefit Plan is subject to any Laws other than those of the United States or any state, county, or municipality in the United States. Seller has made available to Buyer prior to the execution of this Agreement (i) all trust agreements or other funding arrangements for all Seller Benefit Plans, (ii) the most recent determination letter or opinion letter from the IRS, (iii) annual reports or returns, audited or unaudited financial statements, actuarial reports and valuations prepared for any Seller Benefit Plan for the current plan year and the preceding plan year, (iv) the most recent summary plan descriptions and any material modifications thereto, (v) any non-routine notice, letter or other correspondence with the DOL, IRS, Pension Benefit Guaranty Corporation (“PBGC”), or any other governmental entity regarding a Seller Benefit Plan, and (vi) all actuarial valuations of Seller Benefit Plans.

(b) Each Seller Benefit Plan is and has been maintained in material compliance with the terms of such Seller Benefit Plan, and in material compliance with the applicable requirements of the Code, ERISA, and any other applicable Laws. No Seller Benefit Plan is required to be amended within the 90-day period beginning on the Closing Date in order to continue to comply with ERISA, the Code, and other applicable Laws. Each Seller Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has received a favorable determination letter, or for a prototype plan, opinion letter, from the IRS that applies to the Seller Benefit Plan and on which such Seller Benefit Plan is entitled to rely. To Seller’s Knowledge, nothing has occurred and no circumstance exists that would be reasonably expected to adversely affect the qualified status of such Seller Benefit Plan. Within the past three years, no Seller Entity has taken any action to take material corrective action with respect to any Seller Benefit Plan or make a filing under any voluntary correction program of the IRS, DOL, or any other Regulatory Authority. All assets of each Seller Benefit Plan that is a retirement plan consist exclusively of cash and actively traded securities.

(c) There are no pending, or to Seller’s Knowledge, threatened or pending claims or disputes under the terms of, or in connection with, the Seller Benefit Plans other than claims for benefits in the Ordinary Course that are not expected to result in material liability to any Seller Entity, and, to Seller’s Knowledge, no action, proceeding, prosecution, inquiry, hearing or investigation or audit has been commenced with respect to any Seller Benefit Plan.

(d) Neither Seller nor any Affiliate of Seller has engaged in any prohibited transaction for which there is not an exemption, within the meaning of Section 4975 of the Code or Section 406 of ERISA, with respect to any Seller Benefit Plan and no prohibited transaction has occurred with respect to any Seller Benefit Plan that would be reasonably expected to result in any Liability or excise Tax under ERISA or the Code. No Seller Entity, Seller Entity employee, nor any committee of which any Seller Entity employee is a member has breached his or her fiduciary duty with respect to a Seller Benefit Plan in connection with any acts taken (or failed to be taken) with respect to the administration or investment of the assets of any Seller Benefit Plan. To Seller’s Knowledge, no fiduciary, within the meaning of Section 3(21) of ERISA, who is not a Seller Entity or any Seller Entity employee, has breached his or her fiduciary duty with respect to a Seller Benefit Plan or otherwise has any Liability in connection with any acts taken (or failed to be taken) with respect to the administration or investment of the assets of any Seller Benefit Plan that would reasonably be expected to result in any Liability or excise Tax under ERISA or the Code being imposed on Seller or any Affiliate of Seller. The treatment of the Seller Restricted Stock Awards, Seller Stock Options and any other Seller equity awards as required under Section 2.3 of this Agreement is permitted by applicable Law and the terms of the applicable plan and award agreement.

(e) Neither Seller nor any Seller ERISA Affiliate has at any time been a party to or maintained, sponsored, contributed to or has been obligated to contribute to, or had any Liability with respect to, or would reasonably be expected to have any such obligation to contribute to or Liability with respect to: (i) any plan subject to Title IV of ERISA; (ii) a “multiemployer plan” (as defined in ERISA Section 3(37) and 4001(a)(3)); (iii) a “multiple employer plan” (within the meaning of ERISA or the Code); (iv) a self-funded health or welfare benefit plan; (v) any voluntary employees’ beneficiary association (within the meaning of Section 501(c)(9) of the Code); or (v) any “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA).

(f) Each Seller Benefit Plan or other arrangement of a Seller Entity that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has a plan document that satisfies the requirements of Section 409A of the Code and has been operated in compliance with the terms of such plan document and the requirements of Section 409A of the Code, in each case such that no Tax is or has been due or payable under Section 409A of the Code.

(g) Each Seller Benefit Plan that is a health or welfare plan has been amended and administered in accordance with the requirements of the Patient Protection and Affordable Care Act of 2010. No Seller Entity has any Liability or obligation to provide postretirement health or medical benefits to any Seller Entity’s employees or former employees, officers, or directors, or any dependent or beneficiary thereof, except as otherwise required under state or federal benefits continuation Laws and for which the covered individual pays the full cost of coverage. No Tax under Code Sections 4980B or 5000 has been incurred with respect to any Seller Benefit Plan and no circumstance exists which could give rise to such Tax.

(h) All contributions required to be made to any Seller Benefit Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Seller Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Books and Records of the Seller Entities.

(i) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the vesting, exercisability or delivery of, or increase in the amount or value of, any payment, right or other benefit to any employee, officer, director or other service provider of any Seller Entity, or result in any (i) requirement to fund any benefits or set aside benefits in a trust (including a rabbi trust), (ii) limitation on the right of any Seller Entity to amend, merge, terminate or receive a reversion of assets from any Seller Benefit Plan or related trust, (iii) acceleration of the time of payment or vesting of any such payment, right, compensation or benefit, or (iv) entitlement by any recipient of any payment or benefit to receive a “gross up” payment for any income or other Taxes that might be owed with respect to such payment or benefit.

(j) Section 4.17(j) of the Seller’s Disclosure Memorandum sets forth a list of each individual who is or might be reasonably expected to be a “disqualified individual” within the meaning of Section 280G of the Code and has a right to pay or benefits (or increase in pay or benefits, including the acceleration of any payment or vesting) triggered by a change in control and the types of payments potentially payable to each such individual in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event). Without limiting the generality of the foregoing, except as set forth in Section 4.17(j) of the Seller’s Disclosure Memorandum, no amount paid or payable (whether in cash, in property, or in the form of benefits) by the Seller Entities in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) could be an “excess parachute payment” within the meaning of Section 280G of the Code. No Seller Benefit Plan provides for the gross-up or reimbursement of Taxes, including under Code Section 4999 or 409A, or otherwise.

4.18.	Material Contracts.

(a) None of the Seller Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound by or subject to, any Contract, (i) that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC); (ii) that is an employment, severance, termination, consulting, or retirement Contract, (iii) relating to the borrowing of money by any Seller Entity or the guarantee by any Seller Entity of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully secured repurchase agreements, advances and loans from the Federal Home Loan Bank, and trade payables, in each case in the Ordinary Course) in excess of $10,000,000, including any sale and leaseback transactions, capitalized leases and other similar financing arrangements, (iv) which prohibits or materially restricts any Seller Entity (or, following consummation of the transactions contemplated by this Agreement, Buyer or any of its Subsidiaries) from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person; (v) relating to the purchase or sale of any goods or services by a Seller Entity (other than Contracts entered into in the Ordinary Course with a term not in excess of two years and involving payments under any individual Contract not in excess of $250,000 over its remaining term or involving Loans, borrowings or guarantees originated or purchased by any Seller Entity in the Ordinary Course), (vi) that grants any “most favored nation” right, right of first refusal, right of first offer or similar right (including any exclusivity obligations) with respect to any material Assets, or rights of any Seller Entity, taken as a whole, (vii) which limits the payment of dividends by any Seller Entity; (viii) pursuant to which any Seller Entity has agreed with any third parties to become a member of, manage or control a joint venture, partnership, limited liability company or other similar entity; (ix) that provides for (A) the disposition of any portion of the assets or business of the Seller Entities, (B) the acquisition, directly or indirectly, of a portion of the assets or business of any other Person (whether by merger, sale of stock or assets or otherwise), or (C) related to any disposition or acquisition that contains continuing representations, covenants, indemnities or other obligations (including “earn out” or other contingent payment obligations); (x) between any Seller Entity, on the one hand, and (A) any officer or director of any Seller Entity, or (B) to the Knowledge of Seller, any (1) record or beneficial owner of 5% or more of the voting securities of Seller, (2) Affiliate or family member of any such officer, director or record or beneficial owner, or (3) any other Affiliate of Seller, on the other hand, except those of a type available to employees of Seller generally; (xi) containing any standstill or similar agreement pursuant to which any Seller Entity has agreed not to acquire Assets or equity interests of another Person; (xii) that provides for indemnification by any Seller Entity of any Person, except for non-material Contracts entered into in the Ordinary Course; (xiii) with or to a labor union or guild (including any collective bargaining agreement); (xiv)

that is a settlement, consent or similar Contract and contains any material continuing obligations of any Seller Entity; (xv) that is a consulting Contract or data processing, software programming or licensing Contract involving the payment of more than $250,000 per annum (other than any such contracts which are terminable by Seller or any of its Subsidiaries on thirty days or less notice without any required payment or other conditions, other than the condition of notice); and (xvi) any other Contract or amendment thereto that is material to any Seller Entity or their respective business or Assets and not otherwise entered into in the Ordinary Course. Each Contract of the type described in this Section 4.18(a), whether or not set forth in Seller’s Disclosure Memorandum together with all Contracts referred to in Sections 4.12 and 4.17(a), are referred to herein as the “Seller Contracts.“

(b) With respect to each Seller Contract: (i) the Seller Contract is legal, valid and binding on a Seller Entity and is in full force and effect and is enforceable in accordance with its terms; (ii) no Seller Entity is in material Default thereunder; (iii) no Seller Entity has repudiated or waived any material provision of any such Contract; (iv) no other party to any such Contract is in material Default or has repudiated or waived any material provision thereunder; and (v) there is not pending or, to the Knowledge of Seller, threatened cancellations of any Seller Contract.

(c) Seller has made available to Buyer complete and correct copies of each Seller Contract in effect as of the date hereof. All of the indebtedness of any Seller Entity for money borrowed is pre-payable at any time by such Seller Entity without penalty or premium.

4.19.	Agreements with Regulatory Authorities.

Subject to Section 10.14, no Seller Entity is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any Contract with, or is a party to any commitment letter, safety and soundness compliance plan, or similar undertaking to, or is subject to any Order or directive by, or has been ordered to pay any civil money penalty by, or has been a recipient of any supervisory letter from, or has adopted any policies, procedures or board resolutions at the request or suggestion of any, Regulatory Authority that currently restricts in any respect the conduct of its business or that in any manner relates to its capital adequacy or liquidity, its ability to pay dividends, its credit or risk management policies, its management, its business, or Seller Bank’s acceptance of brokered deposits (each, whether or not set forth in Seller’s Disclosure Memorandum, a “Seller Regulatory Agreement”), nor has any Seller Entity been advised in writing or, to Seller’s Knowledge, orally, since January 1, 2021, by any Regulatory Authority that Seller Bank is in troubled condition or that the Regulatory Authority is considering issuing, initiating, ordering, or requesting any such Seller Regulatory Agreement.

4.20.	Investment Securities; BOLI.

(a) Each Seller Entity has good title in all material respects to all securities and commodities owned by it (except those sold under repurchase agreements, pledged to secure deposits of public funds, borrowings of federal funds or borrowings from the Federal Reserve Banks or Federal Home Loan Banks or held in any fiduciary or agency capacity), free and clear of any Lien, except (i) as set forth in the financial statements included in the Seller SEC Reports, and (ii) to the extent such securities or commodities are pledged in the Ordinary Course to secure obligations of a Seller Entity. Such securities are valued on the books of Seller in accordance with GAAP.

(b) Each Seller Entity employs, to the extent applicable, investment, securities, risk management and other policies, practices and procedures that Seller believes are prudent and reasonable in the context of their respective businesses, and each Seller Entity has, since January 1, 2021, been in compliance with such policies, practices and procedures in all material respects.

(c) Seller has taken all actions necessary to comply in all material respects with applicable Law in connection with the purchase of bank owned life insurance (“BOLI”) owned by Seller. The value of such BOLI is and has been fairly and accurately reflected in all material respects in the most recent balance sheet included in the Seller Financial Statements, in accordance with GAAP. All BOLI is owned solely by Seller, and no other person has any ownership claims with respect to such BOLI or proceeds of insurance derived therefrom and there is no split dollar or similar benefit under such BOLI. Seller has no outstanding borrowings secured in whole or part by its BOLI.

4.21.	Derivative Instruments and Transactions.

All Derivative Transactions whether entered into for the account of any Seller Entity or for the account of a customer of any Seller Entity (a) were entered into in the Ordinary Course and in accordance with prudent banking practice and applicable rules, regulations and policies of all applicable Regulatory Authorities, (b) are legal, valid and binding obligations of the Seller Entity party thereto and (c) are in full force and effect and enforceable in accordance with their terms, and (d) no counterparty is in Default or has repudiated or waived any provision thereunder. Seller Entities and, to the Knowledge of Seller, the counterparties to all such Derivative Transactions, have duly performed, in all material respects, their obligations thereunder to the extent that such obligations to perform have accrued. To the Knowledge of Seller, there are no material breaches, violations or Defaults or allegations or assertions of such by any party pursuant to any such Derivative Transactions. The financial position of the Seller Entities on a consolidated basis under or with respect to each such Derivative Transaction has been reflected in the Books and Records of the Seller Entities in accordance with GAAP.

4.22.	Legal Proceedings.

There is no Litigation instituted or pending, or, to the Knowledge of Seller, threatened against any Seller Entity, or against any current or former director, officer or employee of a Seller Entity in their capacities as such or against any Seller Benefit Plan, or against any Asset, interest, or right of any of them, nor are there any Orders outstanding against any Seller Entity or the Assets of any Seller Entity, in each case, that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller. Section 4.22(a) of Seller’s Disclosure Memorandum sets forth a list of all Litigation as of the date of this Agreement to which any Seller Entity is a party. Section 4.22(b) of Seller’s Disclosure Memorandum sets forth a list of all Orders to which any Seller Entity is subject.

4.23.	Statements True, Complete and Correct.

(a) None of the information supplied or to be supplied by any Seller Entity or any Affiliate thereof for inclusion (including by incorporation by reference) in the Registration Statement to be filed by Buyer with the SEC will, when supplied or when the Registration Statement becomes effective (or when incorporated by reference), be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. The portions of the Registration Statement and the Joint Proxy/Prospectus relating to Seller Entities and other portions within the reasonable control of Seller Entities will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder at the time the Registration Statement becomes effective and at the time the Joint Proxy/Prospectus is filed with the SEC and first mailed.

(b) None of the information supplied or to be supplied by any Seller Entity or any Affiliate thereof for inclusion (including by incorporation by reference) in the Joint Proxy/Prospectus, and any other documents to be filed by a Seller Entity or any Affiliate thereof with any Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such information is supplied and such documents are filed (or when incorporated by reference), and with respect to the Joint Proxy/Prospectus, when first mailed to the shareholders of Seller, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy/Prospectus or any amendment thereof or supplement thereto, at the time of the Seller Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Seller Meeting.

4.24.	State Takeover Statutes and Takeover Provisions.

Seller has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any “moratorium,” “fair price,” “affiliate transaction,” “business combination,” “control share acquisition” or similar provision of any state anti-takeover Law (collectively, “Takeover Statutes”). No Seller Entity is the beneficial owner (directly or indirectly) of more than 10% of the outstanding capital stock of Buyer entitled to vote in the election of Buyer’s directors.

4.25.	Opinion of Financial Advisor.

Prior to the execution of this Agreement, the Board of Directors of Seller has received the opinion of Keefe, Bruyette & Woods, Inc., which, if initially rendered verbally has been or will be confirmed by a written opinion, dated the same date, to the effect that, as of the date of such opinion, the Exchange Ratio in the Merger is fair, from a financial point of view, to Holders of Seller Common Stock. Such opinion has not been amended or rescinded.

4.26.	Tax and Regulatory Matters.

No Seller Entity or any Affiliate thereof has taken or agreed to take any action (or failed to take or agreed to fail to take any action), and Seller does not have any Knowledge of any agreement, plan or other circumstance, that is reasonably likely to (a) prevent the Merger or the Bank Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code or (b) impede or delay receipt of any of the Requisite Regulatory Approvals.

4.27.	Loan Matters.

(a) Each Loan currently outstanding (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected and (iii) is a legal, valid and binding obligation of the obligor named therein, and assuming due authorization, execution and delivery thereof by such obligor or obligors, enforceable in accordance with its terms (except as may be limited by the Bankruptcy and Equity Exceptions).

(b) The information made available by Seller to Buyer with respect to outstanding Loans is correct and complete in all material respects as of the date the information was made available to Buyer. Each outstanding Loan (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, Seller’s written underwriting standards (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable requirements of Laws.

(c) None of the Contracts pursuant to which any Seller Entity has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan. To Seller’s Knowledge, each Loan included in a pool of Loans originated, securitized or acquired by any Seller Entity (a “Pool”) meets all eligibility requirements (including all applicable requirements for obtaining mortgage insurance certificates and Loan guaranty certificates) for inclusion in such Pool. All such Pools have been finally certified or, if required, recertified in accordance with all applicable Laws, rules and regulations, except where the time for certification or recertification has not yet expired. No Pools have been improperly certified, and, except as would not be material to the Seller Entities, no Loan has been bought out of a Pool without all required approvals of the applicable investors. No events or circumstances have occurred, or are reasonably likely to occur prior to the Effective Time, that would require any Seller Entity to purchase any mortgage loans sold to secondary market investors, nor has any such investor made any assertion to any Seller Entity in writing to that effect.

(d) Section 4.27(d) of the Seller’s Disclosure Memorandum sets forth a list of all Loans as of June 30, 2024, by Seller to any directors, executive officers and principal shareholders (as such terms are defined in Regulation O of the Federal Reserve Board (12 C.F.R. Part 215)) of any Seller Entity, (ii) there are no employee, officer, director, principal shareholder or other affiliate Loans on which the borrower is paying a rate other than that reflected in the note or other relevant credit or security agreement or on which the borrower is paying a rate which was not in compliance with Regulation O and (iii) all such Loans are and were originated in compliance in all material respects with all applicable Laws.

(e) Subject to Section 10.14, no Seller Entity is now, nor has it ever been since January 1, 2021, subject to any material fine, suspension, settlement or other Contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Regulatory Authority relating to the origination, sale or servicing of mortgage or consumer Loans.

4.28.	Deposits.

All of the deposits held by Seller Bank (including the records and documentation pertaining to such deposits) are held in compliance with (a) all applicable policies, practices and procedures of Seller Bank and (b) all applicable Laws, including Money Laundering Laws and anti-terrorism or embargoed Persons requirements. All deposit account applications have been solicited, taken and evaluated and applicants notified in a manner that complied with all applicable Laws. All deposit accounts have been maintained and serviced by Seller or its Affiliates in accordance with the deposit account agreements and Seller’s applicable policies, practices and procedures. The terms and conditions of each deposit account comply with the applicable deposit account agreement to which they relate. All of the deposits held by Seller Bank are insured to the maximum limit set by the FDIC, and the FDIC premium and all assessments have been fully paid, and no proceedings for the termination or revocation of such insurance are pending, or, to the Knowledge of Seller, threatened.

4.29.	Allowance for Credit Losses.

The allowance for credit losses (“ACL”) reflected in the Seller Financial Statements was, as of the date of each of the Seller Financial Statements, in compliance with Seller’s existing methodology for determining the adequacy of the ACL and in compliance with the standards established by the applicable Regulatory Authority, the Financial Accounting Standards Board and GAAP, and is adequate.

4.30.	Insurance.

Seller Entities are insured with reputable insurers against such risks and in such amounts as the management of Seller reasonably has determined to be prudent and consistent with industry practice. The Seller Entities are in material compliance with their insurance policies and are not in Default under any of the material terms thereof. There is no material claim by any Seller Entity against any such policy. Each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of the Seller Entities, Seller or Seller Bank is the sole beneficiary of such policies. All premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion. To Seller’s Knowledge, no Seller Entity has received any written notice of cancelation or non-renewal of any such policies, nor, to Seller’s Knowledge, is the termination of any such policies threatened.

4.31.	OFAC; Sanctions.

No Seller Entity, nor any director or officer or, to the Knowledge of Seller, any other Representative or other Person acting on behalf of any Seller Entity (a) is engaging or has engaged in the five years prior to the date of this Agreement in the provision or receipt of any services (including financial services), transfers of goods, software, or technology, or any other activity related to (i) Cuba, Iran, North Korea, Syria or the Crimea, Luhansk People’s Republic or Donetsk People’s Republic regions of Ukraine (“Sanctioned Countries”), (ii) the government of any Sanctioned Country, (iii) any Person, entity or organization located in, resident in, formed under the laws of, or owned or controlled by or acting for or on behalf of the government of, any Sanctioned Country, or (iv) any other Person made subject of any sanctions administered or enforced by the United States Government, including, without limitation, Persons on the List of Specially Designated Nationals of the U.S. Department of the Treasury’s Office of Foreign Assets Control, or by the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority or subject to sanctions on account of being owned or controlled by such Persons (collectively, “Sanctions”), (b) engaged in any transfers of goods, technologies or services (including financial services) that may assist the governments of Sanctioned Countries or Persons subject to Sanctions or facilitate money laundering or other activities proscribed by United States Law, (c) is a Person currently the subject of any Sanctions, or (d) is located, organized or resident in any Sanctioned Country.

4.32.	Brokers and Finders.

Except for Keefe, Bruyette & Woods, Inc., neither Seller nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions, or finders’ fees in connection with this Agreement or the transactions contemplated hereby.

4.33.	Transactions with Affiliates and Insiders.

There are no Contracts, plans, arrangements or other transactions, including extensions of credit, between any Seller Entity, on the one hand, and (a) any officer, director or record or beneficial owner of 5% or more of the voting securities of any Seller Entity, (b) to Seller’s Knowledge, any (i) record or beneficial owner of 5% or more of the voting securities of Seller or (ii) Affiliate or family member of any such officer, director or record or beneficial owner, or (c) any other Affiliate of Seller, on the other hand, except those, in each case clauses (a) – (c), of a type available to employees of the Seller Entities generally and, in the case of Seller Bank, that are in compliance with Regulation O and Regulation W.

4.34.	Investment Adviser Subsidiary.

No Seller Entity provides investment management, investment advisory or sub-advisory services to any Person (including management and advice provided to separate accounts and participation in wrap fee programs) or otherwise is required to register with the SEC as an investment adviser under the Investment Advisers Act of 1940.

4.35.	No Broker-Dealer Subsidiary.

No Seller Entity is a broker-dealer required to be registered under the Exchange Act with the SEC.

4.36.	Insurance Subsidiary and Insurance Agency Matters.

(a) No Person other than the employees of a Seller Entity is, or has been since January 1, 2021, authorized or permitted to act as an insurance agent or broker (“Producer”) on behalf of any Seller Entity. Each employee permitted to act as a Producer on behalf of a Seller Entity (i) holds the necessary state licenses to conduct its duties on behalf of such Seller Entity and (ii) is in good standing with the state insurance Regulatory Authority in the applicable jurisdiction(s). All insurance brokerage or agency business placed by employees of any Seller Entity since January 1, 2021 has been placed by them through and in the name of such Seller Entity and all commissions on such business have been paid to and are the property of such Seller Entity.

(b) Any Seller Entity that has at all times acted principally in the capacity of an insurance agent, broker and consultant, has not incurred any risks or Liabilities associated with the underwriting of insurance policies issued in connection with such broker services. No Seller Entity owns, and has not since January 1, 2021 owned, any captive insurance company nor any investment or interest in any Person that assumes underwriting risks. No Contract between any Seller Entity, on the one hand, and any insurance carrier, on the other hand, contemplates, or would cause any Seller Entity to assume, any underwriting risk.

(c) To the extent required by Law, each Seller Entity engaged in the insurance agent or broker business has disclosed to each client or group of clients the nature and extent of the compensation received by such Seller Entity, directly or indirectly, in respect of business placed from insurers, insurance intermediaries, or premium finance companies or other businesses for placing business with, or otherwise arranging business for, such businesses, including profit sharing, contingent, bonus, override, excess commissions or any other such similar compensation, and the Company has made available to Buyer true, complete and correct copies of all disclosure policies applicable thereto.

(d) Each Seller Entity engaged in the insurance agency or brokerage business has an appointment to act as an agent or broker for each insurance carrier from which it needs such an appointment to conduct its business.

4.37.	Indemnification.

No present or former director, officer, employee or agent of any Seller Entity has any claim for indemnification from any Seller Entity. To Seller’s Knowledge, no action or failure to take action by any present or former director, officer, employee or agent of any Seller Entity or other event has occurred, or has been alleged to have occurred, which occurrence or allegation would give rise to any claim by any such present or former director, officer, employee or agent for indemnification from any Seller Entity.

4.38.	No Other Representations and Warranties

(a) Except for the representations and warranties in this ARTICLE 4, Seller does not make any express or implied representation or warranty with respect to the Seller Entities, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Seller hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, and except for the representations and warranties made by Seller in this ARTICLE 4, Seller does not make and has not made any representation to Buyer or any of Buyer’s Affiliates or Representatives with respect to any oral or written information presented to Buyer or any of Buyer’s Affiliates or Representatives in the course of their due diligence investigation of Seller (including any financial projections or forecasts), the negotiation of this Agreement or in the course of the transactions contemplated hereby.

(b) Seller acknowledges and agrees that Buyer has not made and is not making any express or implied representation or warranty other than those contained in ARTICLE 5.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF BUYER

Except as Previously Disclosed, Buyer hereby represents and warrants to Seller as follows:

5.1.	Organization, Standing, and Power.

(a) Status of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Mississippi, is authorized under the Laws of the State of Mississippi to engage in its business as currently conducted and otherwise has the corporate power and authority to own, lease and operate all of its Assets and to conduct its business in the manner in which its business is now being conducted. Buyer is duly qualified or licensed to transact business as a foreign corporation in good standing in each jurisdiction in which its ownership of its Assets or conduct of its business requires such qualification or licensure, except where failure to be so qualified or licensed has not had or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer. Buyer is a bank holding company duly registered with the Federal Reserve under the BHC Act. True, complete and correct copies of the articles of incorporation and the bylaws of Buyer, each as in effect as of the date of this Agreement, have been delivered or made available to Seller. The articles of incorporation and bylaws of Buyer comply with applicable Law.

(b) Status of Buyer Bank. Buyer Bank is a direct, wholly owned Subsidiary of Buyer, is duly organized, validly existing and in good standing under the Laws of the State of Mississippi, is authorized under the Laws of the State of Mississippi to engage in its business as currently conducted and otherwise has the corporate power and authority to own, lease and operate all of its properties and to conduct its business in the manner in which its business is now being conducted. Buyer Bank is authorized by the DBCF and the FDIC to engage in the business of banking as a Mississippi state-chartered bank. Buyer Bank is duly qualified or licensed to transact business as a foreign corporation in good standing in each jurisdiction in which its ownership of its properties or conduct of its business requires such qualification or licensure, except where failure to be so qualified or licensed has not had or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer. True, complete and correct copies of the articles of incorporation and bylaws of Buyer Bank, each as in effect as of the date of this Agreement, have been delivered or made available to Seller.

5.2.	Authority of Buyer; No Breach by Agreement.

(a) Authority. Buyer has the corporate power and authority necessary to execute, deliver, and, other than with respect to the consummation of the Merger or the Buyer Share Issuance, perform its obligations under this Agreement, and with respect to the consummation of the Merger and the Buyer Share Issuance, upon the approval of this Agreement, the Merger and the Buyer Share Issuance by Buyer’s shareholders as required by applicable Law and Buyer’s articles of incorporation and bylaws (the “Buyer Shareholder Approval”), to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Mergers, have been duly and validly authorized and approved by all necessary corporate action in respect thereof on the part of Buyer and Buyer Bank (including, adoption by, and a determination by all of the members of the board of directors of Buyer that this Agreement and the Buyer Share Issuance are advisable and in the best interests of Buyer’s shareholders and directing the submission of this Agreement, the Merger and Buyer Share Issuance to a vote at a meeting of shareholders), subject to the Buyer Shareholder Approval. This Agreement has been duly executed and delivered by Buyer. Subject to the Buyer Shareholder Approval, and assuming the due authorization, execution and delivery by Seller, this Agreement represents a legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms (except as may be limited by the Bankruptcy and Equity Exceptions).

(b) No Conflicts. Subject to the receipt of the Buyer Shareholder Approval, none of the execution, delivery or performance of this Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Buyer’s articles of incorporation, bylaws or other governing instruments, or the articles of incorporation, bylaws or other governing instruments of Buyer Bank and any other Buyer Entity or any resolution adopted by the board of directors or the equityholders of any Buyer Entity, or (ii) subject to receipt of the Requisite Regulatory Approvals, (A) violate any Law or Order applicable to any Buyer Entity or any of their respective Assets, or (B) constitute or result in a Default under or the loss of any benefit under, or result in the creation of any Lien upon any of the respective Assets of any Buyer Entity under, any of the terms, conditions or provisions of any Contract or Permit of any Buyer Entity or under which any of their respective Assets may be bound, except in the case of clause (B) above where such Defaults, losses or Liens have not had or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer.

(c) Consents. Other than in connection or compliance with the provisions of the Securities Laws (including the filing and declaration of effectiveness of the Registration Statement), applicable state securities Laws, the rules of NYSE, Nasdaq, the MBCA, the BHC Act, the Bank Merger Act, the Riegle-Neal Interstate Banking and Branching Efficiency Act, and the Requisite Regulatory Approvals, no notice to, filing with, or Consent of, any Regulatory Authority or any third party is necessary for the consummation by Buyer or Buyer Bank, as applicable, of the Mergers and other transactions contemplated in this Agreement. Subject to Section 10.14, as of the date hereof, Buyer has no Knowledge of any reason why the Requisite Regulatory Approvals will not be received in order to permit consummation of the Mergers on a timely basis.

(d) Buyer Debt. Buyer has no debt that is secured by Buyer Bank capital stock or that has the right to vote on any matters on which shareholders may vote.

5.3.	Capitalization of Buyer.

(a) Ownership. The authorized capital stock of Buyer consists of (i) 150,000,000 shares of Buyer Common Stock and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share. As of the close of business on the date of this Agreement, (A) 56,360,242 shares of Buyer Common Stock were issued and outstanding, (B) 1,078,721 shares of Buyer Common Stock were subject to outstanding Buyer Restricted Stock Awards, and (C) no shares of Buyer preferred stock were issued and outstanding.

(b) Other Rights or Obligations. All of the issued and outstanding shares of capital stock of Buyer are duly authorized and validly issued and outstanding, are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and have been issued or granted, as applicable, in material compliance with all applicable Laws. None of the outstanding shares of capital stock of Buyer has been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities of the current or past shareholders of Buyer.

(c) Outstanding Equity Rights. Other than the Buyer Restricted Stock Awards issued prior to the date of this Agreement and set forth in Sections 5.3(a)(B), as of the date hereof there are no existing Equity Rights with respect to the securities of Buyer.

5.4.	Buyer Subsidiaries.

(a) Buyer or Buyer Bank owns all of the issued and outstanding shares of capital stock (and other equity interests) of the Buyer Subsidiaries, free and clear of any Lien (other than any restriction on the right to sell or otherwise dispose of such capital stock under applicable securities Laws).

(b) Other Rights or Obligations. All of the issued and outstanding shares of capital stock of each Buyer Subsidiary are duly authorized and validly issued and outstanding, are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and have been issued or granted, as applicable, in compliance in all material respects with applicable Laws. None of the outstanding shares of capital stock of any Buyer Subsidiary has been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities of the current or past shareholders of Buyer.

(c) Outstanding Equity Rights. There are no (i) existing Equity Rights with respect to the securities of any Buyer Subsidiary, (ii) Contracts under which any Buyer Subsidiary are or may become obligated to sell, issue, deliver, transfer or otherwise dispose of or redeem, purchase or otherwise acquire any securities of any Buyer Subsidiary, (iii) Contracts under which any Buyer Subsidiary is or may become obligated to register shares of Buyer’s capital stock or other securities under the Securities Act, (iv) shareholder agreements, voting trusts or other agreements, arrangements or understandings to which any Buyer Subsidiary is a party or of which Buyer has Knowledge, that may reasonably be expected to affect the exercise of voting or any other rights with respect to the capital stock of any Buyer Subsidiary, or (v) outstanding bonds, debentures, notes or other indebtedness having the right to vote (or which are convertible into, or exchangeable for, securities having the right to vote) on any matters on which the shareholders of any Buyer Subsidiary may vote. There are no Contracts pursuant to which any Buyer Subsidiary is or could be required to register shares of any Buyer Subsidiary’s capital stock or other securities under the Securities Act or to issue, deliver, transfer or sell any shares of capital stock, Equity Rights or other securities of any Buyer Subsidiary.

(d) Status of Buyer Subsidiaries. Each Buyer Subsidiary is a corporation or limited liability company duly organized, validly existing, and in good standing under the Laws of the State of its jurisdiction, is authorized under the Laws of the State of its jurisdiction to engage in its business as currently conducted and otherwise has the corporate power and authority to own, lease and operate all of its Assets and to conduct its business in the manner in which its business is now being conducted. Each Buyer Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in each jurisdiction in which its ownership of Assets or conduct of business requires such qualification or licensure, except where failure to be so qualified or licensed has not had or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer. True, complete and correct copies of the articles of incorporation, bylaws or other or other governing instruments of each Buyer Subsidiary, each as in effect as of the date of this Agreement, have been delivered or made available to Seller. The articles of incorporation, bylaws and other governing instruments of each Buyer Subsidiary complies with applicable Law.

5.5.	Regulatory Reports.

(a) Regulatory Filings. Since January 1, 2021, each Buyer Entity has filed on a timely basis all forms, filings, registrations, submissions, statements, certifications, returns, information, data, reports and documents required to be filed or furnished by it with any Regulatory Authority except where a failure to timely make such filings has not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer. All such forms, filings, registrations, submissions, statements, certifications, returns, information, data, reports and documents were complete and accurate in all material respects and in compliance in all material respects with the requirements of any applicable Law and the requirements of the applicable Regulatory Authority. Subject to Section 10.14, there (i) is no unresolved violation, criticism, or exception by any Regulatory Authority with respect to any form, filing, registration, submission, statement, certification, return, information, data, report or document relating to any examinations, inspections or investigations of any Buyer Entity, and (ii) have been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Authority with respect to the business, operations, policies or procedures of any Buyer Entity. Subject to Section 10.14 and except for normal examinations conducted by a Regulatory Authority in the Ordinary Course, no Regulatory Authority has initiated or has pending any proceeding or, to the Knowledge of Buyer, investigation into the business or operations of the Buyer or the Buyer Subsidiaries since January 1, 2021, except where such proceedings or investigations would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer. From January 1, 2021 until October 8, 2023, Buyer was in compliance with the then-applicable listing and corporate governance rules and regulations of Nasdaq, and since October 9, 2023, Buyer has been in compliance with the then-applicable listing and corporate governance rules and regulations of NYSE.

(b) Buyer SEC Reports. An accurate and complete copy of each SEC Report of Buyer (the “Buyer SEC Reports”) is publicly available. No such Buyer SEC Report, at the time filed, furnished or communicated (and, in the case of registration statements, prospectuses and proxy statements, on the dates of effectiveness, dates of first sale of securities and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all Buyer SEC Reports filed or furnished under the Securities Act and the Exchange Act complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of Buyer has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from or material unresolved issues raised by the SEC with respect to any of the Buyer SEC Reports.

5.6.	Financial Matters.

(a) Financial Statements. The Buyer Financial Statements included or incorporated by reference in the Buyer SEC Reports (i) are true, accurate and complete in all material respects, and have been prepared from, and are in accordance with, the Books and Records of the Buyer Entities, (ii) have been prepared in accordance with GAAP, regulatory accounting principles and the applicable accounting requirements and with the published rules and regulations of the SEC, in each case, consistently applied except as may be otherwise indicated in the notes thereto and except with respect to the interim financial statements for the omission of footnotes, and (iii) fairly present in all material respects the consolidated financial condition of the Buyer Entities as of the respective dates set forth therein and the consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows of the Buyer Entities for the respective periods set forth therein, subject in the case of the interim Financial Statements to year-end adjustments. The consolidated Buyer Financial Statements to be prepared after the date of this Agreement and prior to the Closing (A) will be true, accurate and complete in all material respects, and will be prepared from, and will be in accordance with, the Books and Records of the Buyer Entities, (B) will have been prepared in accordance with GAAP, regulatory accounting principles and the applicable accounting requirements and with the published rules and regulations of the SEC, in each case, consistently applied except as may be otherwise indicated in the notes thereto and except with respect to unaudited financial statements for the omission of footnotes, and (C) will fairly present in all material respects the consolidated financial condition of Buyer as of the respective dates set forth therein and the consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows of the Buyer Entities for the respective periods set forth therein, subject in the case of unaudited financial statements to year-end adjustments.

(b) Call Reports. The financial statements contained in the Call Reports of Buyer Bank for the periods ended on or after December 31, 2020, (i) are true, accurate and complete in all material respects, (ii) have been prepared in accordance with GAAP and regulatory accounting principles consistently applied, except as may be otherwise indicated in the notes thereto and except for the omission of footnotes, and (iii) fairly present in all material respects the financial condition of Buyer Bank as of the respective dates set forth therein and the results of operations and shareholders’ equity for the respective periods set forth therein, subject to year-end adjustments. The financial statements contained in the Call Reports of Buyer Bank to be prepared after the date of this Agreement and prior to the Closing (A) will be true, accurate and complete in all material respects, (B) will have been prepared in accordance with GAAP and regulatory accounting principles consistently applied, except as may be otherwise indicated in the notes thereto and except for the omission of footnotes, and (C) will fairly present in all material respects the financial condition of Buyer Bank as of the respective dates set forth therein and the results of operations and shareholders’ equity of Buyer Bank for the respective periods set forth therein, subject to year-end adjustments.

(c) Systems and Processes. Buyer and each Buyer Entity has in place sufficient systems and processes that are customary for a financial institution the size of Buyer and such Buyer Entity and that are designed to (i) provide reasonable assurances regarding the reliability of financial reporting and the preparation of the Buyer

Financial Statements and such Buyer Entity’s financial statements, including the Call Reports, (ii) in a timely manner accumulate and communicate to Buyer and such Buyer Entity’s principal executive officer and principal financial officer the type of information that would be required to be disclosed in Buyer Financial Statements and such Buyer Entity’s financial statements, including the Call Reports, or any forms, filings, registrations, submissions, statements, certifications, returns, information, data, reports or documents required to be filed or provided to any Regulatory Authority, (iii) ensure access to Buyer and such Buyer Entity’s Assets is permitted only in accordance with management’s authorization, and (iv) ensure the reporting of such Assets is compared with existing Assets at regular intervals. Since December 31, 2020, neither Buyer nor any Buyer Entity nor, to Buyer’s Knowledge, any Representative of any Buyer Entity has received or otherwise had or obtained Knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the adequacy of such systems and processes or the accuracy or integrity of Buyer Financial Statements, any Buyer Entity’s financial statements, including the Call Reports, or the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of any Buyer Entity or their respective internal accounting controls, including any complaint, allegation, assertion or claim that any Buyer Entity has engaged in questionable accounting or auditing practices. No attorney representing any Buyer Entity, whether or not employed by any Buyer Entity, has reported evidence of a material violation of Securities Laws, breach of fiduciary duty or similar violation by Buyer or any of its officers, directors or employees to the board of directors of Buyer or any Buyer Entity or any committee thereof, or to any director or officer of Buyer or any Buyer Entity. To Buyer’s Knowledge, there has been no instance of fraud by any Buyer Entity, whether or not material.

(d) Records. The records, systems, controls, data and information of the Buyer Entities are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of a Buyer Entity or its accountants (including all means of access thereto and therefrom), except where such non-exclusive ownership and non-direct control has not had or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer. Buyer and Buyer Bank (i) have implemented, and maintain, disclosure controls and procedures (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act) to ensure the reliability of the Buyer Financial Statements and to ensure that information relating to the Buyer Entities is made known to the principal executive officer, principal financial officer, or other members of executive management of Buyer by others within those entities as appropriate (A) to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, (B) which allow for maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the Assets of the Buyer Entities, (C) that provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Buyer Entities are being made only in accordance with authorizations of management and directors of Buyer, and (D) that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Assets of the Buyer Entities that could have a material effect on its financial statements, and (ii) have disclosed, based on its most recent evaluation prior to the date hereof, to Buyer’s outside auditors and the audit committee of the board of directors of Buyer (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rules 13a-15(f) and 13d-15(f) of the Exchange Act) that would be reasonably likely to adversely affect Buyer’s ability to record, process, summarize and report financial information, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Buyer’s internal controls over financial reporting. To the Knowledge of Buyer, there is no reason to believe that Buyer’s outside auditors, its principal executive officer and principal financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due, if required.

(e) Auditor Independence. The independent registered public accounting firm engaged to express its opinion with respect to the Buyer Financial Statements included in the Buyer SEC Reports is, and has been throughout the periods covered thereby, “independent” within the meaning of Rule 2-01 of Regulation S-X. As of the date hereof, the external auditor for Buyer and the Buyer Bank has not resigned or been dismissed as a result of or in connection with any disagreements with Buyer or Buyer Bank on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

5.7.	Books and Records.

The Books and Records of the Buyer Entities have been and are being maintained in the Ordinary Course in accordance and in compliance with all applicable accounting requirements and Laws and are complete and accurate in all material respects to reflect corporate action by the Buyer Entities.

5.8.	Absence of Undisclosed Liabilities.

No Buyer Entity has incurred any Liability, except for Liabilities (a) incurred in the Ordinary Course since December 31, 2023, (b) incurred in connection with this Agreement and the transactions contemplated hereby, or (c) that are accrued or reserved against in the consolidated balance sheet of Buyer as of December 31, 2023 included in the Buyer Financial Statements at and for the period ending December 31, 2023.

5.9.	Absence of Certain Changes or Events.

(a) Since December 31, 2023, there has not been a Material Adverse Effect on Buyer.

(b) Since December 31, 2023, (i) the Buyer Entities have carried on their respective businesses in all material respects only in the Ordinary Course, and (ii) there has not been any material damage, destruction or other casualty loss with respect to any material Asset owned, leased or otherwise used by any Buyer Entity whether or not covered by insurance.

5.10.	Tax Matters.

(a) All Buyer Entities have timely filed with the appropriate Taxing authorities all Tax Returns in all jurisdictions in which such Tax Returns are required to be filed, and such Tax Returns are correct and complete in all material respects. None of the Buyer Entities is the beneficiary of any extension of time within which to file any Tax Return (other than any extensions to file Tax Returns automatically granted). All material Taxes of the Buyer Entities (whether or not shown on any Tax Return) that are due have been fully and timely paid. There are no Liens for Taxes (other than a Lien for Taxes not yet due and payable) on any of the Assets of any of the Buyer Entities. No claim has been made in the last six years in writing by an authority in a jurisdiction where any Buyer Entity does not file a Tax Return that such Buyer Entity may be subject to Taxes by that jurisdiction.

(b) None of the Buyer Entities has received any written notice of assessment or proposed assessment in connection with any amount of Taxes that remain unpaid or are unresolved, and there are no threatened in writing or pending disputes, claims, audits or examinations regarding any Taxes of any Buyer Entity that have not been fully resolved. None of the Buyer Entities has waived any statute of limitations in respect of any Taxes.

(c) Each Buyer Entity has complied in all material respects with all applicable Laws relating to the withholding of Taxes and the payment thereof to appropriate authorities, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign Law.

(d) The unpaid Taxes of each Buyer Entity (i) did not, as of the most recent fiscal month end, materially exceed the reserve for Tax Liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) for such Buyer Entity, and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the Buyer Entities in filing their Tax Returns.

(e) None of the Buyer Entities is a party to any Tax indemnity, allocation or sharing agreement (other than any agreement solely between the Buyer Entities and other than any customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which agreements does not relate to Taxes), and none of the Buyer Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Buyer) or has any Tax Liability of any Person under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Law (other than the other members of the consolidated group of which Buyer is parent), or as a transferee or successor.

(f) During the four-year period ending on the date hereof or otherwise as part of a “plan (or series of related transactions”) within the meaning of Section 355(e) of the Code of which the Merger is also a part, none of the Buyer Entities was a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a transaction intended to qualify for tax-free treatment under Section 355 of the Code. During the five-year period ending on the date hereof, none of the Buyer Entities was a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(g) No Buyer Entity has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1) or any “tax shelter” within the meaning of Section 6662 of the Code.

(h) None of the Buyer Entities will be required to include after the Closing any material adjustment in taxable income pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions or events occurring prior to the Closing.

5.11.	Assets.

Each Buyer Entity has good and marketable title, or good and valid leasehold interests in, to those Assets reflected in the most recent Buyer Financial Statements as being owned or leased, as applicable, by such Buyer Entity or acquired after the date thereof (except Assets sold or otherwise disposed of since the date thereof in the Ordinary Course), free and clear of all Liens, except Permitted Liens.

5.12.	Compliance with Laws.

Each Buyer Entity has, and since January 1, 2021, has had, in effect all Permits necessary for it to lawfully own, lease, or operate its Assets and to carry on its business as now conducted (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such Permit has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer. There has occurred no Default under any such Permit and to the Knowledge of Buyer no suspension or cancelation of any such Permit is threatened. None of the Buyer Entities:

(a) is in Default under any of the provisions of its articles of incorporation or bylaws (or other governing instruments);

(b) is in material Default under any Laws, or in Default under any Orders, applicable to its business or employees conducting its business; or

(c) subject to Section 10.14, has since January 1, 2021 received any written notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof asserting that any Buyer Entity is not in compliance with any Laws, Orders, or Permits or engaging in an unsafe or unsound activity or troubled condition.

(d) Each Buyer Entity is, and since January 1, 2021 has been, in material compliance with all applicable Laws, regulatory capital requirements, Consents, Permits, Orders, or conditions imposed in writing by a Regulatory Authority, to which they or their Assets may be subject.

(e) None of the Buyer Entities, or to Buyer’s Knowledge, any director, officer, employee, agent or other Person acting on behalf of any Buyer Entity has, directly or indirectly, (i) used any funds of any Buyer Entity for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of any Buyer Entity, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977 or any similar law, (iv) established or maintained any unlawful fund of monies or other Assets of any Buyer Entity, (v) made any fraudulent entry on the Books and Records of any Buyer Entity, (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback, or other unlawful payment to any Person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to obtain special concessions for any Buyer Entity, to pay for favorable treatment for business secured or to pay for special concessions already obtained for any Buyer Entity, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department, or (vii) violated or is in violation of the Money Laundering Laws, and no action, suit or proceeding by or before any Regulatory Authority or any arbitrator involving any Buyer Entity with respect to the Money Laundering Laws is pending or, to the Knowledge of Buyer, threatened. Each Buyer Entity has been conducting operations at all times in compliance with applicable financial recordkeeping and reporting requirements of all Money Laundering Laws administered and each Buyer Entity has established and maintained a system of internal controls designed to ensure compliance by the Buyer Entities with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws.

(f) As of the date hereof, Buyer, Buyer Bank and each other insured depository institution Subsidiary of Buyer is “well-capitalized” (as that term is defined by applicable Law).

5.13.	Community Reinvestment Act Performance.

Buyer Bank is an “insured depository institution” as defined in the FDIA and applicable regulations thereunder, has received a Community Reinvestment Act of 1977 rating of “satisfactory” or better in its most recently completed performance evaluation, and Buyer has no Knowledge of the existence of any fact or circumstance or set of facts or circumstances which could reasonably be expected to result in Buyer Bank having its current rating lowered such that it is no longer “satisfactory” or better.

5.14.	Material Contracts.

(a) Each contract, arrangement, commitment or understanding (whether written or oral), but excluding any Buyer Benefit Plan, which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to which Buyer or any Buyer Entity is a party or by which Buyer or any Buyer Entity is bound as of the date hereof has been filed as an exhibit to the most recent Quarterly Report on Form 10-Q filed by Buyer (or a Current Report on Form 8-K subsequent thereto) (each, a “Buyer Contract”).

(b) With respect to each Buyer Contract: (i) the Buyer Contract is legal, valid and binding on a Buyer Entity and is in full force and effect and is enforceable in accordance with its terms; (ii) no Buyer Entity is in material Default thereunder; (iii) no Buyer Entity has repudiated or waived any material provision of any such Contract; (iv) no other party to any such Contract is in material Default or has repudiated or waived any material provision thereunder; and (v) there is not pending or, to the Knowledge of Buyer, threatened cancellations of any Buyer Contract.

5.15.	Legal Proceedings.

There is no Litigation instituted or pending, or, to the Knowledge of Buyer, threatened against any Buyer Entity, or against any current or former director, officer or employee of a Buyer Entity in their capacities as such or Employee Benefit Plan of any Buyer Entity, or against any Asset, interest, or right of any of them, nor are there any Orders outstanding against any Buyer Entity or the Assets of any Buyer Entity, in each case, that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer.

5.16.	Agreements with Regulatory Authorities.

Subject to Section 10.14, no Buyer Entity is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any Contract with, or is a party to any commitment letter, safety and soundness compliance plan, or similar undertaking to, or is subject to any Order or directive by, or has been ordered to pay any civil money penalty by, or has been a recipient of any supervisory letter from, or has adopted any policies, procedures or board resolutions at the request or suggestion of any, Regulatory Authority that currently restricts in any respect the conduct of its business or that in any manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management, its business, or Buyer Bank’s acceptance of brokered deposits (each, whether or not set forth in Buyer’s Disclosure Memorandum, a “Buyer Regulatory Agreement”), nor has any Buyer Entity been advised in writing or, to Buyer’s Knowledge, orally, since January 1, 2021, by any Regulatory Authority that Buyer Bank is in troubled condition or that the Regulatory Authority is considering issuing, initiating, ordering, or requesting any such Buyer Regulatory Agreement.

5.17.	Investment Securities.

(a) Each Buyer Entity has good title in all material respects to all securities and commodities owned by it (except those sold under repurchase agreements, pledged to secure deposits of public funds, borrowings of federal funds or borrowings from the Federal Reserve Banks or Federal Home Loan Banks or held in any fiduciary or agency capacity), free and clear of any Lien, except (i) as set forth in the financial statements included in the Buyer SEC Reports, and (ii) to the extent such securities or commodities are pledged in the Ordinary Course to secure obligations of a Buyer Entity. Such securities are valued on the books of Buyer in accordance with GAAP.

(b) Each Buyer Entity employs, to the extent applicable, investment, securities, risk management and other policies, practices and procedures that Buyer believes are prudent and reasonable in the context of their respective businesses, and each Buyer Entity has, since January 1, 2021, been in compliance with such policies, practices and procedures in all material respects.

5.18.	Derivative Instruments and Transactions.

All Derivative Transactions whether entered into for the account of any Buyer Entity or for the account of a customer of any Buyer Entity (a) were entered into in the Ordinary Course and in accordance with prudent banking practice and applicable rules, regulations and policies of all applicable Regulatory Authorities, (b) are legal, valid and binding obligations of the Buyer Entity party thereto and (c) are in full force and effect and enforceable in accordance with their terms, and (d) no counterparty is in Default or has repudiated or waived any provision thereunder. Buyer Entities and, to the Knowledge of Buyer, the counterparties to all such Derivative Transactions, have duly performed, in all material respects, their obligations thereunder to the extent that such obligations to perform have accrued. To the Knowledge of Buyer, there are no material breaches, violations or Defaults or allegations or assertions of such by any party pursuant to any such Derivative Transactions. The financial position of the Buyer Entities on a consolidated basis under or with respect to each such Derivative Transaction has been reflected in the Books and Records of the Buyer Entities in accordance with GAAP.

5.19.	Statements True, Complete and Correct.

(a) None of the information supplied or to be supplied by any Buyer Entity or any Affiliate thereof for inclusion (including by incorporation by reference) in the Registration Statement to be filed by Buyer with the SEC will, when supplied or when the Registration Statement becomes effective (or when incorporated by reference), be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. The portions of the Registration Statement and the Joint Proxy/Prospectus relating to Buyer Entities and other portions within the reasonable control of Buyer Entities will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder at the time the Registration Statement becomes effective and at the time the Joint Proxy/Prospectus is filed with the SEC and first mailed.

(b) None of the information supplied or to be supplied by any Buyer Entity or any Affiliate thereof for inclusion (including by incorporation by reference) in the Joint Proxy/Prospectus, and any other documents to be filed by a Buyer Entity or any Affiliate thereof with any Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such information is supplied and such documents are filed (or when incorporated by reference), and with respect to the Joint Proxy/Prospectus, when first mailed to the shareholders of Buyer, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy/Prospectus or any amendment thereof or supplement thereto, at the time of the Buyer Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Buyer Meeting.

5.20.	State Takeover Statutes and Takeover Provisions.

Buyer has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any Takeover Statutes. No Buyer Entity is the beneficial owner (directly or indirectly) of more than 10% of the outstanding capital stock of Seller entitled to vote in the election of Seller’s directors.

5.21.	Opinion of Financial Advisor.

Prior to the execution of this Agreement, the Board of Directors of Buyer has received the opinion of Stephens Inc., which, if initially rendered verbally has been or will be confirmed by a written opinion, dated the same date, to the effect that, as of the date of such opinion, the Exchange Ratio in the Merger is fair, from a financial point of view, to holders of Buyer Common Stock. Such opinion has not been amended or rescinded.

5.22.	Tax and Regulatory Matters.

No Buyer Entity or any Affiliate thereof has taken or agreed to take any action (or failed to take or agreed to fail to take any action), and Buyer does not have any Knowledge of any agreement, plan or other circumstance, that is reasonably likely to (a) prevent the Merger or the Bank Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, or (b) materially impede or delay receipt of any of the Requisite Regulatory Approvals.

5.23.	Loan Matters.

(a) Each Loan currently outstanding (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected and (iii) is a legal, valid and binding obligation of the obligor named therein, and assuming due authorization, execution and delivery thereof by such obligor and obligors, enforceable in accordance with its terms (except as may be limited by the Bankruptcy and Equity Exceptions).

(b) Each outstanding Loan (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, Buyer’s written underwriting standards (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable requirements of Laws.

(c) None of the Contracts pursuant to which any Buyer Entity has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

(d) There are no outstanding Loans made by Buyer or any Buyer Entity to any directors, executive officers and principal shareholders (as such terms are defined in Regulation O of the Federal Reserve Board (12 C.F.R. Part 215)) of any Buyer Entity, other than Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom.

(e) Subject to Section 10.14, no Buyer Entity is now, nor has it ever been since January 1, 2021, subject to any material fine, suspension, settlement or other Contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Regulatory Authority relating to the origination, sale or servicing of mortgage or consumer Loans.

5.24.	Deposits.

All of the deposits held by Buyer Bank (including the records and documentation pertaining to such deposits) are held in compliance with (a) all applicable policies, practices and procedures of Buyer Bank and (b) all applicable Laws, including Money Laundering Laws and anti-terrorism or embargoed Persons requirements. All deposit account applications have been solicited, taken and evaluated and applicants notified in a manner that complied with all applicable Laws. All deposit accounts have been maintained and serviced by Buyer or its Affiliates in accordance with the deposit account agreements and Buyer’s applicable policies, practices and procedures. The terms and conditions of each deposit account comply with the applicable deposit account agreement to which they relate. All of the deposits held by Buyer Bank are insured to the maximum limit set by the FDIC, and the FDIC premium and all assessments have been fully paid, and no proceedings for the termination or revocation of such insurance are pending, or, to the Knowledge of Buyer, threatened.

5.25.	Allowance for Credit Losses.

The ACL reflected in the Buyer Financial Statements was, as of the date of each of the Buyer Financial Statements, in compliance with Buyer’s existing methodology for determining the adequacy of the ACL and in compliance with the standards established by the applicable Regulatory Authority, the Financial Accounting Standards Board and GAAP, and is adequate.

5.26.	Insurance.

Buyer Entities are insured with reputable insurers against such risks and in such amounts as the management of Buyer reasonably has determined to be prudent and consistent with industry practice. The Buyer Entities are in material compliance with their insurance policies and are not in Default under any of the material terms thereof. Each such policy is outstanding and in full force and effect.

5.27.	OFAC; Sanctions.

No Buyer Entity, nor any director or officer or, to the Knowledge of Buyer, any other Representative or other Person acting on behalf of any Buyer Entity (a) is engaging or has engaged in the five years prior to the date of this Agreement in the provision or receipt of any services (including financial services), transfers of goods, software, or technology, or any other activity related to (i) Sanctioned Countries, (ii) the government of any Sanctioned Country, (iii) any Person, entity or organization located in, resident in, formed under the laws of, or owned or controlled by or acting for or on behalf of the government of, any Sanctioned Country, or (iv) any other Person made subject of any Sanctions, (b) engaged in any transfers of goods, technologies or services (including financial services) that may assist the governments of Sanctioned Countries or Persons subject to Sanctions or facilitate money laundering or other activities proscribed by United States Law, (c) is a Person currently the subject of any Sanctions, or (d) is located, organized or resident in any Sanctioned Country.

5.28.	Brokers and Finders.

Except for Stephens Inc., neither Buyer nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions, or finders’ fees in connection with this Agreement or the transactions contemplated hereby.

5.29.	Transactions with Affiliates and Insiders.

There are no Contracts, plans, arrangements or other transactions, including extensions of credit, between any Buyer Entity, on the one hand, and (a) any officer, director or record or beneficial owner of 5% or more of the voting securities of any Buyer Entity, (b) to Buyer’s Knowledge, any (i) record or beneficial owner of 5% or more of the voting securities of Buyer or (ii) Affiliate or family member of any such officer, director or record or beneficial owner, or (c) any other Affiliate of Buyer, on the other hand, except those, in each case clauses (a) – (c), of a type available to employees of the Buyer Entities generally and, in the case of Buyer Bank, that are in compliance with Regulation O and Regulation W.

5.30.	No Other Representations and Warranties

(a) Except for the representations and warranties in this ARTICLE 5, Buyer does not make any express or implied representation or warranty with respect to the Buyer Entities, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Buyer hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, and except for the representations and warranties made by Buyer in this ARTICLE 5, Buyer does not make and has not made any representation to Seller or any of Seller’s Affiliates or Representatives with respect to any oral or written information presented to Seller or any of Seller’s Affiliates or Representatives in the course of their due diligence investigation of Seller (including any financial projections or forecasts), the negotiation of this Agreement, or in the course of the transactions contemplated hereby.

(b) Buyer acknowledges and agrees that Seller has not made and is not making any express or implied representation or warranty other than those contained in ARTICLE 4.

ARTICLE 6

CONDUCT OF BUSINESS PENDING CONSUMMATION

6.1.	Affirmative Covenants of Seller.

From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Buyer shall have been obtained (such consent not to be unreasonably withheld, conditioned or delayed), and except as otherwise expressly contemplated herein or as set forth in Section 6.1 of Seller’s Disclosure Memorandum, Seller shall, and shall cause each of the Seller Subsidiaries to, (a) operate its business only in the Ordinary Course, and (b) use its reasonable best efforts to preserve intact its business (including its organization, Assets, goodwill and insurance coverage), and maintain its rights, Permits, franchises, business relationships with customers, vendors, strategic partners, suppliers, distributors and others doing business with it, and the services of its officers and Key Employees.

6.2.	Negative Covenants of Seller.

From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Buyer shall have been obtained (such consent not to be unreasonably withheld, conditioned or delayed), and, except as required by Law, otherwise expressly contemplated herein or as set forth in Section 6.2 of Seller’s Disclosure Memorandum, Seller covenants and agrees that it will not do, or permit any of the Seller Subsidiaries to do, any of the following:

(a) amend, waive, rescind or otherwise modify the articles of incorporation or bylaws or other comparable governing instruments of any Seller Entity;

(b) incur, assume, guarantee, endorse or otherwise as an accommodation become responsible for any additional debt obligation or other obligation for borrowed money (other than indebtedness of Seller to Seller Bank or of Seller Bank to Seller, or the creation of deposit liabilities, purchases of federal funds, borrowings from any Federal Home Loan Bank, or sales of certificates of deposits, in each case incurred in the Ordinary Course);

(c) (i) repurchase, redeem, or otherwise acquire or exchange, directly or indirectly, any shares, or any securities convertible into or exchangeable or exercisable for any shares, of the capital stock of any Seller Entity (except for the vesting or settlement of Seller Equity Rights and dividend equivalents thereon, in each case, in the Ordinary Course and in accordance with the terms of the applicable award agreements in effect on the date hereof), or (ii) make, declare, pay or set aside for payment any dividend or set any record date for or declare or make any other distribution in respect of Seller’s capital stock or other equity interests (except for regular quarterly cash dividends by Seller at a rate not in excess of $0.25 per share of Seller Common Stock);

(d) issue, grant, sell, pledge, dispose of, encumber, authorize or propose the issuance of, enter into any Contract to issue, grant, sell, pledge, dispose of, encumber, or authorize or propose the issuance of, or otherwise permit to become outstanding, (i) any additional shares of Seller Common Stock or any other capital stock of any Seller Entity, or (ii) any Equity Rights with respect to the securities of any Seller Entity;

(e) adopt or implement any shareholder rights plan or similar arrangement;

(f) directly or indirectly adjust, split, combine or reclassify any capital stock or other equity interest of any Seller Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Seller Common Stock, or sell, transfer, lease, mortgage, permit any Lien, or otherwise dispose of, discontinue or otherwise encumber (i) any shares of capital stock or other equity interests of any Seller Entity (unless any such shares of capital stock or other equity interest are sold or otherwise transferred to one of the Seller Entities), or (ii) any Asset other than pursuant to Contracts in force at the date of the Agreement or sales of investment securities in the Ordinary Course;

(g) (i) purchase any securities or make any acquisition of or investment in (except in the Ordinary Course), either by purchase of stock or other securities or equity interests, contributions to capital, Asset transfers, purchase of any Assets (including any investments or commitments to invest in real estate or any real estate development project) or other business combination, or by formation of any joint venture or other business organization or by contributions to capital (other than by way of foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith, in each case in the Ordinary Course), of any Person other than a Seller Entity, or otherwise acquire direct or indirect control over any Person, or (ii) enter into a plan of consolidation, merger, share exchange, share acquisition, reorganization, recapitalization or complete or partial liquidation or dissolution (other than consolidations, mergers or reorganizations solely among wholly owned Seller Subsidiaries), or a letter of intent, memorandum of understanding or agreement in principle with respect thereto;

(h) (i) grant any increase in compensation or benefits to the employees or officers of any Seller Entity, except for merit-based or promotion-based increases in annual base salary or wage rate for employees (other than directors of Seller) in the Ordinary Course that do not exceed, in the aggregate, 4% of the aggregate cost of all employee annual base salaries and wages in effect as of the date hereof, (ii) accelerate the vesting of any equity based awards or other compensation, (iii) pay any (A) severance or termination pay or (B) any bonus, in either case other than pursuant to the terms of a Seller Benefit Plan in effect on the date hereof and in the case of clause (A) subject to receipt of an effective release of claims from the employee, and in the case of clause (B) to the extent required under the terms of the Seller Benefit Plan without the exercise of any upward discretion, (iv) enter into, amend, or increase the benefits payable under any severance, change in control, retention, bonus guarantees, collective bargaining agreement or similar agreement or arrangement with employees or officers of any Seller Entity, (v) waive any stock repurchase rights, or grant, accelerate, amend (except to the extent necessary to comply with Section 2.3) or change the period of exercisability or vesting of any Equity Rights or restricted stock, or authorize cash payments in exchange for any Equity Rights, (vi) fund any rabbi trust or similar arrangement, (vii) terminate the employment or services of any officer or any employee whose annual base compensation is greater than $200,000, other than for cause, (viii) hire any officer, employee, independent contractor or consultant (who is a natural person) who has annual base compensation greater than $200,000, or (ix) implement or announce any employee layoff that would reasonably be expected to implicate the WARN Act;

(i) enter into, amend or renew any employment or Independent Contractor Contract between any Seller Entity and any Person requiring payments thereunder in excess of $200,000 in any 12-month period that the Seller Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time;

(j) except with respect to an existing Seller Benefit Plan that is intended to be tax-qualified and in the opinion of counsel is necessary or advisable to maintain the tax qualified status, (i) adopt or establish any plan, policy, program or arrangement that would be considered a Seller Benefit Plan if such plan, policy, program or arrangement were in effect as of the date of this Agreement, or amend in any material respect any existing Seller Benefit Plan, terminate or withdraw from, or amend, any Seller Benefit Plan, (ii) make any distributions from such Seller Benefit Plans, except as required by the terms of such plans, or (iii) fund or in any other way secure the payment of compensation or benefits under any Seller Benefit Plan;

(k) except in each case as may be required by applicable Tax Laws, regulatory accounting requirements or GAAP, as applicable, (i) make any change in any accounting principles, practices or methods or systems of internal accounting controls, (ii) make or change any material Tax election, Tax accounting method, taxable year or period, (iii) file any amended material Tax Return, stop maintaining withholding certificates in respect of any Person required to be maintained under the Code or the Treasury Regulations, or agree to an extension or waiver of any statute of limitations with respect to the assessment or determination of Taxes, (iv) settle or compromise any Tax liability of any Seller Entity; enter into any closing agreement with respect to any Tax, or (v) surrender any right to claim a Tax refund;

(l) write up, write down or write off the book value of any Assets, except in accordance with GAAP;

(m) (i) commence any Litigation other than in the Ordinary Course, or (ii) settle, waive or release, or agree or consent to the issuance of any Order in connection with any Litigation (A) involving any Liability of any Seller Entity for money damages in excess of $250,000 in the aggregate or that would impose any restriction on the operations, business or Assets of any Seller Entity or the Surviving Corporation, or (B) arising out of or relating to the transactions contemplated hereby;

(n) (i) enter into, renew, extend, modify, amend or terminate any Seller Contract or any Contract which would be a Seller Contract if it were in existence on the date hereof or any Contract, plan, arrangement or other transaction of the type described in Section 4.18, or (ii) waive, release, compromise or assign any material rights or claims under any Contract, plan, arrangement or other transaction described in the foregoing clause (i);

(o) (i) enter into any new line of business or change in any material respect its lending, investment, deposit, liquidity, risk and asset-liability management, interest rate, fee pricing or other material banking or operating policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof), or (ii) change its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing or buying or selling rights to service Loans except as required by rules or policies imposed by a Regulatory Authority;

(p) make, or commit to make, any capital expenditures that exceed by more than 5% in the aggregate the capital expenditures budget of Seller as in effect on the date hereof;

(q) make any material changes in its policies and practices with respect to insurance policies including materially reducing the amount of insurance coverage currently in place or failing to renew or replace any existing insurance policies;

(r) materially change or restructure its investment securities portfolios, its investment securities practice or policies, its hedging practices or policies, or change its policies with respect to the classification or reporting of such portfolios or invest in any mortgage-backed or mortgage related securities which would be considered “high-risk” securities under applicable regulatory pronouncements, or change its interest rate exposure through purchases, sales or otherwise, or the manner in which its investment securities portfolios are classified or reported;

(s) take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede, the Merger or the Bank Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

(t) make or acquire any Loan or issue a commitment (including a letter of credit) or renew or extend an existing commitment for any Loan, or amend or modify in any material respect any Loan (including in any manner that would result in any additional extension of credit, principal forgiveness, or effect any uncompensated release of collateral, i.e., at a value below the fair market value thereof as determined by Seller); provided, that if Buyer does not respond to a request for consent pursuant to this Section 6.2(t) within three Business Days of having received such request together with the relevant Loan package, such non-response shall be deemed to constitute consent; provided, further, that the foregoing shall not apply to (i) Loans or commitments for Loans with a principal balance less than $10,000,000 in full compliance with Seller Bank’s underwriting policy and related Loan policies in effect as of the date of this Agreement without utilization of any of the exceptions provided in such underwriting policy and related Loan policies (provided that this exception shall not permit any Seller Entity to acquire such Loans), (ii) Loans or commitments for Loans with a principal balance less than $7,500,000 in full compliance with Seller Bank’s underwriting policy and related Loan policies in effect as of the date of this Agreement, including pursuant to an exception to such underwriting policy and related Loan policies that is reasonable in light of the underwriting of the borrower for such Loan or commitment (provided that this exception shall not permit any Seller Entity to acquire such Loans), (iii) amendments or modifications of any existing Loan in full compliance with Seller Bank’s underwriting policy and related Loan policies in effect as of the date of this Agreement without utilization of any of the exceptions provided in such underwriting policy and related loan policies (provided that such Loan is not a Criticized Loan), and (iv) amendments or modifications of any existing Loan with a principal balance less than $5,000,000 in full compliance with Seller Bank’s underwriting policy and related Loan policies in effect as of the date of this Agreement, including pursuant to an exception to such underwriting policy and related Loan policies that is reasonable in light of the underwriting of the borrower for such Loan or commitment (provided that such Loan is not a Criticized Loan);

(u) cancel, compromise, waive, or release any material indebtedness owed to any Person or any rights or claims held by any Person, except for (i) sales of Loans and sales of investment securities, in each case in the Ordinary Course, or (ii) as expressly required by the terms of any Contracts in force at the date of the Agreement, and in any event without recourse;

(v) permit the commencement of any construction of new structures or facilities upon, or purchase or lease any real property in respect of any branch or other facility, or make any application to open, relocate or close any branch or other facility;

(w) except for non-exclusive licenses and the expiration of Intellectual Property in the Ordinary Course, sell, assign, dispose of, abandon, allow to expire, license or transfer any material Intellectual Property of the Seller Entity;

(x) enter into any securitizations of any Loans or create any special purpose funding or variable interest entity other than on behalf of clients;

(y) notwithstanding any other provisions hereof, take any action that could reasonably be expected to (i) impede or materially delay consummation of the transactions contemplated by this Agreement on a timely basis, (ii) require the receipt of any Permit or Consent of any Regulatory Authority or third party not referenced in Section 7.4(a), (iii) result in any of the conditions set forth in ARTICLE 8 not being satisfied, or (iv) impair its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis; or

(z) agree to take, make any commitment to take, or adopt any resolutions of Seller’s board of directors in support of, any of the actions prohibited by this Section 6.2.

6.3.	Covenants of Buyer.

From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Seller shall have been obtained, and except as required by Law, otherwise expressly contemplated herein, or as set forth in Section 6.3 of Buyer’s Disclosure Memorandum, Buyer covenants and agrees that it shall not, or permit any of the Buyer Subsidiaries to:

(a) amend the articles of incorporation, bylaws or other governing instruments of Buyer or any Significant Subsidiaries (as defined in Regulation S-X promulgated by the SEC) in a manner that would adversely affect Seller or the holders of Seller Common Stock adversely relative to other holders of Buyer Common Stock;

(b) take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede, the Merger or the Bank Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

(c) notwithstanding any other provisions hereof, take any action (including any proposed acquisition by Buyer of 20% or more of the equity or 25% or more of the assets of an unaffiliated depository institution) that could reasonably be expected to (i) impede or materially delay consummation of the transactions contemplated by this Agreement on a timely basis, (ii) require the receipt of any Permit or Consent of any Regulatory Authority or third party not referenced in Section 7.4(a), (iii) result in any of the conditions set forth in ARTICLE 8 not being satisfied, or (iv) impair its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis; or

(d) agree to take, make any commitment to take, or adopt any resolutions of Buyer’s board of directors in support of, any of the actions prohibited by this Section 6.3.

ARTICLE 7

ADDITIONAL AGREEMENTS

7.1.	Registration Statement; Joint Proxy/Prospectus; Shareholder Approval.

(a) Buyer and Seller shall promptly prepare and file with the SEC the Joint Proxy/Prospectus and Buyer shall prepare and file with the SEC the Registration Statement (including the Joint Proxy/Prospectus) as promptly as reasonably practicable after the date of this Agreement, subject to full cooperation of both Parties and their respective advisors and accountants. Buyer and Seller agree to cooperate, and to cause their respective Subsidiaries to cooperate, with the other Party and its counsel and its accountants in the preparation of the Registration Statement and the Joint Proxy/Prospectus. Each of Buyer and Seller agrees to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof, and to promptly thereafter mail or deliver the Joint Proxy/Prospectus (including the Registration Statement) to its respective shareholders. Buyer also agrees to use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and Seller shall furnish all information concerning Seller and the holders of Seller Common Stock as may be reasonably requested in connection with any such action.

(b) Each of Seller and Buyer shall duly call, give notice of, establish a record date for, convene and hold a shareholders’ meeting (the “Seller Meeting“ and the “Buyer Meeting”, respectively), to be held as promptly as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of obtaining the Seller Shareholder Approval and the Buyer Shareholder Approval and, if so desired and mutually agreed, such other matters of the type customarily brought before an annual or special meeting of shareholders. Seller and Buyer shall use their reasonable best efforts to cooperate to hold the Seller Meeting and the Buyer Meeting on the same day and at the same time, and to set the same record date for each such meeting. Seller agrees that its obligations pursuant to this Section 7.1(b) shall not be affected by the commencement, proposal, disclosure, or communication to Seller of any Acquisition Proposal.

(c) The board of directors of each of Seller and Buyer shall (i) unanimously recommend to its shareholders the approval of (A) this Agreement and the transactions contemplated hereby, in the case of Seller (the “Seller Recommendation”), and (B) this Agreement and the transactions contemplated hereby, including the Buyer Share Issuance, in the case of Buyer (the “Buyer Recommendation”), (ii) include such Seller Recommendation, in the case of Seller, and Buyer Recommendation, in the case of Buyer, in the Joint Proxy/Prospectus, and (iii) use its reasonable best efforts to obtain the Seller Shareholder Approval, in the case of Seller, and the Buyer Shareholder Approval, in the case of Buyer. If requested by Buyer, Seller shall retain a proxy solicitor reasonably acceptable to, and on terms reasonably acceptable to, Buyer in connection with obtaining the Seller Shareholder Approval.

(d) Neither the board of directors of Seller nor any committee thereof shall (i) withhold, withdraw, qualify or modify, in a manner adverse to Buyer, the Seller Recommendation, (ii) fail to make the Seller Recommendation or otherwise submit this Agreement to Seller’s shareholders without recommendation, (iii) adopt, approve, agree to, accept, recommend, submit to its shareholders, or endorse an Acquisition Proposal, (iv) fail to publicly and without qualification (A) recommend against any Acquisition Proposal or (B) reaffirm the Seller Recommendation, in each case of clause (A) and (B), within five Business Days (or such fewer number of days as remains prior to Seller Meeting) after an Acquisition Proposal is made public or any request by Buyer to do so; provided, that the taking of no position or a neutral position by the board of directors of Seller in respect of the acceptance of any such Acquisition Proposal as of the end of such period shall constitute a failure to recommend against such Acquisition Proposal, (v) take any action to exempt any Person (other than any Buyer Entity) or any action taken by any Person (other than any Buyer Entity) from any Takeover Statute, (vi) take any action, or make any public statement, filing or release inconsistent with the Seller Recommendation, or (vii) publicly propose to do any of the foregoing (any of the foregoing being a “Change in the Seller Recommendation”).

(e) Neither the board of directors of Buyer nor any committee thereof shall (i) withhold, withdraw, qualify or modify in a manner adverse to Seller, the Buyer Recommendation, (ii) fail to make the Buyer Recommendation or otherwise submit this Agreement to Buyer’s shareholders without recommendation, (iii) take any action, or make any public statement, filing or release inconsistent with the Buyer Recommendation, or (iv) publicly propose to do any of the forgoing (any of the foregoing being a “Change in the Buyer Recommendation”).

(f) Seller or Buyer, as applicable, shall adjourn or postpone its respective shareholder meeting if, as of the time for which such meeting is originally scheduled there are insufficient shares of Buyer Common Stock or Seller Common Stock, as the case may be, represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting. Seller shall adjourn or postpone the Seller Meeting if, as of the time for which the Seller Meeting is scheduled, Seller has not recorded proxies representing a sufficient number of shares necessary to obtain the Seller Shareholder Approval. Notwithstanding anything to the contrary herein, the Seller Meeting and the Buyer Meeting shall be convened and this Agreement shall be submitted to the shareholders of Seller at the Seller Meeting and to the shareholders of Buyer at the Buyer Meeting for the purpose of voting on the approval of this Agreement and the other matters contemplated hereby, and nothing contained herein shall be deemed to relieve Seller or Buyer, respectively, of such obligation.

7.2.	Acquisition Proposals.

(a) No Seller Entity shall, and it shall cause its Representatives not to, directly or indirectly, (i) solicit, initiate, seek, encourage (including by providing information or assistance), facilitate or induce any Acquisition Proposal, (ii) engage or participate in any discussions or negotiations regarding, or furnish or cause to be furnished to any Person any information or data with respect to, or afford access to the business, personnel, Assets or Books and Records of the Seller Entities in connection with, or take any other action to solicit, facilitate or induce the making of, any inquiry, offer or proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, (iii) grant any waiver, amendment or release of or under, or fail to enforce, any confidentiality, standstill or similar agreement (or any confidentiality, standstill or similar provision of any other Contract), (iv) adopt, approve, agree to, accept, endorse or recommend any Acquisition Proposal, (v) approve, agree to, accept, endorse or recommend, or propose to approve, agree to, accept, endorse or recommend any Acquisition Agreement contemplating or otherwise relating to any Acquisition Transaction, or (vi) otherwise cooperate in any way with, or assist or participate in, or facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 7.2 by any Subsidiary or Representative of Seller shall constitute a breach of this Section 7.2 by Seller. In addition to the foregoing, Seller shall not submit to the vote of its shareholders any Acquisition Proposal other than the Merger.

(b) Notwithstanding anything to the contrary in Section 7.2(a), if Seller or any of its Representatives receives an unsolicited, bona fide written Acquisition Proposal by any Person at any time prior to Seller Shareholder Approval in circumstances that did not involve a breach of Section 7.2(a), Seller and its Representatives may, prior to (but not after) the Seller Meeting, take the following actions if the board of directors of Seller (or any committee thereof) has (i) determined, in its good faith judgment (after consultation with Seller’s financial advisors of national reputation and outside legal counsel), that such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal and that the failure to take such actions would reasonably likely cause it to violate its fiduciary duties under applicable Law, (ii) provided Buyer with at least five Business Day prior notice of such determination, and (iii) obtained from such Person an executed confidentiality agreement containing terms at least as restrictive with respect to such Person as the terms of the Confidentiality Agreement is in each provision with respect to Buyer (and such confidentiality agreement shall not provide such Person with any exclusive right to negotiate with Seller or otherwise prevent Seller from providing any information to Buyer in accordance with this Agreement or otherwise comply with its obligations under this Agreement): (A) furnish information to (but only if Seller shall have provided such information to Buyer prior to furnishing it to any such Person), and (B) enter into discussions and negotiations with, such Person with respect to such unsolicited, bona fide written Acquisition Proposal. Seller shall provide Buyer with an accurate and complete copy of any such confidentiality agreement promptly (but in no event more than 24 hours) of the execution thereof and Seller shall not terminate, waive, amend, release or modify any provision of any such confidentiality agreement.

(c) Promptly (but in no event more than 24 hours) following receipt of any Acquisition Proposal or any inquiry, proposal or offer, including any request for nonpublic information, that expressly contemplates or could reasonably be expected to lead to any Acquisition Proposal, Seller shall advise Buyer in writing of the receipt of such Acquisition Proposal, inquiry, proposal or offer, and the terms and conditions of such Acquisition Proposal, inquiry, proposal or offer (including, in each case, the identity of the Person making any such Acquisition Proposal, inquiry, proposal or offer), and Seller shall as promptly as practicable provide to Buyer (i) a copy of such Acquisition Proposal, inquiry, proposal or offer, if in writing, or (ii) a written summary of the material terms of such Acquisition Proposal, inquiry, proposal or offer, if oral. Seller shall provide Buyer as promptly as practicable (but in no event more than 24 hours) with written notice setting forth all such information as is necessary to keep Buyer informed on a current basis of all developments, discussions, negotiations and communications regarding (including amendments or proposed amendments to) such Acquisition Proposal, inquiry, proposal or offer, including by providing a copy of documentation relating thereto.

(d) Notwithstanding anything herein to the contrary, at any time prior to the Seller Meeting, the board of directors of Seller may submit this Agreement to Seller’s shareholders without recommendation (although the resolution approving this Agreement as of the date hereof may not be rescinded or amended), if (i) after the date hereof, Seller has received a Superior Proposal (after giving effect to the terms of any revised offer by Buyer pursuant to this Section 7.2(d)), and (ii) the board of directors of Seller has determined in good faith, after consultation with its outside legal counsel and, in the case of financial matters, with its financial advisors of national reputation, that it would reasonably likely to be a violation of the directors’ fiduciary duties under applicable Law to make or continue to make the Seller Recommendation; provided, that the board of directors of Seller may not take the actions set forth in this Section 7.2(d) unless:

(i) Seller has complied in all respects with this Section 7.2;

(ii) Seller has provided Buyer at least five Business Days prior written notice of its intention to take such action and a reasonable description of the events or circumstances giving rise to its determination to take such action (including all necessary information under Section 7.2(c));

(iii) during such five Business Day period, Seller has and has caused its financial advisors of national reputation and outside legal counsel to, consider and negotiate with Buyer in good faith (to the extent Buyer desires to so negotiate) regarding any proposals, adjustments or modifications to the terms and conditions of this Agreement proposed by Buyer; and

(iv) the board of directors of Seller has determined in good faith, after consultation with its financial advisors of national reputation and outside legal counsel and considering the results of such negotiations and giving effect to any proposals, amendments or modifications proposed to by Buyer, if any, that such Superior Proposal remains a Superior Proposal and that it would nevertheless would reasonably likely to be a violation of the directors’ fiduciary duties under applicable Law to make or continue to make the Seller Recommendation.

Any material amendment to any Acquisition Proposal, will be deemed to be a new Acquisition Proposal for purposes of this Section 7.2(d) and will require a new determination and notice period as referred to in this Section 7.2(d).

(e) Notwithstanding anything herein to the contrary, at any time prior to the Buyer Meeting, the board of directors of Buyer may submit this Agreement to Buyer’s shareholders without recommendation (although the resolution approving this Agreement as of the date hereof may not be rescinded or amended), if the board of directors of Buyer has determined in good faith, after consultation with outside legal counsel, that it would reasonably likely to be a violation of the directors’ fiduciary duties under applicable Law to make or continue to make the Buyer Recommendation; provided, that the board of directors of Buyer may not take the actions set forth in this Section 7.2(e) unless:

(i) Buyer has provided Seller at least five Business Days prior written notice of its intention to take such action and a reasonable description of the events or circumstances giving rise to its determination to take such action;

(ii) during such five Business Day period, Buyer has and has caused its financial advisors of national reputation and outside legal counsel to, consider and negotiate with Seller in good faith (to the extent Seller desires to so negotiate) regarding any proposals, adjustments or modifications to the terms and conditions of this Agreement proposed by Seller; and

(iii) the board of directors of Buyer has determined in good faith, after consultation with its financial advisors of national reputation and outside legal counsel and considering the results of such negotiations and giving effect to any proposals, amendments or modifications proposed by Seller, if any, that it would nevertheless would reasonably likely to be a violation of the directors’ fiduciary duties under applicable Law to make or continue to make the Buyer Recommendation.

The provisions of this Section 7.2(e) are not available to Buyer and Buyer must submit this Agreement to its shareholders with a Buyer Recommendation in the event the proposed basis for submitting this Agreement to Buyer’s shareholders without a Buyer Recommendation would be (i) a proposed acquisition by Buyer of 20% or more of the equity or 25% or more of the assets of an unaffiliated depository institution or (ii) a proposed acquisition by an unaffiliated depository institution of 20% or more of the equity or 25% or more of the assets of Buyer.

(f) Seller and Seller Subsidiaries shall, and Seller shall direct its Representatives to, (i) immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any offer or proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, (ii) immediately terminate access to any physical or electronic data rooms relating to a possible Acquisition Proposal, and (iii) promptly (but in no event later than 48 hours following the execution of this Agreement) request the prompt return or destruction of all confidential information previously furnished to any Person (other than Buyer and its Representatives) that has made or indicated an intention to make an Acquisition Proposal.

(g) Nothing contained in this Agreement shall prevent Seller or its board of directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act or Item 1012(a) of Regulation M-A with respect to an Acquisition Proposal or from making any legally required disclosure to the shareholders of Seller; provided, that such rules will in no way eliminate or modify the effect that any action pursuant to such rules would otherwise have under this Agreement.

7.3.	Exchange Matters.

Buyer shall use its reasonable best efforts to list, prior to the Effective Time, on NYSE, subject to official notice of issuance, the shares of Buyer Common Stock to be issued to the holders of Seller Common Stock pursuant to this Agreement, and Buyer shall give all notices and make all filings with NYSE required in connection with the transactions contemplated herein.

7.4.	Consents of Regulatory Authorities.

(a) The Parties shall, and shall cause their respective Subsidiaries to, cooperate with each other and use their respective reasonable best efforts to prepare all documentation, to effect all applications, notices, petitions, and filings, and to obtain all Permits and Consents of all third parties and Regulatory Authorities, including the Requisite Regulatory Approvals, that are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Mergers), and to comply with the terms and conditions of all such Permits, Consents, and Requisite Regulatory Approvals. Each of Buyer and Seller shall use its respective reasonable best efforts to resolve objections, if any, which may be asserted with respect to this Agreement or the transactions contemplated hereby by any Regulatory Authority or under any applicable Law or Order. Notwithstanding the foregoing, in no event shall any Buyer Entities be required, and the Seller Entities shall not be permitted (without Buyer’s prior written consent in its sole discretion), to take any action, or commit to take any action, or to accept any restriction, commitment or condition, involving the Buyer Entities or the Seller Entities, which would reasonably be expected to be materially financially burdensome to the business, operations, financial condition or results of operations on of the business of the Buyer Entities or on the business of Seller Entities, in each case, following the Closing (any such condition or restriction, a “Burdensome Condition”); provided, that the matters set forth in Section 7.4(a) of Buyer’s Disclosure Memorandum shall not be deemed to be a Burdensome Condition.

(b) Each of the Parties shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable Laws relating to the exchange of information, with respect to, all material written information submitted to any third party or Regulatory Authority in connection with the transactions contemplated by this Agreement, provided, that Seller shall not have the right to review portions of material filed by Buyer with a Regulatory Authority that contain competitively sensitive business or other proprietary information or confidential supervisory information. In exercising the foregoing right, each of the Parties agrees to act reasonably and as promptly as practicable. Each Party agrees that, subject to applicable Law, it will consult with the other Party with respect to the obtaining of all Permits and Consents of third parties and Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each Party will keep the other Party apprised of the status of material matters relating to completion of the transactions contemplated hereby, including advising the other Party upon receiving any communication from a Regulatory Authority the Consent of which is required for the consummation of the Mergers and the other transactions contemplated by this Agreement that causes such Party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of such Requisite Regulatory Approval may be materially delayed. Seller shall consult with Buyer in advance of any meeting or conference with any Regulatory Authority in connection with the transactions contemplated by this Agreement (other than non-material and routine communications between counsel and a Regulatory Authority regarding the regulatory approval process or status) and, to the extent permitted by such Regulatory Authority, give Buyer and/or its counsel the opportunity to attend and participate in such meetings and conferences.

(c) Subject to Section 10.14 and applicable Laws, each Party agrees, upon request, to promptly furnish the other Party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Registration Statement, Joint Proxy/Prospectus or any other statement, filing, notice or application made by or on behalf of Buyer, Seller or any of their respective Subsidiaries to any third party or Regulatory Authority in connection with the transactions contemplated by this Agreement.

7.5.	Access to Information; Confidentiality and Notification of Certain Matters.

(a) Seller and Buyer shall each promptly advise the other of any (i) fact, change, event, effect, condition, occurrence, development or circumstance (A) that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on it, (B) which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein or that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in ARTICLE 8, or (C) which it believes would or would be reasonably likely to cause the failure of any of the conditions in ARTICLE 8, or (ii) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the transactions contemplated hereby; provided, that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 7.5(a) or the failure of any condition set forth in ARTICLE 8 to be satisfied, or otherwise constitute a breach of this Agreement by the Party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in ARTICLE 8 to be satisfied; and provided, further, that the delivery of any notice pursuant to this Section 7.5(a) shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to Buyer. Seller shall promptly advise Buyer of any actions taken between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement by or on behalf of Seller or any of the Seller Subsidiaries that are outside the Ordinary Course, except for actions that are expressly contemplated herein (other than Section 6.2).

(b) Prior to the Effective Time, subject to Section 10.14, Seller shall permit, and cause each of the Seller Subsidiaries and the Representatives of the Seller Entities to afford to, the Representatives of Buyer to make or cause to be made such investigation of the business, Assets, information technology systems, Contracts, Books and Records, and personnel and such other information of the Seller Entities and of their respective financial and legal conditions as Buyer may reasonably request and furnish to Buyer promptly all other information concerning its business, Assets, information technology systems, Contracts, Books and Records, and personnel and such other information as Buyer may reasonably request, provided that such investigation or requests shall not unreasonably interfere with normal operations of the Party. No investigation by Buyer shall affect or be deemed to modify or waive the representations, warranties, covenants and agreements of Seller in this Agreement, or the conditions of Buyer’s obligation to consummate the transactions contemplated by this Agreement. Neither Buyer nor Seller nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Buyer’s or Seller’s, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the Parties) or contravene any Law, fiduciary duty or binding Contract entered into prior to the date of this Agreement. The Parties will make appropriate substitute arrangements to permit reasonable disclosure under circumstances in which the restrictions of the preceding sentence apply.

(c) Each Party shall, and shall cause its Subsidiaries and Representatives to, hold and use any information obtained in connection with this Agreement and the transactions contemplated hereby in accordance with the terms of the Mutual Confidentiality and Nondisclosure Agreement dated March 7, 2024, between Buyer and Seller (the “Confidentiality Agreement”).

7.6.	Press Releases.

Seller shall consult with Buyer before issuing any press release or other public disclosure or communication (including communications to employees, agents and contractors) related to this Agreement or the transactions contemplated hereby and shall not issue such press release or other public disclosure without the prior written consent of Buyer (which consent shall not be unreasonably withheld, delayed or conditioned); provided, that nothing in this Section 7.6 shall be deemed to prohibit Seller from (a) making any press release or other public disclosure as, upon the advice of the outside counsel, is required by Law or the rules or regulations of any securities exchange, in which case Seller shall use its reasonable best efforts to allow Buyer reasonable time to comment on such release or disclosure in advance of the issuance thereof, and (b) making any public disclosure in response to questions from the press, analysts, investors or those attending industry conferences, making internal announcements to employees or making disclosures in any documents filed with or furnished to the SEC, in each case, to the extent that such statements are consistent with previous press releases or public disclosures made jointly by the Parties and otherwise in compliance with this Section 7.6. The Parties have agreed upon the form of a joint press release and investor presentation announcing the execution of this Agreement.

7.7.	Tax Treatment.

(a) Each of the Parties intends, and undertakes and agrees to use its reasonable best efforts to cause the Merger to, and to take no action which would cause the Merger not to, in each case, qualify as a “reorganization” within the meaning of Section 368(a) of the Code for federal income tax purposes. The Parties shall cooperate and use their reasonable best efforts in order to obtain the Tax Opinion. The Parties adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g) and for purposes of Sections 354, 361 and 368 of the Code.

(b) Each of the Parties shall use its reasonable best efforts to cause their appropriate officers to execute and deliver to Covington & Burling LLP and Alston & Bird LLP certificates containing appropriate representations and covenants, reasonably satisfactory in form and substance to such counsel, at such time or times as may be reasonably requested by such counsel, including as of the effective date of the Joint Proxy/Prospectus and the Closing Date, in connection with such counsel’s deliveries of Tax Opinions with respect to the Tax treatment of the Merger.

(c) Unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code, each of the Parties shall report the Merger as a “reorganization” within the meaning of Section 368(a) of the Code and shall not take any inconsistent position therewith in any Tax Return.

7.8.	Employee Benefits.

(a) For a period of one year following the Effective Time, except as contemplated by this Agreement, Buyer shall cause to be provided to employees who are actively employed by a Seller Entity on the Closing Date (“Covered Employees”) while employed by Buyer following the Closing Date employee benefits under Buyer Benefit Plans, on terms and conditions which are, in the aggregate, substantially comparable to those provided by Buyer Entities to their similarly situated employees; provided, that in no event shall any Covered Employee be eligible to participate in any closed or frozen plan of any Buyer Entity. Until such time as Buyer shall cause the Covered Employees to participate in the applicable Buyer Benefit Plans, the continued participation of the Covered Employees in the Seller Benefit Plans shall be deemed to satisfy the foregoing provisions of this clause (it being understood that participation in Buyer Benefit Plans may commence at different times with respect to each of Buyer Benefit Plans). For purposes of determining eligibility to participate and vesting under Buyer Benefit Plans, and for purposes of determining a Covered Employee’s entitlement to paid time off under Buyer’s paid time off program, the service of the Covered Employees with a Seller Entity prior to the Effective Time shall be treated as service with a Buyer Entity participating in such Buyer Benefit Plans, to the same extent that such service was recognized by the Seller Entities for purposes of a similar benefit plan; provided, that such recognition of service shall not (i) operate to duplicate any benefits of a Covered Employee with respect to the same period of service, or (ii) apply for purposes of any plan, program or arrangement (A) under which similarly-situated employees of Buyer Entities do not receive credit for prior service, (B) that is grandfathered or frozen, either with respect to level of benefits or participation, or (C) for purposes of retiree medical benefits or level of benefits under a defined benefit pension plan.

(b) From and after the Effective Time, without limiting the generality of Section 7.8(a), with respect to each Covered Employee (and their beneficiaries) Buyer shall use commercially reasonable efforts to cause each life, disability, medical, dental or health plan of Buyer or its Subsidiaries in which each such Covered Employee becomes eligible to participate (to the extent permitted by the applicable carrier) to (i) waive any preexisting condition limitations to the extent such conditions were covered under the applicable life, disability, medical, dental or health plans of the Seller Entities, (ii) provide credit under medical, dental and health plans for any deductibles, co-payment and out-of-pocket expenses incurred by the Covered Employees (and their beneficiaries) under analogous plans of the Seller Entities prior to the Effective Time during the portion of the applicable plan year prior to participation, and (iii) waive any waiting period limitation, actively-at-work requirement or evidence of insurability requirement that would otherwise be applicable to such Covered Employees and their beneficiaries on or after the Effective Time to the extent such employee or beneficiary had satisfied any similar limitation or requirement under an analogous plan prior to the Effective Time.

(c) Prior to the Closing Date, the Seller Entities shall take all necessary action (including without limitation the adoption of resolutions and plan amendments and the delivery of any required notices) to terminate, effective as of no later than the day before the Closing Date, any Seller Benefit Plan that is intended to constitute a tax-qualified plan under Code Section 401(a) (a “401(a) Plan”). Seller shall provide Buyer with a copy of the resolutions, plan amendments, notices and other documents prepared to effectuate the termination of the 401(a) Plans in advance and give Buyer a reasonable opportunity to comment on such documents (which comments shall be considered in good faith), and prior to the Closing Date, Seller shall provide Buyer with the final documentation evidencing that the 401(a) Plans have been terminated.

(d) Upon request by Buyer in writing prior to the Closing Date, the Seller Entities shall cooperate in good faith with Buyer prior to the Closing Date to amend, freeze, terminate or modify any other Seller Benefit Plan, including the termination of any Seller Benefit Plan this is a nonqualified deferred compensation plan (as defined in Section 409A of the Code) (collectively, “Seller Nonqualified Plans”), to the extent and in the manner determined by Buyer effective upon the Closing Date (or at such different time mutually agreed to by the parties) and consistent with applicable Law. Seller shall provide Buyer with a copy of the resolutions, plan amendments, notices and other documents prepared to effectuate the actions contemplated by this Section 7.8(d), as applicable, and give Seller a reasonable opportunity to comment on such documents (which comments shall be considered in good faith), and prior to the Closing Date, Seller shall provide Buyer with the final documentation evidencing that the actions contemplated herein have been effectuated. Buyer shall make all payments due under any Seller Nonqualified Plans terminated as contemplated by this Section 7.8(d) in accordance with the terms of the applicable Seller Benefit Plan and the termination documentation.

(e) Without limiting the generality of Section 10.4, nothing in this Agreement, expressed or implied, is intended to confer upon any Person, including any current or former employee, officer, director or consultant of Seller or any of its Subsidiaries or Affiliates, any rights, remedies, obligations, or liabilities under or by reason of this Agreement. In no event shall the terms of this Agreement: (i) establish, amend, or modify any Seller Benefit Plan or any “employee benefit plan” as defined in Section 3(3) of ERISA, or any other benefit plan, program, agreement or arrangement maintained or sponsored by Buyer, Seller or any of their respective Affiliates; (ii) alter or limit the ability of Surviving Corporation, Buyer or any of their Subsidiaries or Affiliates to amend, modify or terminate any Seller Benefit Plan, employment agreement, or any other benefit or employment plan, program, agreement or arrangement after the Closing Date; or (iii) confer upon any current or former employee, officer, director or consultant of Seller or any of its Subsidiaries or Affiliates, any right to employment or continued employment or continued service with Buyer or any Buyer Subsidiaries, the Surviving Corporation or the Seller Entities, or constitute or create an employment agreement with any employee, or interfere with or restrict in any way the rights of the Surviving Corporation, Seller, Buyer or any Subsidiary or Affiliate thereof to discharge or terminate the services of any employee, officer, director or consultant of Seller or any of its Subsidiaries or Affiliates at any time for any reason whatsoever, with or without cause.

(f) On the Closing Date, Seller shall provide Buyer with a list of employees who have suffered an “employment loss” (as defined in the WARN Act) in the 90 days preceding the Closing Date or had a reduction in hours of a least 50% in the 180 days preceding the Closing Date, each identified by date of employment loss or reduction in hours, employing entity, and facility location.

(g) To the extent any payments or benefits made with respect to, or which could arise as a result of, this Agreement or the transactions contemplated hereby, could be characterized as an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code, Seller shall, prior to the Closing Date, cooperate in good faith with Buyer to effect reasonable measures to minimize any such payments or benefits from being characterized as “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code.

(h) For any Covered Employee whose position is eliminated and who is not offered a comparable position with a Buyer Entity, Buyer shall cause such Covered Employee to be eligible to receive severance benefits as set forth on Section 7.8(h) of Buyer’s Disclosure Memorandum; provided, that no Covered Employee who is party to an employment, change in control, or similar agreement that provides for severance benefits shall be eligible to receive the severance benefits set forth on Section 7.8(h) of Buyer’s Disclosure Memorandum.

7.9.	Indemnification.

(a) For a period of six years after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless the present and former directors or officers of the Seller Entities (each, an “Indemnified

Party”), against all Liabilities incurred in connection with any Litigation arising out of or pertaining to, the fact that such Person is or was a director or officer of the Seller Entities or, at Seller’s request, of another corporation, partnership, joint venture, trust or other enterprise, and pertaining to matters, acts or omissions existing or occurring at or prior to the Effective Time (including matters, acts or omissions occurring in connection with the approval of this Agreement and the transactions contemplated by this Agreement) (each a “Claim”), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under Seller’s articles of incorporation and bylaws as in effect as of the date of this Agreement (subject to applicable Law), including provisions relating to advances of expenses incurred in the defense of any Litigation; provided, that the Indemnified Party to whom expenses are advanced provides a written undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification.

(b) The Surviving Corporation shall use its reasonable best efforts (and Seller shall cooperate prior to the Effective Time in these efforts) to maintain in effect for a period of six years after the Effective Time Seller’s existing directors’ and officers’ liability insurance policy (provided that the Surviving Corporation may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous to the insured, or (ii) with the consent of Seller given prior to the Effective Time, any other policy) with respect to claims arising from facts or events which occurred prior to the Effective Time; provided, that the Surviving Corporation shall not be obligated to make aggregate premium payments for such six year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to Seller’s directors and officers, 200% of the annual premium payments currently paid on Seller’s current policy in effect as of the date of this Agreement (the “Maximum Amount”). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, the Surviving Corporation shall use its reasonable best efforts to maintain the most advantageous policies of directors’ and officers’ liability insurance obtainable for a premium equal to the Maximum Amount. In lieu of the foregoing, Buyer, or Seller in consultation with Buyer, may obtain on or prior to the Effective Time, a six year “tail” prepaid policy providing equivalent coverage to that described in this Section 7.9(b) at a premium not to exceed the Maximum Amount. If the premium necessary to purchase such “tail” prepaid policy exceeds the Maximum Amount, Buyer or Seller in consultation with Buyer may purchase the most advantageous “tail” prepaid policy obtainable for a premium equal to the Maximum Amount, and in each case, Buyer and the Surviving Corporation shall have no further obligations under this Section 7.9(b) other than to maintain such “tail” prepaid policy.

(c) Any Indemnified Party wishing to claim indemnification under Section 7.9(a), upon learning of any such Claim, shall promptly notify the Surviving Corporation thereof. In the event of any such Claim (whether arising before or after the Effective Time): (i) Buyer or the Surviving Corporation shall have the right to assume the defense thereof and Buyer and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Buyer or the Surviving Corporation elects not to assume such defense or independent legal counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between Buyer or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Buyer or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties as required under, and in accordance with, Seller’s articles of incorporation and bylaws as in effect as of the date of this Agreement (subject to applicable Law); provided, that Buyer or the Surviving Corporation shall be obligated pursuant to this Section 7.9(c) to pay for only one firm of counsel for all Indemnified Parties; (ii) the Indemnified Parties will cooperate in the defense of any such Claim; and (iii) Buyer and the Surviving Corporation shall not be liable for any settlement effected without its prior written consent; and provided, further, that Buyer and the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law or not required by Seller’s articles of incorporation and bylaws as in effect as of the date of this Agreement (subject to applicable Law).

(d) If the Surviving Corporation or any successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger, or if the Surviving Corporation (or any successors or assigns) shall transfer all or substantially all of its Assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 7.9.

(e) The provisions of this Section 7.9 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party and their respective heirs and Representatives.

(f) Notwithstanding anything in this Section 7.9 to the contrary, no indemnification payments will be made to an Indemnified Party with respect to an administrative proceeding or civil action initiated by any Regulatory Authority that is a federal banking agency unless all of the following conditions are met: (i) the Buyer’s board of directors determines in writing that the Indemnified Party acted in good faith and in the best interests of Seller or Seller Bank; (ii) the Buyer’s board of directors determines that the payment will not materially affect the Buyer’s or Buyer Bank’s safety and soundness; (iii) the payment does not fall within the definition of a prohibited indemnification payment under 12 C.F.R. Part 359; and (iv) the Indemnified Party agrees in writing to reimburse Buyer, to the extent not covered by permissible insurance, for payments made in the event that the administrative or civil action instituted by a banking Regulatory Authority results in a final order or settlement in which the Indemnified Party is assessed a civil money penalty, is prohibited from banking, or is required to cease an action or perform an affirmative action.

7.10.	Operating Functions.

Seller and each Seller Entity shall cooperate with Buyer and Buyer Bank in connection with planning for the efficient and orderly combination of the Parties and the operation of the Surviving Corporation and Surviving Bank, and in preparing for the consolidation of appropriate operating functions to be effective at the Effective Time or such later date as Buyer may decide. Each Party shall cooperate with the other Party in preparing to execute after the Effective Time conversion or consolidation of systems and business operations generally (including by entering into customary confidentiality, non-disclosure and similar agreements with such service providers or the other Party). Prior to Effective Time, each Party shall exercise, consistent with terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

7.11.	Litigation.

Each of Seller and Buyer shall promptly notify each other in writing of any action, arbitration, audit, hearing, investigation, litigation, suit, subpoena or summons issued, commenced, brought, conducted or heard by or before, or otherwise involving, any Regulatory Authority or arbitrator pending or, to the Knowledge of Seller or Buyer, as applicable, threatened against Seller, Buyer or any of their respective Subsidiaries or Representatives that (a) questions or would reasonably be expected to question the validity of this Agreement or the other agreements contemplated hereby or thereby or any actions taken or to be taken by Seller, Buyer or their respective Subsidiaries with respect hereto or thereto, (b) would reasonably be expected to cause any of the conditions set forth in Section 8.1(b) not to be satisfied or to be materially delayed in their satisfaction, or (c) seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby. Seller shall give Buyer prompt notice of any shareholder litigation against Seller or its directors or officers relating to the transactions contemplated by this Agreement and shall give Buyer every opportunity to participate in the defense or settlement of such litigation, provided that no such settlement shall be agreed to by any Seller Entity without Buyer’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).

7.12.	Legal Conditions to Merger; Additional Agreements.

Subject to Sections 7.1 and 7.4 of this Agreement, each of Seller and Buyer shall, and shall cause each of their Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal and regulatory requirements that may be imposed on such Party or its Subsidiaries with respect to the Mergers and, subject to the conditions set forth in ARTICLE 8 hereof, to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other Party to obtain) any Permit or Consent by any Regulatory Authority and any other third party that is required to be obtained by Seller or Buyer or any of their respective Subsidiaries in connection with, or to effect, the Mergers and the other transactions contemplated by this Agreement and to ensure that each Party has legal, good and marketable title to its respective Assets as of the Closing Date. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including, any merger between a Buyer Subsidiary, on the one hand, and a Seller Subsidiary on the other hand) or to vest the Surviving Corporation and the Surviving Bank with full title to all Assets, rights, Consents, Permits, immunities and franchises of any of the Parties to the Mergers, the proper officers and directors of each Party and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Buyer.

7.13.	Dividends.

From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, each of Buyer and Seller shall coordinate with the other regarding the declaration of any dividends in respect of Buyer Common Stock and Seller Common Stock (to the extent permitted by this Agreement) and the record dates and payment dates relating thereto, it being the intention of the Parties that holders of Seller Common Stock shall not receive two dividends, or fail to receive one dividend, in any quarter with respect to their shares of Seller Common Stock and any shares of Buyer Common Stock any such holder receives in exchange therefor in the Merger.

7.14.	Change of Method.

Buyer may at any time prior to the Effective Time change the method or structure of effecting the combination of the Seller and Buyer (including by providing for the merger of Seller with a wholly owned Subsidiary of Buyer) if and to the extent requested by Buyer, and Seller agrees to enter into such amendments to this Agreement as Buyer may reasonably request in order to give effect to such restructuring; provided, that no such change or amendment shall (a) alter or change the amount or kind of the Merger Consideration provided for in this Agreement, (b) adversely affect the Tax treatment of the Mergers with respect to Seller’s shareholders, or (c) materially delay or impede the consummation of the transactions contemplated by this Agreement on a timely basis.

7.15.	Restructuring Efforts.

If either Seller or Buyer shall have failed to obtain the Seller Shareholder Approval or the Buyer Shareholder Approval, as applicable, at the duly convened Seller Meeting or Buyer Meeting, as applicable, or any adjournment or postponement thereof, each of the Parties shall in good faith use its reasonable best efforts to negotiate a restructuring of the transaction provided for herein (it being understood that neither Party shall have any obligation to alter or change any material terms, including the amount or kind of the Merger Consideration, in a manner adverse to such Party or its shareholders or adversely affect the Tax treatment of the Mergers with respect to Seller’s shareholders) and resubmit this Agreement or the transactions contemplated hereby (or as restructured pursuant to this Section 7.15) to its respective shareholders for approval.

7.16.	Corporate Governance.

On or prior to the Effective Time, the board of directors of Buyer shall cause the number of directors that will comprise the full board of directors of the Surviving Corporation at the Effective Time to be increased by four members, and as of the Effective Time shall appoint four directors of Seller’s board of directors to the board of directors of the Surviving Corporation, one of which shall be the President, Chief Executive Officer and Chairman of Seller and three of which directors shall be independent directors (as determined under NYSE standards governing director independence) and shall be mutually agreed to by Buyer and Seller (the “Seller Directors”). In addition, on or prior to the Effective Time, the board of directors of Buyer Bank shall cause the number of directors that will comprise the full board of directors of the Surviving Bank at the Effective Time to be increased by six members and as of the Effective Time shall appoint the Seller Directors and two additional independent directors of Seller Bank’s board of directors which shall be mutually agreed to by Buyer and Seller (the “Additional Directors”) to the board of directors of the Surviving Bank. Notwithstanding the foregoing, Buyer’s obligation to appoint any Seller Director and any Additional Director is subject to each such director’s compliance with the standard interview and corporate governance process applicable to all potential new directors of Buyer.

7.17.	Takeover Statutes.

Neither Seller nor its board of directors shall take any action that would cause any Takeover Statute to become applicable to this Agreement, the Mergers, or any of the other transactions contemplated hereby, and each shall take all necessary steps to exempt (or ensure the continued exemption of) the Mergers and the other transactions contemplated hereby from any applicable Takeover Statute now or hereafter in effect. If any Takeover Statute may become, or may purport to be, applicable to the transactions contemplated hereby, Seller and the members of its board of directors will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated by this Agreement, including, if necessary, challenging the validity or applicability of any such Takeover Statute.

7.18.	Exemption from Liability Under Section 16(b).

Seller and Buyer agree that, in order to most effectively compensate and retain those officers and directors of Seller subject to the reporting requirements of Section 16(a) of the Exchange Act (the “Seller Insiders”), both prior to and after the Effective Time, it is desirable that Seller Insiders not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable Law in connection with the conversion of shares of Seller Common Stock in the Merger, and for those compensatory and retentive purposes agree to the provisions of this Section 7.18. The boards of directors of Buyer and of Seller, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall promptly, and in any event prior to the Effective Time, take all such steps as may be necessary or appropriate to cause (a) any dispositions of Seller Common Stock, and (b) any acquisitions of Buyer Common Stock pursuant to the transactions contemplated by this Agreement and by any Seller Insiders who, immediately following the Merger, will be officers or directors of the Surviving Corporation subject to the reporting requirements of Section 16(a) of the Exchange Act, to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act to the fullest extent permitted by applicable Law.

7.19.	Treatment of Seller Indebtedness.

At the Effective Time, Buyer shall assume the due and punctual performance and observance of the covenants to be performed by Seller under the indentures set forth in Section 7.19 of Seller’s Disclosure Memorandum, and the due and punctual payment of the principal of (and premium, if any) and interest on, the debt securities governed thereby. In connection therewith, Seller and Buyer shall, and shall cause their respective Subsidiaries to, as applicable, (a) execute and deliver, at or prior to the Effective Time, to the relevant agents and trustees under each of the indentures and related agreements governing Seller’s and its Subsidiaries’ debt securities set forth in Section 7.19 of Seller’s Disclosure Memorandum, such documents or instruments as are required to comply with the requirements of each such indenture in connection with the Merger and the other transactions contemplated hereby and to make such assumption effective as of the Effective Time, which documents or instruments shall be effective at, or conditioned upon the occurrence of, the Effective Time, and (b) take all actions reasonably necessary in connection with obtaining the execution of such instruments by the other parties required to execute such documents and instruments and take any other actions that are customary or necessary in connection therewith, including the execution and delivery by Seller, Buyer or their respective Subsidiaries (as applicable) of customary officers’ certificates, supplemental indentures and legal opinions, respectively, to the relevant trustee under the applicable indenture, to the extent such certificates, supplemental indentures and opinions are required thereby or requested by the applicable trustee pursuant to the terms of the applicable indenture to make such assumption effective as of the Effective Time.

ARTICLE 8

CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

8.1.	Conditions to Obligations of Each Party.

The respective obligations of each Party to consummate the Mergers and the other transactions contemplated hereby are subject to the satisfaction at or prior to the Effective Time of the following conditions, unless waived by both Parties pursuant to Section 10.6:

(a) Shareholder Approvals. Each of the Buyer Shareholder Approval and the Seller Shareholder Approval shall have been obtained.

(b) Regulatory Approvals. (i) All required regulatory Permits or Consents from the Federal Reserve, the FDIC, the DBCF, and any other Regulatory Authority, and (ii) any other regulatory Permits or Consents contemplated by Section 7.4 the failure of which to obtain has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer and Seller (considered as a consolidated entity), in each case required to consummate the transactions contemplated by this Agreement, including the Mergers, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to as the “Requisite Regulatory Approvals”).

(c) Legal Proceedings. No court or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal the consummation of the transactions contemplated by this Agreement (including the Mergers).

(d) Registration Statement. The Registration Statement shall be effective under the Securities Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing.

(e) Exchange Listing. The shares of Buyer Common Stock issuable pursuant to the Merger shall have been approved for listing on NYSE, subject to official notice of issuance.

(f) Tax Matters. Each of Buyer and Seller shall have received a written opinion of Covington & Burling LLP and Alston & Bird LLP, respectively, in form and substance reasonably satisfactory to such Party (each, a “Tax Opinion”), to the effect that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of Seller and Buyer reasonably satisfactory in form and substance to such counsel.

8.2.	Conditions to Obligations of Buyer.

The obligations of Buyer to consummate the Mergers and the other transactions contemplated hereby are subject to the satisfaction at or prior to the Effective Time of the following conditions, unless waived by Buyer pursuant to Section 10.6:

(a) Representations and Warranties. For purposes of this Section 8.2(a), the accuracy of the representations and warranties of Seller set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Sections 4.1, 4.2(a), 4.2(c), 4.2(d), 4.3(a) (except for inaccuracies which are de minimis in amount), 4.3(c), 4.4 (other Sections 4.4(c) and 4.4(e)), 4.9(a), 4.24, and 4.32 shall be true, complete and correct. The representations and warranties set forth in Sections 4.2(b), 4.3(b), 4.4(c), 4.4(e) and 4.25 shall be true, complete and correct in all material respects; provided, that, for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” shall be deemed not to include such qualifications. The representations and warranties set forth in each other Section in ARTICLE 4 shall, in the aggregate, be true, complete and correct in all respects except where the failure of such representations and warranties to be true, complete and correct has not had or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller; provided, that, for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” or to the “Knowledge” of any Person shall be deemed not to include such qualifications.

(b) Performance of Agreements and Covenants. Seller shall have performed in all material respects all obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Effective Time.

(c) Certificates. Seller shall have delivered to Buyer (i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 8.1 as such conditions relate to Seller and in Sections 8.2(a) and 8.2(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Seller’s board of directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Buyer and its counsel shall request.

(d) Burdensome Condition. No Requisite Regulatory Approval contains, shall have resulted in or would reasonably be expected to result in, the imposition of a Burdensome Condition.

(e) No Seller Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any fact, circumstance, event, change, effect, development or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Seller.

8.3.	Conditions to Obligations of Seller.

The obligations of Seller to consummate the Mergers and the other transactions contemplated hereby are subject to the satisfaction at or prior to the Effective Time of the following conditions, unless waived by Seller pursuant to Section 10.6:

(a) Representations and Warranties. For purposes of this Section 8.3(a), the accuracy of the representations and warranties of Buyer set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Buyer set forth in Sections 2.4, 5.1, 5.2(a), 5.2(c), 5.2(d), 5.3(a) (except for inaccuracies which are de minimis in amount), 5.3(c), 5.4(a) and 5.28 shall be true, complete and correct. The representations and warranties of Buyer set forth in Sections 5.2(b) and 5.3(b) shall be true, complete and correct in all material respects; provided, that, for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” shall be deemed not to include such qualifications. The representations and warranties set forth in each other Section in ARTICLE 5 shall, in the aggregate, be true, complete and correct in all respects except where the failure of such representations and warranties to be true, complete and correct has not had or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer; provided, that, for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” or to the “Knowledge” of any Person shall be deemed not to include such qualifications.

(b) Performance of Agreements and Covenants. Buyer shall have performed in all material respects all obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Effective Time.

(c) Certificates. Buyer shall have delivered to Seller (i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 8.1 as such conditions relate to Buyer and in Sections 8.3(a) and 8.3(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Buyer’s board of directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Seller and its counsel shall request.

ARTICLE 9

TERMINATION

9.1.	Termination.

Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of Seller and Buyer, this Agreement may be terminated and the Mergers abandoned at any time prior to the Effective Time:

(a) by mutual written agreement of Buyer and Seller;

(b) by either Party, by written notice to the other Party, in the event (i) (A) any Regulatory Authority has denied a Requisite Regulatory Approval and such denial has become final, or has advised either Party that it will not grant (or intends to rescind or revoke if previously approved) a Requisite Regulatory Approval, or (B) any Regulatory Authority shall have requested that Buyer, Seller, or any of their respective Affiliates withdraw (other than for technical reasons), and not be permitted to resubmit within 60 days, any application with respect to a Requisite Regulatory Approval; provided, that the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to any Party whose failure to comply with any provision of this Agreement has been the cause of, or resulted in, such denial, lack of grant or request, (ii) the shareholders of Seller fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby at the Seller Meeting where such matters were presented to such shareholders for approval and voted upon (taking into account any adjournment or postponement thereof as required by this Agreement), (iii) the shareholders of Buyer fail to vote their approval of this Agreement and the transactions contemplated hereby at the Buyer Meeting where such matters were presented to such shareholders for approval and voted upon (taking into account any adjournment or postponement thereof as required by this Agreement), or (iv) any Law or Order permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement shall have become final and nonappealable, provided that the Party seeking to terminate this Agreement pursuant to this Section 9.1(b)(iv) shall have used its reasonable best efforts to contest, appeal and remove such Law or Order;

(c) by either Party, by written notice to the other Party, in the event that the Mergers shall not have been consummated by June 5, 2025; provided, that such date shall be automatically extended to September 5, 2025, if the only outstanding condition to Closing under Article VIII is the receipt of all Requisite Regulatory Approvals (the “Termination Date”), if the failure to consummate the transactions contemplated hereby on or before the Termination Date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 9.1(c);

(d) by Buyer, by written notice to Seller, in the event that the board of directors of Seller has (i) effected a Change in the Seller Recommendation, (ii) breached the terms of Section 7.2, or (iii) breached its obligations under Section 7.1 by failing to call, give notice of, convene or hold the Seller Meeting in accordance with Section 7.1;

(e) by Seller, by written notice to Buyer, in the event that the board of directors of Buyer has (i) effected a Change in the Buyer Recommendation, or (ii) breached its obligations under Section 7.1 by failing to call, give notice of, convene or hold the Buyer Meeting in accordance with Section 7.1;

(f) by either Party, by written notice to the other Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true, complete and correct) set forth in this Agreement on the part of Seller, in the case of a termination by Buyer, or Buyer, in the case of a termination by Seller, which breach, either individually or in the aggregate with all other breaches by such Party, would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 8.2, in the case of a termination by Buyer, or Section 8.3, in the case of a termination by Seller, and which is not cured within 45 days following written notice to Seller, in the case of a termination by Buyer, or Buyer, in the case of a termination by Seller, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the date specified in Section 9.1(c)); or

(g) by Buyer, if any Regulatory Authority has granted a Requisite Regulatory Approval but such Requisite Regulatory Approval contains, or shall have resulted in or would reasonably be expected to result in, the imposition of a Burdensome Condition.

9.2.	Effect of Termination.

In the event of the termination and abandonment of this Agreement pursuant to Section 9.1, this Agreement shall become void and have no further force or effect and there shall be no Liability on the part of any Party for any matters addressed herein or other claim relating to this Agreement and the transactions contemplated hereby, except that (a) the provisions of this Section 9.2, Section 7.5(c), and ARTICLE 10, shall survive any such termination and abandonment, and (b) no such termination shall relieve the breaching Party from any Liability resulting from any fraud or breach by that Party of this Agreement occurring prior to such termination or abandonment.

9.3.	Non-Survival of Representations and Covenants.

The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 9.3, Sections 7.5, 7.7, 7.8 and 7.9, and ARTICLE 1, ARTICLE 2, ARTICLE 3, and ARTICLE 10, which shall survive in accordance with their respective terms.

ARTICLE 10

MISCELLANEOUS

10.1.	Definitions.

Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

“Acquisition Agreement” means a term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement (whether written or oral, binding or nonbinding).

“Acquisition Proposal” means any offer, inquiry, proposal or indication of interest (whether communicated to Seller or publicly announced to Seller’s shareholders and whether binding or non-binding and whether written or oral) by any Person (other than a Buyer Entity) for an Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (a) any acquisition or purchase, direct or indirect, by any Person (other than a Buyer Entity) of 20% or more in interest of the total outstanding voting securities of any Seller Entity whose Assets, either individually or in the aggregate, constitute more than 25% of the consolidated Assets of the Seller Entities, or any tender offer or exchange offer that if consummated would result in any Person (other than a Buyer Entity) beneficially owning 20% or more in interest of the total outstanding voting securities of any Seller Entity whose Assets, either individually or in the aggregate, constitute more than 25% of the consolidated Assets of the Seller Entities, or any merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction involving any Seller Entity whose Assets, either individually or in the aggregate, constitute more than 25% of the consolidated Assets of the Seller Entities; or (b) any sale, lease, exchange, transfer, license, acquisition or disposition of 20% or more of the consolidated Assets of the Seller Entities, taken as a whole.

“Affiliate” of a Person means any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person, and “control” means (a) the ownership, control, or power to vote 25% or more of any class of voting securities of the other Person, (b) control in any manner of the election of a majority of the directors, trustees, managing members or general partners of the other Person, or (c) the possession, directly or indirectly, of the power to exercise a controlling influence over the management or policies of such Person, whether through the ownership of voting securities, as trustee or executor, by Contract or any other means.

“Assets” of a Person means all of the assets, properties, deposits, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the Books and Records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“Average Closing Price” means the average of the daily closing prices for the shares of Buyer Common Stock for the 20 consecutive full trading days on which such shares are actually traded on NYSE (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) ending at the close of trading on the Determination Date.

“BHC Act” means the federal Bank Holding Company Act of 1956, as amended.

“Books and Records” means all files, ledgers and correspondence, all manuals, reports, texts, notes, memoranda, invoices, receipts, accounts, accounting records and books, financial statements and financial working papers and all other records and documents of any nature or kind whatsoever, including those recorded, stored, maintained, operated, held or otherwise wholly or partly dependent on discs, tapes and other means of storage, including any electronic, magnetic, mechanical, photographic or optical process, whether computerized or not, and all software, passwords and other information and means of or for access thereto, belonging to any specified Person or relating to the business.

“Business Data” means all data, information, and works of authorship in any medium collected, generated, or used in the conduct of the business of the Seller Entities, including all proprietary information of or relating to the business and all Personal Information in the possession, custody, or control of the Seller Entities, or otherwise held or processed on the Seller Entities’ behalf.

“Business Day” means any day other than a Saturday, a Sunday or a day on which all banking institutions in the State of Mississippi are authorized or obligated by Law or executive order to close.

“Buyer Benefit Plan” means each Employee Benefit Plan currently adopted (including all amendments thereto), maintained by, sponsored in whole or in part by, or contributed to by any Buyer Entity or Buyer ERISA Affiliate for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries or under which employees, retirees, former employees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate or with respect to which Buyer or any Buyer ERISA Affiliate has or may have any obligation or Liability.

“Buyer Common Stock” means the common stock, par value $5.00 per share, of Buyer.

“Buyer Entities” means, collectively, Buyer and all Buyer Subsidiaries.

“Buyer ERISA Affiliate” means any entity which together with a Buyer Entity would be treated as a single employer under Code Section 414.

“Buyer Financial Statements” means (a) the consolidated balance sheets (including related notes and schedules, if any) of Buyer as of December 31, 2023 and 2022, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) for each of the two fiscal years ended December 31, 2023 and 2022, as filed by Buyer in the SEC Reports, and (b) the consolidated balances sheets of Buyer (including related notes and schedules, if any) and related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows (including related notes and schedules, if any) included in the SEC Reports filed with respect to periods ended subsequent to most recent quarter end.

“Buyer Restricted Stock Award” means each award of restricted stock (or units in respect thereof) or performance-based restricted stock (or units in respect thereof) granted under the Buyer Stock Plans.

“Buyer Share Issuance” means the issuance of shares of Buyer Common Stock in connection with the Merger.

“Buyer Stock Plans” means the existing stock option and other stock-based compensation plans of Buyer designated as the Renasant Corporation 2020 Long-Term Incentive Compensation Plan, as amended and the Renasant Corporation Deferred Stock Unit Plan, as amended.

“Buyer Subsidiaries” means the Subsidiaries of Buyer, including the Buyer Bank.

“Call Reports” mean Consolidated Reports of Condition and Income (FFIEC Form 041) or any successor form of the Federal Financial Institutions Examination Council of Seller, Seller Bank, Buyer or Buyer Bank.

“Carrier” means any insurance company, surety, benefit plan, insurance pool, risk retention group, reinsurer, Lloyd’s syndicate, ancillary employee benefit carrier, state fund or pool or other risk assuming entity, or any managing general underwriter, managing general agent, wholesale broker, captive, Lloyd’s coverholder or similar market for the foregoing risk assuming entities, in which any insurance policy, reinsurance policy or bond may be placed or obtained or from which Seller earned commissions or other fees associated with placement of any such insurance policy, reinsurance policy, or bond.

“Client” means, with respect to Seller, any other Person (including any insured, or any sub-producer or insured to whom or which such sub-producer provides insurance services) to whom or which Seller has provided any services in connection with the conduct of Seller’s insurance agency, brokerage and related insurance business during the 12-month period prior to the date hereof. For purposes of this Agreement, the term “Client” shall include any employer, employer group, affinity group, association and any equityholder of any of the foregoing, any individual insured, retail insurance agent or broker, and any Carrier or other entity to the extent third party administration claims processing or underwriting is performed by Seller for such Carrier or other entity.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consent” means any consent, approval, authorization, clearance, exemption, waiver, non-objection, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

“Contract” means any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, license, mortgage, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

“Criticized Loan” means a Loan that was classified by a Seller Entity as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” or words of similar import.

“Default” means (a) any breach or violation of, default under, contravention of, conflict with, or failure to perform any obligations under any Contract, Law, Order, or Permit, (b) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (c) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

“Derivative Transaction” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophic events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

“Determination Date” shall mean the 10th Business Day prior to the Closing Date, provided that if shares of the Buyer Common Stock are not actually traded on NYSE on such day, the Determination Date shall be the immediately preceding day to the 10th Business Day prior to the Closing Date on which shares of Buyer Common Stock actually trade on NYSE.

“Disclosure Memorandum” of a Party means a letter delivered by such Party to the other Party prior to execution of this Agreement, setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in ARTICLE 4 and ARTICLE 5 or to one or more of its covenants contained in this Agreement; provided, that (a) no such item is required to be set forth in a Disclosure Memorandum as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue, incomplete or incorrect, (b) the mere inclusion of an item in a Disclosure Memorandum as an exception to a representation or warranty shall not be deemed an admission by a Party that such item represents a material exception or fact, event or circumstance or that such item is reasonably expected to result in a Material Adverse Effect on the Party making the representation or warranty, and (c) any disclosures made with respect to a section of ARTICLE 4 or ARTICLE 5 shall be deemed to qualify (i) any other Section of ARTICLE 4 or ARTICLE 5 specifically referenced or cross-referenced, and (ii) other Sections of ARTICLE 4 or ARTICLE 5 to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections.

“Employee Benefit Plan” means each pension, retirement, profit-sharing, deferred compensation, stock option, restricted stock, stock appreciation rights, employee stock ownership, share purchase, severance pay, vacation, bonus, incentive, retention, change in control or other incentive plan, medical, vision, dental or other health plan, any life insurance plan, split dollar life insurance policy, flexible spending account, cafeteria plan, vacation, holiday, disability or any other employee benefit plan or fringe benefit plan, including any “employee benefit plan,” as that term is defined in Section 3(3) of ERISA and any other plan, fund, policy, program, practice, custom, understanding, agreement, or arrangement providing compensation or other benefits, whether or not such Employee Benefit Plan is or is intended to be (a) covered or qualified under the Code, ERISA or any other applicable Law, (b) written or oral, (c) funded or unfunded, (d) actual or contingent, or (e) arrived at through collective bargaining or otherwise.

“Environmental Laws” means all Laws, Orders, Permits, opinions or agency requirements relating to pollution or protection of human health or safety or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

“Equity Rights” means all arrangements, calls, commitments, Contracts, options, restricted shares, restricted stock units, performance units, rights (including preemptive rights or redemption rights), stock appreciation rights, contingent value rights, “phantom” stock or similar securities or rights, scrip, units, understandings, warrants, or other binding obligations (including under any shareholder rights plan or other arrangement commonly referred to as a “poison pill”) of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock or equity interests of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other equity interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exhibit” means the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

“Federal Reserve” means the Board of Governors of the Federal Reserve System or a Federal Reserve Bank acting under the appropriately delegated authority thereof, as applicable.

“GAAP” means U.S. generally accepted accounting principles, consistently applied during the periods involved.

“Hazardous Material” means (a) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws), (b) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil, lead-containing paint or plumbing, radioactive materials or radon, asbestos-containing materials and any polychlorinated biphenyls, and (c) any other substance which has been, is, or may be the subject of regulatory action by any Regulatory Authority in connection with any Environmental Law.

“Intellectual Property” means copyrights, patents, trademarks, service marks, service names, trade names, brand names, internet domain names, logos together with all goodwill associated therewith, registrations and applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

“Joint Proxy/Prospectus” means the joint proxy statement and prospectus in definitive form relating to the meetings of Seller’s and Buyer’s shareholders to be held in connection with this Agreement and the transactions contemplated hereby (including any amendments or supplements thereto).

“Key Employee” means an employee of any Seller Entity having the position of Vice President or above.

“Knowledge” or “knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) means the actual knowledge of the chairman, president, chief executive officer, chief financial officer, chief risk officer, chief compliance officer, chief accounting officer, chief operating officer, chief credit officer, chief lending officer, chief administrative officer, general counsel, any assistant or deputy general counsel or chief human resources officer, secretary, assistant secretary or Persons with the functional responsibilities of such positions, of such Person and the knowledge of any such Persons obtained or which would have been obtained from a reasonable investigation.

“Law” means any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

“Liability” means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the Ordinary Course) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

“Lien” means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, option, right of first refusal, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest.

“Litigation” means any action, arbitration, mediation, cause of action, lawsuit, claim, complaint, criminal prosecution, governmental or other examination or investigation, audit (other than regular audits of financial statements by outside auditors), compliance review, inspection, hearing, administrative or other proceeding relating to or affecting a Party, its business, its records, its policies, its practices, its compliance with Law, its actions, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

“Loans” means any written or oral loan, loan agreement, loan repurchase agreement, note or borrowing arrangement (including leases, credit enhancements, guarantees and interest bearing assets) to which any of Seller, Seller Bank, Buyer or Buyer Bank, as applicable, is party as a creditor.

“Material” or “material” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided, that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

“Material Adverse Effect” means with respect to any Party and its Subsidiaries, any fact, circumstance, event, change, effect, development or occurrence that, individually or in the aggregate together with all other facts, circumstances, events, changes, effects, developments or occurrences, directly or indirectly, (a) has had or would reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations, Assets, Liabilities (whether contingent or otherwise), prospects, privileges (whether contractual or otherwise), or business of such Party and its Subsidiaries taken as a whole; provided, that a “Material Adverse Effect” shall not be deemed to include effects to the extent resulting from (i) changes after the date of this Agreement in GAAP or regulatory accounting requirements, (ii) changes after the date of this Agreement in Laws of general applicability to companies in the financial services industry, (iii) changes after the date of this Agreement in global, national or regional political conditions or general economic or market conditions in the United States (and with respect to each of Seller and Buyer, in the respective markets in which they operate), including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, and price levels or trading volumes in the United States or foreign securities markets affecting other companies in the financial services industry, (iv) after the date of this Agreement, general changes in the credit markets or general downgrades in the credit markets, (v) failure, in and of itself, to meet earnings projections or internal financial forecasts, but not including any underlying causes thereof unless separately excluded hereunder, or changes in the trading price of a Party’s common stock, in and of itself, but not including any underlying causes unless separately excluded hereunder, (vi) the public disclosure of this Agreement and the impact thereof on relationships with customers or employees, (vii) any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, civil disobedience, sabotage, or military action or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, national or international political, general economic, social conditions or changes in the financial or capital markets (including any disruption thereof and any decline in the price of any security or any market index), any acts of God, calamities, earthquakes, floods, hurricanes, tornadoes, natural disasters or epidemics, pandemics, disease outbreaks or other public health emergencies or the effects thereof, including the imposition by a Regulatory Authority of any travel restrictions, quarantine measures or other closures or supply chain blockages or restrictions, or (viii) actions or omissions taken with the prior written consent of the other Party or expressly required by this Agreement; except, with respect to clauses (i), (ii), (iii), (iv), and (vii), to the extent that the effects of such change disproportionately affect such Party and its Subsidiaries, taken as a whole, as compared to other companies of similar size in the industry and geographic markets in which such Party and its Subsidiaries operate, or (b) prevents or materially impairs, or would reasonably be expected to prevent or materially impact, the ability of such Party to timely consummate the transactions contemplated hereby.

“Nasdaq” means the Nasdaq Global Market.

“NYSE” means the New York Stock Exchange.

“Order” means any administrative decision or award, decree, injunction, judgment, order, consent decree, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

“Ordinary Course” means the conduct of the business of the Party and its Subsidiaries, in substantially the same manner as such business was operated on the date of this Agreement, including operations in conformance and consistent with such Party’s practices and procedures prior to and as of such date.

“Party” means either of Seller or Buyer and “Parties” means Seller and Buyer.

“Per Share Cash Equivalent Consideration” means the product of the Average Closing Price multiplied by the Exchange Ratio.

“Permit” means any federal, state, local, or foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

“Person” means a natural person or any legal, commercial or Regulatory Authority, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a Representative capacity.

“Personal Information” means data or information in any medium that alone or in combination with other information allows the identification of an individual or that that otherwise is personal data, protected health information, or other data regulated under applicable Privacy and Information Security Requirements, including by way of example: name, street address, telephone number, e-mail address, photograph, social security number, bank account number, pin code, race, gender, religion, political affiliation, sexual orientation, driver’s license number, passport number or customer or account number, IP address, or any persistent identifier.

“Previously Disclosed” by a Party means information set forth in its Disclosure Memorandum or, if applicable, information set forth in its SEC Reports that were filed after January 1, 2022, but prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors” or disclosures of risk factors set forth in any “forward-looking statements” disclaimer or other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature).

“Privacy and Information Security Requirements” means all (a) applicable Laws relating to privacy, information security, or the Processing of Personal Information; (b) all applicable Laws concerning the security of the Seller Entities’ products, services and Systems; (c) all Contracts to which a Seller Entity is a party or is otherwise bound that relate to Personal Information or protecting the security or privacy of information or Systems, (d) the Seller Entities’ internal and posted policies and notices relating to Personal Information and/or the privacy and the security of the Seller Entities’ products, services, Systems and Business Data, and (e) to the extent applicable, the Payment Card Information Data Security Standards and any industry self-regulatory principles regarding direct marketing, telemarketing, and online behavioral advertising.

“Processing” means any operation or set of operations that is performed upon Personal Information or other Business Data, whether or not by automatic means, such as collection, recording, organization, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction.

“Registration Statement” means the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, to be filed with the SEC by Buyer under the Securities Act with respect to the shares of Buyer Common Stock to be issued to the shareholders of Seller pursuant to this Agreement.

“Regulatory Authority” means, collectively, the SEC, NYSE, Nasdaq, state securities authorities, the Financial Industry Regulatory Authority, the Securities Investor Protector Corporation, applicable securities, commodities and futures exchanges, and other industry self-regulatory organizations, the Federal Reserve, the FDIC, the DBCF, the Bureau of Consumer Financial Protection, the IRS, the DOL, the PBGC, and all other foreign, federal, state, county, local or other governmental, banking or regulatory agencies, authorities (including taxing and self-regulatory authorities), instrumentalities, commissions, boards, courts, administrative agencies, commissions or bodies.

“Representative” means, with respect to any Person, any officer, director, employee, investment banker, financial or other advisor, attorney, auditor, accountant, consultant, or other representative or agent of or engaged or retained by such Person.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” means all forms, proxy statements, registration statements, reports, schedules, and other documents filed, together with any amendments thereto, by any Buyer Entities with the SEC on or after January 1, 2021, or by any Seller Entities with the SEC on or after January 1, 2021, as applicable.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Laws” means the Securities Act, the Exchange Act, the Investment Company Act of 1940, the Investment Advisers Act of 1940, the Trust Indenture Act of 1939, and the rules and regulations of any Regulatory Authority promulgated thereunder.

“Security Incident” means (a) any unauthorized access, acquisition, interruption, alteration or modification, loss, theft, corruption or other unauthorized Processing of Personal Information or other Business Data, (b) inadvertent, unauthorized, and/or unlawful sale, or rental of Personal Information or other Business Data, or (c) any breach of the security of or other unauthorized access to or use of or other compromise to the integrity or availability of the Systems.

“Seller Common Stock” means the common stock, par value $1.00 per share, of Seller.

“Seller Entities” means, collectively, Seller and all Seller Subsidiaries.

“Seller ERISA Affiliate” means any entity which together with a Seller Entity would be treated as a single employer under Code Section 414.

“Seller Financial Statements” means (a) the consolidated balance sheets (including related notes and schedules, if any) of Seller as of December 31, 2023, 2022 and 2021, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 2023, 2022 and 2021, as filed by Seller in the SEC Reports, and (b) the consolidated balances sheets of Seller (including related notes and schedules, if any) and related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows (including related notes and schedules, if any) included in SEC Reports filed with respect to periods ended subsequent to March 31, 2024.

“Seller Stock Plans” means the existing stock option and other stock-based compensation plans of Seller designated as the The First Bancshares, Inc. 2007 Stock Incentive Plan, as amended, and the Beach Bancorp, Inc. 2018 Stock Option Plan.

“Seller Subsidiary” means the Subsidiaries of Seller, including the Seller Bank.

“Software” means all computer programs (including any software implementation of algorithms, models and methodologies), assemblers, applets, compilers, interfaces, applications, utilities, diagnostics and embedded systems, tools, firmware, and computations (including any data and collections of data), each of the foregoing in any form or format, and documentation (including user manuals and training materials) relating to the foregoing.

“Subsidiaries” means all those corporations, associations, or other business entities of which the entity in question either (a) owns or controls more than 50% of the outstanding equity securities or other ownership interests either directly or through an unbroken chain of entities as to each of which more than 50% of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (b) in the case of partnerships, serves as a general partner, (c) in the case of a limited liability company, serves as a managing member, or (d) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

“Superior Proposal” means any unsolicited bona fide written Acquisition Proposal with respect to which the board of directors of Seller determines in its good faith judgment (after consultation with, or the receipt of the advice of, outside legal counsel and a financial advisor of national reputation) is reasonably likely to be consummated in accordance with its terms, and if consummated, would result in a transaction more favorable, from a financial point of view, to Seller’s shareholders than the Merger and the other transactions contemplated by this Agreement (as it may be proposed to be amended by Buyer), taking into account all relevant factors (including (a) the Acquisition Proposal and this Agreement (including any proposed changes to this Agreement that may be proposed by Buyer in response to such Acquisition Proposal), and (b) any conditions to closing and certainty of closing, timing, any applicable break-up fees and expense reimbursement provisions, and ability of such offeree to consummate the Acquisition Proposal); provided, that for purposes of the definition of “Superior Proposal,” the references to “20%” in the definition of Acquisition Transaction shall be deemed to be references to “50%.”

“Tax” or “Taxes” means any federal, state, county, local, or foreign taxes, or, to the extent in the nature of a tax, any charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, recording license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, commercial rent, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, real property, personal property, escheat, unclaimed property, registration, ad valorem, value added, goods and services, alternative or add-on minimum, estimated, or other tax, imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto (including any such interest, penalties, or additions imposed as a result of a failure to timely, correctly or completely file any Tax Return).

“Tax Return” means any report, return, information return, or other document supplied to, or required to be supplied to a Regulatory Authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries and including any amendment, attachment, or schedule thereto.

“Third Party Service Provider” shall mean a third party that provides outsourcing or other data or IT-related services for the Company, including any third party that the Company engages to Process Personal Information on behalf of Company and/or to develop Software on behalf of Company.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988 (or any similar applicable local Law insofar as it relates to an employer’s obligations in the context of mass layoffs).

10.2.	Referenced Pages.

The terms set forth below shall have the meanings ascribed thereto in the referenced pages:

401(a) Plan	57
ACL	29
Additional Directors	61
Adjusted Restricted Stock Award	4
Agreement	1
Bank Merger	1
Bankruptcy and Equity Exceptions	9
BOLI	27
Book-Entry Share	4
Burdensome Condition	54
Buyer	1
Buyer Bank	1
Buyer Contracts	40
Buyer Meeting	50
Buyer Recommendation	50
Buyer Regulatory Agreement	41
Buyer SEC Reports	35
Buyer Shareholder Approval	32
Buyer Voting Agreements	1
Canceled Shares	3
Certificate	4
Change in the Buyer Recommendation	51
Change in the Seller Recommendation	50
Chosen Courts	83
Claim	58
Closing	2
Closing Date	2
Confidentiality Agreement	55
Covered Employees	56
DBCF	8
DOL	22
Effective Time	2

Employment Agreements	1
Exchange Agent	5
Exchange Fund	6
Exchange Ratio	3
FDIA	21
FDIC	8
Fractional Share Payment	5
Holders	5
Indemnified Party	58
Independent Contractors	22
IRS	20
Maximum Amount	59
MBCA	1
Merger	1
Merger Consideration	3
Mergers	1
Money Laundering Laws	20
PBGC	23
Permitted Liens	16
Pool	29
Producer	31
Real Property	17
Requisite Regulatory Approvals	63
Sanctioned Countries	30
Sanctions	30
Sarbanes-Oxley Act	12
Seller	1
Seller Bank	1
Seller Bank Common Stock	10
Seller Benefit Plan	23
Seller Contracts	26
Seller Directors	61
Seller Insiders	62
Seller Meeting	50
Seller Nonqualified Plans	57
Seller Recommendation	50
Seller Regulatory Agreement	26
Seller Restricted Stock Award	4
Seller SEC Reports	12
Seller Shareholder Approval	8
Seller Stock Option	4
Seller Voting Agreements	1
Subsidiary Plan of Merger	3
Surviving Bank	3
Surviving Corporation	1
Systems	17
Takeover Statutes	28
Tax Opinion	63
Termination Date	66
Termination Fee	80
Treasury Regulations	16

Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” The word “or” shall not be exclusive and “any” means “any and all.” “Extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if.” The words “hereby,” “herein,” “hereof,” “hereunder” and similar terms refer to this Agreement as a whole and not to any specific Section. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. If a word or phrase is defined, the other grammatical forms of such word or phrase have a corresponding meaning. A reference to a document, agreement or instrument also refers to all addenda, exhibits or schedules thereto. A reference to any “copy” or “copies” of a document, agreement or instrument means a copy or copies that are true, complete and correct. Unless otherwise specified in this Agreement, all accounting terms used in this Agreement will be interpreted, and all accounting determinations under this Agreement will be made, in accordance with GAAP. Any capitalized terms used in any schedule, Exhibit or Disclosure Memorandum but not otherwise defined therein shall have the meaning set forth in this Agreement. All references to “dollars” or “$” in this Agreement are to United States dollars. All references to “the transactions contemplated by this Agreement” (or similar phrases) include the transactions provided for in this Agreement, including the Mergers. Any Contract or Law defined or referred to herein or in any Contract that is referred to herein means such Contract or Law as from time to time amended, modified or supplemented, including (in the case of Contracts) by waiver or consent and (in the case of Law) by succession of comparable successor Law and references to all attachments thereto and instruments incorporated therein. The term “made available” means any document or other information that was (a) provided (whether by physical or electronic delivery) by one Party or its representatives to the other Party or its representatives at least five Business Days prior to the date hereof, (b) included in the virtual data room (on a continuation basis without subsequent modification) of a Party at least five Business Days prior to the date hereof, or (c) filed or furnished by a Party with the SEC and publicly available on EDGAR at least five Business Days prior to the date hereof.

10.3.	Expenses.

(a) Except as otherwise provided in this Section 10.3, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing and mailing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay one-half of the filing fees payable in connection with the Registration Statement and the Joint Proxy/Prospectus and printing costs incurred in connection with the printing of the Registration Statement and the Joint Proxy/Prospectus.

(b) Notwithstanding the foregoing, if

(i) (A) either Seller or Buyer terminates this Agreement pursuant to (1) Sections 9.1(b)(ii) or (2) Section 9.1(c) and the Seller Shareholder Approval has not been obtained, or (B) Buyer terminates pursuant to Section 9.1(f), and after the date of this Agreement, any Person has made an Acquisition Proposal or has publicly announced an intention (whether or not conditional) to make an Acquisition Proposal, and within 12 months of such termination Seller shall either (x) consummate an Acquisition Transaction or (y) enter into an Acquisition Agreement with respect to an Acquisition Transaction, whether or not such Acquisition Transaction is subsequently consummated and, in each case, whether or not relating to the same Acquisition Proposal that had been made or publicly announced prior to such termination; or

(ii) Buyer shall terminate this Agreement pursuant to Section 9.1(d),

then Seller shall pay to Buyer an amount equal to $40,000,000 (the “Termination Fee”). If the Termination Fee shall be payable pursuant to subsection (i) of this Section 10.3(b) as a result of a termination by of this Agreement by Seller, the Termination Fee shall be paid in same-day funds at or prior to the earlier of the date of consummation of such Acquisition Transaction or the date of execution of an Acquisition Agreement with respect to such Acquisition Transaction. If the Termination Fee shall be payable pursuant to subsection (i) of this Section 10.3(b) as a result of a termination by of this Agreement by Buyer or pursuant to subsection (ii) of this Section 10.3(b), the Termination Fee shall be paid in same-day funds within two Business Days from the date of termination of this Agreement.

(c) The payment of the Termination Fee by Seller pursuant to Section 10.3(b) constitutes liquidated damages and not a penalty, and except in the case of fraud or willful breach, shall be the sole monetary remedy of Buyer in the event of termination of this Agreement pursuant to Sections 9.1(b)(ii), 9.1(c), 9.1(d), or 9.1(f). Notwithstanding the foregoing, nothing in this Section 10.3 shall prevent, limit or otherwise restrict the right of Buyer to bring or maintain any claims arising out of fraud or willful breach by any Seller, any other Seller Entity or any of their respective Representatives of any provision of this Agreement or any other agreement delivered in connection herewith and any Termination Fee paid to Buyer hereunder will be offset against any award for damages given to Buyer pursuant to any claim for fraud or willful breach. The Parties acknowledge that the agreements contained in Section 10.3(b) are an integral part of the transactions contemplated by this Agreement, and that without these agreements, they would not enter into this Agreement; accordingly, if Seller fails to pay any fee payable by it to Buyer pursuant to this Section 10.3 when due, then Seller shall pay to Buyer its costs and expenses (including attorneys’ fees) in connection with collecting such fee, together with interest on the amount of the fee at the prime rate of Citibank, N.A. from the date such payment was due under this Agreement until the date of payment.

10.4.	Entire Agreement; No Third Party Beneficiaries.

This Agreement (including the Disclosure Memorandum of each of Seller and Buyer, the Exhibits, and the other documents and instruments referred to herein) together with the Confidentiality Agreement, the Subsidiary Plan of Merger, and the Seller Voting Agreements, and the Buyer Voting Agreements constitute the entire agreement between the Parties with respect to the transactions contemplated hereunder and thereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement (including the documents and instruments referred to herein) expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as specifically provided in Section 7.9. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance herewith without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Notwithstanding any other provision hereof to the contrary, no Consent of any third party beneficiary will be required to amend, modify to waive any provision of this Agreement.

10.5.	Amendments.

To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after the Seller Shareholder Approval or Buyer Shareholder Approval has been obtained; provided, that after obtaining the Seller Shareholder Approval or Buyer Shareholder Approval, there shall be made no amendment that requires further approval by such shareholders.

10.6.	Waivers.

At any time prior to the Effective Time, the Parties, by action taken or authorized by their respective boards of directors, may, to the extent permitted by Law, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or satisfaction of any conditions contained herein; provided, that after the Seller Shareholder Approval or Buyer Shareholder Approval has been obtained, there may not be, without further approval of such shareholders, any extension or waiver of this Agreement or any portion thereof that requires further approval under applicable Law. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply with an obligation, covenant, agreement or condition. No failure or delay by any Party in exercising any right, power, remedy or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege.

10.7.	Assignment.

Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party (whether by operation of Law or otherwise) without the prior written consent of the other Party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

10.8.	Notices.

All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by registered or certified mail, postage pre-paid, return receipt requested, or by courier or overnight carrier, or by email (with confirmed receipt) to the Persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered; provided, that delivery by email shall be deemed delivered when transmitted if transmitted prior to 6:00 p.m., Central Time, and, if not, the next Business Day:

Buyer:	Renasant Corporation
Renasant Bank
209 Troy Street
Tupelo, Mississippi 38804
Attention: C. Mitchell Waycaster
Email: [***]

Copy to Counsel:	Covington & Burling LLP
The New York Times Building
620 Eighth Avenue
New York, NY 10018-1405
Attention: Frank M. (Rusty) Conner
Email: rconner@cov.com;
Attention: Michael P. Reed
Email: mreed@cov.com;
Attention: Charlotte May
Email: cmay@cov.com

Seller:	The First Bancshares, Inc.
The First Bank
6480 U.S. Highway 98 West
Hattiesburg, MS 39404-5549

Attention: M. Ray Cole, Jr.
Email: [***]

Copy to Counsel:	Alston & Bird LLP
One Atlantic Center
1201 W. Peachtree St. NE
Atlanta, GA 30305
Attention: Mark Kanaly
Email: Mark.Kanaly@alston.com;
Attention: Will Hooper
Email: Will.Hooper@alston.com

10.9.	Governing Law; Jurisdiction; Waiver of Jury Trial

(a) The Parties agree that this Agreement shall be governed by, and construed in all respects in accordance with, and all disputes arising out of or in connection with this Agreement or the transactions contemplated hereby shall be resolved under, the Laws of the State of Mississippi without regard to any conflict of Laws or choice of Law principles that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction.

(b) Each Party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the counties of Hinds, Madison, or Rankin in the State of Mississippi (the “Chosen Courts“), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party, and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 10.8.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.9.

10.10.	Counterparts; Signatures.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by electronic means, including by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party or to any such agreement or instrument shall raise the use of electronic means, including e-mail delivery of a “.pdf” format data file, to deliver a signature to this Agreement or any amendment or waiver hereto or any agreement or instrument entered into in connection with this Agreement or the fact that any signature or agreement or instrument was transmitted or communicated through the use electronic means, including e-mail delivery of a “.pdf” format data file, as a defense to the formation of a contract and each Party forever waives any such defense.

10.11.	Interpretation.

(a) The captions, table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles, Sections or Exhibits shall mean and refer to the referenced Articles, Sections and Exhibits of this Agreement.

(b) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and, unless otherwise defined herein, the words used shall be construed and interpreted according to their ordinary meaning so as fairly to accomplish the purposes and intentions of all Parties.

10.12.	Enforcement of Agreement.

The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled, without the requirement of posting bond, to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties waives any defense in any action for specific performance that a remedy at law would be adequate.

10.13.	Severability.

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

10.14.	Confidential Supervisory Information.

Information and documents commonly known as “confidential supervisory information” that is prohibited from disclosure under 12 C.F.R. § 261.2(b), 12 C.F.R. § 309.6, or 12 C.F.R. § 4.32(b) shall not be disclosed by any Party and nothing in this Agreement shall require such disclosure or be understood as constituting such disclosure.

[signatures on following page]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

RENASANT CORPORATION

By:	/s/ C. Mitchell Waycaster
	Name:	C. Mitchell Waycaster
	Title:	Chief Executive Officer and Executive Vice Chairman

THE FIRST BANCSHARES, INC.

By:	/s/ M. Ray (Hoppy) Cole, Jr.
	Name:	M. Ray (Hoppy) Cole, Jr.
	Title:	Vice Chairman, President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex B-1

FORM OF SELLER VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is made and entered into as of July 29, 2024, by and among Renasant Corporation (“Buyer”), a Mississippi corporation, The First Bancshares, Inc (“Seller”), a Mississippi corporation, and the undersigned shareholder [and director][and executive officer] (the “Shareholder”) of Seller in the Shareholder’s capacity as a shareholder of Seller, and not in his or her capacity as [a director][an executive officer] of Seller.

Preamble

Concurrently with the execution of this Agreement, Buyer and Seller are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, Seller will merge with and into Buyer, with Buyer as the surviving corporation (the “Merger”), and The First Bank, a Mississippi state-chartered bank and wholly owned subsidiary of Seller (“Seller Bank”), will merge with and into Renasant Bank, a Mississippi state-chartered bank and wholly owned subsidiary of Buyer (“Buyer Bank”), with Buyer Bank as the surviving bank (together with the Merger, the “Mergers”).

As of the date hereof, the Shareholder is [a director][an executive officer] of Seller and has Beneficial Ownership of, in the aggregate, those shares of common stock, par value $1.00 per share, of Seller (“Seller Common Stock”) specified on Schedule 1 attached hereto, which, by virtue of the Merger, will be converted into the right to receive shares of Buyer Common Stock (as such term is defined in the Merger Agreement), and therefore the Mergers are expected to be of substantial benefit to the Shareholder.

As a condition and inducement to Buyer and Seller entering into the Merger Agreement, Buyer and Seller have required that the Shareholder agree, and the Shareholder has agreed, to enter into this Agreement and abide by the covenants and obligations set forth herein.

Other individuals, as a condition and inducement to Buyer and Seller entering into the Merger Agreement, will enter into and abide by the covenants and obligations set forth in substantially similar voting agreements.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

GENERAL

1.1. Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

“Affiliate” of a Person means any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person.

“Beneficial Ownership” by a Person of any securities means ownership by any Person who, directly or indirectly, through any Contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power which includes the power to vote, or to direct the voting of, such security; or (b) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 under the Exchange Act; provided, that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which such Person has, at any time during the term of this Agreement, the right to acquire pursuant to any Contract, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms “Beneficially Own” and “Beneficially Owned” shall have a correlative meaning.

“Business” means the business of acting as a commercial, community or retail banking business including, but not limited to, entities which lend money, take deposits, provide financial advice, provide investment advice and offer financial products and services either directly or indirectly through other Persons, including insurance products and services.

“Control” (including the terms “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or any other means.

“Constructive Sale” means, with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative Contract with respect to such security, entering into or acquiring a futures or forward Contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits and risks of ownership of any security.

“Covered Shares” means, with respect to the Shareholder, the Existing Shares, together with any shares of Seller Common Stock or other capital stock of Seller and any Buyer securities convertible into or exercisable or exchangeable for shares of Seller Common Stock or other capital stock of Seller, in each case, that the Shareholder acquires Beneficial Ownership of on or after the date hereof.

“Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, voting trust or agreement, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement).

“Existing Shares” means, with respect to the Shareholder, all shares of Seller Common Stock Beneficially Owned by the Shareholder as specified on Schedule 1 hereto.

“Permitted Transfer” means a Transfer (a) as the result of the death of the Shareholder by the Shareholder to a descendant, heir, executor, administrator, testamentary trustee, lifetime trustee or legatee of the Shareholder, (b) Transfers to Affiliates (including trusts) and family members in connection with estate and tax planning purposes, (c) Transfers to any other shareholder [and director][and executive officer] or executive officer of Seller who has executed a copy of this Agreement on the date hereof, (d) Transfers in connection with the payment of any withholding taxes owed by the Shareholder in connection with any vesting, settlement, or exercise, as applicable, of a Seller Restricted Stock Award or Seller Stock Option, (e) Transfers in respect of Covered Shares pledged in a bona fide transaction, which is outstanding prior to or as of the date hereof, to a lender to the Shareholder, and (f) such transfers as Buyer may otherwise permit; provided, that, in the case of the foregoing clauses (a), (b), and (f), prior to the effectiveness of such Transfer, such transferee executes and delivers to Buyer and Seller an agreement that is identical to this Agreement or such other written agreement, in form and substance acceptable to Buyer, to assume all of Shareholder’s obligations hereunder in respect of the Covered Shares subject to such Transfer and to be bound by the terms of this Agreement, with respect to the Covered Shares subject to such Transfer, to the same extent as the Shareholder is bound hereunder and to make each of the representations and warranties hereunder in respect of the Covered Shares Transferred as the Shareholder shall have made hereunder.

B-1-2

“Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation or suffrage of an Encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession or otherwise by operation of Law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each Contract, arrangement or understanding, whether or not in writing, to effect any of the foregoing. The term “Transferred” shall have a correlative meaning.

ARTICLE II

COVENANTS OF SHAREHOLDER

2.1. Agreement to Vote. The Shareholder hereby irrevocably and unconditionally agrees that during the term of this Agreement, at a special meeting of the shareholders of Seller or at any other meeting of the shareholders of Seller, however called, including any adjournment or postponement thereof, and in connection with any written consent of the shareholders of Seller (collectively, “Seller Shareholders’ Meeting”), the Shareholder shall, in each case to the fullest extent that such matters are submitted for the vote or written consent of the Shareholder and that the Covered Shares are entitled to vote thereon or consent thereto:

(a) appear at each such meeting or otherwise cause the Covered Shares as to which the Shareholder controls the right to vote to be counted as present thereat for purposes of calculating a quorum; and

(b) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares as to which the Shareholder controls the right to vote:

(i) in favor of the approval of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Mergers, and any actions required in furtherance thereof;

(ii) against any action or agreement that could result in a breach of any covenant, representation or warranty or any other obligation of Seller under the Merger Agreement;

(iii) against any Acquisition Proposal; and

(iv) against any action, agreement, amendment to any agreement or organizational document, transaction, matter or proposal submitted for the vote or written consent of the shareholders of Seller that is intended or would reasonably be expected to impede, interfere with, prevent, delay, postpone, discourage, frustrate the purposes of or adversely affect the Mergers or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by Seller of its obligations under the Merger Agreement.

2.2. No Inconsistent Agreements. The Shareholder hereby covenants and agrees that, except for this Agreement, the Shareholder (a) shall not enter into, at any time while this Agreement remains in effect, any voting agreement or voting trust or any other Contract with respect to the Covered Shares, (b) shall not grant at any time while this Agreement remains in effect, a proxy, Consent or power of attorney in contravention of the obligations of the Shareholder under this Agreement with respect to the Covered Shares, (c) shall not commit any act, except for Permitted Transfers, that could restrict or affect his or her legal power, authority and right to vote any of the Covered Shares then held of record or Beneficially Owned by the Shareholder or otherwise reasonably expected to prevent or disable the Shareholder from performing any of his or her obligations under this Agreement, and (d) shall not take any action that would reasonably be expected to make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of impeding, preventing, delaying, interfering with, disabling or adversely affect the performance by, the Shareholder from performing any of his or her obligations under this Agreement.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to Seller, Buyer and Buyer Bank as follows:

(a) Authorization; Validity of Agreement; Necessary Action. The Shareholder has the requisite capacity and authority to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Shareholder and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Shareholder, enforceable against him or her in accordance with its terms (except as may be limited by the Bankruptcy and Equity Exceptions).

(b) Ownership. The Existing Shares are, and all of the Covered Shares owned by the Shareholder from the date hereof through and on the Closing Date will be, Beneficially Owned by the Shareholder except to the extent such Covered Shares are Transferred after the date hereof pursuant to a Permitted Transfer. From the date hereof through and on the Closing Date, the Shareholder has and will have sole title to the Covered Shares, free and clear of any Encumbrances other than those imposed by applicable Securities Laws. As of the date hereof, the Existing Shares constitute all of the shares of Seller Common Stock Beneficially Owned by the Shareholder. The Shareholder has and will have at all times through the Closing Date sole voting power (including the right to control such vote as contemplated herein), sole power of disposition (including the right to control any disposition), sole power to issue instructions with respect to the matters set forth in ARTICLE II hereof (including the right to control the making or issuing of any such instructions), and sole power to agree to all of the matters set forth in this Agreement (including the right to cause such agreements), in each case with respect to all of the Existing Shares and with respect to all of the Covered Shares owned by the Shareholder at all times through the Closing Date. The Shareholder has and will have possession of an outstanding certificate or outstanding certificates representing all of the Covered Shares (other than Covered Shares held at the Depository Trust Company or in book-entry form) and such certificate or certificates does or do not contain any legend or restriction inconsistent with the terms of this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby.

(c) No Violation. The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of his or her obligations under this Agreement will not, (i) conflict with or violate any Law or Order applicable to the Shareholder or by which any of his or her Assets is bound, or (ii) constitute or result in a Default under or the loss of any benefit under, or result in the creation of any Encumbrance on the Assets of the Shareholder under, any of the terms, conditions or provisions of any Contract to which the Shareholder is a party or by which the Shareholder or any of his or her Assets is bound, except for any of the foregoing as would not be reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Shareholder to perform his or her obligations under this Agreement. Except as contemplated by this Agreement, neither the Shareholder nor any of his or her Affiliates (A) has entered into any voting agreement or voting trust with respect to any Covered Shares or entered into any other Contract relating to the voting of the Covered Shares or (B) has appointed or granted a proxy or power of attorney with respect to any Covered Shares.

(d) Consents and Approvals. The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require the Shareholder to obtain any Consent. No Consent of Shareholder’s spouse is necessary under any “community property” or other laws in order for Shareholder to enter into and perform its obligations under this Agreement.

(e) Legal Proceedings. There is no Litigation pending or, to the knowledge of the Shareholder, threatened against or affecting the Shareholder or any of his or her Affiliates that could reasonably be expected to

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impair the ability of the Shareholder to perform his or her obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(f) No Fees. The Shareholder has not employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions, or finders’ fees in connection with this Agreement or the transactions contemplated hereby.

(g) Reliance by Buyer. The Shareholder understands and acknowledges that Buyer is entering into the Merger Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement and the representations and warranties of Shareholder contained herein.

ARTICLE IV

OTHER COVENANTS

4.1. Prohibition on Transfers; Other Actions.

(a) Until the earlier of the receipt of the Seller Shareholder Approval or the date on which the Merger Agreement is terminated in accordance with its terms, the Shareholder hereby agrees not to (i) Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest specifically therein unless such Transfer is a Permitted Transfer; (ii) enter into any Contract with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, the Shareholder’s representations, warranties, covenants and obligations under this Agreement; (iii) grant any proxy, power-of-attorney or other authorization in or with respect to any or all of the Covered Shares other than as required to effect the Shareholder’s voting obligations in Section 2.1; (iv) except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, take any action that could restrict or otherwise affect the Shareholder’s legal power, authority and right to vote all of the Covered Shares then Beneficially Owned by him or her, or otherwise comply with and perform his or her covenants and obligations under this Agreement; or (v) publicly announce any intention to do any of the foregoing. Any Transfer in violation of this provision shall be void. Following the date hereof, Seller shall notify its transfer agent that there is a stop transfer order with respect to all of the Covered Shares and that this Agreement places limits on the voting of the Covered Shares; provided, that any such stop transfer order and notice will immediately be withdrawn and terminated by Seller following the termination of this Agreement in accordance with Section 5.1.

(b) The Shareholder understands and agrees that if the Shareholder attempts to Transfer, vote or provide any other Person with the authority to vote any of the Covered Shares other than in compliance with this Agreement, Seller shall not, and the Shareholder hereby unconditionally and irrevocably instructs Seller to not (i) permit such Transfer on its books and records, (ii) issue a new certificate representing any of the Covered Shares, or (iii) record such vote unless and until the Shareholder shall have complied with the terms of this Agreement.

4.2. Certain Events. In the event of a stock split, stock dividend or distribution, or any change in the Seller Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

4.3. Notice of Acquisitions. The Shareholder hereby agrees to notify Seller and Buyer as promptly as practicable (and in any event at least two Business Days prior to the occurrence of any of the following events) in writing of (a) the number of any additional shares of Seller Common Stock or other securities of Seller of which the Shareholder acquires Beneficial Ownership on or after the date hereof, and (b) any proposed Permitted Transfers of the Covered Shares, Beneficial Ownership thereof or other interest specifically therein.

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4.4. Acquisition Proposals. The Shareholder shall not, and shall use his or her reasonable best efforts to cause his or her Affiliates and each of their respective Representatives not to, directly or indirectly, (a) solicit, initiate, seek, encourage (including by providing information or assistance), facilitate or induce any Acquisition Proposal, (b) engage or participate in any discussions or negotiations regarding, or furnish or cause to be furnished to any Person any information or data in connection with, or afford access to the business, personnel, Assets or Books and Records of the Seller Entities in connection with, or take any other action to solicit, facilitate or induce the making of, any inquiry, offer or proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, (c) approve, agree to, accept, endorse or recommend any Acquisition Proposal, (d) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined under the Exchange Act) with respect to an Acquisition Proposal or otherwise encourage or assist any party in taking or planning any action that would reasonably be expected to compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (e) initiate a shareholders’ vote or action by consent of Seller’s shareholders with respect to an Acquisition Proposal, (f) except by reason of this Agreement, become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Seller that takes any action in support of an Acquisition Proposal, (g) approve, agree to, accept, endorse or recommend, or propose to approve, agree to, accept, endorse or recommend any Acquisition Agreement contemplating or otherwise relating to any Acquisition Transaction, or (h) otherwise cooperate in any way with, or assist or participate in, or facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 4.4 by any Affiliate or Representative of the Shareholder shall constitute a breach of this Section 4.4 by the Shareholder.

4.5. [Non-Competition and Non-Solicitation.

(a) The Shareholder acknowledges and agrees that that during the Shareholder’s ownership, directly or indirectly, of Seller and as [a director][an executive officer] of Seller, the Shareholder and its Affiliates have become familiar with Seller’s trade secrets and with other confidential information concerning Seller and its Affiliates. Therefore, and in further consideration of the compensation to be paid to the Shareholder pursuant to the Merger Agreement, the Shareholder agrees to the covenants set forth in this Section 4.5 and acknowledges that: (i) the goodwill (including customer relationships) of Seller and its Affiliates associated with the transactions contemplated by the Merger Agreement is being acquired by Buyer; (ii) the Shareholder’s receipt of consideration for the Merger Consideration is a direct benefit from Buyer’s acquisition of such goodwill of Seller and its Affiliates; (iii) it is fair and appropriate to preserve the value of the goodwill of Seller and its Affiliates by entering into the covenants contained in this Section 4.5, which limits the Shareholder’s ability to compete with Seller and its Affiliates and their respective successors and assigns; (iv) the agreements and covenants provided by the Shareholder in this Section 4.5 are essential to protect the value of Seller and its Affiliates, including the goodwill associated with Seller and its Affiliates; (v) without the covenants and agreements of the Shareholder contained in this Section 4.5, Buyer would not have entered into the Merger Agreement and such covenants and agreements contained herein were a condition and inducement to Buyer to enter into the Merger Agreement and to consummate the transactions pursuant to the Merger Agreement; and (vi) each and all of the restrictions contained in this Section 4.5, including the duration, scope and geographic area of the covenants described in this Section 4.5 are fair, reasonable and necessary in order to protect Seller and its Affiliates’ goodwill and other assets and legitimate interests of Seller and its Affiliates as those interests exist as of the date hereof.

(b) The Shareholder hereby covenants and agrees that, for a period commencing on the Closing Date and terminating on the second anniversary of the Closing Date (the “Restricted Period”), such Shareholder shall not, within 50 miles of any branch or other office of Seller or Seller Bank in operation as of the date of this Agreement directly or indirectly, either for him or herself or for any other Person other than for Buyer or its Affiliates, participate in any business (including, without limitation, any division, group or franchise of a larger organization) that engages (or proposes to engage) in the Business; provided, that if as of the date hereof the Shareholder holds not more than a 1% direct or indirect equity interest in such Person, then the Shareholder may retain (but not increase) such ownership interest without being deemed to “participate” in the Business conducted

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by such Person. For purposes of this Agreement, the term “participate” shall mean having more than 1% direct or indirect ownership interest in any Person, whether as a sole proprietor, investor, owner, equity holder, partner, member, manager, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any Person (whether as [a director][an executive officer], officer, manager, member, supervisor, employee, agent, consultant or otherwise), with respect to the Business.

(c) The Shareholder covenants and agrees that during the Restricted Period, the Shareholder shall not directly or indirectly, (i) as employee, agent, consultant, director, equity holder, member, manager, partner or in any other capacity, without Buyer’s prior written consent (other than for the benefit of Buyer or its Affiliates), solicit, call upon, communicate with or attempt to communicate (whether by mail, telephone, electronic mail, social media, personal meeting or any other means), excluding general solicitations of the public that are not based in whole or in part on any list of customers of Seller, Seller Bank, the Surviving Corporation, the Surviving Bank or any of their respective Affiliates with any Person that is or was a customer of Seller or any of its Affiliates (including Seller Bank) during the one-year period preceding the Closing Date for the purpose of engaging in opportunities related to the Business or contracts related to the Business, or (ii) interfere with or damage (or attempt to interfere with or damage) any relationship between Seller, Seller Bank, the Surviving Corporation, the Surviving Bank or any of their respective Affiliates and any such customers, supplier, licensee, licensor, franchisee or other business relation (including making, publishing or communicating any negative, defamatory or disparaging statements, remarks or comments concerning or alluding to Seller, Seller Bank, the Surviving Corporation, the Surviving Bank or any of their respective Affiliates or their products, customers, suppliers, licensees, licensors, franchisees and other associated third parties or make any maliciously false statements about Seller’s, Seller Bank’s, the Surviving Corporation’s, the Surviving Bank’s or any of their respective Affiliates’ employees and officers).

(d) The Shareholder covenants and agrees that during the Restricted Period, such Shareholder shall not directly or indirectly, as employee, agent, consultant, director, equity holder, member, manager, partner or in any other capacity, without Buyer’s prior written consent, employ, engage, recruit, hire, solicit or induce, or cause others to solicit or induce, for employment or engagement, any employee of Seller or its Affiliates (including Seller Bank) (excluding general solicitations of the public that are not based on any list of, or directed at, employees of Seller or its Affiliates (including Seller Bank)).]1

4.6. Shareholder Capacity. The Shareholder is signing this Agreement solely in his or her capacity as a holder of Seller Common Stock, and nothing herein shall prohibit, prevent or preclude the Shareholder from taking or not taking any action in the Shareholder’s capacity as [a director][an executive officer] of Seller to the extent permitted by the Merger Agreement.

4.7. Further Assurances. From time to time, at the request of Buyer or Seller and without further consideration, the Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to effect the actions and consummate the transactions contemplated by this Agreement.

4.8. Disclosure. The Shareholder hereby authorizes Buyer and Seller to publish and disclose in any announcement or disclosure required by applicable Law and any proxy statement filed in connection with the transactions contemplated by the Merger Agreement the Shareholder’s identity and ownership of the Covered Shares and the nature of the Shareholder’s obligation under this Agreement.

[1]	Section 4.5 shall only be included in agreements where the Shareholder is also a director. Where the Shareholder is also an officer, Section 4.5 shall be omitted and marked as “Reserved”.

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ARTICLE V

MISCELLANEOUS

5.1. Termination. This Agreement shall remain in effect until the earlier to occur of (a) the Effective Time, (b) the date of termination of the Merger Agreement in accordance with its terms, and (c) the termination of this Agreement by mutual written consent of the parties hereto; provided, that (i) the provisions of ARTICLE V shall survive any termination of this Agreement and (ii) the provisions of Section 4.5 shall survive until the end of the Restricted Period in the case of termination pursuant to clause (a) of this Section 5.1. Nothing in this Section 5.1 and no termination of this Agreement shall relieve or otherwise limit any party of liability for fraud, or willful or intentional breach of this Agreement.

5.2. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Buyer or Seller any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Shareholder, and Buyer or Seller shall not have any authority to direct the Shareholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

5.3 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by registered or certified mail, postage pre-paid, return receipt requested, by courier or overnight carrier, or by email (with confirmed receipt) to the Persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

Buyer:	Renasant Corporation
Renasant Bank
209 Troy Street
Tupelo, Mississippi 38804
Attention: James C. Mabry IV,
Executive Vice President
Chief Financial Officer
Email: [***]

Copy to Counsel:	Covington & Burling LLP
The New York Times Building
620 Eighth Avenue
New York, NY 10018-1405
Attention: Frank M. (Rusty) Conner
Email: rconner@cov.com
Attention: Michael P. Reed
Email: mreed@cov.com;
Attention: Charlotte May
Email: cmay@cov.com

Seller:	The First Bancshares, Inc.
The First Bank
6480 U.S. Highway 98 West, Suite A
Hattiesburg, Mississippi 39402
Attention: M. Ray Cole, Jr.,
President & CEO
Email: [***]

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Copy to Counsel:	Alston & Bird LLP
One Atlantic Center
1201 W. Peachtree St. NE
Atlanta, GA 30305
Attention: Mark Kanaly
Email: Mark.Kanaly@alston.com;
Attention: Will Hooper
Email: Will.Hooper@alston.com

Shareholder:	To those Persons indicated on Schedule 1.

5.4 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and, unless otherwise defined herein, the words used shall be construed and interpreted according to their ordinary meaning so as fairly to accomplish the purposes and intentions of all parties hereto. Section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive and “any” means “any and all.” “Extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if.” The words “hereby,” “herein,” “hereof,” “hereunder” and similar terms refer to this Agreement as a whole and not to any specific Section.

5.5 Counterparts; Delivery by Electronic Transmission. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by electronic means, including by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of electronic means, including e-mail delivery of a “.pdf” format data file, to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of electronic means, including e-mail delivery of a “.pdf” format data file, as a defense to the formation of a contract and each party hereto forever waives any such defense.

5.6 Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, constitute the entire agreement among the parties hereto with respect to the transactions contemplated hereunder and thereunder and supersedes all prior arrangements or understandings, with respect thereto, written and oral.

5.7 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

5.7.1

The parties agree that this Agreement shall be governed by and construed in all respects in accordance with and all disputes arising out of or in connection with this Agreement or the transactions contemplated hereby shall be resolved under, the Laws of the State of Mississippi without regard to any conflict of Laws or choice of Law principles that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction.

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5.7.2

Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in Hinds, Madison, and Rankin County, Mississippi (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (b) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party, and (d) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 5.3.

5.7.3

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.7.

5.8 Amendments; Waivers. To the extent permitted by Law, this Agreement may be amended or waived by a subsequent writing signed by each of the parties upon the approval of each of the parties. The parties hereto may, to the extent permitted by Law, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or satisfaction of any conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply with an obligation, covenant, agreement or condition. No failure or delay by any party hereto in exercising any right, power, remedy or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege.

5.9 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur and that the parties hereto would not have any adequate remedy at law in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity. Each of the parties waives (a) any defense in any action for specific performance that a remedy at Law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

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5.10 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

5.11 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by merger, consolidation or otherwise by operation of Law) without the prior written consent of the other parties. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

5.12 Third Party Beneficiaries. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Notwithstanding any other provision hereof to the contrary, no Consent, approval or agreement of any third party beneficiary will be required to amend, modify or waive any provision of this Agreement.

5.13 Expenses. Each of the parties hereto shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder.

5.14 Reasonable Efforts. On the terms and subject to the conditions of this Agreement, the Shareholder agrees to execute and deliver such additional documents as Buyer may reasonably request and use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated hereby as promptly as practicable. Without limiting the foregoing, the Shareholder shall execute and deliver to Buyer and any of its designees any proxies reasonably requested by Buyer with respect to the Shareholder’s voting obligations under this Agreement.

[signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the day and year first written above.

RENASANT CORPORATION

By:
Name:
Title:

THE FIRST BANCSHARES, INC.

By:
Name:
Title:

SHAREHOLDER

Name:

[Signature Page to Voting Agreement]

Schedule 1

INFORMATION

Name	Existing Shares

Address for notice:

Name:

Street:

City, State:

ZIP Code:

Telephone:

Fax:

Email:

Annex B-2

FORM OF BUYER VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is made and entered into as of July 29, 2024, by and among Renasant Corporation (“Buyer”), a Mississippi corporation, The First Bancshares, Inc. (“Seller”), a Mississippi corporation, and the undersigned shareholder [and director][and executive officer] (the “Shareholder”) of Buyer in the Shareholder’s capacity as a shareholder of Buyer, and not in his or her capacity as [a director][an executive officer] of Buyer.

Preamble

Concurrently with the execution of this Agreement, Buyer and Seller are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, Seller will merge with and into Buyer, with Buyer as the surviving corporation (the “Merger”), and The First Bank, a Mississippi state-chartered bank and wholly owned subsidiary of Seller (“Seller Bank”), will merge with and into Renasant Bank, a Mississippi state-chartered bank and wholly owned subsidiary of Buyer (“Buyer Bank”), with Buyer Bank as the surviving bank (together with the Merger, the “Mergers”).

As of the date hereof, the Shareholder is [a director][an executive officer] of Buyer and has Beneficial Ownership of, in the aggregate, those shares of common stock, par value $5.00 per share, of Buyer (“Buyer Common Stock”) specified on Schedule 1 attached hereto.

As a condition and inducement to Buyer and Seller entering into the Merger Agreement, Buyer and Seller have required that the Shareholder agree, and the Shareholder has agreed, to enter into this Agreement and abide by the covenants and obligations set forth herein.

Other individuals, as a condition and inducement to Buyer and Seller entering into the Merger Agreement, will enter into and abide by the covenants and obligations set forth in substantially similar voting agreements.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

GENERAL

1.1. Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

“Affiliate” of a Person means any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person.

“Beneficial Ownership” by a Person of any securities means ownership by any Person who, directly or indirectly, through any Contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power which includes the power to vote, or to direct the voting of, such security; or (b) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 under the Exchange Act; provided, that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which such Person has, at any time during the term of this Agreement, the right to acquire pursuant to any Contract, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms “Beneficially Own” and “Beneficially Owned” shall have a correlative meaning.

“control” (including the terms “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or any other means.

“Constructive Sale” means, with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative Contract with respect to such security, entering into or acquiring a futures or forward Contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits and risks of ownership of any security.

“Covered Shares” means, with respect to the Shareholder, the Existing Shares, together with any shares of Buyer Common Stock or other capital stock of Buyer that the Shareholder acquires Beneficial Ownership of on or after the date hereof.

“Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, voting trust or agreement, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement).

“Existing Shares” means, with respect to the Shareholder, all shares of Buyer Common Stock Beneficially Owned by the Shareholder as specified on Schedule 1 hereto.

“Permitted Transfer” means a Transfer (a) as the result of the death of the Shareholder by the Shareholder to a descendant, heir, executor, administrator, testamentary trustee, lifetime trustee or legatee of the Shareholder, (b) Transfers to Affiliates (including trusts) and family members in connection with estate and tax planning purposes, (c) Transfers to any other shareholder and director or executive officer of Buyer who has executed a copy of this Agreement on the date hereof, (d) Transfers in connection with the payment of any withholding taxes owed by the Shareholder in connection with any vesting, settlement, or exercise, as applicable, of a Buyer Restricted Stock Award, (e) Transfers in respect of Covered Shares pledged in a bona fide transaction, which is outstanding prior to or as of the date hereof, to a lender to the Shareholder, and (f) such transfers as Seller may otherwise permit; provided, that, in the case of the foregoing clauses (a), (b), and (f), prior to the effectiveness of such Transfer, such transferee executes and delivers to Buyer and Seller an agreement that is identical to this Agreement or such other written agreement, in form and substance acceptable to Seller, to assume all of Shareholder’s obligations hereunder in respect of the Covered Shares subject to such Transfer and to be bound by the terms of this Agreement, with respect to the Covered Shares subject to such Transfer, to the same extent as the Shareholder is bound hereunder and to make each of the representations and warranties hereunder in respect of the Covered Shares Transferred as the Shareholder shall have made hereunder.

“Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation or suffrage of an Encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession or otherwise by operation of Law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each Contract, arrangement or understanding, whether or not in writing, to effect any of the foregoing. The term “Transferred” shall have a correlative meaning.

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ARTICLE II

COVENANTS OF SHAREHOLDER

2.1. Agreement to Vote. The Shareholder hereby irrevocably and unconditionally agrees that during the term of this Agreement, at a special meeting of the shareholders of Buyer or at any other meeting of the shareholders of Buyer, however called, including any adjournment or postponement thereof, and in connection with any written consent of the shareholders of Buyer (collectively, “Buyer Shareholders’ Meeting”), the Shareholder shall, in each case to the fullest extent that such matters are submitted for the vote or written consent of the Shareholder and that the Covered Shares are entitled to vote thereon or consent thereto:

(a) appear at each such meeting or otherwise cause the Covered Shares as to which the Shareholder controls the right to vote to be counted as present thereat for purposes of calculating a quorum; and

(b) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares as to which the Shareholder controls the right to vote:

(i) in favor of the approval of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Mergers, and any actions required in furtherance thereof;

(ii) against any action or agreement that could result in a breach of any covenant, representation or warranty or any other obligation of Buyer under the Merger Agreement; and

(iii) against any action, agreement, amendment to any agreement or organizational document, transaction, matter or proposal submitted for the vote or written consent of the shareholders of Buyer that is intended or would reasonably be expected to impede, interfere with, prevent, delay, postpone, discourage, frustrate the purposes of or adversely affect the Mergers or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by Buyer of its obligations under the Merger Agreement.

2.2. No Inconsistent Agreements. The Shareholder hereby covenants and agrees that, except for this Agreement and the lock-up agreement, dated as the date hereof, entered into among the Shareholder, Buyer and Stephens Inc. as representative to certain underwriters, in connection with the offering of Buyer Common Stock announced on the date hereof (the “Lock-Up Agreement”), the Shareholder (a) shall not enter into, at any time while this Agreement remains in effect, any voting agreement or voting trust or any other Contract with respect to the Covered Shares, (b) shall not grant at any time while this Agreement remains in effect, a proxy, Consent or power of attorney in contravention of the obligations of the Shareholder under this Agreement with respect to the Covered Shares, (c) shall not commit any act, except for Permitted Transfers, that could restrict or affect his or her legal power, authority and right to vote any of the Covered Shares then held of record or Beneficially Owned by the Shareholder or otherwise reasonably expected to prevent or disable the Shareholder from performing any of his or her obligations under this Agreement, and (d) shall not take any action that would reasonably be expected to make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of impeding, preventing, delaying, interfering with, disabling or adversely affect the performance by, the Shareholder from performing any of his or her obligations under this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to Seller, Buyer and Buyer Bank as follows:

(a) Authorization; Validity of Agreement; Necessary Action. The Shareholder has the requisite capacity and authority to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the

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Shareholder and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Shareholder, enforceable against him or her in accordance with its terms (except as may be limited by the Bankruptcy and Equity Exceptions).

(b) Ownership. The Existing Shares are, and all of the Covered Shares owned by the Shareholder from the date hereof through and on the Closing Date will be, Beneficially Owned by the Shareholder except to the extent such Covered Shares are Transferred after the date hereof pursuant to a Permitted Transfer. From the date hereof through and on the Closing Date, the Shareholder has and will have sole title to the Covered Shares, free and clear of any Encumbrances other than those imposed by applicable Securities Laws and the Lock-Up Agreement. As of the date hereof, the Existing Shares constitute all of the shares of Buyer Common Stock Beneficially Owned by the Shareholder. The Shareholder has and will have at all times through the Closing Date sole voting power (including the right to control such vote as contemplated herein), sole power of disposition (including the right to control any disposition), subject to the provisions of the Lock-Up Agreement, sole power to issue instructions with respect to the matters set forth in ARTICLE II hereof (including the right to control the making or issuing of any such instructions), and sole power to agree to all of the matters set forth in this Agreement (including the right to cause such agreements), in each case with respect to all of the Existing Shares and with respect to all of the Covered Shares owned by the Shareholder at all times through the Closing Date. The Shareholder has and will have possession of an outstanding certificate or outstanding certificates representing all of the Covered Shares (other than Covered Shares held at the Depository Trust Company or in book-entry form) and such certificate or certificates does or do not contain any legend or restriction inconsistent with the terms of this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby.

(c) No Violation. The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of his or her obligations under this Agreement will not, (i) conflict with or violate any Law or Order applicable to the Shareholder or by which any of his or her Assets is bound, or (ii) constitute or result in a Default under or the loss of any benefit under, or result in the creation of any Encumbrance on the Assets of the Shareholder under, any of the terms, conditions or provisions of any Contract to which the Shareholder is a party or by which the Shareholder or any of his or her Assets is bound, except for any of the foregoing as would not be reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Shareholder to perform his or her obligations under this Agreement. Except as contemplated by this Agreement, neither the Shareholder nor any of his or her Affiliates (A) has entered into any voting agreement or voting trust with respect to any Covered Shares or entered into any other Contract relating to the voting of the Covered Shares or (B) has appointed or granted a proxy or power of attorney with respect to any Covered Shares.

(d) Consents and Approvals. The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require the Shareholder to obtain any Consent. No Consent of Shareholder’s spouse is necessary under any “community property” or other laws in order for Shareholder to enter into and perform its obligations under this Agreement.

(e) Legal Proceedings. There is no Litigation pending or, to the knowledge of the Shareholder, threatened against or affecting the Shareholder or any of his or her Affiliates that could reasonably be expected to impair the ability of the Shareholder to perform his or her obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(f) No Fees. The Shareholder has not employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions, or finders’ fees in connection with this Agreement or the transactions contemplated hereby.

(g) Reliance by Seller. The Shareholder understands and acknowledges that Seller is entering into the Merger Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement and the representations and warranties of Shareholder contained herein.

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ARTICLE IV

OTHER COVENANTS

4.1. Prohibition on Transfers; Other Actions.

(a) Until the earlier of the receipt of the Buyer Shareholder Approval or the date on which the Merger Agreement is terminated in accordance with its terms, the Shareholder hereby agrees not to (i) Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest specifically therein unless such Transfer is a Permitted Transfer; (ii) enter into any Contract with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, the Shareholder’s representations, warranties, covenants and obligations under this Agreement; (iii) grant any proxy, power-of-attorney or other authorization in or with respect to any or all of the Covered Shares other than as required to effect the Shareholder’s voting obligations in Section 2.1; (iv) except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, take any action that could restrict or otherwise affect the Shareholder’s legal power, authority and right to vote all of the Covered Shares then Beneficially Owned by him or her, or otherwise comply with and perform his or her covenants and obligations under this Agreement; or (v) publicly announce any intention to do any of the foregoing. Any Transfer in violation of this provision shall be void. Following the date hereof, Buyer shall notify its transfer agent that there is a stop transfer order with respect to all of the Covered Shares and that this Agreement places limits on the voting of the Covered Shares; provided, that any such stop transfer order and notice will immediately be withdrawn and terminated by Buyer following the termination of this Agreement in accordance with Section 5.1.

(b) The Shareholder understands and agrees that if the Shareholder attempts to Transfer, vote or provide any other Person with the authority to vote any of the Covered Shares other than in compliance with this Agreement, Buyer shall not, and the Shareholder hereby unconditionally and irrevocably instructs Buyer to not (i) permit such Transfer on its books and records, (ii) issue a new certificate representing any of the Covered Shares, or (iii) record such vote unless and until the Shareholder shall have complied with the terms of this Agreement.

4.2. Certain Events. In the event of a stock split, stock dividend or distribution, or any change in the Buyer Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

4.3. Notice of Acquisitions. The Shareholder hereby agrees to notify Seller and Buyer as promptly as practicable (and in any event at least two Business Days prior to the occurrence of any of the following events) in writing of (a) the number of any additional shares of Buyer Common Stock or other securities of Buyer of which the Shareholder acquires Beneficial Ownership on or after the date hereof, and (b) any proposed Permitted Transfers of the Covered Shares, Beneficial Ownership thereof or other interest specifically therein; except, in either case, in connection with the acquisition of any shares of Buyer Common Stock through any dividend reinvestment or 401(k) plan of Buyer existing as of the date hereof, or acquired upon the exercise or vesting of equity awards under any equity incentive plan of Buyer existing on the date hereof.

4.4. Shareholder Capacity. The Shareholder is signing this Agreement solely in his or her capacity as a holder of Buyer Common Stock, and nothing herein shall prohibit, prevent or preclude the Shareholder from taking or not taking any action in the Shareholder’s capacity as [a director][an executive officer] of Buyer to the extent permitted by the Merger Agreement.

4.5. Further Assurances. From time to time, at the request of Buyer or Seller and without further consideration, the Shareholder shall execute and deliver such additional documents and take all such further

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action as may be reasonably necessary to effect the actions and consummate the transactions contemplated by this Agreement.

4.6. Disclosure. The Shareholder hereby authorizes Buyer and Seller to publish and disclose in any announcement or disclosure required by applicable Law and any proxy statement filed in connection with the transactions contemplated by the Merger Agreement the Shareholder’s identity and ownership of the Covered Shares and the nature of the Shareholder’s obligation under this Agreement.

ARTICLE V

MISCELLANEOUS

5.1. Termination. This Agreement shall remain in effect until the earlier to occur of (a) the Effective Time, (b) the date of termination of the Merger Agreement in accordance with its terms, and (c) the termination of this Agreement by mutual written consent of the parties hereto; provided, that the provisions of ARTICLE V shall survive any termination of this Agreement. Nothing in this Section 5.1 and no termination of this Agreement shall relieve or otherwise limit any party of liability for fraud, or willful or intentional breach of this Agreement.

5.2. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Buyer or Seller any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Shareholder, and Buyer or Seller shall not have any authority to direct the Shareholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

5.3 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by registered or certified mail, postage pre-paid, return receipt requested, by courier or overnight carrier, or by email (with confirmed receipt) to the Persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

Buyer:	Renasant Corporation
Renasant Bank
209 Troy Street
Tupelo, Mississippi 38804
Attention: C. Mitchell Waycaster
Email: [***]

Copy to Counsel:	Covington & Burling LLP
The New York Times Building
620 Eighth Avenue
New York, NY 10018-1405
Attention: Frank M. (Rusty) Conner
Email: rconner@cov.com
Attention: Michael P. Reed
Email: mreed@cov.com;
Attention: Charlotte May
Email: cmay@cov.com

Seller:	The First Bancshares, Inc.
The First Bank
6480 U.S. Highway 98 West
Hattiesburg, MS 39404-5549
Attention: M. Ray Cole, Jr.
Email: [***]

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Copy to Counsel:	Alston & Bird LLP
One Atlantic Center
1201 W. Peachtree St. NE
Atlanta, GA 30305
Attention: Mark Kanaly
Email: Mark.Kanaly@alston.com;
Attention: Will Hooper
Email: Will.Hooper@alston.com
Shareholder:	To those Persons indicated on Schedule 1.

5.4 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and, unless otherwise defined herein, the words used shall be construed and interpreted according to their ordinary meaning so as fairly to accomplish the purposes and intentions of all parties hereto. Section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive and “any” means “any and all.” “Extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if.” The words “hereby,” “herein,” “hereof,” “hereunder” and similar terms refer to this Agreement as a whole and not to any specific Section.

5.5 Counterparts; Delivery by Electronic Transmission. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by electronic means, including by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of electronic means, including e-mail delivery of a “.pdf” format data file, to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of electronic means, including e-mail delivery of a “.pdf” format data file, as a defense to the formation of a contract and each party hereto forever waives any such defense.

5.6 Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, constitute the entire agreement among the parties hereto with respect to the transactions contemplated hereunder and thereunder and supersedes all prior arrangements or understandings, with respect thereto, written and oral.

5.7 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

5.7.1

The parties agree that this Agreement shall be governed by and construed in all respects in accordance with and all disputes arising out of or in connection with this Agreement or the transactions contemplated hereby shall be resolved under, the Laws of the State of Mississippi without regard to any conflict of Laws or choice of Law principles that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction.

5.7.2

Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state

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court of competent jurisdiction located in Hinds, Madison, and Rankin County, Mississippi (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (b) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party, and (d) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 5.3.

5.7.3

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.7.

5.8 Amendments; Waivers. To the extent permitted by Law, this Agreement may be amended or waived by a subsequent writing signed by each of the parties upon the approval of each of the parties. The parties hereto may, to the extent permitted by Law, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or satisfaction of any conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply with an obligation, covenant, agreement or condition. No failure or delay by any party hereto in exercising any right, power, remedy or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege.

5.9 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur and that the parties hereto would not have any adequate remedy at law in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity. Each of the parties waives (a) any defense in any action for specific performance that a remedy at Law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

5.10 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of

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this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

5.11 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by merger, consolidation or otherwise by operation of Law) without the prior written consent of the other parties. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

5.12 Third Party Beneficiaries. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Notwithstanding any other provision hereof to the contrary, no Consent, approval or agreement of any third party beneficiary will be required to amend, modify or waive any provision of this Agreement.

5.13 Expenses. Each of the parties hereto shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder.

5.14 Reasonable Efforts. On the terms and subject to the conditions of this Agreement, the Shareholder agrees to execute and deliver such additional documents as Seller may reasonably request and use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated hereby as promptly as practicable. Without limiting the foregoing, the Shareholder shall execute and deliver to Seller and any of its designees any proxies reasonably requested by Seller with respect to the Shareholder’s voting obligations under this Agreement.

[signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the day and year first written above.

RENASANT CORPORATION

By:
Name:
Title:

THE FIRST BANCSHARES, INC.

By:
Name:
Title:

SHAREHOLDER

Name:

[Signature Page to Voting Agreement]

Schedule 1

INFORMATION

Name	Existing Shares

Address for notice:

Name:

Street:

City, State:

ZIP Code:

Telephone:

Fax:

Email:

Annex C

July 29, 2024

The Board of Directors

The First Bancshares, Inc.

6480 U.S. Highway 98 West, Suite A

Hattiesburg, Mississippi 39402

Members of the Board:

You have requested the opinion of Keefe, Bruyette & Woods, Inc. (“KBW” or “we”) as investment bankers as to the fairness, from a financial point of view, to the common shareholders of The First Bancshares, Inc. (“FBMS”) of the Exchange Ratio (as defined below) in the proposed merger (the “Merger”) of FBMS with and into Renasant Corporation (“Renasant”), pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into by and between FBMS and Renasant. Pursuant to the Agreement and subject to the terms, conditions and limitations set forth therein, at the Effective Time (as defined in the Agreement), by virtue of the Merger and without any action on the part of Renasant, FBMS or their respective shareholders, each share of the common stock, par value $1.00 per share, of FBMS (“FBMS Common Stock”) issued and outstanding immediately prior to the Effective Time (excluding the Canceled Shares (as defined in the Agreement)) shall be converted into the right to receive 1.00 share of common stock, par value $5.00 per share, of Renasant (“Renasant Common Stock”). The ratio of 1.00 share of Renasant Common Stock for one share of FBMS Common Stock is referred to herein as the “Exchange Ratio.” The terms and conditions of the Merger are more fully set forth in the Agreement.

The Agreement also provides that, immediately following the Merger, The First Bank, a wholly-owned subsidiary of FBMS, will merge with and into Renasant Bank, a wholly-owned subsidiary of Renasant (the “Bank Merger”) pursuant to a separate subsidiary plan of merger. In addition, representatives of Renasant have advised FBMS that, concurrently with the public announcement of the Merger, Renasant expects to announce and promptly consummate an offering of Renasant Common Stock (the “Concurrent Renasant Common Stock Offering”). With the consent of FBMS, we have assumed for purposes of certain of our analyses the occurrence of the Concurrent Renasant Common Stock Offering.

KBW has acted as financial advisor to FBMS and not as an advisor to or agent of any other person. As part of our investment banking business, we are continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. We and our affiliates, in the ordinary course of our

Keefe, Bruyette & Woods, A Stifel Company

The Board of Directors – The First Bancshares, Inc.

July 29, 2024

and their broker-dealer businesses (and further to existing sales and trading relationships between a KBW broker-dealer affiliate and each of FBMS and Renasant), may from time to time purchase securities from, and sell securities to, FBMS and Renasant. In addition, as market makers in securities, we and our affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of FBMS or Renasant for our and their own respective accounts and for the accounts of our and their respective customers and clients. We have acted exclusively for the board of directors of FBMS (the “Board”) in rendering this opinion and will receive a fee from FBMS for our services. A portion of our fee is payable upon the rendering of this opinion, and a significant portion is contingent upon the successful completion of the Merger. In addition, FBMS has agreed to indemnify us for certain liabilities arising out of our engagement.

In addition to this present engagement, in the past two years, KBW has provided investment banking and financial advisory services to FBMS and received compensation for such services. KBW acted as financial advisor to FBMS in connection with its January 2023 acquisition of Heritage Southeast Bancorporation, Inc. In the past two years, KBW has not provided investment banking or financial advisory services to Renasant. We may in the future provide investment banking and financial advisory services to FBMS or Renasant and receive compensation for such services.

In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of FBMS and Renasant and bearing upon the Merger, including among other things, the following: (i) a draft of the Agreement dated July 22, 2024 (the most recent draft made available to us); (ii) the audited financial statements and the Annual Reports on Form 10-K for the three fiscal years ended December 31, 2023 of FBMS; (iii) the unaudited quarterly financial statements and the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024 of FBMS; (iv) certain unaudited financial results for the fiscal quarter ended June 30, 2024 of FBMS (contained in the Current Report on Form 8-K filed by FBMS with the Securities and Exchange Commission on July 25, 2024); (v) the audited financial statements and the Annual Reports on Form 10-K for the three fiscal years ended December 31, 2023 of Renasant; (vi) the unaudited quarterly financial statements and the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024 of Renasant; (vii) certain unaudited financial results for the fiscal quarter ended June 30, 2024 of Renasant (contained in the Current Report on Form 8-K filed by Renasant with the Securities and Exchange Commission on July 24, 2024); (viii) certain regulatory filings of FBMS and Renasant and their respective subsidiaries, including, as applicable, the quarterly reports on Form FR Y-9C and the quarterly call reports required to be filed (as the case may be) with respect to each quarter during the three-year period ended December 31, 2023 as well as the quarters ended March 31, 2024 and June 30, 2024; (ix) certain other interim reports and other communications of FBMS and Renasant to their respective shareholders; and (x) other financial information concerning the businesses and operations of FBMS and Renasant furnished to us by FBMS and Renasant or which we were otherwise directed to use for purposes of our analyses. Our consideration of financial information and other factors that we deemed appropriate under the circumstances or relevant to our analyses included, among others, the following: (i) the historical and current financial position and results of operations of FBMS and Renasant; (ii) the assets and liabilities of FBMS and Renasant; (iii) the nature and terms of certain other merger transactions and business combinations in the banking industry; (iv) a comparison of certain financial and stock market information for FBMS and Renasant with

The Board of Directors – The First Bancshares, Inc.

July 29, 2024

similar information for certain other companies, the securities of which are publicly traded; (v) publicly available consensus “street estimates” of FBMS, as well as assumed FBMS long-term growth rates provided to us by FBMS management, all of which information was discussed with us by such management and used and relied upon by us at the direction of FBMS management and with the consent of the Board; (vi) publicly available consensus “street estimates” of Renasant, as well as assumed Renasant long-term growth rates provided to us by Renasant management, all of which information was discussed with us by such management and used and relied upon by us based on such discussions, at the direction of FBMS management and with the consent of the Board; (vii) pro forma financial data of Renasant as of or for the period ended June 30, 2024, as adjusted for the recently completed sale by Renasant of its insurance business, that was prepared by Renasant management, provided to and discussed with us by such management, and used and relied upon by us based on such discussions, at the direction of FBMS management and with the consent of the Board; and (viii) estimates regarding certain pro forma financial effects of the Merger on Renasant (including, without limitation, the cost savings expected to result or be derived from the Merger) that were prepared by Renasant management, provided to and discussed with us by such management, and used and relied upon by us based on such discussions, at the direction of FBMS management and with the consent of the Board. We have also performed such other studies and analyses as we considered appropriate and have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. We have also participated in discussions held by the managements of FBMS and Renasant regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry. We have not been requested to assist, and have not assisted, FBMS with soliciting indications of interest from third parties regarding a potential transaction with FBMS.

In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to or discussed with us or that was publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility or liability for such verification, accuracy or completeness. We have relied upon the management of FBMS as to the reasonableness and achievability of the publicly available consensus “street estimates” of FBMS and the assumed FBMS long-term growth rates referred to above (and the assumptions and bases therefor), and we have assumed that all such information has been reasonably prepared and represents, or in the case of the FBMS “street estimates” referred to above that such estimates are consistent with, the best currently available estimates and judgments of FBMS management and that the forecasts, projections and estimates reflected in such information will be realized in the amounts and in the time periods currently estimated. We have further relied, with the consent of FBMS, upon Renasant management as to the reasonableness and achievability of the publicly available consensus “street estimates” of Renasant, the assumed Renasant long-term growth rates and the estimates regarding certain pro forma financial effects of the Merger on Renasant (including, without limitation, the cost savings expected to result or be derived from the Merger), all as referred to above (and the assumptions and bases for all such information), and we have assumed that all such information has been reasonably prepared and represents, or in the case of the Renasant “street estimates” referred to above that such estimates are consistent with, the best currently available estimates and judgments of Renasant management and that

The Board of Directors – The First Bancshares, Inc.

July 29, 2024

the forecasts, projections and estimates reflected in such information will be realized in the amounts and in the time periods currently estimated.

It is understood that the portion of the foregoing financial information of FBMS and Renasant that was provided to us was not prepared with the expectation of public disclosure and that all of the foregoing financial information, including the publicly available consensus “street estimates” of FBMS and Renasant referred to above, is based on numerous variables and assumptions that are inherently uncertain (including, without limitation, factors related to general economic and competitive conditions and, in particular, the widespread disruption, extraordinary uncertainty and unusual volatility arising from global tensions and political unrest, economic uncertainty, inflation, prolonged higher interest rates, the COVID-19 pandemic and, in the case of the banking industry, recent actual or threatened regional bank failures, including the effect of evolving governmental interventions and non-interventions) and, accordingly, actual results could vary significantly from those set forth in such information. We have assumed, based on discussions with the respective managements of FBMS and Renasant and with the consent of the Board, that all such information provides a reasonable basis upon which we can form our opinion and we express no view as to any such information or the assumptions or bases therefor. We have relied on all such information without independent verification or analysis and do not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

We also have assumed that there have been no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either FBMS or Renasant since the date of the last financial statements of each such entity that were made available to us. We are not experts in the independent verification of the adequacy of allowances for credit losses and we have assumed, without independent verification and with your consent, that the aggregate allowances for credit losses for each of FBMS and Renasant are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of FBMS or Renasant, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor have we examined any individual loan or credit files, nor did we evaluate the solvency, financial capability or fair value of FBMS or Renasant under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. We have made note of the classification by each of FBMS and Renasant of its loans and owned securities as either held to maturity or held for investment, on the one hand, or held for sale or available for sale, on the other hand, and have also reviewed reported fair value marks-to-market and other reported valuation information, if any, relating to such loans or owned securities contained in the respective financial statements of FBMS and Renasant, but we express no view as to any such matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Such estimates are inherently subject to uncertainty and should not be taken as our view of the actual value of any companies or assets.

We have assumed, in all respects material to our analyses, the following: (i) that the Merger and any related transactions (including, without limitation, the Bank Merger) will be completed substantially in accordance with the terms set forth in the Agreement (the final terms of which we have

The Board of Directors – The First Bancshares, Inc.

July 29, 2024

assumed will not differ in any respect material to our analyses from the execution version reviewed by us and referred to above), with no adjustments to the Exchange Ratio and with no other consideration or payments in respect of FBMS Common Stock; (ii) that the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iii) that each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (iv) that there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the Merger or any related transactions and that all conditions to the completion of the Merger and any related transactions will be satisfied without any waivers or modifications to the Agreement or any of the related documents; and (v) that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger and any related transactions, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of FBMS, Renasant or the pro forma entity, or the contemplated benefits of the Merger, including without limitation the cost savings expected to result or be derived from the Merger. We have assumed that the Merger will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. We have further been advised by representatives of FBMS that FBMS has relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to FBMS, Renasant, the Merger and any related transaction, and the Agreement. KBW has not provided advice with respect to any such matters.

This opinion addresses only the fairness, from a financial point of view, as of the date hereof, of the Exchange Ratio in the Merger to the holders of FBMS Common Stock. We express no view or opinion as to any other terms or aspects of the Merger or any term or aspect of any related transaction, including, without limitation, the form or structure of the Merger or any such related transaction, any consequences of the Merger or any such related transaction to FBMS, its shareholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, shareholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Merger, any such related transaction, or otherwise. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. There is currently significant volatility in the stock and other financial markets arising from global tensions and political unrest, economic uncertainty, inflation, prolonged higher interest rates, the COVID-19 pandemic and, in the case of the banking industry, recent actual or threatened regional bank failures, including the effect of evolving governmental interventions and non-interventions. It is understood that subsequent developments may affect the conclusion reached in this opinion and that KBW does not have an obligation to update, revise or reaffirm this opinion. Our opinion does not address, and we express no view or opinion with respect to, (i) the underlying business decision of FBMS to engage in the Merger or enter into the Agreement; (ii) the relative merits of the Merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by FBMS or the Board; (iii) the fairness of the amount or nature of any compensation to any of FBMS’s officers, directors or employees, or any class of such persons,

The Board of Directors – The First Bancshares, Inc.

July 29, 2024

relative to the compensation to the holders of FBMS Common Stock; (iv) the effect of the Merger or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of FBMS (other than the holders of FBMS Common Stock, solely with respect to the Exchange Ratio as described herein and not relative to the consideration to be received by holders of any other class of securities) or holders of any class of securities of Renasant or any other party to any transaction contemplated by the Agreement; (v) the actual value of Renasant Common Stock to be issued in the Merger; (vi) the prices, trading range or volume at which FBMS Common Stock or Renasant Common Stock will trade following the public announcement of the Merger or the prices, trading range or volume at which Renasant Common Stock will trade following the consummation of the Merger; (vii) any advice or opinions provided by any other advisor to any of the parties to the Merger or any other transaction contemplated by the Agreement; or (viii) any legal, regulatory, accounting, tax or similar matters relating to FBMS, Renasant, their respective shareholders, or relating to or arising out of or as a consequence of the Merger or any related transaction, including whether or not each of the Merger and the Bank Merger would qualify as a tax-free reorganization for United States federal income tax purposes.

This opinion is for the information of, and is directed to, the Board (in its capacity as such) in connection with its consideration of the financial terms of the Merger. This opinion does not constitute a recommendation to the Board as to how it should vote on the Merger, or to any holder of FBMS Common Stock or any shareholder of any other entity as to how to vote in connection with the Merger or any other matter, nor does it constitute a recommendation regarding whether or not any such shareholder should enter into a voting, shareholders’, or affiliates’ agreement with respect to the Merger or exercise any dissenters’ or appraisal rights that may be available to such shareholder.

This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio in the Merger is fair, from a financial point of view, to the holders of FBMS Common Stock.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

Annex D

July 29, 2024

Board of Directors

Renasant Corporation

209 Troy Street

Tupelo, MS 38804

Dear Members of the Board:

We have acted as your financial advisor in connection with the proposed acquisition (the “Transaction”) of The First Bancshares, Inc. (the “Counterparty”) by Renasant Corporation (the “Company”). You have requested that we provide our opinion (the “Opinion”) as investment bankers as to whether the consideration to be given by the Company in the Transaction is fair to the Company from a financial point of view.

Pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into by and between the Company and the Counterparty, and subject to the terms, conditions and limitations set forth therein, we understand that, subject to potential adjustments as described in the Agreement, each outstanding share of the Counterparty’s common stock (including restricted stock units and performance stock units) will be converted into the right to receive 1.00 shares of the Company’s common stock and that outstanding options on Counterparty’s common stock will be terminated for cash payments of approximately $2,440,000 in the aggregate. The terms and conditions of the Transaction are more fully set forth in the Agreement.

In connection with developing our Opinion we have:

(i)	reviewed certain publicly available financial statements and reports regarding the Company and the Counterparty;

(ii)	reviewed certain audited financial statements regarding the Company and the Counterparty;

(iii)

reviewed certain internal financial statements, management reports and other financial and operating data concerning the Company and the Counterparty prepared by management of the Company and management of the Counterparty, respectively;

July 29, 2024

(iv)

reviewed, on a pro forma basis, in reliance upon consensus research estimates and upon financial projections and other information and assumptions concerning the Company and the Counterparty provided by management of the Company and management of the Counterparty, as applicable, and upon consensus research estimates concerning the Company, the effect of the Transaction on the balance sheet, capitalization ratios, earnings and tangible book value both in the aggregate and, where applicable, on a per share basis of the Company;

(v)	reviewed the reported prices and trading activity for the common stock of the Company and the Counterparty;

(vi)

compared the financial performance of the Company and the Counterparty with that of certain other publicly-traded companies and their securities that we deemed relevant to our analysis of the Transaction;

(vii)	reviewed the financial terms, to the extent publicly available, of certain merger or acquisition transactions that we deemed relevant to our analysis of the Transaction;

(viii)	reviewed the most recent draft of the Agreement and related documents provided to us by the Company;

(ix)

discussed with management of the Company and management of the Counterparty the operations of and future business prospects for the Company and the Counterparty, respectively and the anticipated financial consequences of the Transaction to the Company and the Counterparty, respectively;

(x)	assisted in your deliberations regarding the material terms of the Transaction and your negotiations with the Counterparty; and

(xi)	performed such other analyses and provided such other services as we have deemed appropriate.

We have relied on the accuracy and completeness of the information, financial data and financial forecasts provided to us by the Company and the Counterparty and of the other information reviewed by us in connection with the preparation of our Opinion, and our Opinion is based upon such information. We have not independently verified or undertaken any responsibility to independently verify the accuracy or completeness of any of such information, data or forecasts. Management of the Company has assured us that it is not aware of any relevant information that has been omitted or remains undisclosed to us. We have not assumed any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of the Company or of the Counterparty, and we have not been furnished with any such evaluations or appraisals; nor have we evaluated the solvency or fair value of the Company or of the Counterparty under any laws relating to bankruptcy, insolvency or similar matters. We have not assumed any obligation to conduct any physical

July 29, 2024

inspection of the properties, facilities, assets or liabilities (contingent or otherwise) of the Company or Counterparty. We have not received or reviewed any individual loan or credit files nor have we made an independent evaluation of the adequacy of the allowance for loan and lease losses of the Company or the Counterparty. We have not made an independent analysis of the effects of potential future changes in the rate of inflation or of prevailing rates of interest or other related market developments or disruptions, or the effects of any global conflicts or hostilities or of any other disaster or adversity, on the business or prospects of the Company or the Counterparty. With respect to the financial projections or forecasts prepared by management of the Company and management of the Counterparty, including the forecasts of potential cost savings and potential synergies, we have also assumed that such financial projections or forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of management of the Company and management of the Counterparty, respectively, as to the future financial performance of the Company and the Counterparty, respectively, and provide a reasonable basis for our analysis. We recognize that such financial projections or forecasts are based on numerous variables, assumptions and judgments that are inherently uncertain (including, without limitation, factors related to general economic and competitive conditions) and that actual results could vary significantly from such projections or forecasts, and we express no opinion as to the reliability of such financial projections, forecasts or estimates or the assumptions upon which they are based.

As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. We are familiar with the Company and the Counterparty. We issue periodic research reports regarding the business and prospects of the Company and Counterparty. We make a market in the stock of the Company and the Counterparty. We have previously received fees for providing investment banking services to the Company in connection with advising the Company on its acquisition of Southeastern Commercial Finance, LLC in 2022 and in connection with the subordinated notes offerings conducted by the Company in 2020 and 2021. While we have not received fees for providing investment banking or other services to the Counterparty within the past two years, we served as financial advisor to the Counterparty in connection with the Counterparty’s acquisition of seven branches from Cadence Bancorporation, which closed on December 3, 2021. We serve as financial adviser to the Company in connection with the Transaction and expect to serve as an underwriter of a proposed offering of common stock of the Company planned to be conducted before the closing of the Transaction. We are entitled to receive from the Company reimbursement of our expenses and a fee for our services as financial adviser to the Company in connection with the Transaction, a significant portion of which is contingent upon the consummation of the Transaction. We are also entitled to receive a fee from the Company for providing our Opinion to the Board of Directors of the Company. The Company has also agreed to indemnify us for certain liabilities arising out of our engagement, including certain liabilities that could arise out of our providing this Opinion

July 29, 2024

letter. We expect to pursue future investment banking services assignments with the Company. In the ordinary course of business, Stephens Inc. and its affiliates and employees at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt, equity or derivative securities of any participants in the Transaction.

We are not legal, accounting, regulatory, or tax experts, and we have relied solely, and without independent verification, on the assessments of the Company and its other advisors with respect to such matters. We have assumed, with your consent, that the Transaction will not result in any materially adverse legal, regulatory, accounting or tax consequences for the Company and that any reviews of legal, accounting, regulatory or tax issues conducted as a result of the Transaction will be resolved favorably to the Company. We do not express any opinion as to any tax or other consequences that might result from the Transaction.

The Opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on the date hereof and on the information made available to us as of the date hereof. Market price data used in connection with this Opinion is based on reported market closing prices as of July 26, 2024. It should be understood that subsequent developments may affect this Opinion and that we do not have any obligation to update, revise or reaffirm this Opinion or otherwise comment on events occurring after the date hereof. We further note that volatility or disruptions in the credit and financial markets relating to, among other things, potential future changes in the rate of inflation or prevailing rates of interest or other market developments or disruptions, or the effects of any global conflicts or hostilities or any other disaster or adversity, may or may not have an effect on the Company or the Counterparty, and we are not expressing an opinion as to the effects of such volatility or disruptions on the Transaction or any party to the Transaction. We further express no opinion as to the prices at which shares of the Counterparty’s or Company’s common stock may trade at any time subsequent to the announcement of the Transaction.

In connection with developing this Opinion, we have assumed that, in all respects material to our analyses:

(i)	the Transaction and any related transactions will be consummated on the terms of the latest draft of the Agreement provided to us, without material waiver or modification;

(ii)	the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct;

(iii)	each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

July 29, 2024

(iv)	all conditions to the completion of the Transaction will be satisfied within the time frames contemplated by the Agreement without any waivers;

(v)

that in the course of obtaining the necessary regulatory, lending or other consents or approvals (contractual or otherwise) for the Transaction and any related transactions, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the Transaction to the Company;

(vi)

there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Company or the Counterparty since the date of the most recent financial statements made available to us, and that no legal, political, economic, regulatory or other development has occurred that will adversely impact the Company or the Counterparty; and

(vii)	the Transaction will be consummated in a manner that complies with applicable law and regulations.

This Opinion is directed to, and is for the use and benefit of, the Board of Directors of the Company (in its capacity as such) solely for purposes of assisting with its review and deliberations regarding the Transaction. Our Opinion does not address the merits of the underlying decision by the Company to engage in the Transaction, the merits of the Transaction as compared to other alternatives potentially available to the Company or the relative effects of any alternative transaction in which the Company might engage, nor is it intended to be a recommendation to any person or entity as to any specific action that should be taken in connection with the Transaction, including with respect to how to vote or act with respect to the Transaction. This Opinion is not intended to confer any rights or remedies upon any other person or entity. In addition, except as explicitly set forth in this letter, you have not asked us to address, and this Opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company. We have not been asked to express any opinion, and do not express any opinion, as to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or to any group of such officers, directors or employees, whether relative to the compensation to other shareholders of the Company or otherwise.

Our Fairness Opinion Committee has approved the Opinion set forth in this letter. Neither this Opinion nor its substance may be disclosed by you to anyone other than your advisors without our written permission. Notwithstanding the foregoing, this Opinion and a summary discussion of our underlying analyses and role as financial adviser to the Company may be included in communications to shareholders of the Company, provided that this Opinion letter is reproduced in its entirety, and we approve of the content of such disclosures prior to any filing, distribution or publication of such shareholder communications and prior to distribution of any amendments thereto.

July 29, 2024

Based on the foregoing and our general experience as investment bankers, and subject to the limitations, assumptions and qualifications stated herein, we are of the opinion, on the date hereof, that the consideration to be given by the Company in the Transaction is fair to the Company from a financial point of view.

Very truly yours,

/s/ Stephens Inc.

STEPHENS INC.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Mississippi Business Corporation Act

The Mississippi Business Corporation Act, or MBCA, empowers a Mississippi corporation such as Renasant Corporation, which we refer to as Renasant, to indemnify an individual who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding of any kind because he is a director of the corporation, or because he served at the corporation’s request as a director, officer, manager, trustee, partner, employee or agent of another entity or employee benefit plan, against a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the proceeding, if:

•	he conducted himself in good faith;

•

he reasonably believed, in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation, and, in all other cases, that his conduct was at least not opposed to the best interests of the corporation (with respect to an employee benefit plan, this means the director’s conduct was reasonably believed to be in the best interests of the plan’s participants and beneficiaries); and

•	in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

A corporation may also indemnify an individual who engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation as authorized by Section 79-4-2.02(b)(5) of the MBCA. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the relevant standard of conduct.

Unless ordered by a court under Section 79-4-8.54 of the MBCA, a corporation may not indemnify a director in connection with:

•

a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under the MBCA described above; or

•

any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

The MBCA further provides that a corporation will indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

A corporation may not indemnify a director as described above unless authorized by:

•

the board of directors if there are two or more qualified directors, by a majority vote of all the qualified directors (a majority of whom will for such purpose constitute a quorum) or by a majority of the members of a committee of two or more qualified directors appointed by such a vote;

•	special legal counsel selected in accordance with the MBCA; or

•	the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a qualified director may not be voted on the authorization.

In addition, a director may apply for indemnification and/or an advance of expenses to the court conducting the proceeding to which the director is a party in accordance with Section 79-4-8.54 of the MBCA.

A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he is a director. The director must deliver to the corporation: (1) a signed written affirmation of his good faith belief that he has met the relevant standard of conduct under the MBCA described above or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by the MBCA; and (2) his signed written undertaking to repay any funds advanced if he is not entitled to mandatory indemnification under the MBCA and it is ultimately determined under the MBCA that he has not met the relevant standard of conduct described in the MBCA. The undertaking required must be an unlimited general obligation of the director. It need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

A corporation may also indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer to the same extent as for a director and, if the officer is not a director or is a party to the proceeding solely on the basis of his acts or omissions as an officer, to such further extent as provided in the corporation’s articles of incorporation or bylaws or a resolution of the corporation’s board of directors or by contract. Notwithstanding the foregoing, an officer may not be indemnified for conduct for which a director may not be indemnified as provided above or for an intentional violation of criminal law or infliction of harm on the corporation or its shareholders.

Renasant Bylaws

The Amended and Restated Bylaws of Renasant, as amended, which we refer to as the Renasant bylaws, contain indemnification provisions that require Renasant to indemnify any director or officer made party to any proceeding if such director or officer met the requisite standard of conduct set forth in the bylaws and such indemnification is not otherwise prohibited by Mississippi law. The required standard of conduct under the bylaws is the same as that under the MBCA. Under the bylaws, the determination whether a director or officer met the required standard of conduct is made by the board of directors, special legal counsel, if there are fewer than two disinterested directors on the board of directors, or by Renasant’s shareholders. The advancement of expenses is also mandatory under the Renasant bylaws, provided that the director or officer makes deliveries analogous to those required under the MBCA. Similarly, Renasant is prohibited from indemnifying a director or officer under the same circumstances as provided in the MBCA. The indemnification and insurance provisions in the Renasant bylaws are subject to the limitations and prohibitions imposed by federal law including, without limitation, the Securities Act of 1933, as amended, and the Federal Deposit Insurance Act, as amended, and any implementing regulations concerning indemnification.

Renasant’s Articles of Incorporation do not address indemnification of directors and officers.

Renasant also maintains an insurance policy insuring Renasant and its directors and officers against certain liabilities.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit Index

Exhibit	Description

2.1*	Agreement and Plan of Merger, dated July 29, 2024, by and between Renasant Corporation and The First Bancshares, Inc. (contained in Annex A to the joint proxy statement/prospectus which is included in this registration statement)***

3.1	Articles of Incorporation of Renasant Corporation, as amended (incorporated herein by reference to Exhibit 3.1 of Renasant Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016)

3.2	Articles of Amendment to the Articles of Incorporation of Renasant Corporation (incorporated herein by reference to Exhibit 3.1 of Renasant Corporation’s Current Report on Form 8-K filed on April 25, 2024)

3.3	Amended and Restated Bylaws of Renasant Corporation (incorporated herein by reference to Exhibit 3.2 of Renasant Corporation’s Current Report on Form 8-K filed on July 20, 2018)

3.4	Articles of Amendment to the Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 of Renasant Corporation’s Current Report on Form 8-K filed on April 30, 2021)

3.5	Articles of Amendment to the Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 of Renasant Corporation’s Current Report on Form 8-K filed on January 28, 2022)

3.6	Articles of Amendment to the Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 of Renasant Corporation’s Current Report on Form 8-K filed on October 27, 2023)

5.1*	Opinion of Phelps Dunbar LLP regarding the legality of the securities being registered

8.1*	Form of Opinion of Covington & Burling LLP regarding certain federal income tax matters

8.2*	Form of Opinion of Alston & Bird LLP regarding certain federal income tax matters

10.1*	Form of Voting Agreement, by and among Renasant Corporation, The First Bancshares, Inc. and the directors and officers of The First Bancshares, Inc. (contained in Annex B-1 to the joint proxy statement/prospectus which is included in this registration statement)

10.2*	Form of Voting Agreement, by and among Renasant Corporation, The First Bancshares, Inc. and the directors and certain officers of Renasant Corporation (contained in Annex B-2 to the joint proxy statement/prospectus which is included in this registration statement)

21.1	Subsidiaries of Renasant Corporation (incorporated herein by reference to Exhibit 21 of Renasant Corporation’s Form 10-K filed on February 23, 2024)

23.1*	Consent of Phelps Dunbar LLP (contained in its opinion filed as Exhibit 5.1)

23.2*	Form of Consent of Covington & Burling LLP (contained in its opinion filed as Exhibit 8.1)

23.3*	Form of Consent of Alston & Bird LLP (contained in its opinion filed as Exhibit 8.2)

23.4*	Consent of Horne LLP, Renasant Corporation’s independent registered accounting firm

23.5*	Consent of FORVIS, LLP, The First Bancshares, Inc.’s independent registered accounting firm

24.1*	Power of Attorney (contained on the signature page of this registration statement)

Exhibit	Description

99.1*	Consent of Stephens Inc.

99.2*	Consent of Keefe, Bruyette & Woods, Inc.

99.3*	Consent of M. Ray Cole, Jr.

99.4**	Form of proxy to be mailed to shareholders of Renasant Corporation

99.5**	Form of proxy to be mailed to shareholders of The First Bancshares, Inc.

107*	Filing Fee Table

*	Filed herewith.

**	To be filed by amendment.

***   The disclosure schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Renasant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Item 22. Undertakings.

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, referred to as the Securities Act, (2) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement), and (3) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)

That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(6)

That every prospectus (1) that is filed pursuant to paragraph (5) above, or (2) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment is effective, and that for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(8)

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

(9)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tupelo, State of Mississippi, on this 30th day of August, 2024.

RENASANT CORPORATION

By:	/s/ C. Mitchell Waycaster
C. Mitchell Waycaster
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints C. Mitchell Waycaster, Kevin D. Chapman and James C. Mabry IV and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ C. Mitchell Waycaster C. Mitchell Waycaster	Director, Chief Executive Officer and Executive Vice Chairman (Principal Executive Officer)	August 30, 2024

/s/ James C. Mabry IV James C. Mabry IV	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 30, 2024

/s/ Kelly W. Hutcheson Kelly W. Hutcheson	Chief Accounting Officer (Principal Accounting Officer)	August 30, 2024

/s/ E. Robinson McGraw E. Robinson McGraw	Executive Chairman, Director	August 30, 2024

/s/ Gary D. Butler Gary D. Butler	Director	August 30, 2024

/s/ Donald Clark, Jr. Donald Clark, Jr.	Director	August 30, 2024

/s/ John M. Creekmore John M. Creekmore	Director	August 30, 2024

/s/ Albert J. Dale, III Albert J. Dale, III	Director	August 30, 2024

/s/ Jill V. Deer Jill V. Deer	Director	August 30, 2024

/s/ Connie L. Engel Connie L. Engel	Director	August 30, 2024

/s/ Rose J. Flenorl Rose J. Flenorl	Director	August 30, 2024

/s/ John T. Foy John T. Foy	Director	August 30, 2024

/s/ Richard L. Heyer, Jr. Richard L. Heyer, Jr.	Director	August 30, 2024

/s/ Neal A. Holland, Jr. Neal A. Holland, Jr.	Director	August 30, 2024

/s/ Sean M. Suggs Sean M. Suggs	Director	August 30, 2024